     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 9, 2002


                                                      REGISTRATION NO. 333-89554
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                               AMENDMENT NO. 2 TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                                 SYMBION, INC.
             (Exact name of registrant as specified in its charter)

            TENNESSEE                             8011                            62-1625480
 (State or other jurisdiction of      (Primary standard industrial             (I.R.S. Employer
  incorporation or organization)      classification code number)            Identification No.)

                        3401 WEST END AVENUE, SUITE 760
                              NASHVILLE, TN 37203
                                 (615) 234-5900
   (Address including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                            RICHARD E. FRANCIS, JR.
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                        3401 WEST END AVENUE, SUITE 760
                              NASHVILLE, TN 37203
                                 (615) 234-5900
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   COPIES TO:

               DONALD R. MOODY, ESQ.                              MORTON A. PIERCE, ESQ.
          WALLER LANSDEN DORTCH & DAVIS,                           DEWEY BALLANTINE LLP
     A PROFESSIONAL LIMITED LIABILITY COMPANY                   1301 AVENUE OF THE AMERICAS
           511 UNION STREET, SUITE 2100                          NEW YORK, NEW YORK 10019
            NASHVILLE, TENNESSEE 37219                                (212) 259-8000
                  (615) 244-6380

                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION, DATED AUGUST 9, 2002


                                            Shares

                              (SYMBION, INC. LOGO)

                                 SYMBION, INC.

                                  Common Stock
                               ------------------

     Prior to this offering, there has been no public market for our common stock. The initial public offering price of our common stock is expected to be
between $          and $          per share. We have applied to list our common
stock on The Nasdaq National Market under the symbol "SMBI."

     The underwriters have an option to purchase a maximum of additional shares to cover over-allotments of shares.

     INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 9.

                                                                      UNDERWRITING
                                                         PRICE TO     DISCOUNTS AND    PROCEEDS TO
                                                          PUBLIC       COMMISSIONS    SYMBION, INC.
                                                       ------------   -------------   -------------
Per Share............................................     $              $               $
Total................................................  $              $               $

     Delivery of the shares of common stock will be made on or about
               , 2002.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

CREDIT SUISSE FIRST BOSTON                                       LEHMAN BROTHERS

BANC OF AMERICA SECURITIES LLC
                                U.S. BANCORP PIPER JAFFRAY
                                                        RAYMOND JAMES

               The date of this prospectus is             , 2002.

          [PHOTOGRAPHS OF THE EXTERIOR OF FOUR OF OUR SURGERY CENTERS]

                               ------------------

                               TABLE OF CONTENTS


                                         PAGE
                                         ----
PROSPECTUS SUMMARY.....................    1
RISK FACTORS...........................    9
CAUTIONARY NOTE REGARDING
  FORWARD-LOOKING STATEMENTS...........   21
USE OF PROCEEDS........................   22
DIVIDEND POLICY........................   23
CAPITALIZATION.........................   24
DILUTION...............................   25
SELECTED CONSOLIDATED FINANCIAL AND
  OTHER DATA...........................   27
UNAUDITED PRO FORMA COMBINED CONDENSED
  FINANCIAL STATEMENTS.................   29
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS...........................   36
BUSINESS...............................   52
GOVERNMENT REGULATION..................   62



                                         PAGE
                                         ----
MANAGEMENT.............................   72
RELATED PARTY TRANSACTIONS.............   78
PRINCIPAL STOCKHOLDERS.................   79
DESCRIPTION OF INDEBTEDNESS............   81
DESCRIPTION OF CAPITAL STOCK...........   83
SHARES ELIGIBLE FOR FUTURE SALE........   90
MATERIAL U.S. FEDERAL INCOME AND ESTATE
  TAX CONSIDERATIONS FOR NON-U.S.
  HOLDERS..............................   92
UNDERWRITING...........................   96
NOTICE TO CANADIAN RESIDENTS...........   99
LEGAL MATTERS..........................  101
EXPERTS................................  101
WHERE YOU CAN FIND MORE INFORMATION....  101
INDEX TO FINANCIAL STATEMENTS..........  F-1


                               ------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                     DEALER PROSPECTUS DELIVERY OBLIGATION

     UNTIL           , 2002 (25 DAYS AFTER THE COMMENCEMENT OF THIS OFFERING),
ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you or that you should consider before investing in our common stock. You should carefully read the entire prospectus, including "Risk Factors" and our consolidated financial statements and related notes, before you decide whether to invest in our common stock. References to "we," "our," "us," "our company" or "Symbion" refer to Symbion, Inc. and its subsidiaries.

                                 SYMBION, INC.


     We own and operate a network of surgery centers in 15 states. Our surgery centers provide non-emergency surgical procedures across many specialties. We offer services to meet the health care needs of the communities in which we operate and seek to develop strong relationships with physicians and other health care providers in these markets. We believe that one of our competitive advantages is the experience of our senior management team, with four of our executive officers having an average of over 25 years of experience in the health care industry, including senior management positions at leading public and private health care companies. The remaining six members of our senior management team have an average of more than 20 years of experience in the health care industry. As of June 30, 2002, we owned and operated 26 surgery centers, including one facility licensed as a surgical hospital, managed seven surgery centers and were developing three additional surgery centers. Surgery centers are facilities where physicians can perform surgical procedures that generally do not require the patient to stay overnight. A surgical hospital, however, is licensed as a hospital and may accommodate overnight patient stays. We also operate a diagnostic center and manage three physician networks, including two physician networks in markets in which we operate surgery centers. We target majority ownership in our facilities and currently hold majority interests in 21 of the 26 surgery centers in which we own an interest, excluding centers currently being developed. In 2001, we had revenues of $104.7 million, EBITDA less minority interest of $13.4 million and net income of $4.7 million. On a pro forma basis, as if we acquired Physicians Surgical Care, Inc. and Lee Island Coast Surgery Center and sold our assets relating to a physician network as of January 1, 2001, we had revenues of $132.9 million, EBITDA less minority interest of $21.1 million and net income of $6.8 million in 2001.


     The demand for outpatient surgery has grown rapidly in the United States. Based on data compiled by the SMG Division of Verispan, L.L.C., an independent health care market research and information firm, the number of outpatient surgery cases performed annually in U.S. surgery centers grew from an estimated
4.3 million in 1996 to an estimated 7.0 million in 2001, representing a compound annual growth rate of over 10%. Since 1996, the number of surgery centers operating in the United States increased by nearly 39.5% to about 3,383 surgery centers as of February 2002, according to Verispan. We believe that the growth in outpatient surgical procedures and the number of surgery centers is due to a variety of factors, including physician and patient preferences, lower costs compared to inpatient surgery and advances in medical treatment and technology. We also believe that the U.S. surgery center market is fragmented, with the four largest national operators of surgery centers representing an aggregate of less than 15% of the total number of surgery centers in the United States as of February 2002, according to Verispan. We believe the surgery center industry will continue to consolidate as many surgery centers seek to affiliate with experienced operators of facilities due to the increasing complexity of the regulatory and managerial aspects of health care delivery, the growing influence of managed care, the rising cost of technology and the need for capital.

OUR STRATEGY

     We intend to establish a network of surgery centers in targeted markets throughout the United States by acquiring established centers and developing new centers while enhancing the performance of our existing centers. We also seek to provide patients with high-quality surgical services across a broad range of specialties. When strategic opportunities arise, we may acquire or develop other types of facilities, including single specialty surgery centers, surgical hospitals and diagnostic centers.

     The key components of our strategy are to:

     - Identify, recruit and retain leading surgeons and other physicians for our surgery centers. We believe that establishing and maintaining strong relationships with surgeons and other physicians is a key factor to our success in acquiring and developing surgery centers. We identify and partner with surgeons and other physicians that we believe have established reputations for clinical excellence in their communities.

     - Capitalize on our experienced management team to pursue multiple growth opportunities in the surgery center market. We believe our senior management team's capabilities and significant experience in the health care industry enable us to pursue multiple growth strategies in the surgery center market. Our growth strategies include acquisitions of established surgery centers, de novo developments in attractive markets, strategic relationships with health care systems and other health care providers and turnaround opportunities of underperforming facilities. We have successfully executed each of these growth strategies and intend to pursue each of them in the future.


     - Pursue a disciplined strategy of acquiring and developing surgery centers. We have acquired 23 surgery centers and developed five surgery centers since January 1999, including two surgery centers that we no longer own. We are currently developing three new surgery centers. We anticipate acquiring about three to five centers annually during the next three to five years. We seek to acquire and develop surgery centers that meet our acquisition and development criteria. We target majority ownership in our facilities. We believe majority ownership allows us to make and execute managerial decisions at our facilities that provide a greater opportunity for growth and higher returns. We currently hold majority ownership interests in over 80% of the surgery centers in which we own an interest, excluding centers currently being developed.


     - Increase revenues and profitability of existing surgery centers through operational focus. We have a dedicated team that is responsible for implementing best practices, cost controls and overall efficiencies at each of our surgery centers. We intend to continue to recruit additional physicians and expand the range of services offered at our surgery centers to increase the number and types of surgeries performed. We are also committed to enhancing programs and services for our physicians and patients by providing advanced technology, quality care, cost-effective service and convenience.

RECENT DEVELOPMENTS

     Effective April 1, 2002, we acquired Physicians Surgical Care, Inc., which manages and has ownership interests in seven surgery centers, including one facility that is licensed as a surgical hospital. A subsidiary of Physicians Surgical Care is currently assisting in the development of an additional surgery center that we expect to manage.

     Effective May 31, 2002, we sold all of our ownership interest in the Tuscarawas Surgery Center located in Dover, Ohio and terminated our management agreement with the surgery center.

OUR FORMATION

     We were incorporated in Tennessee in January 1996. We were formerly named UniPhy Healthcare, Inc. and originally focused on developing and managing physician networks. In June 1999, we acquired Ambulatory Resource Centres, Inc., an owner and operator of surgery centers, and changed our name to Symbion, Inc. Prior to completion of this offering, we intend to reincorporate in Delaware. Unless otherwise noted, the information in this prospectus assumes that the reincorporation has been completed. Our executive offices are located at 3401 West End Avenue, Suite 760, Nashville, Tennessee 37203, and our telephone number is (615) 234-5900.

RISKS INHERENT IN INVESTING IN OUR COMMON STOCK

     Despite our competitive strengths and strategies, an investment in our common stock involves risks, including risks relating to our ability to acquire, develop and operate surgery centers, reliance on the physicians who use our facilities and the substantial government regulations to which we are subject. In addition, we face risks associated with general economic conditions, reimbursement from third-party payors and competition for physicians, patients and strategic relationships. For a more complete description and discussion of these and other risks to which we are subject, see "Risk Factors" beginning on page 9.

                                  THE OFFERING

Common stock offered by us....                  shares

Common stock to be outstanding
after this offering...........                  shares

Use of proceeds...............   We intend to use the estimated net proceeds
                                 from this offering to:

                                 - pay about $18.2 million to holders of shares
                                   of our Series A convertible preferred stock in connection with the conversion of those shares upon completion of this offering;

                                 - pay about $13.6 million to holders of shares
                                   of our Series B convertible preferred stock in connection with the conversion of those shares upon completion of this offering;

                                 - repay about $17.6 million of indebtedness to
                                   Bank of America, N.A.;

                                 - repay about $9.5 million of indebtedness to
                                   U.S. Bank National Association;


                                 - repay about $2.0 million of indebtedness to
                                   Southwest Bank of Texas, N.A.;



                                 - repay about $2.9 million of indebtedness to
                                   Synergy Bank;



                                 - repay about $18.9 million of indebtedness and
                                   prepayment penalties to DVI Financial
                                   Services, Inc.;



                                 - repay about $2.3 million of indebtedness and
                                   prepayment penalties to Copelco Capital,
                                   Inc.;



                                 - repay about $595,000 of indebtedness plus
                                   about $21,000 of accrued interest under
                                   promissory notes issued in connection with our acquisition of Physicians Surgical Care;



                                 - pay about $74,000 of accrued interest on our
                                   subordinated convertible debentures on
                                   conversion; and


                                 - use any balance of the net proceeds for
                                   general corporate purposes, including working capital, capital expenditures and potential acquisitions and development of new surgery centers.

Proposed Nasdaq National
Market symbol.................   "SMBI"

Risk factors..................   See "Risk Factors" for a discussion of factors
                                 you should carefully consider before deciding to invest in shares of our common stock.

     Unless we indicate otherwise, all information in this prospectus:

     - assumes no exercise of the over-allotment option granted to the underwriters;

     - reflects the automatic conversion of shares of our Series A convertible preferred stock and Series B convertible preferred stock into shares of our common stock upon completion of this offering and payment of all amounts due on conversion;

     - reflects the automatic conversion of our subordinated convertible debentures into 1,013,035 shares of our common stock upon completion of this offering; and

     - gives effect to a one-for-     reverse stock split of our outstanding
       shares of common stock to be effected prior to the completion of this offering.

     Unless we indicate otherwise, all information in this prospectus excludes:


     - 3,067,505 shares of common stock issuable upon the exercise of outstanding stock options granted by us with exercise prices ranging from $0.02 to $5.70 per share and a weighted average exercise price of $1.35 per share;


     - 3,374,000 shares of common stock issuable upon the exercise of outstanding stock options granted by us with an exercise price equal to the initial public offering price per share;

     - 2,115,945 shares of common stock issuable upon the exercise of outstanding warrants issued by us with exercise prices ranging from $0.1223 to $6.03 per share and a weighted average exercise price of $1.94 per share;


     - 3,461,155 shares reserved for issuance under our stock option plans and employee stock purchase plan; and


     - up to 2,189,887 shares of our common stock issuable to the former stockholders of Physicians Surgical Care based on the financial results of one of the Physicians Surgical Care surgery centers during 2003.

     If the over-allotment option is exercised in full, we will sell an
additional                shares in this offering.

                 SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

     The following table summarizes the consolidated statement of operations and consolidated balance sheet for our business. The historical results presented below are not necessarily indicative of the results to be expected for any future period. For a more detailed explanation of this financial data, see "Selected Consolidated Financial and Other Data," "Unaudited Pro Forma Combined Condensed Financial Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes included elsewhere in this prospectus.


     The unaudited pro forma combined condensed statement of operations data for the year ended December 31, 2001 and the six months ended June 30, 2002 assume that each of the following had occurred on January 1, 2001:


     - our acquisition of Physicians Surgical Care;

     - our acquisition of a majority interest in Lee Island Coast Surgery Center in Fort Myers, Florida; and

     - our sale of assets relating to a physician network.


     The unaudited pro forma combined condensed statement of operations data give further effect to and the unaudited pro forma combined condensed balance sheet data give effect to:


     - the conversion of our Series A convertible preferred stock and Series B convertible preferred stock into shares of our common stock and the payment of all amounts due on conversion;

     - the conversion of our subordinated convertible debentures into shares of our common stock; and

     - the sale of                shares of our common stock in this offering at
       an assumed initial public offering price of $          per share, after
       deducting the estimated underwriting discounts and commissions and our estimated offering expenses and the application of the estimated net proceeds as described in "Use of Proceeds."

                                           YEAR ENDED DECEMBER 31,
                       ----------------------------------------------------------------
                                                                             PRO FORMA
                                                               PRO FORMA    AS ADJUSTED
                        1999(1)        2000         2001         2001          2001
                       ----------   ----------   ----------   -----------   -----------
                                                              (UNAUDITED)   (UNAUDITED)
                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED
 STATEMENT OF
 OPERATIONS DATA:
Revenues.............  $   58,120   $  126,942   $  104,704   $  132,925
Operating
 expenses(2).........      57,415      115,430       89,437      106,593
Depreciation and
 amortization........       3,351        7,503        7,743       10,976
Impairment of long-
 lived assets........          --        6,043          385          385
Gain on sale of long-
 lived assets........          --           --       (2,346)      (2,346)
                       ----------   ----------   ----------   ----------      -------
Operating income
 (loss)..............      (2,646)      (2,034)       9,485       17,317
Minority interest in
 (income) loss of
 consolidated
 subsidiaries........         647          526       (1,909)      (5,212)
Interest expense,
 net.................      (1,189)      (3,234)      (2,600)      (4,890)
                       ----------   ----------   ----------   ----------      -------
Income (loss) before
 income taxes........      (3,188)      (4,742)       4,976        7,215
Income taxes.........          72          135          287          387
                       ----------   ----------   ----------   ----------      -------
Net income (loss)....  $   (3,260)  $   (4,877)  $    4,689   $    6,828
                       ==========   ==========   ==========   ==========      =======
Net income (loss) per
 share:
   Basic.............  $    (0.14)  $    (0.11)  $     0.11   $     0.15
   Diluted...........  $    (0.14)  $    (0.11)  $     0.10   $     0.12
Weighted average
 number of common
 shares outstanding
 and common
 equivalent shares:
   Basic.............  22,982,064   43,914,680   43,897,395   46,391,090
   Diluted...........  22,982,064   43,914,680   45,814,112   55,581,643

OTHER DATA:
EBITDA(3)............  $      705   $   11,512   $   15,267   $   26,332
EBITDA as a % of
 revenues............         1.2%         9.1%        14.6%        19.8%
EBITDA less minority
 interest............  $    1,352   $   12,038   $   13,358   $   21,120
EBITDA less minority
 interest as a % of
 revenues............         2.3%         9.5%        12.8%        15.9%
Number of surgery
 centers operated as
 of the end of
 period(4)...........          16           20           24           31

                                     SIX MONTHS ENDED JUNE 30,
                       -----------------------------------------------------
                                                                  PRO FORMA
                                                    PRO FORMA    AS ADJUSTED
                          2001          2002          2002          2002
                       -----------   -----------   -----------   -----------
                       (UNAUDITED)   (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED
 STATEMENT OF
 OPERATIONS DATA:
Revenues.............  $   55,553    $   64,516    $    76,819
Operating
 expenses(2).........      46,341        50,613         59,497
Depreciation and
 amortization........       3,594         3,853          4,676
Impairment of long-
 lived assets........          --            --             --
Gain on sale of long-
 lived assets........      (2,346)           --             --
                       ----------    ----------    -----------     -------
Operating income
 (loss)..............       7,964        10,050         12,646
Minority interest in
 (income) loss of
 consolidated
 subsidiaries........      (1,438)       (3,515)        (4,171)
Interest expense,
 net.................      (1,336)       (1,729)        (2,825)
                       ----------    ----------    -----------     -------
Income (loss) before
 income taxes........       5,190         4,806          5,650
Income taxes.........          84           178            203
                       ----------    ----------    -----------     -------
Net income (loss)....       5,106         4,628          5,447
                       ==========    ==========    ===========     =======
Net income (loss) per
 share:
   Basic.............  $     0.12    $     0.10    $      0.12
   Diluted...........  $     0.11    $     0.09    $      0.10
Weighted average
 number of common
 shares outstanding
 and common
 equivalent shares:
   Basic.............  44,006,274    45,155,503     46,402,350
   Diluted...........  45,678,580    51,299,865     56,289,448
OTHER DATA:
EBITDA(3)............  $    9,212    $   13,903    $    17,322
EBITDA as a % of
 revenues............        16.6%         21.5%          22.5%
EBITDA less minority
 interest............  $    7,774    $   10,388    $    13,151
EBITDA less minority
 interest as a % of
 revenues............        14.0%         16.1%          17.1%
Number of surgery
 centers operated as
 of the end of
 period(4)...........          22            33             33

                                                                   AS OF DECEMBER 31,            AS OF JUNE 30, 2002
                                                              -----------------------------   -------------------------
                                                               1999       2000       2001       ACTUAL      AS ADJUSTED
                                                              -------   --------   --------   -----------   -----------
                                                                                              (UNAUDITED)   (UNAUDITED)
                                                                               (DOLLARS IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Working capital.............................................  $26,293   $ 35,347   $ 21,706    $ 25,146
Total assets................................................   97,421    103,759    100,799     178,689
Total long-term debt, less current maturities...............   34,694     47,986     39,983      64,008
Total shareholders' equity..................................   41,734     37,127     41,610      78,984


---------------

(1) On June 25, 1999, we acquired Ambulatory Resource Centres, Inc. in a merger that was accounted for as a reverse acquisition under the purchase method of accounting. For financial reporting purposes, Ambulatory Resource Centres was considered to be the acquiring company in the merger and its historical financial statements replaced ours. Accordingly, for periods prior to June 25, 1999, our consolidated financial statements reflect only the results of Ambulatory Resource Centres.
(2) Excludes depreciation and amortization expense and impairment of (gain on) long-lived assets.
(3) When we use the term "EBITDA," we are referring to operating income (loss) before depreciation and amortization and impairment of (gain on) long-lived assets. EBITDA is not a measurement of financial performance under generally accepted accounting principles, and it should not be considered in isolation or as a substitute for net income (loss), operating income (loss), cash flow provided by operating activities or any other measure of operating performance calculated in accordance with generally accepted accounting principles. We have included EBITDA because we believe that investors and financial analysts commonly use it to compare companies in our industry. Our calculation of EBITDA may not be comparable to similarly titled measures reported by other companies.
(4) Includes surgery centers that we manage but in which we do not have an ownership interest.

                                  RISK FACTORS

     Any investment in our common stock involves a high degree of risk. You should consider carefully the following risks and other information contained in this prospectus before you decide whether to buy our common stock. If any of the following risks actually occur, our business, results of operations and financial condition could suffer significantly. As a result, the market price of our common stock could decline, and you may lose all or part of the money you paid to buy our common stock.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

WE DEPEND ON PAYMENTS FROM THIRD-PARTY PAYORS, INCLUDING GOVERNMENT HEALTH CARE PROGRAMS AND MANAGED CARE ORGANIZATIONS. IF THESE PAYMENTS ARE REDUCED OR ELIMINATED, OR IF WE ARE UNABLE TO NEGOTIATE CONTRACTS OR MAINTAIN SATISFACTORY RELATIONSHIPS WITH THIRD-PARTY PAYORS, OUR REVENUES AND OPERATING INCOME WILL DECREASE.

     We are dependent upon private and governmental third-party sources of payment for the services provided to patients in our surgery centers and other facilities and the physician networks we manage. The amount that our centers, facilities and networks receive in payment for their services may be adversely affected by market and cost factors as well as other factors over which we have no control, including Medicare and Medicaid regulations and the cost containment and utilization decisions of third-party payors. In 2001, payments under Medicare and Medicaid programs represented about 19.5% of our revenues from surgery centers that we consolidate for financial reporting purposes. On a pro forma basis, as if we acquired Physicians Surgical Care and Lee Island Coast Surgery Center and sold our assets relating to a physician network as of January 1, 2001, payments under Medicare and Medicaid programs represented about 19.5% of our revenues in 2001 from surgery centers that we consolidate for financial reporting purposes. Medicare's system of paying for covered procedures performed in a surgery center may change in the near future. The Department of Health and Human Services has proposed a rule which would increase the number of surgical procedure payment groups from eight to 105 and the number of surgical procedures covered by the Medicare program to about 2,500. All of the procedures paid at a particular rate would constitute a payment group. Each of the procedures would be paid at one of the 105 prospectively determined payment rates. To date, the Centers for Medicare and Medicaid Services (formerly known as the Health Care Financing Administration) has not implemented the proposed surgery center methodology. When implemented, the change in payment methodology could reduce our Medicare revenues, depending on the volume and type of procedures performed at a particular facility. States in which we perform Medicaid procedures could also change their payment methodology in the future, and these changes may reduce the payments we receive for our services from state Medicaid programs.

     Payments from private third-party payors represented about 74.5% of our revenues in 2001 from surgery centers that we consolidate for financial reporting purposes. On a pro forma basis, as if we acquired Physicians Surgical Care and Lee Island Coast Surgery Center and sold our assets relating to a physician network as of January 1, 2001, payments from private third-party payors represented about 75.5% of our revenues in 2001 from surgery centers that we consolidate for financial reporting purposes. Managed care companies such as health maintenance organizations, or HMOs, and preferred provider organizations, or PPOs, which offer prepaid and discounted medical service packages, represent a growing segment of private third-party payors. If we fail to enter into contracts and maintain satisfactory relationships with managed care organizations, our revenues may decrease. Cost containment measures, such as fixed fee schedules, capitation payment arrangements and closed provider networks, could also cause a reduction of our revenues in the future and cause our profit margins to decline.

OUR GROWTH STRATEGY DEPENDS IN PART ON OUR ABILITY TO ACQUIRE AND DEVELOP ADDITIONAL SURGERY CENTERS ON FAVORABLE TERMS. IF WE ARE UNABLE TO DO SO, OUR FUTURE GROWTH COULD BE LIMITED AND OUR OPERATING RESULTS COULD BE ADVERSELY AFFECTED.

     Since January 1999, we have acquired or developed 28 surgery centers, including one facility that is licensed as a surgical hospital and two centers that we no longer own, and our strategy is to increase our revenues and earnings by continuing to acquire and develop additional surgery centers. We may be unable to identify suitable acquisition and development opportunities and to negotiate and complete acquisitions and new projects on favorable terms. In addition, our acquisition and development program requires substantial capital resources, and we may need to obtain additional capital or financing, from time to time, to fund these activities. As a result, we may take actions that could have a detrimental effect on our results of operations or the price of our common stock, including incurring substantial debt or issuing equity securities or convertible debt securities that would dilute our existing stockholders' ownership percentage. Sufficient capital or financing may not be available to us on satisfactory terms, if at all.

WE MAY ENCOUNTER NUMEROUS BUSINESS RISKS IN ACQUIRING AND DEVELOPING ADDITIONAL SURGERY CENTERS, AND MAY HAVE DIFFICULTY OPERATING AND INTEGRATING THOSE SURGERY CENTERS.

     If we acquire or develop additional surgery centers, we may be unable to successfully operate the centers and we may experience difficulty in integrating their operations and personnel. For example, in some acquisitions, we have experienced delays in implementing standard operating procedures and systems and improving existing managed care agreements and the mix of specialties offered at the centers. Following the acquisition of a surgery center, key physicians may cease to use the facility or we may be unable to retain key management personnel. We may also be unable to collect the accounts receivable of an acquired center. In addition, we may acquire surgery centers with unknown or contingent liabilities, including liabilities for failure to comply with health care laws and regulations. We may also experience negative effects on our reported results of operations because of acquisition-related charges and potential impairment of goodwill and other intangibles. In developing new surgery centers, we may be unable to attract physicians to use our facilities or contract with third-party payors. We may also experience losses and lower gross revenues and operating margins during the initial periods of operating our newly-developed centers. Integrating a new surgery center could be expensive and time consuming, and could disrupt our ongoing business and distract our management and other key personnel. If we are unable to timely and efficiently integrate an acquired or newly-developed center, our business could suffer.

EFFORTS TO REGULATE THE CONSTRUCTION, ACQUISITION OR EXPANSION OF HEALTH CARE FACILITIES COULD PREVENT US FROM ACQUIRING ADDITIONAL SURGERY CENTERS OR OTHER FACILITIES, RENOVATING OUR EXISTING FACILITIES OR EXPANDING THE BREADTH OF SERVICES WE OFFER.


     Some states require prior approval for the construction, acquisition or expansion of health care facilities or expansion of the services the facilities offer. In giving approval, these states consider the need for additional or expanded health care facilities or services. In eight states in which we currently operate, certificates of need must be obtained for capital expenditures exceeding a prescribed amount, changes in capacity or services offered and various other matters. Other states in which we now or may in the future operate may adopt similar legislation. Our costs of obtaining a certificate of need could be significant and we cannot assure you that we will be able to obtain the certificates of need or other required approvals for additional or expanded facilities or services in the future. In addition, at the time we acquire a facility, we may agree to replace or expand the acquired facility. If we are unable to obtain required approvals, we may not be able to acquire additional surgery centers or other facilities, expand health care services we provide at these facilities or replace or expand acquired facilities.


IF WE FAIL TO MAINTAIN GOOD RELATIONSHIPS WITH THE PHYSICIANS WHO USE OUR FACILITIES, OUR REVENUES AND PROFITABILITY COULD BE ADVERSELY AFFECTED.

     Our business depends upon the efforts and success of the physicians who provide medical services at our facilities and the strength of our relationships with these physicians. These physicians are not employees of our facilities and are not contractually required to use our facilities. We generally do not enter into contracts with physicians who use our facilities, other than partnership and operating agreements with physicians who own interests in our surgery centers and provider agreements with anesthesiology groups that provide anesthesiology services in our surgery centers. Physicians who use our facilities also use other facilities or hospitals. In eight of the surgery centers in which we own an interest, members of a single physician group practice performed the majority of the total number of cases performed at the center during 2001. Our revenues could be significantly reduced if we lost our relationship with one or more key physicians or groups of physicians or if a key physician or group reduced his or its use of our facilities. In addition, any damage to the reputation of a key physician or group of physicians or the failure of these physicians to provide quality medical care or adhere to professional guidelines at our facilities could damage our reputation, subject us to liability and significantly reduce our revenues. We also manage three physician networks that accounted for about 12% of our revenues in 2001 and 9% of our revenues in 2001 on a pro forma basis as if we acquired Physicians Surgical Care and Lee Island Coast Surgery Center and sold our assets relating to a physician network as of January 1, 2001. The termination of any of our contracts to manage these networks would have an adverse effect on our revenues.

WE MAY HAVE DIFFICULTY INTEGRATING THE BUSINESS OPERATIONS OF PHYSICIANS SURGICAL CARE AND ACHIEVING BENEFITS FROM THE MERGER, WHICH COULD ADVERSELY AFFECT OUR OPERATIONS AND THE PRICE OF OUR COMMON STOCK. WE MAY ALSO HAVE DIFFICULTY INTEGRATING ANY COMPANY OR FACILITY THAT WE ACQUIRE OR DEVELOP IN THE FUTURE.

     We acquired Physicians Surgical Care on April 1, 2002. The consolidation of the operations and functions of Physicians Surgical Care and the integration of its surgery centers, management, operational and financial information systems, personnel and procedures present significant management challenges. We may not accomplish this consolidation and integration as efficiently as currently expected, if at all. Moreover, although the primary purpose of this consolidation and integration will be to realize direct cost savings and operating efficiencies, synergies and benefits, we may not achieve any of these. In addition, we may not be able to integrate successfully any company or facility that we acquire or develop in the future, which could harm our operating results.

WE HAVE A LIMITED HISTORY OF OPERATIONS. WE HAVE EXPERIENCED NET LOSSES IN RECENT PERIODS AND WE MAY EXPERIENCE NET LOSSES IN THE FUTURE.

     We were founded in 1996, but we have focused on owning and operating surgery centers only since our acquisition of Ambulatory Resource Centres in June 1999. In addition, we acquired Physicians Surgical Care in April 2002 and have very limited experience in operating the facilities we acquired in that transaction. As a result, we have a limited history of operations upon which you can evaluate us or our prospects. Forecasts of our future revenues, expenses and operating results may not be as accurate as they would be if we had a longer history of operations. We experienced net losses of about $3.3 million in 1999 and $4.9 million in 2000, and we may experience net losses in the future. In addition, our newly-developed surgery centers typically incur net losses during the first six months of operation and, unless and until their case loads grow, they generally experience lower total revenues and operating margins than established surgery centers.

WE MAY BE REQUIRED TO SPEND SUBSTANTIAL AMOUNTS TO COMPLY WITH NEW LEGISLATIVE AND REGULATORY INITIATIVES RELATING TO PATIENT PRIVACY.

     There are currently numerous legislative and regulatory initiatives at the federal and state levels addressing patient privacy concerns. In particular, regulations issued under the Health Insurance Portability and Accountability Act of 1996, or HIPAA, contain provisions that are likely to require us to acquire and implement costly new computer systems and will require us to adopt business procedures designed to protect the privacy of each of our patients' individual health information. On April 14, 2001, the Department of Health and Human Services issued health privacy regulations. Compliance with the regulations is required by April 14, 2003 for most health care organizations, including us. These regulations are expected to have a financial impact on the health care industry because they impose extensive new requirements and restrictions on the use and disclosure of individually identifiable patient information. We cannot predict the total financial or other impact of these regulations on our business. Compliance with these regulations could require us to spend substantial amounts, which could negatively impact our financial results. In addition, our management may be required to spend substantial time and effort on compliance measures. We believe that we are in material compliance with existing state and federal regulations relating to patient privacy. However, if we fail to comply with the new regulations, we could suffer civil penalties up to $100 per violation with a maximum penalty of $25,000 per each requirement violated per calendar year and criminal penalties with fines up to $250,000 per violation.

IF WE FAIL TO COMPLY WITH LAWS AND REGULATIONS RELATING TO THE OPERATION OF OUR FACILITIES, WE COULD SUFFER PENALTIES OR BE REQUIRED TO MAKE SIGNIFICANT CHANGES TO OUR OPERATIONS.

     We are subject to many laws and regulations at the federal, state and local government levels in which we operate. These laws and regulations require that our health care facilities meet various licensing, certification and other requirements, including those relating to:

     - qualification of medical and support persons;

     - pricing of services by health care providers;

     - the adequacy of medical care, equipment, personnel, operating policies and procedures;

     - maintenance and protection of records; and

     - environmental protection, health and safety.

     If we fail or have failed to comply with applicable laws and regulations, we could suffer civil or criminal penalties, including becoming the subject of cease and desist orders, the loss of our licenses to operate and our ability to participate in Medicare, Medicaid and other government sponsored health care programs.

     In pursuing our growth strategy, we may seek to expand our presence into new geographic markets. In new geographic markets, we may encounter laws and regulations that differ from those applicable to our current operations. If we are unable to comply with these legal requirements in a cost-effective manner, we may be unable to expand geographically.

OUR SURGERY CENTERS DO NOT SATISFY ALL OF THE REQUIREMENTS FOR ANY OF THE SAFE HARBORS UNDER THE FEDERAL ANTI-KICKBACK STATUTE. IF WE FAIL TO COMPLY WITH THE FEDERAL ANTI-KICKBACK STATUTE, WE COULD BE SUBJECT TO CRIMINAL AND CIVIL PENALTIES, LOSS OF LICENSES AND EXCLUSION FROM THE MEDICARE AND MEDICAID PROGRAMS, WHICH MAY RESULT IN A SUBSTANTIAL LOSS OF REVENUES.

     A provision of the Social Security Act, commonly referred to as the federal anti-kickback statute, prohibits the offer, payment, solicitation or receipt of any form of remuneration in return for referring, ordering, leasing, purchasing or arranging for or recommending the ordering, purchasing or leasing of items or services payable by Medicare, Medicaid, or any other federally funded health care program. The federal anti-kickback statute is very broad in scope and many of its provisions have not been uniformly or definitively interpreted by existing case law or regulations. Violations of the federal anti-kickback statute may result in substantial civil or criminal penalties, including criminal fines of up to $25,000 and civil penalties of up to $50,000 for each violation, plus three times the remuneration involved or the amount claimed and exclusion from participation in the Medicare and Medicaid programs. The exclusion, if applied to our surgery centers or other facilities, could result in significant reductions in our revenues and could have a material adverse effect on our business. In addition, many of the states in which we operate have also adopted laws, similar to the federal anti-kickback statute, that prohibit payments to physicians in exchange for referrals, some of which apply regardless of the source of payment for care. These statutes typically impose criminal and civil penalties as well as loss of licenses.

     In July 1991, the Department of Health and Human Services issued final regulations defining various "safe harbors." Business arrangements that meet the requirements of the safe harbors are deemed to be in compliance with the federal anti-kickback statute. Business arrangements that do not meet the safe harbor requirements do not necessarily violate the federal anti-kickback statute, but may be subject to scrutiny by the federal government to determine compliance. Two of the safe harbors issued in 1991 apply to business arrangements similar to those used in connection with our surgery centers: the "investment interest" safe harbor and the "personal services and management contracts" safe harbor. However, the structure of the limited partnerships and limited liability companies operating our surgery centers and other facilities, as well as our business arrangements involving physician networks, do not satisfy all of the requirements of either safe harbor.

     On November 19, 1999, the Department of Health and Human Services issued final regulations creating additional safe harbor provisions, including a safe harbor that applies to physician ownership of, or investment interests in, surgery centers. The surgery center safe harbor protects four types of investment arrangements. Each category has its own requirements with regard to what type of physician may be an investor in the surgery center. In addition to the physician investor, the categories permit an "unrelated" investor, who is a person or entity that is not in a position to provide items or services related to the surgery center or its investors. Our business arrangements with our surgery centers typically consist of one or more of our subsidiaries being an investor in each limited partnership or limited liability company that owns the surgery center, in addition to providing management and other services to the surgery center. As a result of these and other aspects of our business arrangements, these arrangements do not comply with all the requirements of the surgery center safe harbor and, therefore, are not immune from government review or prosecution.

IF A FEDERAL OR STATE AGENCY ASSERTS A DIFFERENT POSITION OR ENACTS NEW LAWS OR REGULATIONS REGARDING ILLEGAL REMUNERATION UNDER THE MEDICARE, MEDICAID OR OTHER GOVERNMENTAL PROGRAMS, WE MAY BE SUBJECT TO CIVIL AND CRIMINAL PENALTIES, EXPERIENCE A SIGNIFICANT REDUCTION IN OUR REVENUES OR BE EXCLUDED FROM PARTICIPATION IN THE MEDICARE, MEDICAID OR OTHER GOVERNMENTAL PROGRAMS.

     Any change in interpretations or enforcement of existing or new laws and regulations could subject our current practices to allegations of impropriety or illegality, or could require us to make changes in our facilities, equipment, personnel, services, pricing, capital expenditure programs and operating expenses, which could have a material adverse effect on our operations or reduce the demand for or profitability of our services.

     Additionally, new federal or state laws may be enacted that would cause our relationships with physician investors to become illegal or result in the imposition of penalties against us or our facilities. If any of our business arrangements with physician investors were deemed to violate the federal anti-kickback statute or similar laws, or if new federal or state laws were enacted rendering these arrangements illegal, our business could be adversely affected.

IF WE FAIL TO COMPLY WITH PHYSICIAN SELF-REFERRAL LAWS AS THEY ARE CURRENTLY INTERPRETED OR MAY BE INTERPRETED IN THE FUTURE, OR IF OTHER LEGISLATIVE RESTRICTIONS ARE ISSUED, WE COULD INCUR A SIGNIFICANT LOSS OF REIMBURSEMENT REVENUES.

     The federal physician self-referral law, commonly referred to as the Stark law, prohibits a physician from making a Medicare or Medicaid reimbursed referral for a "designated health service" to an entity if the physician or a member of the physician's immediate family has a "financial relationship" with the entity. "Designated health services" include a number of services, including clinical laboratory services, radiology and certain other imaging services and inpatient and outpatient hospital services. Under the current Stark law and related regulations, services provided at a surgery center are not covered by Stark, even if those services include imaging, laboratory services or other Stark designated health services, provided that the surgery center does not bill for these services separately. The Stark law also currently contains an exception for physician ownership in hospitals.

     The Stark law and similar state statutes are subject to different interpretations with respect to many important provisions. Violations of these self-referral laws may result in substantial civil or criminal penalties, including large civil monetary penalties and exclusion from participation in the Medicare and Medicaid programs. Exclusion of our surgery centers from these programs through future judicial or agency interpretation of existing laws or additional legislative restrictions on physician ownership or investments in health care entities could result in a significant loss of reimbursement revenues.

IF LAWS GOVERNING THE CORPORATE PRACTICE OF MEDICINE CHANGE, WE MAY BE REQUIRED TO RESTRUCTURE SOME OF OUR RELATIONSHIPS, WHICH MAY RESULT IN A SIGNIFICANT LOSS OF REVENUES AND DIVERT OTHER RESOURCES.

     The laws of various states in which we operate or may operate in the future do not permit business corporations to practice medicine, to exercise control over or employ physicians who practice medicine or to engage in various business practices, such as fee-splitting with physicians. The interpretation and enforcement of these laws vary significantly from state to state. We provide management services to three physician networks. If our arrangements with these networks were deemed to violate state corporate practice of medicine, fee-splitting or similar laws, or if new laws are enacted rendering our arrangements illegal, we may be required to restructure these arrangements, which may result in a significant loss of revenues and divert other resources.

WE ARE LIABLE FOR DEBTS AND OTHER OBLIGATIONS OF THE LIMITED PARTNERSHIPS AND LIMITED LIABILITY COMPANIES THAT OWN AND OPERATE SOME OF OUR SURGERY CENTERS.

     We own and operate our surgery centers through 15 limited partnerships and 11 limited liability companies. Local physicians, physician groups and health care systems also own an interest in all but two of these limited partnerships and limited liability companies. In the limited partnerships in which we are the general partner, we are liable for 100% of the debts and other obligations of the limited partnership, even if we do not own all of the partnership interests. We also guarantee the debts and other obligations of many of the limited partnerships and limited liability companies in which we own an interest. Concurrently with the completion of this offering, we intend to establish a credit facility under which we could borrow up to an estimated $100 million, including funds that we could then lend to the limited partnerships and limited liability companies in which we own an interest. We expect that the physicians and physician groups that own an interest in these limited partnerships and limited liability companies will not guarantee a pro rata amount of this debt or the other obligations of these limited partnerships and limited liability companies.

IF OUR OPERATIONS IN NEW YORK ARE FOUND NOT TO BE IN COMPLIANCE WITH NEW YORK LAW, WE MAY BE UNABLE TO CONTINUE OR EXPAND OUR OPERATIONS IN NEW YORK.

     We own an interest in a limited liability company which will provide administrative services to a surgery center located in New York. New York law requires that corporations have natural persons as stockholders in order to be approved by the New York Department of Health as licensed health care facilities. Accordingly, we are not able to own interests in a partnership or limited liability company that owns an interest in a New York health care facility. New York law also prohibits the delegation of certain management functions by a licensed health care facility. The law does permit a licensed facility to obtain various services from non-licensed entities; however, it is not clear what types of delegation constitute a violation. Although we believe that our operations and relationships in New York are in compliance with these laws, if New York regulatory authorities or a third party asserts a contrary position we may be unable to continue or expand our operations in New York.

IF REGULATIONS CHANGE, WE MAY BE OBLIGATED TO PURCHASE SOME OR ALL OF THE OWNERSHIP INTERESTS OF OUR PHYSICIAN PARTNERS OR RENEGOTIATE SOME OF OUR PARTNERSHIP AGREEMENTS WITH OUR PHYSICIAN PARTNERS AND MANAGEMENT AGREEMENTS WITH SURGERY CENTERS.

     Upon the occurrence of various fundamental regulatory changes or changes in the interpretation of existing regulations, we will be obligated to purchase all of the ownership interests of the physician investors in most of the limited partnerships or limited liability companies that own and operate our surgery centers. The physician investors in some of our surgery centers can require us to purchase their interests in exchange for shares of our common stock if these regulatory changes occur. In addition, some of our partnership agreements with our physician partners and management agreements with surgery centers require us to attempt to renegotiate the agreements upon the occurrence of various fundamental regulatory changes or changes in the interpretation of existing regulations and provide for termination of the agreements if renegotiations are not successful.

     Regulatory changes that could create purchase or renegotiation obligations include changes that:

     - make illegal the referral of Medicare or other patients to our surgery centers by physician investors;

     - create a substantial likelihood that cash distributions to physician investors from the limited partnerships or limited liability companies through which we operate our surgery centers would be illegal; or

     - make illegal the ownership by the physician investors of interests in the limited partnerships or limited liability companies through which we own and operate our surgery centers.

     We do not control whether or when any of these regulatory events might occur. In the event we are required to purchase all of the physicians' ownership interests, our existing capital resources would not be sufficient for us to meet this obligation. These obligations and the possible termination of our partnership and management agreements would have a material adverse effect on us.

OTHER COMPANIES WITHIN THE HEALTH CARE INDUSTRY CONTINUE TO BE THE SUBJECT OF FEDERAL AND STATE INVESTIGATIONS, WHICH INCREASES THE RISK THAT WE MAY BECOME SUBJECT TO INVESTIGATIONS IN THE FUTURE.

     Federal and state government agencies, as well as private payors, have heightened and coordinated civil and criminal enforcement efforts as part of numerous ongoing investigations of the cost reporting and billing practices of health care organizations and of their quality of care and financial relationships with referral sources. In addition, the Office of Inspector General of the Department of Health and Human Services, or OIG, and the U.S. Department of Justice have, from time to time, undertaken national enforcement initiatives that focus on specific billing practices or other suspected areas of abuse. Moreover, health care providers are subject to civil and criminal false claims laws, including the federal False Claims Act, which allows private parties to bring what are called whistleblower lawsuits against companies doing business with or receiving reimbursement from government programs. Some states have adopted similar state whistleblower and false claims provisions. Publicity associated with the substantial amounts paid by other health care providers to settle these lawsuits may encourage our current and former employees and other health care providers to seek to bring more whistleblower lawsuits. Some of our activities could become the subject of governmental investigations or inquiries. We are not aware of any governmental investigations involving any of our facilities, executives or managers. Any future investigations of us, our executives or managers could result in significant liabilities or penalties to us, as well as negative publicity.

IF WE BECOME SUBJECT TO MALPRACTICE AND RELATED LEGAL CLAIMS, WE COULD BE REQUIRED TO PAY SIGNIFICANT DAMAGES, WHICH MAY NOT BE COVERED BY INSURANCE.


     In recent years, physicians, hospitals and other health care providers have become subject to an increasing number of legal actions alleging malpractice, product liability or related legal theories. Many of these actions involve large monetary claims and significant defense costs. We maintain liability insurance in amounts that we believe are appropriate for our operations. Currently, we maintain professional and general liability insurance that provides coverage on a claims made basis of $1.0 million per occurrence and $3.0 million in annual aggregate coverage per facility. We also maintain business interruption insurance and property damage insurance, as well as an additional umbrella liability insurance policy in the aggregate amount of $5.0 million. However, this insurance coverage may not cover all claims against us. Insurance coverage may not continue to be available at a cost allowing us to maintain adequate levels of insurance. If one or more successful claims against us were not covered by or exceeded the coverage of our insurance, our financial condition could be adversely affected.


SIGNIFICANT INDEBTEDNESS COULD LIMIT OUR ABILITY TO OPERATE OUR BUSINESS AND PURSUE BUSINESS OPPORTUNITIES.


     As of June 30, 2002, we had outstanding debt of about $71.5 million that we incurred to finance our acquisitions and developments and for other general corporate purposes. After giving effect to the use of net proceeds from this
offering, based on an assumed initial public offering price of $     per share,
our
outstanding debt will be about $     . We intend to establish a credit facility
concurrent with the completion of this offering, under which we would be able to borrow up to an estimated $100 million. We expect that the credit facility will be structured to incorporate funding needs for acquisitions and developments, as well as general corporate purposes.

     Our significant indebtedness could have important consequences to you, including the following:

     - we may be required to dedicate a substantial portion of our cash flows from operations to the payment of principal and interest on our indebtedness, reducing the funds available to fund working capital, capital expenditures and other general corporate purposes;

     - if our borrowings are at variable rates of interest, we may be vulnerable to increases in interest rates;

     - our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate may be limited;

     - we may be at a disadvantage to our competitors who are less leveraged;

     - we may be more vulnerable to a downturn in our business or the economy generally;

     - the terms of our existing credit arrangements contain, and we expect that our proposed credit facility will contain, numerous financial and other restrictive covenants, including restrictions on paying dividends, incurring additional indebtedness and buying or selling assets; and

     - we expect that our proposed credit facility will require us to pledge the capital stock or other equity interests and assets of our subsidiaries.

WE FACE INTENSE COMPETITION FOR PHYSICIANS, STRATEGIC RELATIONSHIPS, ACQUISITIONS AND MANAGED CARE CONTRACTS, WHICH MAY RESULT IN A DECLINE IN OUR REVENUES, PROFITABILITY AND MARKET SHARE.

     The health care business is highly competitive. We compete with other health care providers, primarily hospitals and other surgery centers in recruiting physicians to utilize our facilities and in contracting with managed care payors in each of our markets. There are unaffiliated hospitals in each market in which we operate. These hospitals have established relationships with physicians and payors. In addition, other companies either are currently in the same or similar business of developing, acquiring and operating surgery centers and other outpatient facilities or may decide to enter our business. Many of these companies have greater resources than we do, including financial, marketing, staff and capital resources. We may also compete with some of these companies for entry into strategic relationships with health care systems and health care professionals. In addition, many physician groups develop surgery centers without a corporate partner, utilizing consultants who perform their services for a fee and do not take an equity interest in the ongoing operations of the center. If we are unable to compete effectively with any of these entities, we may be unable to implement our business strategies successfully and our business could be adversely affected.


A LARGE NUMBER OF OUR SURGERY CENTERS ARE LOCATED IN FLORIDA AND TEXAS, WHICH MAKES US PARTICULARLY SENSITIVE TO REGULATORY, ECONOMIC AND OTHER CONDITIONS IN THOSE STATES. IN ADDITION, TWO OF OUR SURGERY CENTERS ACCOUNT FOR A SIGNIFICANT PORTION OF OUR REVENUES.



     Our revenues are particularly sensitive to regulatory, economic and other conditions in the states of Florida and Texas. As of June 30, 2002, we operated six surgery centers in Florida and six surgery centers in Texas. On a pro forma basis, assuming that our acquisition of Physicians Surgical Care and Lee Island Coast Surgery Center and our sale of assets relating to a physician network had occurred as of January 1, 2001, the surgery centers in Florida represented about 13% of our revenues during 2001 and the surgery centers in Texas represented about 21% of our revenues during 2001. In addition, Wilmington SurgCare in Wilmington, North Carolina and Physicians Surgical Specialty Hospital in Houma, Louisiana each generated about 8% of our revenues during 2001 on a pro forma basis. If these facilities are adversely affected by regulatory, economic and other conditions, or if we are unable to operate these facilities effectively, our operating results will be adversely affected.


WE DEPEND ON OUR SENIOR MANAGEMENT AND WE MAY BE ADVERSELY AFFECTED IF WE LOSE ANY MEMBER OF OUR SENIOR MANAGEMENT.

     We are highly dependent on our senior management, including Richard E. Francis, Jr., our chairman of the board and chief executive officer, and Clifford G. Adlerz, our president and chief operating officer. We do not maintain "key man" life insurance policies on any of our officers. Because our senior management has contributed greatly to our growth since inception, the loss of key management personnel or our inability to attract, retain and motivate sufficient numbers of qualified management personnel could have a material adverse effect on us.

IF WE ARE UNABLE TO INTEGRATE AND MANAGE OUR INFORMATION SYSTEMS EFFECTIVELY, OUR OPERATIONS COULD BE DISRUPTED.

     Our operations depend significantly on effective information systems. Our information systems and applications require continual maintenance, upgrading and enhancement to meet our operational needs. Moreover, our acquisition activity requires frequent transitions from, and the integration of, various information systems. If we experience difficulties with the transition from information systems or are unable to maintain properly or expand our information systems, we could suffer, among other things, operational disruptions and increases in administrative expenses.

     In addition, we have begun to implement a standardized system for scheduling and other management functions in our surgery centers. The implementation of this system may not be completed on a timely basis and could have a disruptive effect on the business of our surgery centers.

RISKS RELATED TO OUR CORPORATE STRUCTURE

WE MAY HAVE A SPECIAL LEGAL RESPONSIBILITY TO THE HOLDERS OF OWNERSHIP INTERESTS IN THE ENTITIES THROUGH WHICH WE OWN OUR SURGERY CENTERS, WHICH MAY CONFLICT WITH THE INTERESTS OF OUR STOCKHOLDERS AND PREVENT US FROM ACTING SOLELY IN OUR OWN BEST INTERESTS OR THE INTERESTS OF OUR STOCKHOLDERS.


     Our ownership interests in surgery centers generally are held through limited partnerships or limited liability companies in which we maintain an ownership interest along with physicians or physician practice groups. As general partner or manager of these entities, we may have a special responsibility, known as a fiduciary duty, to manage these entities in the best interests of the other interest holders. We also have a duty to operate our business for the benefit of our stockholders. As a result, we may encounter conflicts between our responsibility to the other interest holders and our responsibility to our stockholders. For example, we have entered into management agreements to provide management services to our surgery centers in exchange for a fee. Disputes may arise as to the nature of the services to be provided or the amount of the fee to be paid. In these cases, we are obligated to exercise reasonable, good faith judgment to resolve the disputes and may not be free to act solely in our own best interests or the interests of our stockholders. Disputes may also arise between us and our physician investors with respect to a particular business decision or regarding the interpretation of the provisions of the applicable limited partnership agreement or operating agreement. We seek to avoid these disputes but have not implemented any measures to resolve these conflicts if they arise. If we are unable to resolve a dispute on terms favorable or satisfactory to us, our business may be adversely affected.


WE ARE A HOLDING COMPANY WITH NO OPERATIONS OF OUR OWN.

     We are a holding company and our ability to service our debt and pay dividends, if any, is dependent upon the earnings from the business conducted by our subsidiaries. The distributions of those earnings or advances or other distributions of funds by these subsidiaries to us, all of which could be subject to statutory or contractual restrictions, are contingent upon the subsidiaries' earnings and are subject to various business considerations.

WE DO NOT HAVE EXCLUSIVE CONTROL OVER THE DISTRIBUTION OF CASH FROM OUR OPERATING ENTITIES AND MAY BE UNABLE TO CAUSE ALL OR A PORTION OF THE CASH OF THESE ENTITIES TO BE DISTRIBUTED.

     All of the surgery centers in which we have ownership interests are held through limited partnerships or limited liability companies. We typically own, directly or indirectly, the general partnership or majority member interests in these entities. The limited partnership and operating agreements for these entities provide for distribution of available cash, in some cases on a quarterly basis. If we are unable to cause sufficient revenues to be distributed from one or more of these entities, our relationships with the physicians who also own an interest in these entities may be damaged and we could be adversely affected. We may not be able to resolve favorably any dispute regarding revenue distribution or other matters with a health care system with which we share control of the distributions made by these entities. Further, the failure to resolve a dispute with these health care systems could cause an entity in which we own an interest to be dissolved.

OUR STOCKHOLDER RIGHTS PLAN, PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS AND DELAWARE LAW COULD PREVENT OR DISCOURAGE A CHANGE IN OUR MANAGEMENT OR A TAKEOVER YOU MAY CONSIDER FAVORABLE.

     We recently adopted a stockholder rights plan. The rights plan may discourage, delay or prevent a merger or acquisition that you may consider favorable. The rights plan may also entrench our management by making it more difficult for a potential acquirer to replace or remove our management or board of directors.

     In addition, some of the provisions of our certificate of incorporation and bylaws may discourage, delay or prevent a merger or acquisition that you may consider favorable or the removal of our current management. These provisions:

     - authorize the issuance of "blank check" preferred stock;

     - provide for a classified board of directors with staggered, three-year terms;

     - prohibit cumulative voting in the election of directors;

     - prohibit our stockholders from acting by written consent without the approval of our board of directors;

     - limit the persons who may call special meetings of stockholders; and

     - establish advance notice requirements for nominations for election to the board of directors or for proposing matters to be approved at meetings of stockholders.

     Our certificate of incorporation and bylaws also prohibit the amendment of many of the provisions in the certificate of incorporation and bylaws by our stockholders unless the amendment is approved by the holders of at least 67% of our shares of common stock. In addition, Delaware law may discourage, delay or prevent a change in our control by prohibiting us from engaging in a business combination with an "interested stockholder" for a period of three years after the person becomes an interested stockholder.

RISKS RELATING TO THIS OFFERING

WE CURRENTLY INTEND TO USE A LARGE PORTION OF THE NET PROCEEDS OF THIS OFFERING TO REPAY INDEBTEDNESS AND FOR OTHER USES THAT MAY NOT ENABLE US TO GROW OUR OPERATIONS.

     We currently intend to use about      % of the estimated net proceeds of
this offering to repay indebtedness, pay related prepayment penalties and to make cash payments to holders of our Series A and Series B convertible preferred stock, which would not permit us to use those net proceeds to acquire or develop additional surgery centers or otherwise expand our operations. We will have broad discretion in how we use the proceeds from this offering, and we may spend these proceeds in ways that do not ultimately improve our operating results or increase the value of your investment.

BECAUSE OUR MANAGEMENT AND THEIR AFFILIATES TOGETHER OWN A LARGE PERCENTAGE OF OUR COMMON STOCK, THEY WILL BE ABLE TO EXERT SIGNIFICANT INFLUENCE OVER ALL MATTERS SUBMITTED TO OUR STOCKHOLDERS FOR APPROVAL, REGARDLESS OF THE PREFERENCES OF OUR OTHER STOCKHOLDERS.

     Following this offering, our officers, directors and their affiliates
together will beneficially own about   % of our outstanding common stock.
Accordingly, these stockholders will be able to exert significant influence over:

     - the election of our board of directors;

     - our management and policies; and

     - the outcome of any corporate transaction or other matter submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets.

     For at least one year following this offering, Whitney & Co., LLC and its affiliated funds will have the right to designate one nominee for our board of directors. Our officers, directors and their affiliates will also be able to exert significant influence over a change in our control or an amendment to our certificate of incorporation or bylaws. In addition, we granted registration rights to these stockholders covering all shares of our stock they own. Their interests may conflict with the interests of other holders of common stock and they may take actions affecting us with which you disagree. See "Principal Stockholders" for additional information.

BECAUSE WE HAVE NOT PAID DIVIDENDS AND DO NOT ANTICIPATE PAYING DIVIDENDS ON OUR COMMON STOCK IN THE FORESEEABLE FUTURE, YOU SHOULD NOT EXPECT TO RECEIVE DIVIDENDS ON SHARES OF OUR COMMON STOCK.

     We currently anticipate that we will retain all future earnings, if any, to finance the growth and development of our business and do not anticipate paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends will depend upon our financial condition, capital requirements, earnings and other factors deemed relevant by our board of directors. Further, under the terms of our credit agreements, we are restricted from paying cash dividends and making other distributions to our stockholders.

YOU WILL SUFFER IMMEDIATE AND SUBSTANTIAL DILUTION.


     The price you pay for shares of our common stock sold in this offering is substantially higher than the per share value of our net assets, after giving effect to this offering. As a result, if you purchase common stock in this
offering, assuming an offering price of $     , you will incur immediate
dilution in net tangible book value per share of about $     . Additionally,
investors in this offering will have contributed   % of our total equity, but
will own only   % of our outstanding shares upon completion of this offering. We also have outstanding warrants to purchase 2,115,945 shares of our common stock at a weighted average exercise price of $1.94 per share, stock options to purchase 3,067,505 shares of our common stock at a weighted average exercise price of $1.35 per share and stock options to purchase 3,374,000 shares of our common stock at the initial public offering price per share. To the extent these warrants or options are exercised, there will be further dilution. In addition, if we make acquisitions using our stock as currency, you will suffer additional dilution.


OUR STOCK PRICE IS LIKELY TO BE HIGHLY VOLATILE. AS A RESULT, INVESTORS IN OUR COMMON STOCK MAY NOT BE ABLE TO RESELL THEIR SHARES AT OR ABOVE THE INITIAL PUBLIC OFFERING PRICE.

     Before this offering, there has been no public market for our common stock. Although we expect our common stock to be quoted on The Nasdaq National Market, an active trading market for our shares may not develop or be sustained following this offering. Purchasers in this offering may not be able to resell their shares at prices equal to or greater than the initial public offering price and may suffer a loss on their investment. The initial public offering price will be determined through negotiations between us and the underwriters and may not be indicative of the market price for these shares following this offering. You should read "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price.

     The stock market has, from time to time, experienced extreme price and volume fluctuations. Many factors may cause the market price for our common stock to decline, perhaps substantially, following this offering, including:

     - our failure or delay in meeting our development and acquisition plans;

     - our revenues and operating results failing to meet the expectations of securities analysts or investors in any quarter;

     - changes in laws and regulations governing health care and the surgery center industry;

     - proposed or enacted changes in reimbursement by governmental and other third-party payors;

     - changes in securities analysts' financial estimates or recommendations;

     - investor perception of our industry or our prospects; and

     - general economic trends and market conditions, including factors unrelated to our operating performance.

     In the past, other companies in the health care industry have experienced volatility in the market price of their stock have been the subject of securities class action litigation. We may be involved in securities class action litigation in the future which could divert our management's attention and resources and could have a material adverse effect on our business, operations and financial condition.

FUTURE SALES OF OUR COMMON STOCK, OR THE PERCEPTION IN THE PUBLIC MARKETS THAT THESE SALES MAY OCCUR, COULD DEPRESS OUR STOCK PRICE.

     Sales of substantial amounts of our common stock in the public market, or the perception in the public markets that these sales may occur, following this offering could cause the market price of our common stock to decline. Upon
completion of this offering, we will have        shares of our common stock
outstanding. Of these shares, the      shares to be sold in this offering will
be freely tradable, unless purchased by our affiliates. Our current stockholders and holders of shares of our Series A convertible preferred stock, Series B convertible preferred stock, convertible debentures and options and warrants to acquire our common stock, on a fully-diluted basis assuming exercise of all
options and warrants, are expected to own   % of the outstanding shares of our
common stock, or   % if the underwriters' over-allotment option is exercised in full. Following the expiration of a 180-day "lock-up" period to which
shares will be subject, the holders of about      of those shares will in
general be entitled to sell those shares in the public market, subject to volume limitations and other requirements of Rule 144 under the Securities Act of 1933. Moreover, Credit Suisse First Boston Corporation may, in its sole discretion and at any time without notice, release those holders from the sale restrictions on their shares. In addition to the adverse effect a price decline could have on holders of our common stock, such a decline would likely impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities.

     After this offering, the holders of 48,453,984 shares of our common stock, including shares issuable upon the conversion of Series A convertible preferred stock and Series B convertible preferred stock, will have rights, subject to some conditions, to include their shares in registration statements that we may file on our behalf or on behalf of other stockholders. By exercising their registration rights and selling a large number of shares, these holders could cause the price of our common stock to decline. Furthermore, if we file a registration statement to offer additional shares of our common stock and have to include shares held by those holders, it could impair our ability to raise needed capital by depressing the price at which we could sell our common stock. As soon as practicable after this offering, we intend to register the shares of our common stock to be issued under our stock option plans and employee stock purchase plan.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains some forward-looking statements, which are based on our current expectations, estimates and assumptions about future events. All statements other than statements of current or historical fact contained in this prospectus, including statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. The words "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "plan," "will," and similar expressions are generally intended to identify forward-looking statements. In particular, these include, among other things, statements relating to:

     - our ability to attract and retain quality physicians;

     - our ability to acquire and develop additional facilities on favorable terms and to integrate their business operations;

     - our ability to negotiate favorable contracts on behalf of our facilities with managed care organizations or other third-party payors; and

     - our ability to enhance operating efficiencies.

     These forward-looking statements involve various risks and uncertainties, some of which are beyond our control. Any or all of our forward-looking statements in this prospectus may turn out to be wrong. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. They can be affected by inaccurate assumptions we might make or by known or unknown risks, uncertainties and assumptions, including the risks, uncertainties and assumptions described in "Risk Factors."

     In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this prospectus.

     Our forward-looking statements speak only as of the date made. Other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                USE OF PROCEEDS

     We estimate that we will receive about $          in net proceeds from the
sale of our common stock in this offering, or about $          if the
underwriters' over-allotment option is exercised in full, based upon an assumed
initial offering price of $          per share and after deducting the estimated
underwriting discounts and commissions and our estimated offering expenses.

     We currently intend to use the estimated net proceeds of this offering as follows:

     - about $18.2 million to make cash payments to holders of shares of our Series A convertible preferred stock in connection with the conversion of these shares to our common stock upon completion of this offering;

     - about $13.6 million to make cash payments to holders of shares of our Series B convertible preferred stock in connection with the conversion of these shares to our common stock upon completion of this offering;

     - about $17.6 million to repay indebtedness to Bank of America, N.A., which was incurred on dates ranging from November 1998 to January 2002;

     - about $9.5 million to repay indebtedness to U.S. Bank National Association, which was originally incurred in May 1999 and September 1999 and was assigned to U.S. Bank National Association in June 2002;


     - about $2.0 million to repay all indebtedness to Southwest Bank of Texas, N.A., which was incurred on dates ranging from June 2000 to October 2001;



     - about $2.9 million to repay all indebtedness to Synergy Bank, which was incurred in October 2000;



     - about $18.9 million to repay indebtedness and to pay prepayment penalties to DVI Financial Services, Inc., which was incurred on dates ranging from June 1999 to May 2002;



     - about $2.3 million to repay all indebtedness and to pay prepayment penalties to Copelco Capital, Inc., which was incurred on dates ranging from December 1997 to December 2000;



     - about $595,000 to repay all indebtedness plus about $21,000 of accrued interest under promissory notes issued in our acquisition of Physicians Surgical Care in April 2002;



     - pay about $74,000 of accrued interest on our subordinated convertible debentures on conversion; and


     - the balance of about $          for general corporate purposes, including
       working capital, capital expenditures and potential acquisitions and developments.

     Until allocated for specific use, we will invest the proceeds in short-term government and other investment-grade debt securities. The manner in which we actually spend the net proceeds from this offering could vary significantly from that described in this prospectus and will depend on a number of factors, including our future revenues and cash generated by operations and the occurrence of unforeseen events or changed business conditions. Therefore, we will have broad discretion in the way we use the net proceeds from this offering.

     Our Series A convertible preferred stock and Series B convertible preferred stock automatically convert into shares of our common stock upon the completion of this offering. When converted, each share of Series A convertible preferred stock will entitle the holder to receive, subject to adjustment, one share of common stock and a cash payment of $4.20 and each share of Series B convertible preferred stock will entitle the holder to receive, subject to adjustment, one share of common stock and a cash payment of $5.22, plus any accrued and unpaid dividends from the date of issuance of the shares of Series A and Series B preferred stock to the conversion date.


     We have outstanding indebtedness to Bank of America under 10 project loans used to fund the development or acquisition of a corresponding number of our surgery centers. At June 30, 2002, the outstanding balance of these project loans totaled about $26.1 million. The project loans bear interest at variable rates equal to 2.50% above LIBOR and mature on October 30, 2002. As of June 30, 2002, the interest rate for this debt was 4.5% per year. We intend to repay the remaining indebtedness to Bank of America following this offering with funds from our proposed credit facility.



     We have outstanding indebtedness to U.S. Bank National Association under two project loans to fund the development or acquisition of a corresponding number of our surgery centers. At June 30, 2002, the outstanding balance of these project loans totaled about $9.5 million. The project loans bear interest at variable rates equal to 3.5% above LIBOR and mature on April 2, 2003. As of June 30, 2002, the interest rate for this debt was 5.5% per year. We intend to repay the remaining indebtedness to U.S. Bank following this offering with funds from our proposed credit facility.



     We have outstanding indebtedness to Southwest Bank of Texas in an aggregate amount of about $2.0 million, in connection with project financing. This debt bears interest at variable rates equal to 0.5% above the lender's prime rate, with a maturity date of September 30, 2002. As of June 30, 2002, the interest rate for this debt was 5.25% per year.



     We have outstanding debt to Synergy Bank in an aggregate amount of about $2.9 million, in connection with our surgery center that is licensed as a surgical hospital and located in Houma, Louisiana. The debt bears interest at a rate of 9.152% per year and matures on October 1, 2005.



     We have outstanding debt to DVI Financial Services in an aggregate amount of about $21.5 million, in connection with financing of centers that we developed. This debt bears interest at rates ranging from 9.52% to 11.50% per year, with maturity dates ranging from 2005 to 2009. We expect to incur prepayment penalties of about $525,000 from prepayment of a portion of this debt upon completion of this offering.



     We have outstanding debt to Copelco Capital in the aggregate amount of about $2.3 million, in connection with equipment financing. This debt bears interest at 10.5% per year and matures in 2005. We expect to incur prepayment penalties of about $75,000 from prepayment of this debt upon completion of this offering.


     In connection with our acquisition of Physicians Surgical Care in April 2002, we issued promissory notes to various persons in exchange for their ownership interests in one of Physicians Surgical Care's surgery centers. These promissory notes have a total principal amount of about $595,000 and bear interest at 6.0% per year. The notes become due and payable upon the earlier of April 1, 2003 or completion of this offering.

     We intend to establish a revolving credit facility, under which we could borrow up to an estimated $100 million, concurrently with the completion of this offering. We expect this credit facility to have customary terms and conditions, including requirements that we maintain certain financial ratios and limitations on our ability to pay dividends, incur debt or sell or acquire assets. See "Description of Indebtedness."

                                DIVIDEND POLICY

     We have never paid dividends on our common stock and we do not intend to pay any cash dividends in the foreseeable future. Instead, we currently intend to retain our earnings to finance the development and expansion of our business and for general corporate purposes. Our future dividend policy will be determined by our board of directors on the basis of various factors, including our results of operations, financial condition, business opportunities, capital requirements, plans for expansion, contractual restrictions on payments of dividends, governing laws which prohibit the payment of dividends if it would result in the corporation being unable to pay its debt as they become due or the corporation's assets being less than its liabilities and other factors our board of directors considers relevant.

     Our current bank loans restrict our ability to pay dividends. We anticipate that our proposed credit facility will also restrict our ability to pay dividends. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

                                 CAPITALIZATION


     The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2002 on an actual basis and on an as adjusted basis.



     The as adjusted presentation assumes:


     - the sale of                shares of common stock in this offering at an
       assumed initial public offering price of $          per share and the
       application of the net proceeds, as described under "Use of Proceeds;"

     - the conversion of all of our Series A convertible preferred stock and Series B convertible preferred stock into shares of our common stock and payment of all amounts due on conversion; and

     - the conversion of our convertible subordinated debentures into shares of our common stock.

     You should read this table together with "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes appearing elsewhere in this prospectus.


                                                               AS OF JUNE 30, 2002
                                                              ----------------------
                                                               ACTUAL    AS ADJUSTED
                                                              --------   -----------
                                                                   (UNAUDITED)
                                                              (DOLLARS IN THOUSANDS)
Cash and cash equivalents...................................  $ 18,342    $
                                                              ========    ========
Current portion of long-term debt...........................  $  7,518    $
Long-term debt:
  Senior debt...............................................    60,837
  Convertible debentures....................................     3,171
                                                              --------    --------
Total debt..................................................    71,526
                                                              --------    --------
Shareholders' equity:
  Preferred stock $.01 par value; 16,946,322 shares
     authorized, actual; 10,000,000 shares authorized, as
     adjusted:
     Series A convertible preferred stock, 4,341,726 shares
      designated, issued and outstanding, actual; and no
      shares designated, issued or outstanding, as
      adjusted..............................................    13,590
     Series B convertible preferred stock, 2,604,590 shares
      designated, issued and outstanding, actual; and no
      shares designated, issued or outstanding, as
      adjusted..............................................     8,152
  Common stock, no par value; 225,000,000 shares authorized,
     46,779,010 shares issued and outstanding, actual; and
             shares issued and outstanding, as adjusted.....    62,086
  Additional paid-in capital................................        --
  Shareholder notes receivable..............................      (372)
  Retained deficit..........................................    (4,472)
                                                              --------    --------
Total shareholders' equity..................................    78,984
                                                              --------    --------
Total capitalization........................................  $150,510    $
                                                              ========    ========

                                    DILUTION


     As of June 30, 2002, we had a pro forma net tangible book value of $7.7 million or $0.14 per share of common stock. Pro forma net tangible book value per share is equal to our total tangible assets less total liabilities, divided by the pro forma number of shares of our outstanding common stock after giving effect to the conversion of our Series A convertible preferred stock, Series B convertible preferred stock and subordinated convertible debentures into shares
of common stock. After giving effect to the issuance of                shares of
common stock offered by this prospectus at an assumed initial public offering
price of $       per share and after deducting the estimated underwriting
discounts and commissions and our estimated offering expenses and the payment of $31.8 million upon automatic conversion of the Series A convertible preferred stock and Series B convertible preferred stock, our pro forma net tangible book
value as adjusted, as of June 30, 2002, would have been about $          , or
about $          per pro forma share of common stock. This represents an
immediate increase in pro forma net tangible book value of $          per share
to our existing stockholders and an immediate dilution of $          per share
to new investors in this offering. If the initial public offering price is
higher or lower than $          per share, the dilution to new stockholders will
be higher or lower, respectively. The following table illustrates this per share dilution:



                                                                    PER SHARE
                                                              ---------------------
Assumed initial public offering price.......................                $
  Actual net tangible book value at June 30, 2002...........     0.10
  Increase attributable to subordinated convertible
     debentures and preferred stock conversion..............     0.04
                                                               ------
  Pro forma net tangible book value before this offering....     0.14
  Increase attributable to new investors....................
Pro forma net tangible book value after this offering.......
                                                                            -----
Dilution per share to new investors(1)......................                $
                                                                            =====


---------------

(1) If the underwriters' over-allotment option is exercised in full, dilution
    per share to new investors will be $        .


     The following table summarizes, on an as adjusted basis as of June 30, 2002, the difference between existing common stockholders, existing holders of our preferred stock and convertible debentures upon conversion thereof and the new investors with respect to the number of shares of common stock purchased, the total consideration paid and the average price per share paid. The table
assumes that the initial public offering price will be $          before
deducting underwriters' discounts and expenses. If the underwriters' over-allotment option is exercised in full, the number of shares held by
existing stockholders will decrease to                , or      % of the total
number of shares of common stock outstanding after this offering, and will
increase the number of shares held by new investors to                , or
     % of the total number of shares of common stock outstanding after this offering.



                                                                           TOTAL
                                                SHARES PURCHASED       CONSIDERATION
                                               ------------------    -----------------       AVERAGE
                                                NUMBER    PERCENT    AMOUNT    PERCENT   PRICE PER SHARE
                                               --------   -------    -------   -------   ---------------
                                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Existing common stockholders.................   46,779          %    $61,714         %        $1.32
Existing holders of preferred stock and
  subordinated convertible debentures upon
  conversion.................................    7,959                24,913                   3.13
New investors(1).............................
                                                ------     -----     -------    -----
Total........................................              100.0%    $          100.0%
                                                ======     =====     =======    =====


---------------

(1) If the underwriters' over-allotment option is exercised in full, we will
    sell an additional             shares.

     The discussion and tables exclude:


     - 3,069,059 shares of common stock issuable upon the exercise of stock options outstanding at June 30, 2002 at a weighted average exercise price of $1.35 per share;



     - 3,374,000 shares of common stock issuable upon the exercise of outstanding stock options granted by us with an exercise price equal to the initial public offering price per share;



     - 3,459,615 shares of common stock available for future grant under our stock option plans and our employee stock purchase plan as of June 30, 2002;



     - 2,115,945 shares of common stock issuable upon exercise of warrants outstanding as of June 30, 2002 at a weighted average exercise price of $1.94 per share;



     - up to 2,189,887 shares of our common stock issuable to the former stockholders of Physicians Surgical Care based on the financial results of one of the Physicians Surgical Care surgery centers during 2003.


     To the extent the warrants and options are exercised and the underlying shares of common stock are issued, there will be further dilution to new investors. See "Risk Factors," "Capitalization," "Management" and "Description of Capital Stock," and the notes to our consolidated financial statements included elsewhere in this prospectus.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA


     The following selected consolidated financial and other data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes included elsewhere in this prospectus. The selected consolidated statement of operations data set forth below for each of the five years ended December 31, 2001, and the selected consolidated balance sheet data set forth below at December 31, 1999, 2000 and 2001, are derived from our audited consolidated financial statements that are included elsewhere in this prospectus. The selected consolidated statement of operations data set forth below for the years ended December 31, 1997 and 1998, and the selected consolidated balance sheet data set forth below at December 31, 1999 are derived from our audited consolidated financial statements that are not included in this prospectus. The selected consolidated statement of operations data for the six months ended June 30, 2001 and 2002, and the consolidated balance sheet data at June 30, 2002 are derived from our unaudited consolidated financial statements included elsewhere in this prospectus. We have prepared the unaudited information on the same basis as the audited consolidated financial statements and have included all adjustments, consisting only of normal recurring adjustments, that we consider necessary for a fair presentation of our consolidated financial position at those dates and our consolidated results of operations for the periods ended.


     The historical results presented below are not necessarily indicative of the results to be expected for any future period.


                                                                                                        SIX MONTHS
                                                     YEARS ENDED DECEMBER 31,                         ENDED JUNE 30,
                                    ----------------------------------------------------------   -------------------------
                                    1997(1)    1998(1)     1999(1)        2000         2001         2001          2002
                                    -------   ---------   ----------   ----------   ----------   -----------   -----------
                                                                                                        (UNAUDITED)
                                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENT OF
  OPERATIONS DATA:
Revenues..........................  $   705   $   5,656   $   58,120   $  126,942   $  104,704   $   55,553    $   64,516
Operating expenses(2).............    2,800       7,745       57,415      115,430       89,437       46,341        50,613
Depreciation and amortization.....       35         353        3,351        7,503        7,743        3,594         3,853
Impairment of long-lived assets...       --          --           --        6,043          385           --            --
Gain on sale of long-lived
  assets..........................       --          --           --           --       (2,346)      (2,346)           --
                                    -------   ---------   ----------   ----------   ----------   ----------    ----------
Operating income (loss)...........   (2,130)     (2,442)      (2,646)      (2,034)       9,485        7,964        10,050
Minority interest in (income) loss
  of consolidated subsidiaries....       --         124          647          526       (1,909)      (1,438)       (3,515)
Interest expense, net.............      (67)        (17)      (1,189)      (3,234)      (2,600)      (1,336)       (1,729)
                                    -------   ---------   ----------   ----------   ----------   ----------    ----------
Income (loss) before income
  taxes...........................   (2,197)     (2,335)      (3,188)      (4,742)       4,976        5,190         4,806
Income taxes......................       --          --           72          135          287           84           178
                                    -------   ---------   ----------   ----------   ----------   ----------    ----------
Net income (loss).................  $(2,197)  $  (2,335)  $   (3,260)  $   (4,877)  $    4,689   $    5,106    $    4,628
                                    =======   =========   ==========   ==========   ==========   ==========    ==========
Net income (loss) per share:
    Basic.........................  $ (4.68)  $   (1.75)  $    (0.14)  $    (0.11)  $     0.11   $     0.12    $     0.10
    Diluted.......................  $ (4.68)  $   (1.75)  $    (0.14)  $    (0.11)  $     0.10   $     0.11    $     0.09
Weighted average number of common
  shares outstanding and common
  equivalent shares:
    Basic.........................  469,763   1,336,218   22,982,064   43,914,680   43,897,395   44,006,274    45,155,503
    Diluted.......................  469,763   1,336,218   22,982,064   43,914,680   45,814,112   45,678,580    51,299,865
CASH FLOW DATA:
Net cash provided by (used in)
  operating activities............  $(1,692)  $  (1,850)  $   (4,305)  $    7,334   $    8,438   $      450    $    9,654
Net cash provided by (used in)
  investing activities............     (483)     (8,173)     (24,347)     (18,359)      (5,821)       9,015       (11,827)
Net cash provided by (used in)
  financing activities............    4,217      13,306       39,116       11,654       (3,423)     (11,557)        5,280
OTHER DATA:
EBITDA(3).........................  $(2,095)  $  (2,089)  $      705   $   11,512   $   15,267   $    9,212    $   13,903
EBITDA as a % of revenues.........   (297.2)%     (36.9)%        1.2%         9.1%        14.6%        16.6%         21.5%
EBITDA less minority interest.....  $(2,095)  $  (1,965)  $    1,352   $   12,038   $   13,358   $    7,774    $   10,388
EBITDA less minority interest as a
  % of revenues...................   (297.2)%     (34.7)%        2.3%         9.5%        12.8%        14.0%         16.1%
Number of surgery centers operated
  as of the end of period(4)......        2           8           16           20           24           22            33

                                                                     AS OF DECEMBER 31,
                                                               ------------------------------       AS OF
                                                               1999(1)      2000       2001     JUNE 30, 2002
                                                               --------   --------   --------   -------------
                                                                                                 (UNAUDITED)
                                                                           (DOLLARS IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Working capital.............................................   $26,293    $ 35,347   $ 21,706     $ 25,146
Total assets................................................    97,421     103,759    100,799      178,689
Total long-term debt, less current maturities...............    34,694      47,986     39,983       64,008
Total shareholders' equity..................................    41,734      37,127     41,610       78,984


---------------

(1) On June 25, 1999, we acquired Ambulatory Resource Centres, Inc. in a merger that was accounted for as a reverse acquisition under the purchase method of accounting. For financial accounting purposes, Ambulatory Resource Centres was considered to be the acquiring company in the merger and its historical financial statements replaced ours. Accordingly, for periods prior to June 25, 1999, our consolidated financial statements reflect only the results of Ambulatory Resource Centres.
(2) Excludes depreciation and amortization expense and impairment of (gain on) long-lived assets.
(3) When we use the term "EBITDA," we are referring to operating income (loss) before depreciation and amortization and impairment of (gain on) long-lived assets. EBITDA is not a measurement of financial performance under generally accepted accounting principles, and it should not be considered in isolation or as a substitute for net income (loss), operating income (loss), cash flow provided by operating activities or any other measure of operating performance calculated in accordance with generally accepted accounting principles. We have included EBITDA because we believe that investors and financial analysts commonly use it to compare companies in our industry. Our calculation of EBITDA may not be comparable to similarly titled measures reported by other companies.
(4) Includes surgery centers that we manage but in which we do not have an ownership interest.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     Effective April 1, 2002, we acquired Physicians Surgical Care in a merger transaction which was accounted for using the purchase method. Effective August 1, 2001, we completed the acquisition of a 51% ownership interest in Physicians Surgery Center, LLC, which does business as Lee Island Coast Surgery Center, which was accounted for using the purchase method. As a result of our ownership of a majority voting interest, we consolidate the financial results of Lee Island Coast Surgery Center with ours. In January 2002, we completed the sale of assets relating to a physician network.


     The unaudited pro forma combined condensed statement of operations data for the year ended December 31, 2001 and the six months ended June 30, 2002 assume that each of the following had occurred on January 1, 2001:


     - our acquisition of Physicians Surgical Care;

     - our acquisition of a majority interest in Lee Island Coast Surgery Center; and

     - our sale of assets relating to a physician network.


     The unaudited pro forma combined condensed statement of operations data give further effect to and the unaudited pro forma combined condensed balance sheet data give effect to:


     - the conversion of our Series A convertible preferred stock and Series B convertible preferred stock into shares of our common stock and the payment of all amounts due on conversion;

     - the conversion of our subordinated convertible debentures into shares of our common stock; and

     - the sale of        shares of our common stock in this offering at an
       assumed initial public offering price of $     per share, after deducting
       the estimated underwriting discounts and commissions and our estimated offering expenses and the application of the estimated net proceeds as described in "Use of Proceeds."

     The pro forma adjustments related to our acquisitions are preliminary and based on management's estimates of the value of the tangible and intangible assets acquired. The actual allocation of purchase price to the tangible and intangible assets acquired may differ materially from those presented in these unaudited pro forma combined condensed financial statements.

     The unaudited pro forma combined condensed financial statements do not purport to represent what our results actually would have been if the acquisitions, divestiture and other events had occurred at the dates indicated nor does such information purport to project our results for any future period.

                                 SYMBION, INC.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2001


                                                                       LEE
                                                         SALE OF     ISLAND
                                           PHYSICIANS   PHYSICIAN     COAST                                                PRO FORMA
                                            SURGICAL     NETWORK     SURGERY     PRO FORMA                    OFFERING        AS
                               SYMBION      CARE(A)     ASSETS(B)   CENTER(C)   ADJUSTMENTS     PRO FORMA    ADJUSTMENTS   ADJUSTED
                              ----------   ----------   ---------   ---------   -----------     ----------   -----------   ---------
                                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues....................  $  104,704    $41,240     $(18,246)    $5,227      $     --       $  132,925     $            $
Operating expenses:
  Salaries and benefits.....      34,131     10,433       (8,587)     1,016            --           36,993
  Supplies..................      18,161      7,277       (1,972)       824            --           24,290
  Professional and medical
    fees....................       5,559      1,471       (1,155)       276            --            6,151
  Rent and lease expense....       8,162      2,196       (1,888)        --           137(d)         8,607
  Other operating
    expenses................       9,770      5,648       (1,760)       458            --           14,116
  General and administrative
    expense.................      12,407      5,097           --         --        (4,181)(d)       13,323
  Depreciation and
    amortization............       7,743      3,980         (932)       185            --           10,976
  Provision for doubtful
    accounts................       1,055      1,334           --        532            --            2,921
  Loss (gain) on equity
    investments.............         192         --           --         --            --              192
  Impairment of long-lived
    assets..................         385         --           --         --            --              385
  Gain on sale of long-lived
    assets..................      (2,346)        --           --         --            --           (2,346)
                              ----------    -------     --------     ------      --------       ----------     -------      -------
        Total operating
          expenses..........      95,219     37,436      (16,294)     3,291        (4,044)         115,608
                              ----------    -------     --------     ------      --------       ----------     -------      -------
Operating income (loss).....       9,485      3,804       (1,952)     1,936         4,044           17,317
Minority interest in
  (income) loss of
  consolidated
  subsidiaries..............      (1,909)    (3,136)          --         --          (167)(e)       (5,212)
Interest and other expense,
  net.......................      (2,600)    (2,222)         257         (1)         (324)(f)       (4,890)
                              ----------    -------     --------     ------      --------       ----------     -------      -------
Income (loss) before income
  taxes.....................       4,976     (1,554)      (1,695)     1,935         3,553            7,215
Income taxes................         287         --           --         --           100(g)           387
                              ----------    -------     --------     ------      --------       ----------     -------      -------
Net income (loss)...........  $    4,689    $(1,554)    $ (1,695)    $1,935      $  3,453       $    6,828     $            $
                              ==========    =======     ========     ======      ========       ==========     =======      =======
Net income (loss) per share:
    Basic...................  $     0.11                                                        $     0.15                  $
    Diluted.................  $     0.10                                                        $     0.12                  $
Weighted average number of
  common shares outstanding
  and common equivalent
  shares:
    Basic...................  43,897,395                                                        46,391,090
    Diluted.................  45,814,112                                                        55,581,643


 See accompanying notes to the Unaudited Pro Forma Combined Condensed Statement
                                 of Operations.

                                 SYMBION, INC.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 2002



                                                   PHYSICIANS                                                 PRO FORMA
                                                    SURGICAL     PRO FORMA                      OFFERING         AS
                                      SYMBION       CARE(A)     ADJUSTMENTS      PRO FORMA    ADJUSTMENTS     ADJUSTED
                                    ------------   ----------   -----------     -----------   ------------   -----------
                                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues..........................  $     64,516    $12,303       $   --        $    76,819       $             $
Operating expenses:
  Salaries and benefits...........        16,637      3,051           --             19,688
  Supplies........................        12,865      2,212           --             15,077
  Professional and medical fees...         3,166        139           --              3,305
  Rent and lease expense..........         4,190        799           --              4,989
  Other operating expenses........         4,973      2,032           --              7,005
  General and administrative
    expense.......................         7,513      1,049         (820)(d)          7,742
  Depreciation and amortization...         3,853        823           --              4,676
  Provision for doubtful
    accounts......................         1,644        422           --              2,066
  Loss (gain) on equity
    investments...................          (375)        --           --               (375)
                                    ------------    -------       ------        -----------       ----          ----
         Total operating
           expenses...............        54,466     10,527         (820)            64,173
                                    ------------    -------       ------        -----------       ----          ----
Operating income (loss)...........        10,050      1,776          820             12,646
Minority interest in (income) loss
  of consolidated subsidiaries....        (3,515)      (820)         164 (e)         (4,171)
Interest and other expense, net...        (1,729)    (1,055)         (41)(f)         (2,825)
                                    ------------    -------       ------        -----------       ----          ----
Income (loss) before income
  taxes...........................         4,806        (99)         943              5,650
Income taxes......................           178         --           25 (g)            203
                                    ------------    -------       ------        -----------       ----          ----
Net income (loss).................  $      4,628    $   (99)      $  918        $     5,447
                                    ============    =======       ======        ===========       ====          ====
Net income (loss) per share:
    Basic.........................  $       0.10                                $      0.12       $             $
    Diluted.......................  $       0.09                                $      0.10       $             $
Weighted average number of common
  shares outstanding and common
  equivalent shares:
    Basic.........................    45,155,503                                 46,402,350
    Diluted.......................    51,299,865                                 56,289,448


 See accompanying notes to the Unaudited Pro Forma Combined Condensed Statement
                                 of Operations.

    NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


(a)  Represents the audited statement of operations of Physicians
     Surgical Care, Inc. for the twelve months ended December 31, 2001 and the unaudited statement of operations for the three months ended March 31, 2002.
(b) Represents the statement of operations of one of our subsidiaries which sold physician network assets, as included in our audited consolidated statement of operations for the twelve months ended
     December 31, 2001.
(c)  Represents the audited statement of operations of Lee Island
     Coast Surgery Center for the seven months ended July 31, 2001.


                                                                TWELVE MONTHS         SIX MONTHS
                                                              ENDED DECEMBER 31,    ENDED JUNE 30,
                                                                     2001                2002
                                                              ------------------   ----------------
(d)  Represents the pro forma adjustments to operating
     expenses as follows:
     (1)  To record lease expense related to Lee Island
          Coast Surgery Center. There was no historical
          lease expense, as the surgery center owned the
          real estate. After the acquisition, we entered
          into a fair market facility lease agreement with
          annual rental amounts of $234.....................       $   137              $  --
     (2)  To record the estimated decrease in general and
          administrative expenses related to Physicians
          Surgical Care's historical corporate overhead. The
          Physicians Surgical Care corporate office has been
          closed, with the exception of a small interim
          staff. The estimated annual savings from the
          closing of the Physicians Surgical Care corporate
          office is $5,097 ($1,049 for the first three
          months of the six month period ended June 30,
          2002) offset by an estimated $916 of annual costs
          related to the office lease, four new Symbion
          corporate positions and the interim staff cost....        (4,181)              (820)
                                                                   -------              -----
          Total.............................................       $(4,044)             $(820)
                                                                   =======              =====
(e)  Represents the pro forma adjustments to minority
     interest as follows:
     (1)  To record the reduction in minority interest
          related to our purchase of additional ownership
          interests in five existing Physicians Surgical
          Care entities concurrently with our acquisition of
          Physicians Surgical Care..........................       $   585              $ 164
     (2)  To record the 49% minority interest holders' share
          of income of Lee Island Coast Surgery Center......          (752)                --
                                                                   -------              -----
          Total.............................................       $  (167)             $ 164
                                                                   =======              =====

         NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF
                           OPERATIONS -- (CONTINUED)

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                TWELVE MONTHS         SIX MONTHS
                                                              ENDED DECEMBER 31,    ENDED JUNE 30,
                                                                     2001                2002
                                                              ------------------   ----------------
(f)  Represents the pro forma adjustments to interest
     expense as follows:
     (1)  To record interest incurred related to the notes
          payable and convertible debentures issued to
          purchase additional ownership interests in five
          existing Physicians Surgical Care entities
          concurrently with our acquisition of Physicians
          Surgical Care. Incurred debt totaled $595 of notes
          payable and $3,171 of convertible debentures, at
          an annual interest rate of 6% and 4%,
          respectively......................................       $  (163)             $ (41)
     (2)  To record interest incurred related to the
          additional borrowings to acquire the ownership
          interests in Lee Island Coast Surgery Center.
          Incurred debt totaled $5,900 at an average annual
          interest rate of 6.5%.............................          (161)                --
                                                                   -------              -----
          Total.............................................       $  (324)             $ (41)
                                                                   =======              =====
(g)  Represents the pro forma adjustments to income taxes as follows:
     (1)  To record the state income tax effect from pro
          forma adjustments related to our acquisitions and
          sale of physician network assets. We have not
          reflected a federal income tax impact because we
          have sufficient net operating loss carryforwards
          to offset federal income taxes....................       $   100              $  25
                                                                   =======              =====

                                 SYMBION, INC.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                 JUNE 30, 2002



                                                                          OFFERING
                                                              SYMBION    ADJUSTMENTS   AS ADJUSTED
                                                              --------   -----------   -----------
                                                                     (DOLLARS IN THOUSANDS)
                           ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 18,342     $
  Restricted cash...........................................     1,500
  Accounts receivable, net..................................    19,931
  Inventories...............................................     3,871
  Other current assets......................................     3,144
                                                              --------     ------       --------
Total current assets........................................    46,788
Property and equipment, net.................................    47,603
Goodwill....................................................    73,305
Service agreement rights, net...............................     1,128
Investments in and advances to affiliates...................     2,532
Other assets................................................     7,333
                                                              --------     ------       --------
Total assets................................................  $178,689     $
                                                              ========     ======       ========

            LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $  3,296     $
  Accrued payroll and benefits..............................     3,967
  Other accrued expenses....................................     6,861
  Current portion of long term debt.........................     7,518
                                                              --------     ------       --------
Total current liabilities...................................    21,642
Long-term debt, less current maturities.....................    60,837
Deferred revenue............................................       206
Convertible debenture.......................................     3,171
Minority interest...........................................    13,849
Shareholders' equity:
  Capital...................................................    83,456
  Retained deficit..........................................    (4,472)
                                                              --------     ------       --------
Total shareholders' equity..................................    78,984
                                                              --------     ------       --------
Total liabilities and shareholders' equity..................  $178,689     $
                                                              ========     ======       ========


  See accompanying notes to the Unaudited Pro Forma Combined Condensed Balance
                                     Sheet.

         NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


Note:


      Upon the completion of this offering, we anticipate that we will record additional purchase price adjustments to goodwill for $31,800. In connection with the merger with Physicians Surgical Care, we issued shares of Series A convertible preferred stock and Series B convertible preferred stock, as discussed in Note 12 to our consolidated financial statements. The Series A convertible preferred stock and Series B convertible preferred stock will automatically convert into shares of common stock and the right to a cash payment upon completion of this offering. When converted, each share of Series A convertible preferred stock and Series B convertible preferred stock will entitle the holder to receive one share of common stock and a cash payment of $4.20 for the Series A holders and $5.22 for the Series B holders, for a total cash payment of $31,800. This amount will be reflected as additional purchase price and recorded as an addition to goodwill.



      In addition, we have agreed to issue up to an additional 2,189,887 shares of our common stock, which would be recorded as additional goodwill, to the former stockholders of Physicians Surgical Care based on the 2003 financial results of one of the Physicians Surgical Care surgery centers.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis of our financial condition and results of operations should be read in conjunction with "Selected Consolidated Financial and Other Data" and our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. For additional information regarding some of the risks and uncertainties that affect our business and the industry in which we operate and that apply to an investment in our common stock, please read "Risk Factors." Our actual results may differ materially from those estimated or projected in any of these forward-looking statements.

OVERVIEW

     We own and operate a network of surgery centers in 15 states. As of June 30, 2002, we owned and operated 26 surgery centers, including one facility licensed as a surgical hospital, managed seven additional surgery centers and were developing three new surgery centers. We also operate a diagnostic center and manage three physician networks, including two physician networks in markets in which we operate surgery centers.

     We were incorporated in Tennessee in January 1996 under the name UniPhy Healthcare, Inc. and originally focused on the development and management of physician networks. On June 25, 1999, we acquired Ambulatory Resource Centres, Inc., an owner and operator of surgery centers, and changed our name to Symbion, Inc. Our acquisition of Ambulatory Resource Centres was accounted for as a reverse acquisition under the purchase method of accounting and, for financial reporting purposes, Ambulatory Resources Centres was considered to be the acquiring company and its historical financial statements replaced ours. Accordingly, for periods prior to June 25, 1999, our consolidated financial statements reflect only the results of Ambulatory Resource Centres.

     Since our acquisition of Ambulatory Resource Centres, we have focused on developing, acquiring and managing surgery centers, and have grown our operations from 14 to 33 surgery centers. During that period, we terminated all but three of our management agreements with physician networks and transferred our assets and liabilities relating to those terminated agreements to the physician networks in exchange for cash and our previously issued securities. We also modified our agreements with two of the remaining physician networks to require us to provide only management services. As a result of these actions, we now focus our business on developing, acquiring and managing surgery centers and it may be difficult to compare our historical operating results from period to period.

ACQUISITIONS, DEVELOPMENTS AND DIVESTITURES

  Acquisitions and Developments

     In April 2002, we acquired Physicians Surgical Care, Inc., which has ownership interests in and manages seven surgery centers and is assisting in the development of an additional surgery center that we expect to manage. In connection with the acquisition, we issued an aggregate of 2,770,748 shares of our common stock, 4,341,726 shares of our Series A convertible preferred stock and 2,604,590 shares of our Series B convertible preferred stock. In addition, we agreed to issue up to an additional 2,189,887 shares of our common stock to the former stockholders of Physicians Surgical Care based on the 2003 financial results of one of the Physicians Surgical Care surgery centers. We are currently integrating Physicians Surgical Care's operations and reducing its corporate staff and office space in order to achieve cost-savings and operating efficiencies, but we cannot assure you that we will be able to complete that integration successfully or achieve our anticipated cost-savings and efficiencies.


     During the six months ended June 30, 2002, we acquired ownership interests in three additional surgery centers. We entered into management agreements with each of these surgery centers and have majority ownership interests in all of the centers. Our initial investment related to these centers was about $12.7 million in cash funded with $6.2 million of debt.

     During 2001, we acquired ownership interests in three surgery centers and opened one additional newly-developed surgery center and one diagnostic imaging center. We entered into management agreements with each of these surgery centers and have majority ownership interests in all of these centers. Our initial investment related to these centers was about $20.7 million, consisting of about $14.6 million in cash funded with $8.3 million of debt related to the acquisitions, $5.7 million of debt related to the newly-developed surgery center and 126,811 shares of our common stock.



     During 2000, we acquired ownership interests in three surgery centers and opened two additional newly-developed surgery centers. We entered into management agreements with each of these surgery centers and have majority ownership interests in four of these facilities. Our initial investment related to these facilities was about $15.7 million, consisting of about $9.3 million in cash funded with $2.6 million of debt related to the acquisitions and $6.4 million of debt related to the newly-developed surgery centers.



     During 1999, in addition to our acquisition of Ambulatory Resource Centres, we opened two additional newly-developed surgery centers. We entered into management agreements with each of these surgery centers and have majority ownership interests in all of these centers. Our initial investment related to these centers was about $5.0 million, consisting of about $1.5 million in cash and $3.5 million of debt.


     All of our acquisitions were accounted for under the purchase method of accounting and, accordingly, the results of operations of these acquired surgery centers are reflected on a consolidated or equity basis in our consolidated financial statements from the respective dates of their acquisitions.

  Divestitures

     Effective May 31, 2002, we sold all of our ownership interests in the Tuscarawas Surgery Center located in Dover, Ohio and terminated our management agreement with the surgery center. In consideration for our ownership interests, we were released from a guaranty of the facility lease for the surgery center and the purchaser assumed about $1.1 million of liabilities. We recorded a net loss of approximately $8,000 in connection with the sale of these ownership interests.


     Since January 1, 2001, we terminated our management agreements with three physician networks and transferred our assets and liabilities relating to those terminated agreements to these physician networks. Prior to termination of these management agreements, we recognized management fees earned and expenses reimbursed under these management agreements as physician service revenues. We also modified our management agreements with two physician networks to require us to provide only management services, which are reflected as other service revenues, and we transferred certain related accounts receivable, prepaid expenses and liabilities to these physician networks. In exchange for these terminations, modifications and asset transfers, we received an aggregate of about $22.6 million in cash, a promissory note in the amount of $400,000, 1,007,368 shares of our common stock and the cancellation of a convertible subordinated debenture with an aggregate principal amount of $2.7 million that we had previously issued to one of these physician networks. In addition, the physician networks assumed about $1.8 million in liabilities. In 2001, we recorded gains on the sale of long-lived assets of $2.3 million in connection with the termination and modification of these management agreements. In January 2002, we terminated the last of these management agreements. The loss of $255,000 on termination of this management agreement was recorded in 2001 and is included in the impairment of long-lived assets of $385,000 in 2001. The net assets and liabilities of $4.6 million relating to this management agreement were reflected as assets held for sale at December 31, 2001.


CRITICAL ACCOUNTING POLICIES

     Our accounting policies are described in Note 2 of our consolidated financial statements. In preparing our consolidated financial statements in conformity with accounting principles generally accepted in the United States, our management must make estimates and assumptions that affect the reported amounts of assets and liabilities and related disclosures at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Our actual results could differ from those estimates. We believe that the following critical accounting policies are important to the portrayal of our financial condition and results of operations, and require our management's subjective or complex judgment because of the sensitivity of the methods, assumptions and estimates used.

  Consolidation and Control

     Our consolidated financial statements include our accounts and those of our wholly-owned subsidiaries, as well as our interests in facilities that we control through our ownership of a majority voting interest or other rights granted to us by contract as the sole general partner to manage and control the business. The rights of the limited partners or minority members in these surgery centers are generally limited to those that protect their financial interests, including the right to approve the acquisition or divestiture of significant assets or the incurrence of debt that physician limited partners or members are required to guarantee on a pro rata basis based upon their respective ownership interests. All significant intercompany balances and transactions are eliminated in consolidation.

     We also hold non-controlling interests in some surgery centers over which we exercise significant influence. Significant influence includes financial interests ranging from 10% to 39% and duties, rights and responsibilities for the day-to-day management of the surgery center. These non-controlling interests are accounted for under the equity method.

  Revenue Recognition


     Our revenues are comprised of patient service revenues, physician service revenues and other service revenues.



     Our patient service revenues relate to fees charged for surgical or diagnostic procedures performed at surgery center and surgical hospital facilities that we consolidate for financial reporting purposes. These fees are billed either to the patient or a third-party payor. Our fees vary depending on the procedure, but usually include all charges for usage of an operating room, a recovery room, equipment, supplies, nursing staff and medications. Our fees do not include professional fees charged by the patient's surgeon, anesthesiologist or other attending physician, which are billed directly by the physicians to the patient or third-party payor. We recognize patient service revenues when the related procedures are performed.



     Our physician service revenues relate to fees we derive from managing physician networks for which we also have a contractual obligation to provide capital and additional assets. Currently we have such an obligation to only one group of three physicians included in one of the three physician networks we manage. We expect our physician service revenues to decline as a percentage of our total revenues as we continue to focus on our surgery center business. Physician service revenues consist of reimbursed expenses and a percentage of the amount by which each physician network's revenues exceed its expenses, as defined by our management agreement with each physician network. We recognize physician service revenues in the period in which reimbursable expenses are incurred and the period in which we have rights to a percentage of the amount by which a physician network's revenues exceed its expenses.



     Our other service revenues are comprised of management and administrative service fees we derive from non-consolidated facilities that we account for under the equity method, management of surgery centers in which we do not own an interest and management services we provide to physician networks for which we are not required to provide capital or additional assets. The fees we derive from these management arrangements are based on a pre-determined percentage of the revenues of each surgery center and physician network. We recognize other service revenues in the period in which services are rendered.


  Allowance for Contractual Adjustments and Bad Debts


     Our patient service revenues are recorded net of estimated contractual allowances from third-party payors, which we estimate based on the historical trend of our surgery centers' cash collections and contractual write-offs, accounts receivable agings, established fee schedules, relationships with payors and procedure statistics. We estimate our allowances for bad debts using similar information and analysis. While we believe that our allowances for contractual adjustments and bad debts are adequate, if the actual write-offs are significantly different from our estimates, our results of operations may, in turn, be significantly impacted. Our net accounts receivable reflected allowances for bad debts of $9.1 million at June 30, 2002 and $4.8 million at December 31, 2001.



     We derive all of our physician service revenues from physician networks with which we have service agreements. Physician service revenues from physician networks consist of reimbursed expenses, plus participation in the excess of revenue over expenses of the physician networks as defined in the service agreements. Reimbursed expenses include the costs of our personnel, supplies and other expenses incurred to provide the management services to the physician networks. We recognize physician service revenues in the period in which reimbursable expenses are incurred and in the period in which we have rights to a percentage of the amount by which a physician network's revenues exceed its expenses. Physician service revenues are based on net billings of the physician network with any changes in estimated contractual adjustments and bad debts reflected in physician service revenues in the subsequent period. Our physician service revenues would be impacted by changes in estimated contractual adjustments and bad debts recorded by the physician networks.



  Intangible Assets


     When events, circumstances and operating results indicate that the carrying values of certain long-lived assets and the related identifiable intangible assets might be impaired, we assess whether the carrying value of the assets will be recovered through undiscounted future cash flows expected to be generated from the use of the assets and their eventual disposition. If the assessment indicates that the recorded cost will not be recoverable, that cost will be reduced to estimated fair value. Estimated fair value will be determined based on a discounted future cash flow analysis. Using this methodology, for the year ended December 31, 2001, we recorded an impairment charge of $130,000 related to three of our surgery centers. We believe that there has been no other impairment.


     On July 1, 2001, we adopted the provisions of SFAS No. 141, "Business Combinations," related to the initial recognition and measurement of goodwill and other intangible assets acquired in a business combination. On January 1, 2002, we adopted SFAS No. 142, "Goodwill and Other Intangible Assets," which revises the method used to analyze impairment of our intangible assets. Effective April 1, 2002, we acquired Physicians Surgical Care, Inc. Application of the non-amortization provisions of SFAS No. 142 for the year ended December 31, 2001 (on a pro forma basis as if we had acquired Physicians Surgical Care as of January 1, 2001) would have resulted in an increase to 2001 pro forma net income of approximately $2.1 million.


SOURCES OF REVENUE

     Our revenues primarily include the following:


     - patient service revenues for the surgery center and surgical hospital facilities that we consolidate for financial reporting purposes, which are typically those in which we have ownership interests of greater than 50% or maintain effective control;



     - physician service revenues derived from our management of physician networks for which we also have a contractual obligation to provide capital and additional assets; and



     - other service revenues, consisting of management and administrative service fees derived from the non-consolidated facilities that we account for under the equity method, management of surgery centers in which we do not own an interest and management services we provide to physician networks for which we are not required to provide capital or additional assets.

     The following table summarizes our revenues by service type as a percentage of revenues for the periods indicated:



                                                                                   SIX
                                                                               MONTHS ENDED
                                                  YEARS ENDED DECEMBER 31,       JUNE 30,
                                                  -------------------------    ------------
                                                  1999      2000      2001     2001    2002
                                                  -----     -----     -----    ----    ----
Patient service revenues.......................     33%       34%       60%     52%     90%
Physician service revenues.....................     64        64        33      41       2
Other service revenues.........................      3         2         7       7       8
                                                   ---       ---       ---     ---     ---
          Total................................    100%      100%      100%    100%    100%
                                                   ===       ===       ===     ===     ===



     Patient service revenues as a percentage of total revenues has increased from 33% in 1999 to 60% in 2001 and has further increased to 90% in the six months ended June 30, 2002, primarily due to our acquisition and development of additional surgery centers and the termination and modification of our management agreements with physician networks in which we recorded physician service revenues. Physician service revenues as a percentage of total revenues has decreased from 64% in 1999 to 33% in 2001 and has further decreased to 2% in the six months ended June 30, 2002, primarily due to the termination and modification of our management agreements with physician networks in which we recorded physician service revenues. Other service revenues as a percentage of total revenues has increased from 2% in 2000 to 7% in 2001 and has further increased to 8% for the six months ended June 30, 2002, primarily due to modifications to two of our management agreements with physician networks.


RESULTS OF OPERATIONS

     The following table summarizes certain statements of operations items expressed as a percentage of revenues for the periods indicated:


                                                                                 SIX
                                                                            MONTHS ENDED
                                                YEARS ENDED DECEMBER 31,      JUNE 30,
                                               --------------------------   -------------
                                                1999      2000      2001    2001    2002
                                               ------    ------    ------   -----   -----
Revenues.....................................  100.0%    100.0%    100.0%   100.0%  100.0%
Operating expenses(1)........................   98.8      90.9      85.4     83.4    78.5
                                               -----     -----     -----    -----   -----
EBITDA(2)....................................    1.2       9.1      14.6     16.6    21.5
Minority interest in (income) loss of
  consolidated subsidiaries..................    1.1       0.4      (1.8)    (2.6)   (5.4)
                                               -----     -----     -----    -----   -----
EBITDA less minority interest................    2.3       9.5      12.8     14.0    16.1
Depreciation and amortization................    5.8       5.9       7.4      6.5     6.0
Impairment of (gain on) long-lived assets....     --       4.8      (1.9)    (4.2)     --
Interest expense, net........................   (2.0)     (2.5)     (2.5)    (2.4)   (2.7)
                                               -----     -----     -----    -----   -----
Income (loss) before income taxes............   (5.5)     (3.7)      4.8      9.3     7.4
Income taxes.................................    0.1       0.1       0.3      0.2     0.3
                                               -----     -----     -----    -----   -----
Net income (loss)............................   (5.6)%    (3.8)%     4.5%     9.1%    7.1%
                                               =====     =====     =====    =====   =====


---------------

(1) For each of the periods set forth in this table, operating expenses excludes depreciation and amortization expense and impairment of (gain on) long-lived assets.
(2) EBITDA refers to operating income before depreciation and amortization and impairment of (gain on) long-lived assets, and should not be considered in isolation or as a substitute for net income, operating income, cash flows provided by operating activities or other measures of operating performance calculated in accordance with generally accepted accounting principles.


SIX MONTHS ENDED JUNE 30, 2002 COMPARED TO SIX MONTHS ENDED JUNE 30, 2001



     Revenues. Revenues increased 16.1% from $55.6 million for the six months ended June 30, 2001 to $64.5 million for the six months ended June 30, 2002. This increase was primarily due to a $27.3 million increase in patient service revenues contributed by surgery centers we acquired or developed since June 30, 2001 and the full period impact from surgery centers acquired or developed since December 31, 2000, which was partially offset by a $20.6 million decrease in physician service revenues resulting from termination and modification of management agreements with physician networks in which we recorded physician service revenues.



     Operating Expenses. Operating expenses increased 9.2% from $46.3 million for the six months ended June 30, 2001 to $50.6 million for the six months ended June 30, 2002. This increase was due to a $20.4 million increase in operating expenses primarily relating to surgery centers acquired or developed since June 30, 2001 and a $1.5 million increase in general and administrative expense, which was partially offset by a $17.7 million decrease in operating expenses resulting from termination and modification of management agreements with physician networks. The $20.4 million increase in operating expenses was primarily related to increases in salaries and benefits of $7.3 million, supplies expense of $6.3 million, professional and medical fees of $1.9 million, rent and lease expense of $1.9 million, other operating expenses of $2.3 million and bad debt expense of $1.4 million. The decrease of $17.7 million in operating expenses was primarily related to decreases in salaries and benefits of $9.7 million, supplies expense of $2.2 million, professional and medical fees of $1.6 million, rent and lease expense of $2.0 million and other operating expenses of $2.3 million. As a percentage of revenues, operating expenses decreased from 83.4% for the six months ended June 30, 2001 to 78.5% for the six months ended June 30, 2002, primarily due to surgery centers representing a higher percentage of our total operations and generating higher operating margins than our management of physician networks following the termination and modification of management agreements with physician networks.



     EBITDA Less Minority Interest. EBITDA less minority interest increased 33.6% from $7.8 million for the six months ended June 30, 2001 to $10.4 million for the six months ended June 30, 2002. The increase was primarily due to $6.5 million of EBITDA less minority interest from surgery centers we acquired or developed since June 30, 2001 and the full period impact from surgery centers acquired or developed since December 31, 2000, which was partially offset by a decrease of $2.8 million resulting from termination and modification of management agreements with physician networks. As a percentage of revenues, EBITDA less minority interest increased from 14.0% for the six months ended June 30, 2001 to 16.1% for the six months ended June 30, 2002. Minority interest in income of consolidated subsidiaries increased from $1.4 million for the six months ended June 30, 2001 to $3.5 million for the six months ended June 30, 2002, primarily due to an increase in the number of facilities in which we hold less than 100% of the ownership interests and that we consolidate for financial purposes. When we use the term "EBITDA," we are referring to operating income
(loss) before depreciation and amortization and impairment of (gain on) long-lived assets. "EBITDA less minority interest" refers to EBITDA minus the interest of other owners of centers that we consolidate for financial reporting purposes. EBITDA and EBITDA less minority interest are not measurements of financial performance under generally accepted accounting principles, and they should not be considered in isolation or as a substitute for net income (loss), operating income (loss), cash flow provided by operating activities or any other measure of operating performance calculated in accordance with generally accepted accounting principles. We have included EBITDA less minority interest because we believe that investors and financial analysts commonly use it to compare companies in our industry. We consider this calculation in acquiring and developing additional surgery centers. Our calculation of EBITDA and EBITDA less minority interest may not be comparable to similarly titled measures reported by other companies.



     Depreciation and Amortization. Depreciation and amortization expense increased 7.2% from $3.6 million for the six months ended June 30, 2001 to $3.9 million for the six months ended June 30, 2002. Amortization expense decreased 73.1% from $708,000 for the six months ended June 30, 2001 to $191,000 for the six months ended June 30, 2002, primarily as a result of the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets." This accounting standard requires that goodwill be disclosed separately from other intangible assets in the balance sheet, and no longer be amortized but tested for impairment on a periodic basis. Depreciation expense from our surgery centers increased 123.1% from $1.3 million for the six months ended June 30, 2001 to $2.9 million for the six months ended June 30,

2002. Depreciation expense from physician networks decreased 195.6% from $1.2 million for the six months ended June 30, 2001 to $406,000 for the six months ended June 30, 2002 as a result of termination and modification of management agreements with physician networks. As a percentage of revenues, depreciation and amortization expense decreased from 6.5% for the six months ended June 30, 2001 to 6.0% for the six months ended June 30, 2002, due to the overall increase in revenues and adoption of SFAS No. 142.



     Operating Income. Operating income increased by 26.2% from $8.0 million for the six months ended June 30, 2001 to $10.0 million for the six months ended June 30, 2002. This increase was primarily due to a $7.4 million increase in operating income related to surgery centers acquired or developed since June 30, 2001 and the full period impact from surgery centers acquired or developed since December 31, 2000, which was partially offset by a decrease in operating income of $4.1 million resulting from termination and modification of management agreements with physician networks. As a percentage of revenues, operating income increased from 14.3% for the six months ended June 30, 2001 to 15.6% for the six months ended June 30, 2002 because our surgery centers generated higher operating margins than our management of physician networks.



     Interest Expense, Net of Interest Income. Interest expense, net of interest income, increased 29.5% from $1.3 million for the six months ended June 30, 2001 to $1.7 million for the six months ended June 30, 2002, primarily due to an increase in debt of $19.8 million related to acquisitions and development of surgery centers since June 30, 2001 and the full period impact from surgery centers acquired or developed since December 31, 2000, which was partially offset by lower interest rates during the first six months of 2002 as compared to the same period during 2001.



     Provision for Income Taxes. Provision for income taxes increased 111.9% from $84,000 for the six months ended June 30, 2001 to $178,000 for the six months ended June 30, 2002, primarily related to state income taxes assessed by certain states in which our facilities operate and increased pre-tax income.



     Net Income. Net income decreased 9.3% from $5.1 million for the six months ended June 30, 2001 to $4.6 million for the six months ended June 30, 2002, primarily due to a decrease in net income of $4.3 million as a result of the termination and modification of management agreements with physician networks, which included a $2.3 million gain on the termination of a management agreement with a physician network recorded during the six months ended June 30, 2001. This decrease was partially offset by an increase in net income of $4.7 million from surgery centers acquired or developed since June 30, 2001 and the full period impact from surgery centers acquired or developed since December 31, 2000. As a percentage of revenues, net income decreased from 9.1% for the six months ended June 30, 2001 to 7.1% for the six months ended June 30, 2002, primarily due to a gain on termination of a management agreement with a physician network recorded during the six months ended June 30, 2001.



YEAR ENDED DECEMBER 31, 2001 COMPARED TO YEAR ENDED DECEMBER 31, 2000



     Revenues. Revenues decreased by 17.5% from $126.9 million for 2000 to $104.7 million for 2001. This decrease was primarily due to a $44.7 million decrease in physician service revenues resulting from termination and modification of management agreements with physician networks in which we recorded physician service revenues, which was partially offset by $14.7 million of patient service revenues contributed by facilities we acquired or developed since December 31, 2000 and the full year impact of facilities acquired or developed since December 31, 1999.



     Operating Expenses. Operating expenses decreased by 22.5% from $115.4 million for 2000 to $89.4 million for 2001. This decrease was due to a $38.1 million decrease in operating expenses primarily resulting from termination and modification of management agreements with physician networks, which was partially offset by a $11.2 million increase in operating expenses primarily relating to facilities acquired or developed since December 31, 2000 and the full year impact of surgery centers acquired or developed since December 31, 1999 and a $1.0 million increase in general and administrative expense. The $38.1 million decrease in operating expenses was primarily related to decreases in salaries and benefits of $19.5 million, supplies expense of $4.7 million, professional and medical fees of $6.6 million, rent and lease expense of $4.0 million and other operating expenses of $3.3 million. The increase of $11.2 million in operating expenses was primarily due to increases in salaries and benefits of $4.7 million, supplies expense of $4.8 million, professional and medical fees of $800,000 and other operating expenses of $1.9 million partially offset by a $700,000 decrease in bad debt expense. As a percentage of revenues, operating expenses decreased from 90.9% for 2000 to 85.4% for 2001, primarily as a result of surgery centers representing a higher percentage of our total operations and generating higher operating margins than our management of physician networks, and improved operating efficiencies at surgery centers operating throughout both periods.



     EBITDA Less Minority Interest. EBITDA less minority interest increased 11.0% from $12.0 million for 2000 to $13.4 million for 2001. This increase was primarily due to $1.7 million of EBITDA less minority interest contributed by facilities acquired or developed since December 31, 2000 and the full year impact of surgery centers acquired or developed since December 31, 1999, as well as $4.6 million from physician networks and surgery centers operating for the full year in both periods, which was partially offset by a $4.4 million decrease in EBITDA less minority interest resulting from termination and modification of management agreements with physician networks. As a percentage of revenues, EBITDA less minority interest increased from 9.5% for 2000 to 12.8% for 2001, as our surgery centers generated higher operating margins than our management of physician networks. Minority interest in loss of consolidated subsidiaries was $526,000 for 2000, compared to minority interest in income of consolidated subsidiaries of $1.9 million for 2001, primarily due to an increase in the number of facilities in which we hold less than 100% of the ownership interests and that we consolidate for financial reporting purposes.



     Depreciation and Amortization. Depreciation and amortization expense increased by 3.2% from $7.5 million for 2000 to $7.7 million for 2001. This increase was primarily due to a $1.1 million increase in depreciation and amortization expense related to surgery centers acquired or developed since December 31, 2000 and the full year impact of surgery centers acquired or developed since December 31, 1999, as well as a $750,000 increase related to equipment purchases by facilities that were in operation for the full year in both periods, which was partially offset by a $1.5 million decrease in depreciation and amortization expense resulting from termination and modification of management agreements with physician networks. As a percentage of revenues, depreciation and amortization expense increased from 5.9% for 2000 to 7.4% for 2001, primarily as a result of the overall decrease in revenues.



     Operating Income. Operating income (loss) increased from an operating loss of $2.0 million for 2000 to operating income of $9.5 million for 2001. This increase was primarily due to a $6.0 million impairment of long-lived assets recorded in 2000, which resulted from our termination and modification of management agreements with physician networks. In addition, we recorded a $2.0 million net gain on long-lived assets in 2001, which resulted from our termination and modification of management agreements with physician networks and certain surgery center goodwill impairment. We recorded a gain of approximately $2.3 million in 2001 in connection with the termination of one of these management agreements, which reflected the consideration that we received in excess of our carrying amount of the related net assets. We also recorded an additional impairment charge of $255,000 in connection with the termination of one of the management agreements. We had previously recorded an impairment charge of approximately $2.5 million in 2000 relating to this management agreement based on the estimated fair value at December 31, 2000. In addition, we recorded impairment charges to goodwill of approximately $130,000 related to three surgery centers based on estimated fair value, as the recorded cost would not be recoverable. Additionally, operating income during 2001 increased $1.6 million from surgery centers acquired or developed since December 31, 2000 and the full year impact of surgery centers acquired or developed since December 31, 1999. As a percentage of revenues, operating income increased from (1.6)% for 2000 to 9.1% for 2001, primarily as a result of the impairment of long-lived assets in 2000 and the gain on the sale of long-lived assets in 2001.



     Interest Expense, Net of Interest Income. Interest expense, net of interest income, decreased 19.6% from $3.2 million for 2000 to $2.6 million for 2001, primarily related to a reduction of long-term debt of $8.0 million and lower interest rates during 2001 as compared to 2000. The $8.0 million reduction of long-term debt is primarily related to the repayment of $16.0 million in debt using proceeds received from our termination and modification of management agreements with physician networks, which was partially offset by an increase in debt of $8.0 million related to facilities acquired or developed since December 31, 2000 and the full year impact of surgery centers acquired or developed since December 31, 1999.



     Provision for Income Taxes. Provision for income taxes increased 112.6% from $135,000 for 2000 to $287,000 for 2001, primarily related to state income taxes assessed by certain states in which our surgery centers operate and increased pre-tax income.



     Net Income. Net income increased from a net loss of $4.9 million for 2000 to net income of $4.7 million for 2001. As a percentage of revenues, net income increased from (3.8)% for 2000 to 4.5% for 2001, primarily as a result of a $6.0 million charge for impairment of long-lived assets in 2000 and a $2.0 million gain on the sale of long-lived assets in 2001. The remaining increase was related to $1.2 million of net income generated by surgery centers acquired or developed since December 31, 2000 and the full year impact of surgery centers acquired or developed since December 31, 1999, as well as $2.2 million by physician networks and surgery centers that were in operation for the full year in both periods.


YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999


     Revenues. Revenues increased by 118.4% from $58.1 million for 1999 to $126.9 million for 2000. This increase was primarily due to a $44.2 million increase in revenues related to our results of operations being included with those of Ambulatory Resource Centres for only part of 1999 and for all of 2000. Our acquisition of Ambulatory Resource Centres, Inc. on June 25, 1999 was accounted for as a reverse acquisition under the purchase method of accounting. For financial reporting purposes, Ambulatory Resources Centres was considered to be the acquiring company and its historical financial statements replaced ours. In addition, $23.2 million of the increase related to patient service revenues contributed by surgery centers acquired or developed since December 31, 1999 and the full year impact of surgery centers acquired since December 31, 1998.



     Operating Expenses. Operating expenses increased by 101.0% from $57.4 million for 1999 to $115.4 million for 2000. Of this increase, $38.7 million was due to our results of operations being combined with those of Ambulatory Resource Centres for a full year in 2000 and only a partial year during 1999. This increase of $38.7 million was primarily due to increases in salaries and benefits of $18.9 million, supplies expense of $4.5 million, professional and medical fees of $6.0 million, rent and lease expense of $3.6 million, other operating expenses of $4.2 million and a $1.2 million increase in general and administrative expense. In addition, $17.5 million was contributed by facilities acquired or developed since December 31, 1999 and the full year impact of surgery centers acquired or developed since December 31, 1998. Of this $17.5 million increase, salaries and benefits increased $5.9 million, supplies expense increased $4.8 million, professional and medical fees increased $700,000, rent and lease expense increased $2.7 million, other operating expenses increased $1.7 million and bad debt expense increased $1.2 million. As a percentage of revenues, operating expenses decreased from 98.8% for 1999 to 90.9% for 2000, primarily as a result of improved operating efficiencies at our surgery centers.



     EBITDA Less Minority Interest. EBITDA less minority interest increased 790.4% from $1.4 million for 1999 to $12.0 million for 2000. Of this increase, $5.5 million was contributed by surgery centers acquired or developed since December 31, 1999 and the full year impact of surgery centers acquired or developed since December 31, 1998 and $5.9 million was due to our results of operations being included with those of Ambulatory Resource Centres for a full year in 2000 and only a partial year in 1999. As a percentage of revenues, EBITDA less minority interest increased from 2.3% for 1999 to 9.5% for 2000, primarily as a result of the change in revenues resulting from our results of operations being included with those of Ambulatory Resource Centres for a full year in 2000 and only a partial year in 1999.



     Depreciation and Amortization. Depreciation and amortization expense increased by 123.9% from $3.4 million for 1999 to $7.5 million for 2000. This increase resulted from $1.7 million of depreciation and amortization expense related to surgery centers acquired or developed since December 31, 1999 and the full year impact of surgery centers acquired or developed since December 31, 1998 and $1.8 million of the increase was related to our results of operations being included with those of Ambulatory Resource Centres for a full year in 2000 and only a partial year in 1999.


     Operating Income. Operating loss decreased by 23.1% from $2.6 million for 1999 to $2.0 million for 2000. This decrease primarily resulted from $5.0 million of operating income generated by surgery centers acquired and developed since December 31, 1999, and the full year impact of surgery centers acquired or developed since December 31, 1998, $1.2 million of operating income generated by surgery centers that were in operation for the full year in both periods and $500,000 due to our results of operations being included with those of Ambulatory Resource Centres for all of 2000 and only part of 1999, which offset a $6.0 million impairment of long-lived assets recorded in 2000. In 2000, adverse changes in the business climate of the physician practice management industry indicated that the carrying values of our physician network related assets might be impaired. Consequently, we performed analyses of undiscounted cash flows indicating that certain physician network recorded costs would not be recoverable. As a result, we recorded impairment charges relating to management agreements with four physician networks based on the estimated fair value. As a percentage of revenues, operating loss decreased from 4.6% for 1999 to 1.6% for 2000, primarily as a result of the overall change in revenues resulting from our results of operations being included with those of Ambulatory Resource Centres for a full year in 2000 and only a partial year in 1999.


     Interest Expense, Net of Interest Income. Interest expense, net of interest income, increased 172.0% from $1.2 million for 1999 to $3.2 million for 2000, primarily as a result of an increase in senior indebtedness related to facilities acquired or developed, which increased net interest expense by $1.1 million. In addition, $715,000 of the increase resulted from our results of operations being included with those of Ambulatory Resource Centres for a full year in 2000 and only a partial year in 1999.

     Provision for Income Taxes. Provision for income taxes increased 87.5% from $72,000 for 1999 to $135,000 for 2000, primarily related to state income taxes assessed by certain states in which our facilities operate.


     Net Income. Net loss increased from $3.3 million for 1999 to $4.9 million for 2000 primarily as a result of a $6.0 million impairment of long-lived assets in 2000, which was partially offset by a $2.7 million increase in net income from surgery centers acquired or developed since December 31, 1999 and the full year impact of surgery centers acquired since December 31, 1998, as well as $2.0 million increase in net income from surgery centers that were in operation for the full year in both periods. In addition, $300,000 of the increase in net loss related to our results of operations being included with those of Ambulatory Resource Centres for a full year in 2000 and only a partial year in 1999.

QUARTERLY RESULTS OF OPERATIONS


     The following table presents a summary of our unaudited quarterly consolidated results of operations for each of the four quarters in 2001 and for the first two quarters in 2002. The unaudited interim financial statements include all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of such information when read in conjunction with our audited consolidated financial statements and related notes. Our quarterly operating results have varied in the past, may continue to do so and are not necessarily indicative of results for any future period.



                                                                2001                          2002
                                                -------------------------------------   -----------------
                                                 FIRST    SECOND     THIRD    FOURTH     FIRST    SECOND
                                                QUARTER   QUARTER   QUARTER   QUARTER   QUARTER   QUARTER
                                                -------   -------   -------   -------   -------   -------
                                                                 (DOLLARS IN THOUSANDS)
                                                                       (UNAUDITED)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Revenues......................................  $31,369   $24,184   $23,248   $25,903   $25,293   $39,223
Operating expenses:
  Salaries and benefits.......................   11,587     7,461     7,282     7,801     6,716     9,921
  Supplies....................................    4,607     4,164     4,525     4,865     5,100     7,765
  Professional and medical fees...............    1,499     1,346     1,308     1,406     1,116     2,050
  Rent and lease expense......................    2,423     1,899     1,880     1,960     1,664     2,526
  Other operating expenses....................    2,820     2,168     2,278     2,504     2,137     2,836
  General and administrative expenses.........    3,062     2,926     2,763     3,656     3,116     4,397
  Depreciation and amortization...............    1,820     1,774     2,009     2,140     1,602     2,251
  Provision for doubtful accounts.............      101        88       355       511       679       965
  Loss (gain) on equity investments...........       88       101        21       (18)      (72)     (303)
  Impairment of long-lived assets.............       --        --        --       385        --        --
  Gain on sale of long-lived assets...........       --    (2,346)       --        --        --        --
                                                -------   -------   -------   -------   -------   -------
         Total operating expenses.............   28,007    19,581    22,421    25,210    22,058    32,408
Operating income (loss).......................    3,362     4,603       827       693     3,235     6,815
Minority interest in (income) loss of
  consolidated subsidiaries...................     (733)     (705)      (79)     (392)   (1,074)   (2,441)
Interest expense, net.........................     (814)     (521)     (687)     (578)     (355)   (1,373)
                                                -------   -------   -------   -------   -------   -------
Income (loss) before income taxes.............    1,815     3,377        61      (277)    1,806     3,001
Income taxes..................................       15        69       126        77        89        89
                                                -------   -------   -------   -------   -------   -------
Net income (loss).............................  $ 1,800   $ 3,308   $   (65)  $  (354)  $ 1,717   $ 2,912
                                                =======   =======   =======   =======   =======   =======
OTHER DATA:
EBITDA(1).....................................  $ 5,182   $ 4,031   $ 2,836   $ 3,217   $ 4,836   $ 9,067
EBITDA less minority interest.................  $ 4,449   $ 3,326   $ 2,757   $ 2,825   $ 3,762   $ 6,626
Number of surgery centers operated as of the
  end of period(2)............................       20        22        24        24        27        33


---------------


(1) When we use the term "EBITDA," we are referring to operating income (loss) before depreciation and amortization and impairment of (gain on) long-lived assets. EBITDA is not a measurement of financial performance under generally accepted accounting principles, and it should not be considered in isolation or as a substitute for net income (loss), operating income (loss), cash flow provided by operating activities or any other measure of operating performance calculated in accordance with generally accepted accounting principles. We have included EBITDA because we believe that investors and financial analysts commonly use it to compare companies in our industry. Our calculation of EBITDA may not be comparable to similarly titled measures reported by other companies.



(2) Includes surgery centers that we manage but in which we do not have an ownership interest.

LIQUIDITY AND CAPITAL RESOURCES


     In the six months ended June 30, 2002, we generated operating cash flow of $9.7 million. Operating cash flow includes purchase and collection of physician network related patient accounts receivable. Net cash used in investing activities during the six months ended June 30, 2002 was $11.8 million, including $14.4 million of payments related to capital expenditures and facilities acquired or developed. Our net cash provided by financing activities during the six months ended June 30, 2002 was $5.3 million, primarily related to proceeds from debt issuances for facilities acquired or developed during this period.


     During 2001, we generated operating cash flow of $8.4 million. Net cash used in investing activities during 2001 was $5.8 million, including $22.6 million of payments related to capital expenditures and facilities acquired or developed and $17.5 million of proceeds received from the sale of assets relating to physician networks during this period. Our net cash used in financing activities during 2001 was $3.4 million, primarily related to a $19.8 million repayment of debt, which was partially offset by $16.2 million of proceeds from debt issuances for facilities acquired or developed during this period.

     We have used capital during the past three years primarily to acquire and develop surgery centers. We anticipate that our acquisition and development program will require substantial capital resources, which we estimate to range from $30.0 million to $60.0 million per year over the next three years, including the issuance of up to 2,189,887 shares of our common stock to the former stockholders of Physicians Surgical Care based upon the financial performance of one of the Physicians Surgical Care centers during 2003. In addition, the operations of our existing facilities will require ongoing capital expenditures. We expect that our capital needs will be financed through a combination of cash flow from operations, bank debt and the issuance of debt and equity securities.

     A typical surgery center costs us between $2.0 million and $6.0 million to develop and equip, excluding costs of real estate. This cost varies depending on the range of specialties that will be provided at the facility and the number of operating and treatment rooms. The three surgery centers that we are currently developing have an average expected development cost of $4.4 million. We typically fund about 70% of the development costs of a new surgery center with debt at the facility level, and the remainder with equity contributed by us and the other owners of the facility. Our ownership interests in surgery centers that we have developed range from 39% to 82%, although we anticipate that we will own primarily majority interests in future developments.

     We intend to establish a credit facility under which we could borrow up to an estimated $100 million from a group of lenders for acquisitions, developments of new centers and working capital. We anticipate that this credit facility would contain various financial and non-financial covenants and restrictions. See "Description of Indebtedness."


     We have borrowed funds from Bank of America under 12 project loans to fund the development or acquisition of a corresponding number of our surgery centers. On June 21, 2002, Bank of America assigned two project loans with principal amounts aggregating approximately $9.5 million to U.S. Bank National Association. At June 30, 2002, the outstanding balance of the Bank of America project loans totaled about $26.1 million. The Bank of America project loans bear interest at variable rates equal to 2.5% above LIBOR. We must currently pay only interest on these project loans, with principal and interest due in full on October 30, 2002. The U.S. Bank project loans bear interest at variable rates equal to 3.5% above LIBOR and mature on April 2, 2003. On May 30, 2002, we received a binding commitment from Bank of America to refinance our existing indebtedness, up to $35.5 million, based on prevailing market terms and conditions for a term extending beyond April 1, 2003. If our proposed credit facility is not available to us, we would expect to refinance our existing Bank of America indebtedness in accordance with this commitment. Each of these project loans is cross-defaulted to one another, so that certain defaults under one loan would cause a default under all the loans, giving each of Bank of America and U.S. Bank the right to accelerate all the outstanding indebtedness owing to it. About half of these project loans are secured with the assets of the respective surgery centers; the other half of these project loans are secured by the pledge of our ownership interest in the entities owning the respective surgery centers. We are a borrower or guarantor for all of these project loans. We intend to use a portion of the net proceeds from this offering and funds borrowed under our proposed credit facility to repay this indebtedness. In the future, we intend to provide financing at the facility level for acquisitions and developments using proceeds of borrowings under our proposed credit facility.

     In connection with our acquisition of Physicians Surgical Care in April 2002, we issued promissory notes to various persons in exchange for their ownership interests in one of Physicians Surgical Care's surgery centers. These promissory notes have an aggregate principal amount of about $595,000 and bear interest at 6.0% per year. These notes are unsecured obligations and become due and payable upon completion of this offering. We intend to use a portion of the net proceeds from this offering to repay this indebtedness.

     Also, in connection with our acquisition of Physicians Surgical Care, we issued subordinated convertible debentures to various persons in exchange for their ownership interests in certain of Physician Surgical Care's surgery centers. These debentures have an aggregate principal amount of about $3.2 million, bear interest at 4.0% per year and are unsecured obligations. These debentures mature on April 1, 2005 and will automatically convert into shares of our common stock at $3.13 per share upon completion of this offering.


     We have outstanding indebtedness to Southwest Bank of Texas in an aggregate amount of about $2.0 million in connection with project financing. This debt bears interest at variable rates equal to 0.5% above the lender's prime rate, with a maturity date of September 30, 2002. As of June 30, 2002, the interest rate for this debt was 5.25% per year. Generally, these loans are secured by a first priority lien on the personal property of the respective surgery center which borrowed the funds. We intend to use a portion of the net proceeds from this offering to repay this indebtedness.



     We have outstanding indebtedness to Synergy Bank in an aggregate amount of about $2.9 million in connection with our surgery center located in Houma, Louisiana that is licensed as a surgical hospital. This debt bears interest at 9.152% per year and matures on October 1, 2005. The loan is secured by a first priority lien in the real estate owned by the surgery center. We intend to use a portion of the net proceeds from this offering to repay this indebtedness.



     We have outstanding indebtedness to DVI Financial Services in an aggregate amount of about $21.5 million in connection with financing of centers that we developed. This debt, which consists of eight loans, bears interest at fixed rates that differ for each loan and range from 9.52% to 11.5% per year, with maturity dates ranging from 2005 to 2009. Generally, these loans are secured by a first priority lien on the personal property of the respective surgery center that borrowed the funds. We intend to use a portion of the net proceeds from this offering to repay a portion of this indebtedness.



     We have outstanding indebtedness to Copelco Capital in an aggregate amount of about $2.3 million in connection with equipment financing. This debt bears interest at 10.5% per year and matures in 2005. The loan is secured by a first priority lien on the personal property of the surgery center that borrowed the funds. We intend to use a portion of the net proceeds from this offering to repay this indebtedness.



     We have outstanding indebtedness to State National Bank in an aggregate amount of about $186,000 in connection with our surgery center in Lubbock, Texas. This debt bears interest at 6.75% per year, with maturity dates ranging from August 2004 to October 2004. The loan is secured by a first priority lien in certain equipment of that surgery center.


     We have outstanding indebtedness to SunTrust Bank, N.A. in an aggregate amount of about $1.1 million in connection with leasehold improvements and financing of equipment. This debt, which consists of three loans, bears interest at fixed rates that differ for each loan and range from 6.25% to 7.37% per year, with maturity dates ranging from April 2007 to January 2010. The loan is secured by a first priority lien in the assets of the surgery center that borrowed the funds. We intend to repay this indebtedness with funds borrowed under our proposed credit facility.

     Upon completion of this offering, all of the outstanding shares of our Series A convertible preferred stock and Series B convertible preferred stock, which were issued in connection with our acquisition of

Physicians Surgical Care, will be automatically converted into shares of our common stock and the holders of the preferred stock will be entitled to receive an aggregate cash payment of about $31.8 million. We intend to use a portion of the net proceeds from this offering to fund these payments.

     We believe that existing funds, cash flows from operations, the net proceeds from this offering and borrowings under our proposed credit facility will provide sufficient liquidity through at least the end of 2003. We may need to incur additional debt or issue additional equity or debt securities in the future to fund our acquisitions and development projects. We cannot assure you that capital will be available on acceptable terms, if at all. If we are unable to obtain funds when needed or on acceptable terms, we will be required to curtail our acquisition and development program. Our ability to meet our funding needs could be adversely affected if we suffer adverse results from our operations, or if we violate the covenants and restrictions to which we are subject under our bank debt.

CONTRACTUAL OBLIGATIONS AND COMMERCIAL COMMITMENTS

     The following table summarizes our contractual obligations by period as of December 31, 2001 on a historical basis and on a combined basis with those of Physicians Surgical Care, as if our acquisition of Physicians Surgical Care had occurred as of December 31, 2001:

                                                          PAYMENTS DUE BY PERIOD
                                          ------------------------------------------------------
                                                     LESS THAN                           AFTER 5
        CONTRACTUAL OBLIGATIONS            TOTAL      1 YEAR     1-3 YEARS   4-5 YEARS    YEARS
        -----------------------           --------   ---------   ---------   ---------   -------
                                                          (DOLLARS IN THOUSANDS)
Symbion contractual obligations:
  Long-term debt(1).....................  $ 41,549    $ 2,261     $32,726     $ 4,905    $ 1,657
  Capital lease obligations.............     1,338        558         648         132         --
  Operating leases......................    63,639      5,899      12,267       9,028     36,445
  Other long-term obligations...........        --         --          --          --         --
                                          --------    -------     -------     -------    -------
          Total.........................   106,526      8,718      45,641      14,065     38,102
                                          --------    -------     -------     -------    -------
Physicians Surgical Care contractual
  obligations(2)(3).....................    42,034      8,451      12,060       7,056     14,467
                                          --------    -------     -------     -------    -------
          Total combined contractual
            obligations.................  $148,560    $17,169     $57,701     $21,121    $52,569
                                          ========    =======     =======     =======    =======

---------------

(1) We intend to use the net proceeds from this offering to repay indebtedness.
    Based on estimated net proceeds from this offering of $        million, we
    anticipate that our long-term debt would be about $       million after
    giving effect to our use of the net proceeds from this offering. Our long-term debt may increase in the future, primarily as a result of acquisitions and developments.
(2) Of Physicians Surgical Care's total contractual obligations as of December 31, 2001, $11.7 million relate to long-term debt, $9.0 million relate to capital leases and $21.5 million relate to operating leases.
(3) We agreed to issue up to an additional 2,189,887 shares of our common stock to the former stockholders of Physicians Surgical Care based on the 2003 financial results of one of the Physicians Surgical Care surgery centers.

     The following table summarizes our other commercial commitments related to unconsolidated entities by period as of December 31, 2001 on a historical basis and on a combined basis with those of Physicians Surgical Care, as if our acquisition of Physicians Surgical Care had occurred as of December 31, 2001:

                                                 AMOUNT OF COMMITMENT EXPIRATION PER PERIOD
                                           -------------------------------------------------------
                                             TOTAL
OTHER COMMERCIAL COMMITMENTS                AMOUNTS    LESS THAN                           AFTER 5
RELATED TO UNCONSOLIDATED ENTITIES         COMMITTED    1 YEAR     1-3 YEARS   4-5 YEARS    YEARS
----------------------------------         ---------   ---------   ---------   ---------   -------
                                                           (DOLLARS IN THOUSANDS)
Symbion commercial commitments related to
  unconsolidated entities:
  Long-term debt guarantees(1)...........   $  600       $ --        $ --        $ --      $  600
  Operating lease guarantees.............    2,002        202         424         455         921
                                            ------       ----        ----        ----      ------
          Total..........................    2,602        202         424         455       1,521
                                            ------       ----        ----        ----      ------
Physicians Surgical Care commercial
  commitments related to unconsolidated
  entities(2)............................    4,600         --          --          --       4,600
                                            ------       ----        ----        ----      ------
Total combined commercial commitments
  related to unconsolidated entities.....   $7,202       $202        $424        $455      $6,121
                                            ======       ====        ====        ====      ======

---------------

(1) We have guaranteed $600,000 of long-term debt incurred by an unconsolidated surgery center in which we have a 39% ownership interest. The proceeds from this debt were used to construct and equip the center. This debt is payable in monthly installments of principal and interest over a period of seven years, and matures on various dates during 2006 and 2007. The debt is secured by substantially all of the assets of the surgery center.
(2) We have guaranteed $4.6 million of long-term debt incurred by an unconsolidated surgery center in which we have a 10% ownership interest, which we acquired in our acquisition of Physicians Surgical Care in April 2002. The proceeds from this debt were used to construct and equip the center. This debt is payable in monthly installments of principal and interest over a period of six years, and matures in September 2007. The debt is secured by substantially all of the assets of the surgery center.

MARKET RISK


     We are exposed to market risk related to changes in prevailing interest rates. Historically, we have not held or issued derivative financial instruments, including interest rate swaps. Our outstanding debt to commercial lenders is generally based on a predetermined percentage above LIBOR or the lenders' prime rate. At June 30, 2002, $37.8 million of our total long-term debt was subject to variable rates of interest, while the remaining $33.7 million of our total long-term debt was subject to fixed rates of interest. A hypothetical 100 basis point increase in market interest rates would result in additional annual interest expense of $378,000. The fair value of our long-term debt, based on a discounted cash flow analysis, approximates its carrying value as of June 30, 2002.


INFLATION

     Inflation and changing prices have not significantly affected our operating results or the markets in which we operate.

NEW ACCOUNTING PRONOUNCEMENTS

     In June 2001, the Financial Accounting Standards Board, or FASB, issued SFAS No. 141, "Business Combinations", and No. 142, "Accounting for Goodwill and Other Intangible Assets." SFAS 141 requires that the purchase method of accounting be used for business combinations initiated after June 30, 2001 and prohibits the use of the pooling-of-interests method of accounting for those business combinations. SFAS No. 142 eliminates the amortization of goodwill and intangible assets with indefinite lives. Under SFAS No. 142, the carrying amount of goodwill and intangible assets with indefinite lives must be tested for impairment at least annually at the reporting unit level, and will be reduced only if they are found to be impaired or are associated with assets sold or otherwise disposed of. Other long-lived assets will continue to be amortized over their useful lives and reviewed for impairment in accordance with SFAS

No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed Of," and SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," issued in August 2001. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. We adopted these standards on January 1, 2002. The adoption of SFAS No. 141 resulted in goodwill of approximately $9.8 million relating to acquisitions after June 30, 2001 that were not amortized in 2001. If we had adopted these non-amortization provisions as of January 1, 2001, it would have resulted in an increase to net income of approximately $1.3 million during 2001. During the second quarter of 2002, we completed the transitional test for goodwill impairment, and no impairment was identified as of January 1, 2002.


     In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which addresses the financial accounting and reporting of the impairment or disposal of long-lived assets. SFAS No. 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" and amends APB Opinion No. 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001. We adopted this standard on January 1, 2002. SFAS No. 144 removes goodwill from its scope and clarifies other implementation issues related to SFAS No. 121. SFAS No. 144 also provides a single framework for evaluating long-lived assets to be disposed of by sale. The adoption of SFAS No. 144 did not have a material impact on our financial position or results of operations.

                                    BUSINESS

OVERVIEW

     We own and operate a network of surgery centers in 15 states. Our surgery centers provide non-emergency surgical procedures across many specialties. We offer services designed to meet the health care needs of the communities in which we operate and seek to develop strong relationships with physicians and other health care providers in these markets. We believe that one of our competitive advantages is the experience of our senior management team, with four of our executive officers having an average of over 25 years of experience in the health care industry, including senior management positions at leading public and private health care companies. The remaining six members of our senior management team have an average of over 20 years of experience in the health care industry. As of June 30, 2002, we owned and operated 26 surgery centers, including one facility licensed as a surgical hospital, managed seven additional surgery centers and were developing three new surgery centers. We also operate a diagnostic center and manage three physician networks, including two physician networks in markets in which we operate surgery centers.

SURGERY CENTER INDUSTRY

     Outpatient surgery has experienced tremendous growth since 1970, when the first surgery center opened in the United States, according to the SMG Division of Verispan, L.L.C., an independent health care market research and information firm. Surgery centers are facilities where physicians can perform surgical procedures that generally do not require the patient to stay overnight. According to Verispan, about 3,383 outpatient surgery centers were operating in the United States as of February 2002, an increase of nearly 39.5% since 1996. Based on data compiled by Verispan, the number of outpatient surgery cases performed annually in U.S. surgery centers increased from an estimated 4.3 million in 1996 to an estimated 7.0 million in 2001, representing a compound annual growth rate of over 10%.

     We believe that the following factors have contributed to the growth in surgery centers and outpatient surgical procedures:

     - Physician and Patient Preference for Surgery Centers. Physicians often prefer to operate in surgery centers, as compared to acute care hospitals, because of the efficiency and convenience that surgery centers afford. Procedures performed at surgery centers are typically non-emergency, so physicians can schedule their time more efficiently and increase the number of procedures that they can perform in a given period. Surgery centers also provide physicians with greater scheduling flexibility, more consistent nurse staffing and faster turnaround time between cases, as compared to acute care hospitals. In addition, we believe patients prefer the comfort of a less institutional setting and the more convenient process for scheduling and registration available in surgery centers, as compared to acute care hospitals.

     - Lower Cost Alternative. Based upon our management's experience in the health care industry, we believe that surgeries performed in surgery centers are generally less expensive than those performed in acute care hospitals because of lower facility development costs, the focus on non-emergency procedures and more efficient staffing and work flow processes. We believe that cost-conscious payors are attracted to the lower costs afforded by surgery centers, as compared to acute care hospitals.

     - Advanced Technology and Improved Anesthesia. Advancements in medical technology such as lasers, arthroscopy, fiber optics and enhanced endoscopic techniques have reduced the trauma of surgery and the amount of recovery time required by patients following a surgical procedure. Improvements in anesthesia also have shortened the recovery time for many patients and have reduced post-operative side effects such as pain, nausea and drowsiness. These medical advancements have enabled more patients to undergo surgery without an overnight stay and reduced the need for hospitalization following surgery.

     With an estimated 3,383 freestanding surgery centers operating in the United States, we believe significant opportunities exist for consolidation in this industry. The four largest national operators of surgery centers by number of centers represented an aggregate of less than 15% of the total number of surgery centers in the United States as of February 2002, according to Verispan. We believe that the surgery center industry will continue to consolidate because of the increasing complexity of the regulatory and managerial aspects of health care delivery, the growing influence of managed care, the rising cost of technology and the need for capital. We believe there are many surgery centers that are seeking to affiliate with experienced operators of facilities with access to capital, management expertise and other resources.

OUR STRATEGY

     We intend to establish a network of surgery centers in targeted markets throughout the United States by acquiring established centers and developing new centers while enhancing the performance of our existing centers. We also seek to provide patients with high-quality surgical services across a broad range of specialties. When strategic opportunities arise, we may acquire or develop other types of facilities, including single specialty surgery centers, surgical hospitals and diagnostic centers. The key components of our strategy are to:

     - Identify, recruit and retain leading surgeons and other physicians for our surgery centers. We believe that establishing and maintaining strong relationships with surgeons and other physicians is a key factor to our success in acquiring, developing and operating surgery centers. We identify and partner with surgeons and other physicians that we believe have established reputations for clinical excellence in their communities. We believe that we have had success in recruiting and retaining physicians because of the ownership structure of our surgery centers and our staffing, scheduling and clinical systems that are designed to increase physician productivity, promote physicians' professional success and enhance the quality of patient care.

     - Capitalize on our experienced management team to pursue multiple growth opportunities in the surgery center market. We believe that the experience and capabilities of our senior management team provides a strategic advantage in improving the operations of our surgery centers, attracting physicians and identifying new development and acquisition opportunities. Four of our executive officers have an average of over 25 years of experience in the health care industry, including senior management positions at leading public and private health care companies. The remaining six members of our senior management team have an average of over 20 years of experience in the health care industry. Our management's broad industry experience has allowed them to establish strong relationships with participants throughout the health care industry. These relationships are helpful in forming leads for acquisitions, and in making decisions about expanding into new markets and services. The experience and capabilities of our management team also enable us to pursue multiple growth strategies in the surgery center market, including acquisitions of established surgery centers, de novo developments in attractive markets, strategic relationships with prominent hospitals and other health care providers and turnaround opportunities of underperforming facilities. We have successfully executed each of these growth strategies, and intend to pursue each of them in the future.

     - Pursue a disciplined strategy of acquiring and developing surgery centers. We have acquired 23 surgery centers and developed five surgery centers since January 1999, including two surgery centers that we no longer own. We are currently developing three new surgery centers. We anticipate acquiring about three to five centers annually during the next three to five years. We seek to acquire and develop surgery centers that meet our criteria, including prominence and quality of physician partners, specialty mix, opportunities for growth, level of competition in the local market, level of managed care penetration and our ability to access managed care organizations. Our acquisition and development team conducts extensive due diligence and applies a financial model that targets a threshold return on invested capital over a period of five years. Once we acquire a surgery center, our team establishes a strategic plan to improve the center's operating systems, physician recruitment and facilities, and capitalize on the center's competitive strengths. We target majority ownership in our facilities. We believe majority ownership allows us to make and execute managerial decisions at our facilities that provide greater opportunity for growth and higher returns. We also believe that by starting with majority ownership of a center, we can benefit by capturing a greater share of the value we create in managing and improving the center. We currently hold majority ownership interests in over 80% of the surgery centers in which we own an interest, excluding centers currently being developed. However, when strategic opportunities arise, we may acquire minority interests in surgery centers.


     - Increase revenues and profitability of existing surgery centers through operational focus. We seek to increase revenues, profitability and return on our invested capital at all of our centers by focusing on operations. We have a dedicated team that is responsible for implementing best practices, cost controls and overall efficiencies at each of our surgery centers. Our centers operate on a standard financial reporting system and we have begun to implement a standardized system to manage scheduling and other administrative functions at each of our facilities. Our centers benefit from our network of facilities by sharing best practices and participating in group purchasing agreements designed to reduce the cost of supplies and equipment. We intend to continue to recruit additional physicians and expand the range of services offered at our surgery centers to increase the number and types of surgeries performed in our centers. We are committed to enhancing programs and services for our physicians and patients by providing advanced technology, quality care, cost-effective service and convenience.

OPERATIONS

  SURGERY CENTER OPERATIONS

     We owned and operated 26 surgery centers, including one facility licensed as a surgical hospital, managed seven surgery centers and were developing three new surgery centers as of June 30, 2002. Our typical surgery center is a freestanding facility with about 14,000 square feet of space and four fully equipped operating rooms, two treatment rooms and ancillary areas for preparation, recovery, reception and administration. Our surgery centers provide non-emergency surgical procedures among many specialties, including orthopedic, obstetrics/gynecology, general surgery, ear, nose and throat, pain management, gastrointestinal, plastic surgery and ophthalmology.

     Our surgery centers are generally located in proximity to physicians' offices. Each facility typically employs a staff of about 30, depending on its size and number of cases. Our staff at each center generally includes a center administrator, a business manager, a medical director, registered nurses, operating room technicians and clerical workers. At each of our surgery centers, we have arrangements with anesthesiologists to provide anesthesiology services. We also provide each of our surgery centers with a full range of financial, marketing and operating services. For example, our regional managed care directors assist the local management team at each of our centers in developing relationships with managed care providers and negotiating managed care contracts.

     All of our surgery centers are Medicare certified. To ensure that a high level of care is provided, we implement quality assurance procedures at each of our surgery centers. Each of our surgery centers is available for use only by licensed physicians who have met professional credentialing requirements established by the center's medical advisory committee. In addition, each center's medical director supervises and is responsible for the quality of medical care provided at the center.

  SURGERY CENTER OWNERSHIP STRUCTURE

     We own and operate our surgery centers through limited partnerships or limited liability companies. Local physicians or physician groups also own an interest in most of our surgery centers. In some cases, a hospital may own an interest in our surgery center. One of our wholly-owned subsidiaries typically serves as the general partner or majority member of our surgery centers. We generally own a majority interest in our surgery centers, or otherwise have sufficient control over the centers to be able to consolidate the financial results of operations of the centers with ours. In some instances, we will acquire an ownership interest in a surgery center with the prior owners retaining an ownership interest, and, in some cases, we offer new ownership interests to other physician or hospital partners. We own a majority interest in 21 of the 26 surgery centers in which we own an interest, excluding centers currently being developed. We typically guarantee all of the debts of these limited partnerships and limited liability companies, even though we do not own all of the ownership interests in the surgery centers. We also have a management arrangement with each of the surgery centers, under which we provide day-to-day management services for a management fee, which is typically based on a percentage of the revenues of the center.

     Each of the limited partnerships and limited liability companies through which we own and operate our surgery centers are governed by a partnership or operating agreement. These partnership and operating agreements typically provide, among other things, for voting rights and limited transfer of ownership interests. The partnership and operating agreements also provide for the distribution of available cash to the owners, in some cases on a quarterly basis. In addition, the agreements typically restrict the physician owners from owning an interest in a competing surgery center during the period in which the physician owns an interest in our center and for one year after that period. The partnership and operating agreements for our centers typically provide that the centers will purchase all of the physicians' ownership interests at a purchase price based on a pre-determined formula if certain adverse regulatory events occur, such as it becoming illegal for the physicians to own an interest in a surgery center, refer patients to a center or receive cash distributions from a surgery center. Some of these agreements require us to make a good faith effort to restructure our relationships with the physician investors in a manner that preserves the economic terms of the relationship prior to purchasing these interests. See "Risk Factors" and "Government Regulation." In certain circumstances, we have the right to purchase a physician's ownership interests, including upon a physician's breach of the noncompetition provisions of a partnership or operating agreement. In some cases, we have the right to require the physician owners to purchase our ownership interest in the event our management agreement with a center is terminated. In one center, the physician owners have the right to purchase our ownership interest upon a change in our control.


     We currently manage seven surgery centers without owning an interest in them through strategic alliances with hospitals located in the Memphis, Tennessee and Knoxville, Tennessee areas. We own an interest in a limited liability company which is currently assisting in the development of a surgery center in Lynbrook, New York that we expect to manage when it begins operations in the third quarter of 2002.


  SURGERY CENTERS

     The following table sets forth information regarding each of our surgery centers as of June 30, 2002:

                                                           NUMBER OF                                  SYMBION
                                                           OPERATING            NUMBER OF            PERCENTAGE
                FACILITY                        CITY         ROOMS           TREATMENT ROOMS         OWNERSHIP
                --------                   --------------  ---------         ---------------         ----------
COLORADO
  Dry Creek Surgery Center...............      Denver          4                    2                    51%(1)
FLORIDA
  Deland Surgery Center..................      Deland          3                    1                    77%(1)
  Diagnostic Clinic Center for Outpatient
    Surgery..............................      Largo           4                    4                    51%(1)
  Jacksonville Beach Surgery Center......   Jacksonville       4                    1                    82%(1)
  Lee Island Coast Surgery Center........    Fort Myers        5                    3                    51%(1)
  Orlando Surgery Center.................     Orlando          5          1 minor procedure room         54%(1)
  The Surgery Center of Ocala............      Ocala           4                    2                    51%(1)
GEORGIA
  Premier Surgery Center.................    Brunswick         2                    --                   60%(1)
KENTUCKY
  DuPont Surgery Center..................    Louisville        5                    --                   61%(1)
LOUISIANA
  Greater New Orleans Surgery Center.....     Metairie         2                    3                    30%(1)
  Physicians Surgical Specialty
    Hospital(2)..........................      Houma           4            10 hospital rooms            59%(1)

                                                           NUMBER OF                                  SYMBION
                                                           OPERATING            NUMBER OF            PERCENTAGE
                FACILITY                        CITY         ROOMS           TREATMENT ROOMS         OWNERSHIP
                --------                   --------------  ---------         ---------------         ----------
MASSACHUSETTS
  Worcester Surgery Center...............    Worcester         4          1 minor procedure room         80%(1)
MISSOURI
  CMMP Surgical Center...................  Jefferson City      4                    --                   65%(1)
MISSISSIPPI
  Physicians Outpatient Center...........      Oxford          4                    2                    --(3)
NORTH CAROLINA
  Orthopedic Surgery Center of
    Asheville............................    Asheville         3                    --                   71%(1)
  Wilmington SurgCare....................    Wilmington        6         3 minor procedure rooms        100%(1)
NEW JERSEY
  Center for Ambulatory Surgery..........   Mountainside       5                    --                   10%
OHIO
  Physicians Ambulatory Surgery Center...   Circleville        2                    4                    55%(1)
PENNSYLVANIA
  Village SurgiCenter....................       Erie           4                    2                    66%(1)
TENNESSEE
  Baptist Germantown Surgery Center......     Memphis          6             1 overnight room            --(3)
  Cool Springs Surgery Center............     Franklin         3         1 minor procedure room,         39%
                                                                             1 overnight room
  East Memphis Surgery Center............     Memphis          6            4 overnight rooms            --(3)
  Midtown Surgery Center.................     Memphis          4            2 overnight rooms            --(3)
  Union City Center......................    Union City        3                    1                    --(3)
  UroCenter..............................     Memphis          3                    --                   --(3)
  UT Day Surgery Center..................    Knoxville         4                    4                    --(3)
TEXAS
  Central Park Surgery Center............      Austin          5                    --                   50%(1)
  East Houston Surgery Center............     Houston          4                    2                    68%(1)
  Northeast Baptist Surgery Center.......   San Antonio        4                    3                    60%(1)
  Northstar SurgiCenter..................     Lubbock          6                    4                    47%(1)
                                                                            2 overnight rooms
  Physicians SurgiCenter of Houston......     Houston          5                    2                    61%(1)
                                                                            3 overnight rooms
  Texarkana Surgery Center...............    Texarkana         4                    2                    80%(1)
                                                                            2 overnight rooms
WASHINGTON
  Bellingham Surgery Center..............    Bellingham        4                    --                  100%(1)


---------------

(1) We consolidate these surgery centers for financial reporting purposes.
(2) This facility is licensed as a surgical hospital.
(3) We manage these facilities, but do not have an ownership interest in them.

     We hold a 56% ownership interest in the limited liability company which is assisting in the development and construction of a surgery center in Lynbrook, New York. Due to regulatory restrictions in the State of New York, we cannot directly own an interest in the facility.

     In addition, we are currently developing a surgery center in Fort Worth, Texas, which we anticipate will begin operations in the fourth quarter of 2002, and another surgery center in Knoxville, Tennessee, which we anticipate will begin operations in the first quarter of 2003. When the new facility we are developing in Knoxville, Tennessee begins operations, the surgery center we are currently managing in that market will cease operations.

  CASE MIX


     The following table sets forth the percentage of cases in each specialty performed in 2001 and the six months ended June 30, 2002 at surgery centers in which we own an interest:



                                                           YEAR ENDED                SIX MONTHS ENDED
                                                        DECEMBER 31, 2001             JUNE 30, 2002
                                                    -------------------------   --------------------------
                    SPECIALTY                       HISTORICAL   PRO FORMA(1)   HISTORICAL   PRO FORMA (1)
                    ---------                       ----------   ------------   ----------   -------------
Ear, nose and throat..............................       9%            8%            8%             8%
Gastrointestinal..................................      17            15            19             18
General surgery...................................       8             7             7              7
Obstetrics/gynecology.............................       4             5             4              4
Ophthalmology.....................................      16            16            14             15
Orthopedic........................................      17            20            18             18
Pain management...................................      15            16            17             17
Plastic surgery...................................       6             5             4              4
Other.............................................       8             8             9              9
                                                       ---           ---           ---            ---
          Total...................................     100%          100%          100%           100%
                                                       ===           ===           ===            ===


---------------

(1) Presented on a pro forma basis, as if we acquired Physicians Surgical Care and Lee Island Coast Surgery Center as of January 1, 2001.

  PAYOR MIX


     The following table sets forth the percentage of our patient service revenues generated in 2001 and the six months ended June 30, 2002 for surgery centers in which we own an interest:



                                                   YEAR ENDED               SIX MONTHS ENDED
                                                DECEMBER 31, 2001             JUNE 30, 2002
                                            -------------------------   -------------------------
                  PAYOR                     HISTORICAL   PRO FORMA(1)   HISTORICAL   PRO FORMA(1)
                  -----                     ----------   ------------   ----------   ------------
Private Insurance.........................      74%           75%           74%           75%
Government................................      20            20            19            19
Self-pay..................................       4             4             3             3
Other.....................................       2             1             4             3
                                               ---           ---           ---           ---
          Total...........................     100%          100%          100%          100%
                                               ===           ===           ===           ===


---------------

(1) Presented on a pro forma basis, as if we acquired Physicians Surgical Care and Lee Island Coast Surgery Center as of January 1, 2001.

  STRATEGIC RELATIONSHIPS

     When attractive opportunities arise, we may develop, acquire or operate surgery centers through strategic alliances with health care systems and other health care providers. We believe that forming a relationship with a leading medical center can enhance our ability to recruit physicians and access managed care contracts for our facilities in that market. We currently have strategic relationships with:

     - Vanderbilt Health Services, Inc., with which we own and operate a surgery center in Franklin, Tennessee;

     - Baptist Health System, Inc., with which we own and operate a surgery center in San Antonio, Texas;

     - Baptist Memorial Health Services, Inc., for which we manage six surgery centers in Memphis, Tennessee and surrounding areas;

     - University Health System, Inc., for which we manage a surgery center and with which we are developing a new surgery center in which we will own an interest in Knoxville, Tennessee; and

     - Harris Methodist Ft. Worth, with which we are developing a surgery center in which we will own an interest in Fort Worth, Texas.



     The strategic relationships through which we own and operate surgery centers are governed by partnership and operating agreements that are generally comparable to the partnership and operating agreements of the other surgery centers in which we own an interest. The primary difference between the structure of these strategic relationships and the other surgery centers in which we own an interest is that, in the strategic relationships, a health care system holds an ownership interest in the surgery center, in addition to physician investors. For a general description of the terms of our partnership and operating agreements, see "-- Surgery Center Ownership Structure." In each of these strategic relationships, we have also entered into a management agreement under which we provide day-to-day management services for a management fee based on a percentage of the revenues of the surgery center. The terms of those management agreements are comparable to the terms of our management agreements with other surgery centers in which we own an interest.



     We manage six surgery centers owned by Baptist Memorial Health Services, Inc. under management agreements with Baptist Memorial, in exchange for a management fee based on a percentage of the revenues of these surgery centers. The management agreements may be terminated by either party for material breach after notice and an opportunity to cure. We have also entered into a development agreement with Baptist Memorial under which we are to provide development support for new surgery centers that may be developed by Baptist Memorial in exchange for a development fee negotiated for each developed center.


  ACQUISITION AND DEVELOPMENT OF SURGERY CENTERS

     We intend to expand our presence in the surgery center market by making strategic acquisitions of existing surgery centers and by developing new surgery centers in cooperation with local physician partners and, when appropriate, with hospitals and other strategic partners.

     Acquisition Program. We employ a dedicated acquisition team with experience in health care services. Our team seeks to acquire surgery centers that meet our criteria, including prominence and quality of physician partners, specialty mix, opportunities for growth, level of competition in the local market, level of managed care penetration and our ability to access managed care organizations. Our team utilizes their extensive industry contacts, as well as referrals from current physician partners and other sources, to identify, contact and develop potential acquisition candidates.

     We believe there are numerous acquisition opportunities that would pass our general screening criteria. We carefully evaluate each of our acquisition opportunities through an extensive due diligence process to determine which facilities have the greatest potential for growth and profitability improvements under our operating structure. In many cases, the acquisition team identifies specific opportunities to enhance a center's productivity post-acquisition. For example, we may renovate or construct additional operating or treatment rooms in existing facilities to meet anticipated demand for procedures based on analysis of local market characteristics. Our team may also identify opportunities to recruit additional physicians to increase the acquired facility's revenues and profitability. Once we decide to proceed with an acquisition proposal, we use a pricing strategy that targets a threshold return on invested capital over a period of five years. We have acquired 23 surgery centers since January 1999 and anticipate acquiring about three to five centers annually during the next three to five years.

     Development Program. We develop surgery centers in markets in which we anticipate substantial interest by physicians and payors. When we develop a new surgery center, we generally provide all of the services necessary to complete the project. We offer in-house capabilities for structuring partnerships and financing facilities and work with architects and construction firms in the design and development of facilities. Before and during the development phase of a new center, we analyze the competitive environment in the local market, review market data to identify appropriate services to provide, prepare and analyze financial forecasts, evaluate regulatory and licensing issues and assist in designing the center and identifying appropriate equipment to purchase or lease. After the surgery center is developed, we generally provide startup operational support, including information systems, equipment procurement and financing.

     Development and construction of a surgery center generally takes us from 12 to 18 months, depending on whether we are building the facility or improving available space. Estimated construction costs generally total from $1.0 million to $3.0 million for new construction and from $100,000 to $2.0 million for improving existing space. In either case, equipment and other furnishing costs generally range from $900,000 to $2.5 million. In addition, working capital of approximately $1.0 million to $1.5 million is generally required to sustain operations for the initial six to 12 months of operations. We generally finance these costs through capital contributions from investors in the center, borrowings under our facility loan agreements and long-term facility lease agreements. Following this offering, we expect to finance these costs, in part, with borrowings under our proposed credit facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Indebtedness."

OTHER SERVICES

     Although our business is primarily focused on owning and operating surgery centers, we also provide other services that complement our core surgery center business.

  DIAGNOSTIC CENTER

     We operate Dry Creek Imaging Center, a diagnostic imaging center that is adjacent to our surgery center in the Denver, Colorado market. We own a 51% interest in the diagnostic imaging center through a joint venture with Touchstone Medical Imaging, LLC. Dry Creek Imaging Center currently provides MRI, CT, ultrasound and mammography procedures. Touchstone and Dry Creek Imaging Center have entered into a management agreement, under which Touchstone provides daily management and administrative services to the diagnostic center in exchange for a percentage of the diagnostic center's net revenues. The initial term of the management agreement expires in 2006, and may be renewed for additional renewal terms of one year each. We believe the services provided by this diagnostic center complement and support the services provided by our surgery center in this market. We may explore the possibility of selectively purchasing and developing additional diagnostic centers in the markets in which we operate surgery centers.

  PHYSICIAN NETWORKS

     We currently manage physician networks in Memphis, Tennessee, Johnson City, Tennessee and Louisville, Kentucky. Each of these physician networks has entered into a long-term agreement with us, which provides, among other things, that we will provide billing, financial services and other business management services in exchange for a management fee. One of the physician networks is an independent practice association, or IPA, of health care providers located in the greater Louisville, Kentucky area. We believe this network is complementary to our local surgery center by providing the center with greater access to managed care contracts.

INFORMATION SYSTEMS AND CONTROLS

     Each of our surgery centers uses a standard financial reporting system that provides information to our corporate office to track financial performance on a timely basis. In addition, each of our facilities uses an operating system to manage its business by providing critical support in areas such as scheduling, billing and collection, accounts receivable management, purchasing and other essential operational functions. We recently began to implement a standardized system to support all of our facilities and to enable us to access more easily information about our centers on a timely basis. We expect our new information system to be installed in all of our surgery centers by the end of 2002, except for those facilities we acquired in the Physicians Surgical Care transaction, which already operate on a different standardized system. We are currently evaluating opportunities to integrate the two systems at a later date.

     We have developed proprietary measurement tools to track key operating statistics at each of our surgery centers by integrating data from our local operating systems and our standardized financial system. Management uses these tools to measure operating results against target thresholds and to identify, monitor and adjust areas such as specialty mix, staffing, operating costs, employee expenses and accounts receivable management. Our corporate and facility-level management team is compensated in part using performance-based incentives focused on revenue growth and improvement in operating income.

MARKETING

     Our sales and marketing efforts are directed primarily at physicians, who are responsible for referring patients to our facilities. Marketing activities directed at physicians and other health care providers are coordinated locally by the individual facility and are supplemented by dedicated corporate personnel. These activities generally emphasize the benefits offered by our surgery centers compared to other facilities in the market, such as the proximity of our facilities to physicians' offices, the ability to schedule consecutive cases without preemption by inpatient or emergency procedures, the efficient turnaround time between cases, our advanced surgical equipment and our simplified administrative procedures. Although the facility administrator is the primary point of contact, physicians who utilize our surgery centers are important sources of recommendations to other physicians regarding the benefits of using our facilities. Each facility administrator develops a target list of physicians and we continually review these marketing lists and the facility administrator's progress in contacting and successfully attracting additional local physicians.

     We also market our surgery centers directly to payors, including HMOs, PPOs and other managed care organizations, employers and other payors. Payor marketing activities conducted by our corporate office management and facility administrators emphasize the high quality of care, cost advantages and convenience of our facilities, and are focused on making each facility an approved provider under local managed care plans.

COMPETITION

     In each market in which we operate a surgery center, we compete with hospitals and operators of other surgery centers to attract physicians and patients. We believe that the competitive factors that affect our centers' ability to compete for physicians are convenience of location of the surgery center, access to capital and participation in managed care programs. We believe that our centers attract patients based upon our quality of care, the specialties and reputations of the physicians who operate in our centers, participation in managed care programs, ease of access and convenient scheduling and registration procedures.

     In developing or acquiring existing surgery centers, we compete with other public and private surgery center and hospital companies. Several large national companies own and/or manage surgery centers and surgical hospitals, including HEALTHSOUTH Corporation, HCA Inc., Universal Health Services, Inc., AmSurg Corp. and United Surgical Partners International, Inc. In general, these companies have greater resources and access to capital than we do. In addition, local hospitals, physician groups and other providers may compete with us in the ownership and operation of surgery centers.

EMPLOYEES

     At June 30, 2002, we had 1,633 employees, of which 977 were full-time employees. None of our employees are represented by a collective bargaining agreement. We believe that we have a good relationship with our employees.

PROPERTIES

     Our corporate headquarters are located in Nashville, Tennessee in 26,579 square feet of leased office space. We intend to relocate our corporate headquarters in the fourth quarter of 2002 to 35,000 square feet of space in another office building currently under construction in Nashville, Tennessee, under a lease that

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commences on November 1, 2002. We also lease 8,553 square feet of space in an office building located in Houston, Texas, substantially all of which we sublease to a third party.


     Typically, our surgery centers are located on real estate leased by the limited partnership or limited liability company that owns the centers. These leases generally have initial terms of ten years, but range from two to 15 years. Most of the leases contain options to extend the lease period for up to ten additional years. The surgery centers are generally responsible for property taxes, property and casualty insurance and routine maintenance expenses. Three of our surgery centers are located on real estate owned by the limited partnership or limited liability company that owns the surgery center. We generally guarantee the lease obligations of the limited partnerships and limited liability companies that own our surgery centers.


ENVIRONMENTAL

     We are subject to various federal, state and local laws and regulations relating to the protection of the environment and human health and safety, including those governing the management and disposal of hazardous substances and wastes, the cleanup of contaminated sites and the maintenance of a safe workplace. Our operations include the use, generation and disposal of hazardous materials. We may, in the future, incur liability under environmental statutes and regulations with respect to contamination of sites we own or operate (including contamination caused by prior owners or operators of such sites, abutters or other persons) and the off-site disposal of hazardous substances. We believe that we have been and are in substantial compliance with the terms of all applicable environmental laws and regulations and that we have no liabilities under environmental requirements that we would expect to have a material adverse effect on our business, results of operations or financial condition.

INSURANCE

     We maintain medical professional liability insurance on a claims-made basis for the surgery centers and other facilities that we manage or own. Coverage under certain of these policies is contingent upon the policy being in effect when a claim is made regardless of when the events which caused the claim occurred. We also maintain general liability and umbrella coverage on a claims-made basis. The cost and availability of such coverage has varied widely in recent years. While we believe that our insurance policies are adequate in amount and coverage for our anticipated operation, we cannot assure you that the insurance coverage is sufficient to cover all future claims or will continue to be available in adequate amounts or at a reasonable cost.

LEGAL PROCEEDINGS

     We are involved, from time to time, in litigation arising in the ordinary course of business. We believe that the matters in which we are currently involved will be resolved without material adverse effect on our financial position or results of operations.

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                             GOVERNMENT REGULATION

GENERAL

     The health care industry is highly regulated, and we cannot assure you that the regulatory environment in which we operate will not change significantly in the future or that we will be able to successfully address changes in the regulatory environment. In addition to extensive, existing government health care regulation, there continues to be numerous initiatives on the federal and state levels affecting the payment for and availability of health care services. We believe that these health care initiatives will continue during the foreseeable future. Some of the reform initiatives proposed in the past, such as further reductions in Medicare and Medicaid payments and additional prohibitions on physician ownership of facilities to which they refer patients, could, if adopted, adversely affect us and our business.

     Every state imposes licensing requirements on individual physicians and health care facilities. In addition, federal and state laws regulate HMOs and other managed care organizations. Many states require regulatory approval, including certificates of need, before establishing certain types of health care facilities, including surgery centers, offering certain services, including services we offer, or making expenditures in excess of statutory thresholds for health care equipment, facilities or programs. We believe that outpatient surgery and diagnostic center services will continue to be subject to intense regulation at the federal and state levels.

     Our ability to operate profitably will depend in part upon all of our facilities obtaining and maintaining all necessary licenses, certificates of need and other approvals and operating in compliance with applicable health care regulations. If we fail to obtain any necessary licenses or certifications or fail to maintain our existing licenses and certifications it could have a material adverse effect on our business.

     The laws of many states prohibit physicians from splitting fees with non-physicians, prohibit non-physician entities (such as us) from practicing medicine and prohibit referrals to facilities in which physicians have a financial interest. We believe our activities do not violate these state laws; however, we cannot assure you that future interpretations of, or changes in, these laws might require structural and organizational modifications of our existing relationships with facilities and physician networks, and we cannot assure you that we would be able to appropriately modify such relationships. In addition, statutes in some states could restrict our expansion into those states.

     Our facilities are subject to federal, state and local laws dealing with issues such as occupational safety, employment, medical leave, insurance regulations, civil rights and discrimination, and medical waste and other environmental issues. Federal, state and local governments are expanding the regulatory requirements on businesses. The imposition of these regulatory requirements may have the effect of increasing operating costs and reducing the profitability of our operations.

     We are unable to predict what additional government regulations, if any, affecting our business may be enacted in the future or how existing or future laws and regulations might be interpreted. If we or any of our facilities fail to comply with applicable laws, it might have a material adverse effect on our business.

LICENSURE AND CERTIFICATES OF NEED

     Capital expenditures for the construction of new facilities, the addition of beds or the acquisition of existing facilities may be reviewable by state regulators under statutory schemes that are sometimes referred to as certificate of need laws. States with certificate of need laws place limits on the construction and acquisition of health care facilities and the expansion of existing facilities and services. In these states, approvals are required for capital expenditures exceeding amounts that involve certain facilities or services, including surgery centers and surgical hospitals.

     State certificate of need laws generally provide that, prior to the addition of new beds, the construction of new facilities or the introduction of new services, a designated state health planning agency must determine that a need exists for those beds, facilities or services. The certificate of need process is intended to promote comprehensive health care planning, assist in providing high quality health care at the
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lowest possible cost and avoid unnecessary duplication by ensuring that only those health care facilities that are needed will be built.

     Typically, the provider of services submits an application to the appropriate agency with information concerning the area and population to be served, the anticipated demand for the facility or service to be provided, the amount of capital expenditure, the estimated annual operating costs, the relationship of the proposed facility or service to the overall state health plan and the cost per patient day for the type of care contemplated. The issuance of a certificate of need is based upon a finding of need by the agency in accordance with criteria set forth in certificate of need laws and state and regional health facilities plans. If the proposed facility or service is found to be necessary and the applicant to be the appropriate provider, the agency will issue a certificate of need containing a maximum amount of expenditure and a specific time period for the holder of the certificate of need to implement the approved project.


     Our health care facilities are also subject to state and local regulations ranging from licensing requirements for medical providers to building codes and environmental protection laws. Our surgery centers have licenses to operate as surgery centers in the states in which they operate, except for one facility in Louisiana that is licensed by the State of Louisiana as a hospital. Even though this facility specializes in surgical services, it must meet all Louisiana requirements for general hospital licensure. To assure continued compliance with these regulations, governmental and other authorities periodically inspect our facilities. The failure to comply with these regulations could result in the suspension or revocation of a facility's license.


MEDICARE AND MEDICAID PARTICIPATION

     The majority of our revenues are expected to continue to be received through third-party reimbursement programs, including state and federal programs, such as Medicare and Medicaid, and private health insurance programs. Medicare is a federally funded and administered health insurance program, primarily for individuals entitled to social security benefits who are 65 or older or who are disabled. Medicaid is a health insurance program jointly funded by state and federal governments that provides medical assistance to qualifying low income persons. Each state Medicaid program covers in-patient hospital services and has the option to provide payment for surgery center services. The Medicaid programs of all of the states in which we currently operate cover surgery center services; however, these states may not continue to cover surgery center services and states into which we expand our operations may not cover or continue to cover surgery center services.

     To participate in the Medicare program and receive Medicare payment, our facilities must comply with regulations promulgated by the Department of Health and Human Services. Among other things, these regulations, known as "conditions of participation," relate to the type of facility, its equipment, its personnel and its standards of medical care, as well as compliance with state and local laws and regulations. Our surgery centers, surgical hospital and diagnostic center must also satisfy the conditions of participation in order to be eligible to participate in the Medicaid program. The requirements for certification under Medicare and Medicaid are subject to change and, in order to remain qualified for these programs, we may have to make changes from time to time in our facilities, equipment, personnel or services. Although we intend to continue to participate in these reimbursement programs, we cannot assure you that our facilities will continue to qualify for participation.

     One of our facilities is licensed as a surgical hospital. The Medicare program pays hospitals on a prospective payment system for acute inpatient services. Under this prospective payment system, a hospital receives a fixed amount for inpatient hospital services based on each patient's final diagnosis. These payments do not consider a specific hospital's costs, but are national rates adjusted for area wage differentials and case-mix index. For several years, the percentage increases to the prospective payment rates have been generally lower than the percentage increases in the costs of goods and services by hospitals.

     Payments under the Medicare program to ambulatory surgery centers are made under a system whereby the Secretary of Health and Human Services determines payment amounts prospectively for
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various categories of medical services performed in ambulatory surgery centers, subject to an inflation adjustment. The various state Medicaid programs also pay us a fixed payment for our services, which amount varies from state to state. About 19.5% of our revenues for 2001 were attributable to Medicare and Medicaid payments.

     A rule proposed by the Centers for Medicare and Medicaid Services, formerly the Health Care Financing Administration, would make substantial changes to the rate-setting methodology, payment rates, payment policies and the list of covered surgical procedures for surgery centers. Among the proposed changes is a shift from eight payment groups to 105 ambulatory payment classifications. A federal statute allows the payment methodology to be phased in for surgery centers over four years beginning as early as January 1, 2002. However, this payment methodology has not been implemented. We cannot predict when or if the new payment methodology will be implemented. Further, we are unable at this time to predict the extent of the impact that the proposed rule, if adopted in its current form, would have on the operation of our surgery centers.

     We cannot predict what further legislation may be enacted or what regulations or guidelines may be established concerning third party reimbursement by state, federal or private programs. Reductions or changes in these programs could have a material adverse affect on our business.

ANTITRUST LAWS

     Federal and state antitrust laws prohibit price fixing among competitors. Independent physicians who are not economically integrated through a group practice or some other method of sharing substantial financial risk may be considered "competitors" under antitrust laws and subject to prohibitions on price fixing. Price fixing is considered a per se violation of federal antitrust laws. The Federal Trade Commission and the Department of Justice have the authority to bring civil and criminal enforcement actions against persons and entities who violate federal antitrust laws. Moreover, competitors and customers who are injured by activities that violate federal antitrust laws may bring civil actions against the alleged violator. In some cases, treble damages are available to an injured competitor or customer.

     Networks of physicians, such as the IPA that we manage, involve price discussions among competitors, which create antitrust concerns. In recognition of the beneficial nature of these entities in a changing health care environment, the FTC and the Department of Justice have issued several joint policy statements regarding enforcement in the health care industry that set forth "antitrust safety zones" in which a network may safely operate.

     The IPA that we manage may not fit within a safety zone. However, the policy statements issued by the Department of Justice and the FTC provide that the failure of an IPA to meet all of the requirements of a safety zone will not render the activities of the IPA per se illegal. The government will examine IPA arrangements on a case by case or "rule of reason" basis to determine if the IPA can demonstrate that its members are economically or clinically integrated and that the pro-competitive aspects of the IPA outweigh the anti-competitive aspects. If there are sufficient pro-competitive aspects to the IPA, it should not be held to be illegal. The FTC and the Department of Justice will provide advisory opinions regarding the compliance of physician network arrangements with the antitrust statutes; however, we have not sought such an opinion.

MEDICARE FRAUD AND ABUSE AND ANTI-REFERRAL LAWS

     The Social Security Act includes provisions addressing false statements, illegal remuneration and other fraud. These provisions are commonly referred to as the Medicare Fraud and Abuse Laws, and include the statute commonly referred to as the federal anti-kickback statute. The federal anti-kickback statute prohibits providers and others from, among other things, soliciting, receiving, offering or paying, directly or indirectly, any remuneration in return for either making a referral for a service or item covered by a federal health care program or ordering or arranging for or recommending the order of any covered service or item. Violations of the federal anti-kickback statute are punishable by a fine of up to $50,000 or imprisonment for each violation, as well as damages up to three times the total amount of remuneration.
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     In addition, the Medicare Patient and Program Protection Act of 1987, as
amended by the Health Insurance Portability and Accountability Act of 1996, commonly referred to as HIPAA, and the Balanced Budget Act of 1997, imposes civil monetary penalties for a violation of the Medicare Fraud and Abuse Laws, as well as exclusion from federal health care programs. Pursuant to the enactment of HIPAA, as of June 1, 1997, the Secretary of Health and Human Services may, and in some cases must, exclude individuals and entities from participating in any government health care program that the Secretary determines have "committed an act" in violation of the Medicare Fraud and Abuse Laws or have improperly filed claims in violation of the Medicare Fraud and Abuse Laws. HIPAA also expanded the Secretary's authority to exclude a person involved in fraudulent activity from participation in a program providing health benefits, whether directly or indirectly, which is funded directly, in whole or in part, by the U.S. government.

     Because physician-investors in our surgery centers are in a position to generate referrals to the centers, the distribution of available cash to those investors could come under scrutiny under the federal anti-kickback statute. The U.S. Court of Appeals for the Third Circuit has held that the federal anti-kickback statute is violated if one purpose (as opposed to a primary or sole purpose) of a payment to a provider is to induce referrals. Other federal circuit courts have followed this decision. None of these cases involved a joint venture such as those owning and operating our surgery centers and it is not clear how a court would apply these holdings to our activities. It is clear, however, that a physician's investment income from a surgery center may not vary with the number of his or her referrals to the surgery center, and we comply with this prohibition.

     In a case involving a physician-owned joint venture, the U.S. Court of Appeals for the Ninth Circuit held that the federal anti-kickback statute is violated when a person or entity (1) knows that the statute prohibits offering or paying remuneration to induce referrals and (2) engages in prohibited conduct with the specific intent to violate the law. In that case, the joint venture was determined to have violated the law because its agent solicited prospective limited partners by implying that eligibility to purchase shares in the limited partnership was dependent on an agreement to refer business to it, told prospective limited partners that the number of shares they would be permitted to purchase would depend on the volume of business they referred, and stated that partners who did not refer business would be pressured to leave the partnerships. The joint venture was vicariously liable for the actions of its agents, notwithstanding that the agent's actions were contrary to the principal's stated policy.

     Further, under HIPAA, individuals who hold a direct or indirect ownership or controlling interest in an entity that is found to violate the Medicare Fraud and Abuse Laws may also be excluded from the Medicare and Medicaid programs if the individual knew or should have known of the activity leading to the conviction or exclusion of the entity, or where the individual is an officer or managing employee of the entity. Under HIPAA, the term "should know" means that a person acts in deliberate ignorance or reckless disregard of the truth or falsity of the information. This standard does not require that specific intent to defraud be proven by the OIG.

     Under regulations issued by the OIG, certain categories of activities are deemed not to violate the federal anti-kickback statute. According to the preamble to these safe harbor regulations, the failure of a particular business arrangement to comply with the regulations does not determine whether the arrangement violates the federal anti-kickback statute. The safe harbors do not make conduct illegal, but instead outline standards that, if complied with, protect conduct that might otherwise be deemed in violation of the federal anti-kickback statute.

     One earlier safe harbor protects profit distributions to investors in small entity joint ventures, such as limited partnerships, if certain conditions are met. However, we believe that our ownership and operation of our surgery centers, including our surgical hospital, will not satisfy this safe harbor for small entity joint ventures, because this safe harbor requires that no more than 40% of the value of each class of investment interests be held by investors in a position to make or influence referrals or to generate business for the entity, and we anticipate that our surgery centers, including our surgical hospital, will not meet this requirement.

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     The OIG published an expanded listing of safe harbors under the federal anti-kickback statute on November 19, 1999. The new, expanded provisions include a safe harbor designed to protect distributions to physician investors in surgery centers who refer patients directly to the center and personally perform the procedures as an extension of their practice. The safe harbor for surgery center ownership protects four categories of investors, including facilities owned by general surgeons, single-specialty physicians, multi-specialty physicians and hospital/physician ventures, provided that certain requirements are satisfied.

     The requirements include the following:

          1. The center must be a surgery center certified to participate in the Medicare and its operating and recovery room space must be dedicated exclusively to the surgery center and not a part of a hospital (although such space may be leased from a hospital if such lease meets the requirements of the safe harbor for space rental).

          2. Each investor must be either (a) a physician who derived at least one-third of his or her medical practice income for the previous fiscal year or 12-month period from performing procedures on the list of Medicare-covered procedures for surgery centers, (b) a hospital, or (c) a person or entity not in a position to make or influence referrals to the center, nor to provide items or services to the center, nor employed by the center or any investor.

          3. Unless all physician-investors are members of a single specialty, each physician-investor must perform at least one-third of his or her procedures at the center each year. (This requirement is in addition to the requirement that the physician-investor have derived at least one-third of his or her medical practice income for the past year from performing procedures.)

          4. Physician-investors must have fully informed their referred patients of the physician's investment interest.

          5. The terms on which an investment interest is offered to an investor are not related to the previous or expected volume of referrals, services furnished or the amount of business otherwise generated from that investor to the entity.

          6. Neither the center nor any other investor may loan funds to or guarantee a loan for an investor if the investor uses any part of such loan to obtain the investment interest.

          7. The amount of payment to an investor in return for the investment interest is directly proportional to the amount of the capital investment (including the fair market value of any pre-operational services rendered) of that investor.

          8. All physician-investors, any hospital-investor and the center agree to treat patients receiving medical benefits or assistance under the Medicare or Medicaid programs.

          9. All ancillary services performed at the center for beneficiaries of federal health care programs must be directly and integrally related to primary procedures performed at the center, and may not be billed separately.

          10. No hospital-investor may include on its cost report or any claim for payment from a federal health care program any costs associated with the center.

          11. The center may not use equipment owned by or services provided by a hospital-investor unless such equipment is leased in accordance with a lease that complies with the equipment rental safe harbor and such services are provided in accordance with a contract that complies with the personal services and management contracts safe harbor.

          12. No hospital-investor may be in a position to make or influence referrals directly or indirectly to any other investor or the center.

     We believe that the ownership and operations of our surgery centers will not fully satisfy this safe harbor for investment interests in surgery centers because, among other reasons, we or one of our subsidiaries generally will be an investor in each surgery center and provide management services to the
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surgery center. Further, since the OIG has not published any guidance on the implementation of this safe harbor, we cannot assure you that the OIG would view our activities favorably even though they are intended to achieve compliance with the remaining elements of this safe harbor. In addition, although we expect each physician-investor to utilize the surgery center as an extension of his practice, we cannot assure you that all physician-investors will perform one-third of their procedures at the surgery center or inform their referred patients of their investment interests.

     We have entered into management agreements to manage many of our surgery centers, as well as three physician networks. Most of these agreements call for our subsidiary to be paid a percentage-based management fee. Although there is a safe harbor for personal services and management contracts, this safe harbor requires, among other things, that the aggregate compensation paid to the manager over the term of the agreement be set in advance. Because our management fee may be based on a percentage of revenues, it does not meet this requirement. However, we believe that our management arrangements satisfy the other requirements of the safe harbor for personal services and management contracts and that they comply with the federal anti-kickback statute. The OIG has taken the position that percentage-based management agreements are not protected by a safe harbor, and consequently, may violate the federal anti-kickback statute. On April 15, 1998, the OIG issued Advisory Opinion 98-4 which reiterates this proposition. This opinion focused on areas the OIG considers problematic in a physician practice management context, including financial incentives to increase patient referrals, no safeguards against overutilization and incentives to increase the risk of abusive billing. The opinion reiterated that proof of intent to violate the federal anti-kickback statute is the central focus of the OIG. We have implemented formal compliance programs designed to safeguard against overbilling and otherwise assure compliance with the federal anti-kickback statute and other laws, but we cannot assure you that the OIG would find our compliance programs to be adequate.

     In some cases, we guarantee a surgery center's debt financing and lease obligations as part of our obligations under a management agreement. Physician-investors are generally not required to enter into similar guarantees. The OIG might take the position that the failure of the physician investors to enter into similar guarantees represents a special benefit to the physician investors given to induce referrals and that such failure would result in a violation of the federal anti-kickback statute. We believe that the management fees (and in some cases guarantee fees) are adequate compensation to us for the credit risk associated with the guarantee and that the failure of the physician investors to enter into similar guarantees does not create a material risk of violating the federal anti-kickback statute. However, the OIG has not issued any guidance in this regard.

     The OIG is authorized to issue advisory opinions regarding the interpretation and applicability of the federal anti-kickback statute, including whether an activity constitutes grounds for the imposition of civil or criminal sanctions. We have not, however, sought such an opinion regarding any of our arrangements. If it were determined that our activities, or those of our subsidiaries, violate the federal anti-kickback statute, we, our subsidiaries, our officers, our directors and each surgery center investor could be subject, individually, to substantial monetary liability, prison sentences and/or exclusion from participation in any health care program funded in whole or in part by the U.S. government, including Medicare, CHAMPUS or state health care programs.

FEDERAL ANTI-REFERRAL LAWS

     Physician self-referral laws have been enacted by the U.S. Congress and many states prohibiting certain self-referrals for health care services. The federal prohibition, commonly known as the Stark law, prohibits a practitioner, including a physician, dentist or podiatrist, from referring patients for certain "designated health services" provided by an entity with which the practitioner or a member of his immediate family has a "financial relationship" if those services are paid in whole or in part by Medicare or Medicaid unless an exception exists. The term "financial relationship" is broadly defined and includes most types of ownership and compensation relationships. The Stark law also prohibits the entity from seeking payment from Medicare or Medicaid for services rendered through a prohibited referral. If an entity is paid for services rendered through a prohibited referral, it may be required to refund the
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payments. Violations of the Stark law may also result in damages of three times the amount claimed, civil penalties of up to $15,000 per prohibited claim and $100,000 per prohibited scheme and exclusion from participating in Medicare and Medicaid. "Designated health services" include:

     - clinical laboratory services;

     - physical therapy services;

     - occupational therapy services;

     - radiology services, including magnetic resonance imaging, computerized axial tomography scans, and ultrasound services;

     - radiation therapy services and supplies;

     - durable medical equipment and supplies;

     - parenteral and enteral nutrients, equipment and supplies;

     - prosthetics, orthotics and prosthetic devices and supplies;

     - home health services;


     - outpatient prescription drugs; and


     - inpatient and outpatient hospital services.

     The list of designated health services includes imaging services and other diagnostic services provided by our diagnostic center. However, the Stark law is implicated only if the referring physician or a member of his immediate family has a financial relationship with the provider of designated health services. There is no physician ownership (or physician family member ownership) in our diagnostic center. Any compensation relationships between our diagnostic centers and physicians are set forth in writing, provide for a fair market value compensation and are otherwise structured to fit within applicable exceptions to the Stark law.

     The list of designated health services does not include surgical services provided in a surgery center. Furthermore, in final Stark Law regulations published by the Department of Health and Human Services on January 4, 2001, the term "designated health services" was defined as not including services that are reimbursed by Medicare as part of a composite rate, such as services provided in a surgery center.

     However, if designated health services are provided by the surgery center and separately billed, referrals to the surgery center by a physician investor would be prohibited by the Stark law. Because our surgery centers do not have independent laboratories and do not provide designated health services apart from surgical services, we do not believe referrals to the surgery centers by physician investors are prohibited.

     If legislation or regulations are implemented that prohibit physicians from referring patients to surgery centers in which the physician has a beneficial interest, our business and financial results would be adversely affected.

     Additionally, the physician networks we manage must comply with the "in-office ancillary services exception" of the Stark law. We believe that these physician networks operate in compliance with the language of statutory exceptions to the Stark law, including the exceptions for services provided by physicians within a group practice or in-office ancillary services.

     One of our facilities is licensed as a surgical hospital. The Stark law includes an exception for physician ownership of a hospital, provided that the physician's ownership interest is in the whole hospital and the physician is authorized to perform services at the hospital. Physician investment in our surgical hospital meets this requirement. Legislation was recently introduced in the U.S. Congress that would limit the hospital ownership exception such that physicians would only be permitted to own interests in a hospital if the interests are made available to the general public on the same terms. We have not made

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investments in our surgical hospital available to the general public. It is currently unclear whether this proposed legislation will be enacted.

FALSE AND OTHER IMPROPER CLAIMS

     The U.S. government is authorized to impose criminal, civil and administrative penalties on any person or entity that files a false claim for payment from the Medicare or Medicaid programs. Claims filed with private insurers can also lead to criminal and civil penalties, including, but not limited to, penalties relating to violations of federal mail and wire fraud statutes. While the criminal statutes are generally reserved for instances of fraudulent intent, the U.S. government is applying its criminal, civil and administrative penalty statutes in an ever-expanding range of circumstances. For example, the government has taken the position that a pattern of claiming reimbursement for unnecessary services violates these statutes if the claimant merely should have known the services were unnecessary, even if the government cannot demonstrate actual knowledge. The government has also taken the position that claiming payment for low-quality services is a violation of these statutes if the claimant should have known that the care was substandard. In addition, some courts have held that a violation of the Stark law can result in liability under the federal False Claims Act.

     Over the past several years, the U.S. government has accused an increasing number of health care providers of violating the federal False Claims Act. The False Claims Act prohibits a person from knowingly presenting, or causing to be presented, a false or fraudulent claim to the U.S. government. The statute defines "knowingly" to include not only actual knowledge of a claim's falsity, but also reckless disregard for or intentional ignorance of the truth or falsity of a claim. Because our facilities perform hundreds of similar procedures a year for which they are paid by Medicare, and there is a relatively long statute of limitations, a billing error or cost reporting error could result in significant civil or criminal penalties.

     Under the "qui tam," or whistleblower, provisions of the False Claims Act, private parties may bring actions on behalf of the U.S. government. These private parties, often referred to as relators, are entitled to share in any amounts recovered by the government through trial or settlement. Both direct enforcement activity by the government and whistleblower lawsuits have increased significantly in recent years and have increased the risk that a health care company, like us, will have to defend a false claims action, pay fines or be excluded from the Medicare and Medicaid programs as a result of an investigation resulting from a whistleblower case. Although we believe that our operations materially comply with both federal and state laws, they may nevertheless be the subject of a whistleblower lawsuit, or may otherwise be challenged or scrutinized by governmental authorities. A determination that we have violated these laws could have a material adverse effect on us.

     We are also subject to various state insurance statutes and regulations that prohibit us from submitting inaccurate, incorrect or misleading claims. We believe that our surgery centers are in compliance with all state insurance laws and regulations regarding the submission of claims. We cannot assure you, however, that none of our centers' insurance claims will ever be challenged. If we were found to be in violation of a state's insurance laws or regulations, we could be forced to discontinue the violative practice, which could have an adverse effect on our business and operating results, and we could be subject to fines and criminal penalties.

HEALTH INFORMATION PRACTICES

     Regulations issued pursuant to the Health Insurance Portability and Accountability Act of 1996, or HIPAA, contain, among other measures, provisions that require many organizations, including us, to implement very significant and potentially expensive new computer systems, employee training programs and business procedures designed to protect each patient's individual health care information. The

Administrative Simplification subtitle of HIPAA requires the Secretary of the Department of Health and Human Services to issue standards for the following:

     - electronic transactions and code sets;

     - unique identifiers for providers, employers, health plans and individuals;

     - security and electronic signatures;

     - privacy; and

     - enforcement.

     On August 17, 2000, the Department of Health and Human Services finalized new transaction standards which will require us to use standard code sets established by the rule when transmitting health information in connection with some transactions, including health claims and equivalent encounter information, health care payment and remittance advice, and health claim status. Compliance with these standards is required by October 16, 2002; however, Congress recently enacted the Administrative Simplification Compliance Act, which extends the compliance date until October 16, 2003 for entities that file a plan with the Department of Health and Human Services that demonstrates how the entity intends to comply with the regulations by the extended deadline. We intend to file such a plan.

     On May 7, 1998, the Department of Health and Human Services issued a proposed rule that establishes a standard for a national provider identifier and requirements concerning its use by health plans, health care clearinghouses and providers. Additionally, on June 16, 1998, the Department of Health and Human Services issued a proposed rule that establishes a standard for an employer identifier and requirements concerning its use by health plans, health care clearinghouses and providers. Health plans, health care clearinghouses and providers would use these identifiers, among other uses, in connection with the electronic transactions standards.

     The Department of Health and Human Services has not yet issued a proposed rule that establishes the standard for a national health plan identifier or national individual identifier.

     On August 12, 1998, the Department of Health and Human Services proposed a rule that establishes, in part, standards to protect the confidentiality, availability and integrity of health information by health plans, health care clearinghouses and health care providers that maintain or transmit any health information in electronic form, regardless of format. We are a covered entity under the proposed rule. These security standards require covered entities to establish and maintain reasonable and appropriate administrative, technical and physical safeguards to ensure integrity, confidentiality and the availability of the information. The security standards were designed to protect the health information against reasonably anticipated threats or hazards to the security or integrity of the information and to protect the information against unauthorized use or disclosure. Although the security standards do not reference or advocate a specific technology, and covered entities have the flexibility to choose their own technical solutions, we expect that the security standards will require us to implement significant new systems, business procedures and training programs.

     On December 28, 2000, the Department of Health and Human Services published a final rule establishing standards for the privacy of individually identifiable health information. These privacy standards apply to all health plans, all health care clearinghouses and many health care providers, including health care providers that transmit health information in an electronic form in connection with certain standard transactions. We are a covered entity under the final rule. The privacy standards apply to individually identifiable health information held or disclosed by a covered entity in any form, whether communicated electronically, on paper or orally. These standards not only require our compliance with rules governing the use and disclosure of protected health information, but they also require us to impose those rules, by contract, on any business associate to whom we disclose such information in order to perform functions on our behalf. A violation of the privacy standards could result in civil money penalties of $100 per incident, up to a maximum of $25,000 per person per year per standard. HIPAA also provides for criminal penalties of up to $50,000 and one year in prison for knowingly and improperly obtaining or disclosing protected health information, up to $100,000 and five years in prison for obtaining protected health information under false pretenses, and up to $250,000 and ten years in prison for obtaining or disclosing protected health information with the intent to sell, transfer or use such information for commercial advantage, personal gain or malicious harm. In addition our facilities will continue to remain subject to any state laws that are more restrictive than the privacy regulations issued under HIPAA. These state laws vary by state and could impose additional penalties.

     The final rule establishing the privacy standards became effective on April 14, 2001, with compliance required by April 14, 2003. On March 27, 2002, the Department of Health and Human Services published proposed revisions to the privacy rule, and invited the public to comment on the proposed revisions. It is unknown at this time if or when the proposed privacy revisions will be finalized. The proposed privacy revisions do not alter the compliance date of April 14, 2003 for the majority of the requirements in the privacy regulations. The security regulations, national provider identifier regulations and national employer identifier regulations under HIPAA have not been finalized by the Department of Health and Human Services. Once these regulations are issued in final form, we expect to have about two years to become fully compliant.

     We expect that compliance with these standards will require significant commitment and action by us. We have appointed members of our management team to direct our compliance with these standards. Implementation will require us to engage in extensive preparation and make significant expenditures. Because some of the regulations are proposed regulations, we cannot predict the total financial impact of the regulations on our operations.

HEALTH CARE REGULATIONS AFFECTING OUR NEW YORK OPERATIONS

     Laws in the State of New York require that corporations have natural persons as stockholders in order to be approved by the New York Department of Health as a licensed health care facility. Accordingly, we are not able to own interests in a limited partnership or limited liability company that owns an interest in a health care facility located in New York. Laws in the State of New York also prohibit the delegation of certain management functions by a licensed health care facility. The law does permit a licensed facility to lease premises and obtain various services from non-licensed entities; however, it is not clear what types of delegation constitute a violation. Although we believe that our operations and relationships in New York are in compliance with these laws, if New York regulatory authorities or a third party asserts a contrary position, we may be unable to continue or expand our operations in New York. We own through an affiliate an interest in a limited liability company which will provide administrative services to a surgery center located in New York. This facility is currently being developed with our assistance.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table provides information about our directors and executive officers:


                 NAME                    AGE                  POSITION
                 ----                    ---                  --------
Richard E. Francis, Jr.................  48    Chairman of the Board, Chief Executive
                                               Officer and Director
Clifford G. Adlerz.....................  48    President, Chief Operating Officer and
                                               Director
William V. B. Webb.....................  50    Chief Development Officer and Director
Kenneth C. Mitchell....................  52    Chief Financial Officer and Vice
                                               President of Finance
R. Dale Kennedy........................  55    Vice President of Management Services
                                               and Secretary
Frederick L. Bryant(1).................  47    Director
Donald W. Burton(2)....................  58    Director
Eve M. Kurtin(2).......................  48    Director
Jeffrey R. Jay, M.D.(2)................  44    Director
Charles N. Martin, Jr.(1)..............  59    Director
Steven E. Rodgers(3)...................  31    Director
Jack Tyrrell(2)........................  55    Director
David M. Wilds(1)......................  62    Director


---------------

(1) Member of Compensation Committee
(2) Member of Audit and Compliance Committee
(3) Mr. Rodgers has agreed to resign from our board of directors upon completion of this offering.

     Richard E. Francis, Jr. has served as the Chairman of the Board since March 2002 and as Chief Executive Officer and a director of Symbion since its inception in 1996. Mr. Francis also served as President of Symbion from 1996 to May 2002. Mr. Francis served from 1992 to 1995 as Senior Vice President, Development of HealthTrust, Inc. From 1990 to 1992, Mr. Francis served as Regional Vice President, Southern Region for HealthTrust, where he oversaw operations of 11 hospitals in five states.

     Clifford G. Adlerz has served as our President since May 2002 and as the Chief Operating Officer and a director of Symbion since its inception in 1996. Mr. Adlerz also served as our Secretary from 1996 to May 2002. Mr. Adlerz served as Regional Vice President, Midsouth Region for HealthTrust from 1992 until its merger with HCA Inc. (formerly Columbia/HCA Healthcare Corporation) in May 1995, at which time he became Division Vice President of HCA and served in that position until September 1995. Mr. Adlerz served as Chief Executive Officer of South Bay Hospital in Sun City, Florida from 1987 to 1992.

     William V. B. Webb has served as Chief Development Officer and a director of Symbion since June 1999. Mr. Webb served as President and Chief Executive Officer and a director of Ambulatory Resource Centres, Inc. from 1997 until our acquisition of Ambulatory Resource Centres in June 1999. Mr. Webb served as Vice President and Senior Vice President of Acquisitions and Development for OrNda HealthCorp from 1991 until 1997. From 1990 to 1991, Mr. Webb was Vice President of Development for Heritage Surgical Corp.

     Kenneth C. Mitchell has served as our Chief Financial Officer since May 2002 and as our Vice President of Finance since 1996. Mr. Mitchell served as Chief Financial Officer of American HealthMark, Inc. from 1989 to 1995 and as Vice President -- Controller for HCA Management Company from 1988 to

1989. Prior to that time, Mr. Mitchell served as Assistant Vice
President -- Development and Regional Controller for HCA Management Company.

     R. Dale Kennedy has served as our Secretary since May 2002 and as our Vice President of Management Services since 1996. Mr. Kennedy served as Chief Operations Officer for IPN Network, LLC, a company that managed the business office functions of health care entities, from 1991 until 1995. Prior to that time, Mr. Kennedy served in regional financial roles for HealthTrust and HCA.

     Frederick L. Bryant has served as a director of Symbion since 1996. Mr. Bryant has served as a General Partner of ABS Capital Partners, L.P., a private equity firm, since 1993. Prior to 1993, Mr. Bryant served as head of the mergers and acquisitions department and as a founder of the Alex. Brown & Sons Incorporated private equity investment program.

     Donald W. Burton has served as a director of Symbion since 1999. Mr. Burton has served as managing general partner of South Atlantic Venture Fund I, II and III, Limited Partnerships and Chairman of South Atlantic Capital, Inc. and South Atlantic Private Equity Fund IV, Limited Partnership. Mr. Burton has also managed The Burton Partnership which invests in public and private companies, since 1979. Mr. Burton serves on the boards of directors of ITC Holding Company, ITC DeltaCom, Inc., KNOLOGY, Inc. and 26 Merrill Lynch-sponsored mutual funds.

     Eve M. Kurtin has served as a director of Symbion since 1996. Ms. Kurtin has served as a Managing Partner of Pacific Venture Group, L.P. since its inception in 1997. Prior to joining Pacific Venture Group, Ms. Kurtin served as Chief Executive Officer of Physician Venture Management, a joint venture of UniHealth and HCA, from 1994 to 1996. Ms. Kurtin was President and Chief Executive Officer of Kurtin Communications, serving as a consultant in areas of managed care for major pharmaceutical companies and major providers, including UniHealth, from 1991 to 1994.

     Jeffrey R. Jay, M.D. has served as a director of Symbion since May 2002. Dr. Jay had been a director of Physicians Surgical Care since January 1999 and served as its Chairman of the Board at the time we acquired it in April 2002. Dr. Jay has served as a General Partner for Whitney & Co., LLC, a private equity firm, since 1993, where he focuses on health care and information services investments. He is a director of CareScience, Inc. He is on the Board of the Boston University School of Medicine.

     Charles N. Martin, Jr. has served as a director of Symbion since 1996. Mr. Martin has served as Chairman and Chief Executive Officer of Vanguard Health Systems, Inc., a company based in Nashville, Tennessee, since 1997. Until May 31, 2001, he also served as Vanguard's President. He is former Chairman, President and Chief Executive Officer of OrNda HealthCorp, serving in those capacities from 1992 to 1997. Prior to joining OrNda, Mr. Martin served as Director, President and Chief Operating Officer of HealthTrust from 1987 to 1991. Mr. Martin serves on the board of directors of HealthStream, Inc. and Kinetic Concepts, Inc.


     Steven E. Rodgers has served as a director of Symbion since May 2002. Mr. Rodgers was a director of Physicians Surgical Care from June 2001 until we acquired it in April 2002. Mr. Rodgers has been a Partner at Whitney & Co., LLC since May 2001 and served as a senior associate at Whitney from 1999 to 2001 and as an associate from 1995 to 1997. Mr. Rodgers was an associate at Alex. Brown & Sons Incorporated from 1993 to 1995. He received his M.B.A. from Stanford University in 1999. Mr. Rodgers currently serves as a director for numerous privately-held companies.


     Jack Tyrrell has served as a director of Symbion since 1999. Mr. Tyrrell has been a founder of five venture capital funds since 1985 and currently serves as managing partner of Richland Ventures I, L.P., Richland Ventures II, L.P. and Richland Ventures III, L.P. He is currently a director of seven privately-held companies.

     David M. Wilds has served as a director of Symbion since 1999. Mr. Wilds has served as a managing director of First Avenue Partners, L.P., a venture capital firm, since 1998. From 1997 until 1998, he was a principal at Nelson Capital Corp. From 1991 to 1995, Mr. Wilds was Chairman of the Board of

Cumberland Health Systems, Inc. Mr. Wilds serves on the board of directors of Dollar General Corporation.

CLASSES AND TERMS OF DIRECTORS

     Our board of directors is divided into three classes serving staggered three-year terms. Each year, the directors of one class will stand for election as their terms of office expire. Messrs. Burton, Wilds, Webb and Rodgers have been designated as Class I directors with their terms of office expiring in 2003; Ms. Kurtin and Messrs. Martin, Adlerz and Jay have been designated as Class II directors with their terms of office expiring in 2004; and Messrs. Tyrrell, Bryant and Francis have been designated as Class III directors with their terms of office expiring in 2005.

COMMITTEES OF THE BOARD

     Our board of directors has designated an Audit and Compliance Committee and a Compensation Committee of the board. These committees help the board of directors fulfill its responsibilities and assist it in making informed decisions as to our operations.

  Audit and Compliance Committee

     Our Audit and Compliance Committee currently consists of Ms. Kurtin and Messrs. Burton, Tyrrell and Jay. The Audit and Compliance Committee assists the board of directors in its financial and compliance oversight responsibilities by reviewing the financial reports and other financial information provided to any governmental body or the public, our systems of internal controls, our compliance with appropriate policies and ethical standards, and our auditing, accounting and financial reporting processes generally. The Audit and Compliance Committee operates as a direct line of communication between the board of directors and our independent public accountants, as well as our internal compliance personnel.

  Compensation Committee

     Our Compensation Committee consists of Messrs. Bryant, Wilds and Martin. The Compensation Committee determines compensation for our executive officers. The Compensation Committee also administers the issuance of stock options and other awards under our stock plans and establishes and reviews policies relating to the compensation and benefits of our employees.

BOARD COMPENSATION

     Our directors received no base compensation for their service as directors during 2001. Each director was, however, reimbursed for expenses incurred in attending meetings of the board of directors and committees.

     We adopted a Non-Employee Directors Stock Option Plan in March 2002, under which options to purchase shares of our common stock are available for issuance to the non-employee members of our board of directors. The plan is intended to maintain our ability to attract and retain the services of experienced and highly-qualified non-employee directors and to align the interests of such individuals with the interests of our company and our stockholders. The plan is administered by the Compensation Committee of our board of directors. The maximum number of shares available for issuance is the lesser of 1,687,500 or 0.75% of the total number of shares of our common stock then outstanding on a fully diluted basis, subject to adjustment in the event of a stock split, consolidation or stock dividend of our common stock. The exercise price at which each share of common stock may be purchased pursuant to an option granted under the plan is the fair market value of the common stock on the date of grant. Each option may be exercised one year after the date of grant and will expire ten years from the date of grant. If a director is terminated on account of fraud, dishonesty or other acts detrimental to us, all options granted to the director will immediately terminate. In the event of any other termination of a director, any vested options granted to the director may be exercised for a period of 12 months after the termination. Upon a change in control, all options granted under the plan become immediately vested and exercisable.

As of June 30, 2002, options to purchase a total of 320,000 shares of our common stock were outstanding under the plan, none of which were exercisable.

EXECUTIVE COMPENSATION

     The following table summarizes the compensation earned by our chief executive officer and our other executive officers for services rendered in all capacities to us for the year ended December 31, 2001:

                      SUMMARY EXECUTIVE COMPENSATION TABLE

                                                                      ANNUAL COMPENSATION
                                                           -----------------------------------------
                                                                                     OTHER ANNUAL
           NAME AND PRINCIPAL POSITION              YEAR   SALARY($)   BONUS($)   COMPENSATION($)(1)
           ---------------------------              ----   ---------   --------   ------------------
Richard E. Francis, Jr............................  2001   $287,568    $143,784          --
  Chairman of the Board and Chief Executive
     Officer
Clifford G. Adlerz................................  2001    228,731     114,365          --
  President and Chief Operating Officer
William V. B. Webb................................  2001    201,983      63,120          --
  Chief Development Officer
Kenneth C. Mitchell...............................  2001    154,575      38,816          --
  Chief Financial Officer and Vice President of
  Finance
R. Dale Kennedy...................................  2001    154,575      38,798          --
  Vice President of Management Services and
  Secretary

---------------

(1) Perquisites and other personal benefits paid to each of the named executive officers is less than $50,000 or 10% of the total salary and bonus reported for the named executive officers and, therefore, the amount of that other annual compensation is not reported.

     We did not grant any stock options or stock appreciation rights to our executive officers during 2001. In addition, our executive officers did not exercise any options or stock appreciation rights during 2001.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                      NUMBER OF                     VALUE OF
                                                                SECURITIES UNDERLYING              UNEXERCISED
                                                                 UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                                                 AT FISCAL YEAR-END           AT FISCAL YEAR-END(1)
                         SHARES ACQUIRED ON      VALUE       ---------------------------   ---------------------------
         NAME               EXERCISE (#)      REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----            ------------------   ------------   -----------   -------------   -----------   -------------
Richard E. Francis,
  Jr...................         --                --            80,000        80,000         $              $
Clifford G. Adlerz.....         --                --            70,000        70,000
William V. B. Webb.....         --                --           658,586        50,000
Kenneth C. Mitchell....         --                --            30,000        30,000
R. Dale Kennedy........         --                --            35,000        35,000

---------------

(1) There was no public trading market for the common stock as of December 31, 2001. Accordingly, these values have been calculated on the basis of an
    assumed initial public offering price of $        per share of our common
    stock.

EMPLOYMENT AGREEMENTS

     We have entered into employment agreements with three of our executive officers, Richard E. Francis, Jr., Clifford G. Adlerz and William V. B. Webb. These employment agreements provide for base salaries of $295,260 for Mr. Francis, $234,869 for Mr. Adlerz and $213,451 for Mr. Webb, subject to annual increases in the discretion of our Compensation Committee. The employment agreements also provide for an incentive bonus payment upon achievement of goals set by our Compensation Committee, and entitle the employees to participate in our employee benefit programs and stock incentive plans.

     The initial term of each of these agreements is three years, which is automatically extended so that the term is three years until terminated. We may terminate each employment agreement for cause, including the employee's willful misconduct, fraud or intentional neglect or material inattention to his duties that is not corrected within 30 days after we give notice. In addition, either party may terminate the employment agreement at any time by giving prior written notice to the other party. However, we must pay the employee a severance benefit if we terminate his employment without cause or if the employee terminates his employment upon the occurrence of certain events specified in the agreement, including a change in our control and our material breach of the agreement that is not cured within 90 days after we receive notice. The severance benefit is generally equal to three times the employee's highest base salary and incentive bonus amount during the preceding year. If the employee receives severance payments following a change in our control that are subject to the tax provisions of Sections 280G and 4999 of the Internal Revenue Code, we are to pay additional amounts to the employee relating to such taxes. Each of the employment agreements also includes a covenant not to compete, in which the employee agrees that, during the term of the employment agreement and for a period of one year thereafter, he will not own or work for any other company that is predominantly engaged in the ownership and management of surgery centers.

COMPENSATION PLANS

     Stock Incentive Plan. We adopted a Stock Incentive Plan under which we may grant options to purchase shares of our common stock and award shares of restricted stock that may be subject to risks of forfeiture. The maximum number of shares available for issuance under the plan is the lesser of 28,125,000 or 12.5% of the total number of shares of our common stock outstanding on a fully diluted basis, subject to adjustment for stock splits, consolidations or stock dividends. Under the plan, the Compensation Committee may grant to our directors, officers, employees, consultants and advisors options to purchase shares of our common stock at exercise prices determined by the Compensation Committee. The exercise prices for incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, may not be less than 100% of the fair market value of our common stock on the date of grant (110% in the case of an individual who, at the time of grant, owns more than 10% of the total combined voting power of all classes of our capital stock). The exercise prices for options that do not qualify as incentive stock options may not be less than 85% of the fair market value of our common stock on the date of the grant. Options granted under the plan may become exercisable on the date of grant or any other date established by the Compensation Committee; however, upon a change in our control, all options become fully exercisable. The term of any incentive stock option granted under the plan cannot exceed ten years from the date of grant (five years in the case of incentive stock options granted to an individual who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of our capital stock). Our board of directors may amend or terminate the plan at any time; however, certain amendments are subject to the approval of our stockholders. As of June 30, 2002, options to purchase a total of 4,694,069 shares of our common stock were outstanding under the plan, of which options to purchase 1,279,715 shares were exercisable. We have not awarded any shares of restricted stock under the plan.

     Ambulatory Resource Centres Stock Option Plans. Upon our acquisition of Ambulatory Resource Centres, Inc. in June 1999, we adopted the Ambulatory Resource Centres, Inc. 1997 Stock Option Plan and the Ambulatory Resource Centres, Inc. Nonqualified Initial Option Plan, and options granted under those plans were converted to options to purchase shares of our common stock. Options granted under the 1997 Stock Option Plan are for terms not longer than 15 years for non-qualified stock options and ten years for incentive stock options. Options granted under the Nonqualified Initial Option Plan are for terms not longer than ten years for both non-qualified and incentive stock options. Under both plans, the exercise period is subject to earlier termination upon termination of the employment, director, advisor or consultant relationship of the option holder. As of June 30, 2002, options to purchase a total of 1,428,990 shares of our common stock were outstanding under these plans, all of which were exercisable. We do not intend to grant any additional options under these plans.

     Severance Plan. We adopted an Executive Change in Control Severance Plan in December 1997, which currently provides for severance benefits for 21 of our employees, including two of our executive officers, Kenneth C. Mitchell and R. Dale Kennedy. Eligible individuals are those identified in the severance plan and whose employment by us is terminated in connection with a change in control, as defined in the severance plan, and who are not offered employment by our company or a successor employer that is substantially equivalent to or better than the position held with our company immediately prior to the change in control and the position is not maintained for at least 12 months. The benefits provided are cash compensation equal to the eligible employee's annual pay or one-half of the eligible employee's annual pay, as set forth in the severance plan, and participation in medical, life, disability and similar benefit plans that are offered to our active employees or those of our successor for a period of six or 12 months, as provided in the severance plan. The severance plan does not cover individuals who are subject to individual employment agreements that address severance on a change in our control.

     Employee Stock Purchase Plan. We adopted an Employee Stock Purchase Plan in March 2002, under which shares of our common stock are available to be purchased by our employees. The purpose of the plan is to provide our employees with an additional incentive by permitting them to acquire an ownership interest in us through the purchase of shares of our common stock and to secure for us and our stockholders the benefits of the incentive inherent in the ownership of our common stock by current and future employees.

     The plan is administered by the Compensation Committee of the board of directors. The maximum number of shares of common stock available for issuance under the plan is 1,650,000, subject to adjustment in the event of a stock split, consolidation or stock dividends of our common stock. Our employees are eligible to participate in the plan after completion of six months of continuous service. Employees whose customary employment is 20 hours or less per week or whose customary employment is five months or less in a calendar year, and employees who own more than 5% of the combined voting power of all classes of our stock or stock of a subsidiary, are not eligible to participate in the plan.

     On October 1 of each year, each participating employee will receive an option under the plan. The purchase price for a share of common stock under the option is the lesser of (1) 85% of the market price on the grant date, and (2) 85% of the market price on the date it is exercised. The option is limited each year to the least of (a) the number of shares that can be acquired with 10% of the participant's eligible compensation for the year, (b) 25,000 shares, and (c) the number of shares that has a fair market value on October 1 that does not exceed $25,000. Options are exercised on the September 30 that follows each October 1 grant date.

     To exercise the option, participating employees must make an affirmative election and authorize payroll deductions for payment of the option exercise price. These deductions are accumulated and held by us each year until the September 30 exercise date each year. A participant may discontinue participation in the plan at any time upon written notice to us, and may withdraw all of his contributions at any time prior to 30 days before the exercise date. An election to participate remains in effect each year unless we are notified by the participant. All payroll deductions of a participant will be credited on our records and may be used for valid corporate purposes. Upon termination of either the participant's employment or participation in the plan, all shares of common stock credited to the participant's account, cash in lieu of any fractional share and all uninvested cash credited through the participant's payroll deductions are distributed to the participant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the board of directors during 2001 consisted of Messrs. Bryant, Francis and Wilds. Mr. Francis is the Chairman of the Board, Chief Executive Officer and a director of Symbion. Mr. Francis no longer serves as a member of the Compensation Committee.

                           RELATED PARTY TRANSACTIONS

     Since our formation, our officers, directors and stockholders owning more than 5% of our outstanding common stock and persons and entities associated with our officers, directors and those stockholders have purchased an aggregate of 31,485,631 shares of our common stock in private placements. In addition, we issued 4,311,786 shares of our Series A convertible preferred stock and 2,587,061 shares of our Series B convertible preferred stock in our acquisition of Physicians Surgical Care in April 2002 to J.H. Whitney III, L.P., J.H. Whitney IV, L.P. and Whitney Strategic Partners III, L.P., which are affiliates of Whitney & Co., LLC, of which two of our directors are partners. See "Principal Stockholders." We also entered into a director nomination agreement with Whitney & Co., LLC and its affiliates in connection with our acquisition of Physicians Surgical Care. When we issued these shares to our officers, directors and stockholders owning more than 5% of our outstanding common stock, we entered into to an investors' rights agreement with each of these parties granting them rights not otherwise offered to our stockholders. Under a voting agreement to which Messrs. Francis, Adlerz and Martin are parties, some of our stockholders have agreed to elect our chief executive officer, chief operating officer and a designee of Mr. Martin to our board of directors. This agreement will terminate upon completion of this offering. See "Description of Capital Stock."

                             PRINCIPAL STOCKHOLDERS

     The following table provides information as of June 30, 2002 about the ownership of our common stock by (1) each person who we know to be the beneficial owner of more than 5% of the outstanding shares of our common stock,
(2) each of our directors and executive officers and (3) all of our directors and executive officers as a group. The table gives effect to the conversion of all outstanding shares of our Series A convertible preferred stock and Series B convertible preferred stock and our subordinated convertible debentures. Except as otherwise indicated, the beneficial owners listed below have sole voting and investment power with respect to all shares owned by them, except to the extent such power is shared by a spouse under applicable law.

                                                                                 PERCENT OF
                                                                                COMMON STOCK
                                                                             BENEFICIALLY OWNED
                                                                             -------------------
                                                                 SHARES       BEFORE     AFTER
                                                              BENEFICIALLY     THE        THE
                  NAME OF BENEFICIAL OWNER                       OWNED       OFFERING   OFFERING
                  ------------------------                    ------------   --------   --------
Richard E. Francis, Jr.(1)(2)...............................    2,008,565       3.7%            %
Clifford G. Adlerz(2)(3)....................................    1,038,393       1.9
William V. B. Webb(2)(4)....................................    1,189,403       2.2
Kenneth C. Mitchell(2)(5)...................................      424,308         *
R. Dale Kennedy(2)(6).......................................      289,744         *
Frederick L. Bryant(7)......................................    6,506,463      11.9
Donald W. Burton(8).........................................    4,458,755       8.2
Eve M. Kurtin(9)............................................    4,419,360       8.1
Charles N. Martin, Jr.(10)..................................    3,949,362       7.2
Jack Tyrrell(11)............................................    6,282,558      11.5
David M. Wilds(12)..........................................    1,924,806       3.5
Jeffrey R. Jay, M.D.(13)....................................    6,898,847      12.6
Steven E. Rodgers(14).......................................           --        --
Pacific Venture Group, LP(9)................................    4,221,450       7.7
ABS Capital Partners, L.P.(7)...............................    6,506,463      11.9
Richland Ventures II, L.P.(11)..............................    3,091,069       5.6
Richland Ventures III, L.P.(11).............................    3,191,489       5.8
South Atlantic Private Equity Fund IV, Limited
  Partnership(8)............................................    1,757,708       3.2
South Atlantic Private Equity Fund IV (QP), Limited
  Partnership(8)............................................    2,427,321       4.4
J.H. Whitney III, L.P.(13)..................................    5,851,459      10.7
J.H. Whitney IV, L.P.(13)...................................      906,405       1.7
Whitney Strategic Partners III, L.P.(13)....................      140,983         *
All directors and executive officers as a group (13
  persons)(15)..............................................   39,390,564      71.4%            %

---------------

  *  Less than 1%
 (1) Includes 100,000 shares held in a family trust and options to acquire 120,000 shares which are presently exercisable or will become exercisable within 60 days of June 30, 2002.
 (2) The address of each of Messrs. Francis, Adlerz, Webb, Mitchell and Kennedy is 3401 West End Avenue, Suite 760, Nashville, Tennessee 37203.
 (3) Includes options to acquire 105,000 shares which are currently exercisable or will become exercisable within 60 days following June 30, 2002.
 (4) Includes options to acquire 683,586 shares which are currently exercisable or will become exercisable within 60 days following June 30, 2002.
 (5) Includes options to acquire 45,000 shares which are currently exercisable or will become exercisable within 60 days of June 30, 2002.
 (6) Includes options to acquire 52,500 shares which are currently exercisable or will become exercisable within 60 days of June 30, 2002.

 (7) Consists of 6,506,463 shares held by ABS Capital Partners, L.P. Mr. Bryant is a General Partner of ABS Partners, L.P., the general partner of ABS Capital Partners, L.P. and as such may be deemed to have beneficial ownership of these shares. The address for Mr. Bryant is PMB 313, 5133 Harding Road, Nashville, Tennessee 37205-2891 and the address for ABS Capital Partners is 400 E. Pratt Street, Suite 910, Baltimore, Maryland 21202.
 (8) Consists of 1,757,708 shares owned by South Atlantic Private Equity Fund IV, Limited Partnership, 2,427,321 shares owned by South Atlantic Private Equity Fund IV (QP), Limited Partnership, 68,431 shares owned by The Burton Partnership, Limited Partnership and 205,295 shares owned by The Burton Partnership (QP), Limited Partnership as to which Mr. Burton may be deemed to have beneficial ownership. Mr. Burton is chairman of South Atlantic Private Equity Fund IV, LP and manages The Burton Partnership. The address for Mr. Burton and South Atlantic is 614 West Bay Street, Tampa, Florida 33606.
 (9) Consists of 4,221,450 shares held by Pacific Venture Group, L.P. and 197,910 shares owned by PVG Associates, L.P. as to which Ms. Kurtin may be deemed to have beneficial ownership. Ms. Kurtin is a Managing Member of PVG Equity Partners, LLC which is the General Partner of both Pacific Venture Group, L.P. and PVG Associates, L.P. The address for Ms. Kurtin and for Pacific Venture Group, L.P. is 16830 Ventura Blvd., Suite 244, Encino, California 91436.
(10) Includes 722,264 shares held by The Martin Companies, Inc., Mr. Martin's personal holding company, as to which Mr. Martin may be deemed to have beneficial ownership. The address for Mr. Martin and The Martin Companies, Inc. is 20 Burton Hills Blvd., Suite 2100, Nashville, Tennessee 37215.
(11) Consists of 3,091,069 shares owned by Richland Ventures II, L.P. and 3,191,489 shares owned by Richland Ventures III, L.P. as to which Mr. Tyrrell may be deemed to have beneficial ownership. Mr. Tyrrell is the managing partner of Richland Ventures II, L.P. and Richland Ventures III, L.P. The address for Mr. Tyrrell and Richland Ventures II, L.P. and Richland Ventures III, L.P. is 200 31st Avenue North, Suite 200, Nashville, Tennessee 37203.
(12) Consists of 1,924,806 shares owned by First Avenue Partners, L.P. as to which Mr. Wilds is a managing director and may be considered to have beneficial ownership. The address for Mr. Wilds and First Avenue Partners, L.P. is 138 Second Avenue North, Suite 200, Nashville, Tennessee 37201.
(13) Consists of shares held by J.H. Whitney III, L.P., J.H. Whitney IV, L.P. and Whitney Strategic Partners III, L.P. Dr. Jay is a member of J.H. Whitney Equity Partners III, L.L.C., the general partner of J.H. Whitney III, L.P., J.H. Whitney IV, L.P. and Whitney Strategic Partners III, L.P., and as such may be deemed to share voting and dispositive power with respect to these securities. Dr. Jay also has an interest in a limited partner of J.H. Whitney III, L.P. The address of each of Dr. Jay, J.H. Whitney III, L.P., J.H. Whitney IV, L.P. and Whitney Strategic Partners III, L.P. is 177 Broad Street, Suite 1500, Stanford, Connecticut 06901.
(14) The address of Mr. Rodgers is 177 Broad Street, Suite 1500, Stanford, Connecticut 06901.
(15) Includes options to acquire 1,006,086 shares which are currently exercisable or will become exercisable within 60 days following June 30, 2002.

                          DESCRIPTION OF INDEBTEDNESS

EXISTING DEBT

     We currently have outstanding indebtedness to a number of lenders, including Bank of America, N.A. and DVI Financial Services. We intend to use a portion of the net proceeds of this offering to repay a substantial amount of this indebtedness and we intend to repay an additional amount through borrowings under our proposed credit facility. For a description of our existing indebtedness, see "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

PROPOSED CREDIT FACILITY

     Concurrently with the completion of this offering, we intend to enter into a new senior secured credit facility to be provided by a syndicate of financial institutions led by Bank of America, N.A. We will be the borrower under the proposed credit facility and all of our existing and future wholly-owned subsidiaries will be guarantors.

     The proposed credit facility would provide senior secured financing of up to $100 million, through a revolving credit line. Up to $2 million of the credit facility would be available for the issuance of standby letters of credit, and up to $5 million of the credit facility would be available for swing line loans. The swing line loans will be made available by Bank of America as the swing line lender on a same-day basis in minimum amounts of $100,000. We would be required to repay each swing line loan in full upon the demand of the swing line lender. We anticipate that the proposed credit facility will terminate and be due and payable in full three years after it is established.

     Borrowings under the proposed credit facility would bear interest at a rate equal to a LIBOR rate or a base rate equal to the higher of (1) Bank of America's prime rate or (2) the federal funds rate plus 50 basis points, each plus an applicable margin. The applicable margin for both the LIBOR rate and the base rate will vary depending upon our leverage ratio. In addition to paying interest on outstanding principal under the credit facility, we expect to pay a commitment fee to the lenders under the proposed credit facility for unused commitments at a rate between 37.5 and 50.0 basis points per year, based upon our leverage ratio.

     We anticipate that any amounts outstanding under the proposed credit facility will be subject to mandatory prepayments with:

          - 100% of the net cash proceeds of all asset sales by us or any of our subsidiaries, subject to certain exclusions for de minimis asset sales and reinvestment provisions;

          - 100% of the net cash proceeds from the issuance of any debt by us or any of our subsidiaries, subject to certain exclusions for permitted debt; and

          - 100% of the net cash proceeds of the issuance of equity by us or our subsidiaries.


We anticipate that we will also be able to voluntarily prepay the proposed credit facility at any time without penalty, subject to reimbursement of any lender's breakage or redeployment costs in the case of prepayment of any LIBOR borrowings and maintenance of an unpaid minimum balance of $2.5 million in the case of partial prepayments of LIBOR borrowings. We also expect to have the right to cancel in whole or in part any unutilized portion of the commitments under the proposed credit facility (in excess of any outstanding loans and letters of credit) at any time.


     The obligations under the proposed credit facility and the related documents are expected to be secured by a first priority lien upon substantially all of our and our subsidiary guarantors' real and personal property, a pledge of all the capital stock or other ownership interests in each of our wholly-owned subsidiaries, and a pledge of our ownership interests in each of our majority-owned subsidiaries. Our obligations under the credit facility will be guaranteed by all of our wholly-owned subsidiaries.

     We anticipate that the proposed credit facility will contain customary covenants including specified financial ratios and tests, including a minimum fixed charge coverage ratio, maximum leverage ratios, maximum debt-to-equity ratios and minimum net worth. In addition, we expect that the proposed credit facility will contain limitations on our ability to incur additional indebtedness, sell material assets, acquire or develop additional surgery centers, pay dividends, redeem or otherwise reacquire our capital stock or merge with another company. The events of default under the proposed credit facility are expected to be customary for credit facilities of this type.

     We expect that the proposed credit facility will contain conditions to closing customary for credit facilities of this type. We anticipate that such conditions will include the successful completion of this offering.

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 225,000,000 shares of common stock, $.01 par value, and 16,946,316 shares of preferred stock, $.01 par value, of which 4,341,726 shares are designated as Series A convertible preferred stock and 2,604,590 shares are designated as Series B convertible preferred stock. The following descriptions of our capital stock and provisions of our certificate of incorporation and bylaws are summaries of their material terms and provisions and are qualified by reference to our certificate of incorporation and bylaws, copies of which have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

COMMON STOCK

     As of June 30, 2002, there were 46,779,010 shares of our common stock outstanding held of record by 223 stockholders. Holders of our common stock are entitled to one vote per share on all matters on which stockholders are entitled to vote. Because holders of our common stock do not have cumulative voting rights, the holders of a majority of shares of our common stock represented at a meeting can elect all of the directors. Holders of our common stock are entitled to receive dividends, if any, as may from time to time be declared by our board of directors. The holders of our common stock have no preemptive, conversion, redemption or sinking fund rights. In the event that we liquidate, dissolve or wind up, our remaining assets are to be distributed among the holders of our common stock and holders of our preferred stock on a pro rata basis. Our outstanding shares of common stock are fully paid and nonassessable.

PREFERRED STOCK

     As of June 30, 2002, there were 4,341,726 shares of Series A convertible preferred stock outstanding held of record by eight stockholders and 2,604,590 shares of Series B convertible preferred stock outstanding held of record by four stockholders. Upon the completion of this offering, all outstanding shares of our Series A convertible preferred stock and Series B convertible preferred stock will be converted into shares of common stock and the holders of the convertible preferred stock will be entitled to receive an aggregate cash payment equal to about $31.8 million. Thereafter, our board of directors will have the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to designate the rights, preferences, privileges and restrictions of each series. The issuance of preferred stock could have the effect of restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock or delaying or preventing our change in control without further action by the stockholders. We have no current plans to issue any shares of preferred stock.

REGISTRATION RIGHTS

     We granted registration rights to some of our stockholders under an investors' rights agreement, which are summarized below.

     Demand Rights. Upon completion of this offering, if we receive a written request from stockholders that are party to the investors' rights agreement that we file a registration statement under the Securities Act covering the registration of their shares of common stock having an aggregate offering price to the public of not less than $1.0 million, then we are to use our best efforts to effect the registration of the shares requested to be registered. We are not required to effect more than two of these registrations. Additionally, we are not required to effect such a registration if (1) within 30 days of receipt of a request for such a registration, we notify the stockholders of our intention of making a qualifying public offering within 90 days, or (2) we issue a certificate executed by the chairman of our board of directors stating that our board of directors has in good faith determined that effecting that registration statement would be seriously detrimental to us, in which case we may defer filing the registration statement for 90 days. We may not exercise our right to delay filing of the registration statement more than once in any 12 month period.

     Piggyback Registration. The stockholders that are a party to the investors' rights agreement are entitled to include all or part of their shares of our common stock in any of our registration statements under the Securities Act, excluding registration statements relating to employee benefit plans, corporate transactions or transactions subject to Rule 145 under the Securities Act. If any registration statement is pursuant to an underwritten offering, these rights would be conditioned upon the stockholder's participation in the underwriting, including the right of the underwriters to limit the number of shares included in the offering.

     Registration on Form S-3. Upon receipt of a written request from certain of the stockholders who are a party to the investors' rights agreement, we are to file and effect a registration with respect to any of the shares of our common stock owned by these stockholders. We are not, however, required to effect any such registration if (1) Form S-3 or any successor form is not available for that offering, (2) the aggregate offering price of the securities to be registered is less than $1.0 million, or (3) we issue a certificate executed by the chairman of our board of directors stating that the board of directors has in good faith determined that effecting that registration statement would be seriously detrimental to us, in which case we may defer filing the registration statement for 90 days. We may not exercise our right to delay the filing of the registration statement more than once in any 12 month period. Additionally, we are not required to effect that registration statement in any state in which we would be required to qualify to do business or execute a general consent to service of process.

     Termination. All registration rights under the investors' rights agreement terminate upon the earlier of (1) seven years following the completion of this offering and (2) the date on which all of the parties' shares of common stock may immediately be sold under Rule 144 under the Securities Act during any 90 day period.

DIRECTOR NOMINATION AGREEMENT

     We entered into a director nomination agreement with Whitney & Co., LLC and its affiliates, which provides Whitney the right to designate two nominees to our board of directors. Whitney designated Jeffrey R. Jay and Steven E. Rodgers to serve on our board of directors. Upon completion of this offering, Whitney will have the right to designate only one nominee. This right will terminate upon the later of April 1, 2004 or the first anniversary of the completion of this offering. However, if, at the first anniversary of the completion of this offering, Whitney beneficially owns 10% or more of our outstanding equity securities, Whitney will have the right to designate a director nominee for one additional year following the first anniversary of the completion of this offering. Any director nominee who is not employed by Whitney is subject to our approval. If we request, Whitney's nominees are to resign from the board of directors if we are no longer required to provide a board seat for them. We anticipate that Mr. Rodgers will resign upon completion of this offering.

WARRANTS

     We had the following warrants outstanding as of June 30, 2002:

     - warrants to purchase 250,000 shares of our common stock at an exercise price of $1.88 per share, which expire in August 2004;


     - warrants to purchase 75,210 shares of our common stock at exercise prices ranging from $1.53 to $2.60 per share, which expire on various dates in August 2003, April 2004 and August 2008;


     - warrants to purchase 549,371 shares of our common stock at an exercise price of $0.1223 per share, which expire in May 2009;


     - warrants to purchase 82,884 shares of our common stock at an exercise price of $4.32 per share, which expire in January 2004;


     - warrants to purchase an aggregate of 1,112,894 shares of our common stock that expire on the earlier to occur of April 1, 2005 or the first anniversary of the effective date of the registration statement of which this prospectus is a part, and of which warrants to purchase 212,900 shares of our common stock have an exercise price of $3.13 per share and the remaining warrants have an exercise price of $2.50 per share; and


     - warrants to purchase 45,586 shares of our common stock at exercise prices ranging from $2.42 per share to $6.03 per share, some of which expire in December 2002 and the remainder of which expire in November 2006.


SUBORDINATED CONVERTIBLE DEBENTURES

     We issued a series of subordinated convertible debentures in the aggregate principal amount of about $3.2 million to certain owners of Physicians Surgical Care's limited partnerships and limited liability companies. The debentures bear interest at a rate of 4.0% per year. Accrued interest on the debentures is payable annually in arrears on April 1 of each year beginning April 1, 2003. The principal amount of the debentures is not amortized. There is no sinking fund or other provision for reserving funds to repay the debentures. The debentures are unsecured.

     The debentures will convert automatically into our common stock at a price per share of $3.13 upon completion of this offering. We will pay accrued but unpaid interest on the principal amount converted up to and including the date of conversion.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Our certificate of incorporation allows us to eliminate the personal liability of our directors and to indemnify directors and officers to the fullest extent authorized by Delaware law.

ANTI-TAKEOVER PROVISIONS

     A number of provisions in our certificate of incorporation and bylaws may make it more difficult to acquire control of us. These provisions could deprive the stockholders of opportunities to realize a premium on the shares of common stock owned by them. In addition, these provisions may adversely affect the prevailing market price of our common stock.

     Classified Board of Directors. Our board of directors is divided into three classes serving staggered three-year terms, with one-third of the board of directors being elected each year. Our classified board, together with certain other provisions of our certificate of incorporation authorizing the board of directors to fill vacant directorships, may prevent or delay stockholders from removing incumbent directors and simultaneously gaining control of the board of directors by filling vacancies created by that removal with their own nominees.

     Removal of Directors by the Stockholders. Our certificate of incorporation provides that the stockholders may remove directors only for cause. We believe that the removal of directors by the stockholders only for cause, together with the classification of the board of directors, will promote continuity and stability in our management and policies and that this continuity and stability will facilitate long-range planning.

     No Stockholder Action by Written Consent. Our certificate of incorporation precludes our stockholders from taking action by written consent without a meeting.

     Special Meeting of the Stockholders. Our certificate of incorporation provides that, in order for a special meeting of our stockholders to be called by the stockholders, it must be called by the holders of at least 10% of the votes to be cast on any issue proposed to be considered at the proposed special meeting.

     Amendment of Certificate of Incorporation and Bylaws. Our certificate of incorporation provides that any amendment to the sections of our certificate of incorporation addressing amendment of our bylaws and meetings of our stockholders requires the affirmative vote of the holders of not less than 67% of our outstanding capital stock. Our certificate of incorporation also provides that any amendment to our bylaws by our stockholders requires the affirmative vote of the holders of not less than 67% of our outstanding capital stock. Our certificate of incorporation also provides that our board of directors may repeal or amend any provision of our bylaws unless (1) the Delaware General Corporation Law reserves this power exclusively to the stockholders or (2) the stockholders, in amending or repealing a particular bylaw, provide expressly that the board of directors may not amend or repeal that particular bylaw.

     Advance Notice for Stockholder Proposals or Nominations. Our bylaws establish an advance notice procedure with regard to stockholder proposals and nominations of candidates for election to our board of directors. In general, notice of a stockholder proposal or a director nomination for an annual meeting of stockholders must be delivered to us at our executive offices not less than 90 days nor more than 120 days before the first anniversary of the date on which we first mailed our proxy statement to stockholders in connection with the preceding year's annual meeting of stockholders. However, if the date of the annual meeting is changed by more than 30 days from that anniversary date, the stockholder proposal or director nomination must be delivered to us no later than the close of business on the tenth day following the earlier of the date on which notice of the date of the annual meeting was mailed or public disclosure of the meeting date was made. The stockholder's notice also must contain specified information and conform to certain requirements, as set forth in our bylaws. Notice of a director nomination for a special meeting must be received by us no later than the close of business on the tenth day following the earlier of the date on which notice of the date of the annual meeting was mailed or public disclosure of the meeting date was made. If the presiding officer at any meeting of stockholders determines that a stockholder proposal or director nomination was not made in accordance with the bylaws, we may disregard the proposal or nomination. These provisions may preclude a nomination for the election of directors or preclude the conduct of business at a particular annual meeting if the proper procedures are not followed. Furthermore, these provisions may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our company, even if the conduct of the solicitation or attempt might be beneficial to us and our stockholders.

STOCKHOLDER RIGHTS PLAN

     We anticipate that, immediately upon completion of this offering, our board of directors will declare, pursuant to a rights agreement, a dividend distribution of one preferred stock purchase right for each outstanding share of our common stock. Each right will entitle the registered holder to purchase from us one-thousandth of a share of our Series A junior participating preferred stock, $.01 par value, after the distribution date defined below at a price per share to be determined by our board of directors. The purchase price is expected to be significantly higher than the trading price of our common stock. Therefore, the dividend will have no initial value and no impact on our financial statements. The following summary of the rights does not purport to be complete and is qualified in its entirety by reference to the rights agreement, a form of which is an exhibit to the registration statement of which this prospectus is a part.

     Initially, the rights will be attached to all certificates representing shares of our common stock then outstanding, and no separate certificates representing the rights will be distributed. Subject to extension by a majority of our directors acting on our behalf, the rights will separate from our common stock upon the distribution date, which is defined as the earlier of:

     - ten business days following a public announcement that an acquiring person (which is defined in the rights agreement as a person or group of affiliated or associated persons, not including our company, any of our subsidiaries, any employee benefit plan of our company or of any of our subsidiaries or any trustee or fiduciary of one of our employee benefit plans) has become an acquiring person; or

     - ten business days following the commencement of, or after the date of the first public announcement of, a tender offer or exchange offer that would result in a person or group becoming an acquiring person.

     Until the distribution date or earlier redemption or expiration of the rights:

     - with respect to any shares of our common stock outstanding on the date that we issue the rights, the rights will be evidenced (A) with respect to shares of our common stock that are held in certificated form, by the certificates representing the shares and (B) with respect to shares of our common stock that are held in book-entry form, by a notation in the records of the rights agent and the records of our transfer agent, if different from the rights agent;

     - the rights will be transferable with and only with shares of our common stock;

     - new common stock certificates issued after the date we issue the rights, upon transfer or new issuance of shares of the common stock, will contain a notation incorporating the rights agreement by reference;

     - the surrender for transfer (A) of any certificates for common stock outstanding as of the date that we issue the rights, even without the notation or a copy of a summary of rights provided by us being attached thereto, and (B) of any shares of our common stock held in book-entry form, will also constitute the transfer of the rights associated with the common stock represented by the certificate; and

     - if we purchase or acquire any shares of our common stock, any rights associated with the purchased or acquired shares will be deemed canceled so that we will not be entitled to exercise any rights associated with the common stock that is no longer outstanding.

     The rights are not exercisable until after the distribution date and will expire ten years after the closing of this offering, unless we redeem them earlier.

     If a person or group becomes an acquiring person, each right then outstanding and not owned by an acquiring person would become a right to buy that number of shares of our common stock, or under specified circumstances, the equivalent number of one one-thousandths of a junior preferred share, that at the time of the acquisition would have a market value of two times the purchase price of the right. For example, at an exercise price of $100 per right, each right not owned by an acquiring person following an event described above would entitle its holder to purchase from us $200 worth of common stock, or in specified circumstances, the equivalent number of one one-thousandths of a junior preferred share, for $100. Assuming that our common stock had a market price per share of $20 at that time, the holder of each valid right would be entitled to purchase ten shares of common stock for $100. However, following the acquisition of 15% or more of the then outstanding shares of our common stock by a person or group who is an acquiring person as defined in the rights agreement, all rights that are, or, under circumstances specified in the rights agreement were, beneficially owned by that acquiring person will be null and void.

     In the event that, at any time following the first date of public announcement that a person has become an acquiring person, which is referred to as a shares acquisition date, we

     - consolidate with or merge with or into any other person in a transaction in which we are not the surviving entity;

     - consolidate with or merge with or into any other person in a transaction pursuant to which we are the surviving entity but all or a part of the shares of our common stock are changed into or exchanged for stock or other securities of another person, other securities of ours or cash or other property; or

     - sell or otherwise transfer 50% or more of our assets or assets producing more than 50% earning power;

each holder of a right, except rights that previously have been voided as described above, will thereafter have the right to receive, upon exercise and in lieu of junior preferred shares, shares of capital stock of the acquiring company having a value equal to two times the exercise price of the right.

     After a person or group becomes an acquiring person, and before the acquisition by a person or group not including us, any of our subsidiaries, any employee benefit plan of our company or of any of our subsidiaries or any trustee or fiduciary of one of our employee benefit plans, of 50% or more of our outstanding voting shares, our board of directors may, at its option, issue shares of common stock in mandatory redemption of, and in exchange for, all or part of the then outstanding and exercisable rights, other than rights owned by an acquiring person. The exchange would be made at an exchange ratio of one share of common stock for each two shares of common stock for which each right is then exercisable.

     The purchase price payable and the number of junior preferred shares or other securities or property issuable upon exercise of the rights are subject to adjustment from time to time if we at any time after the date of the rights agreement:

     - declare a dividend on the junior preferred shares payable in junior preferred shares;

     - subdivide the outstanding junior preferred shares;

     - combine the outstanding junior preferred shares into a smaller number of junior preferred shares; or

     - issue any shares of our capital stock in a reclassification of the junior preferred shares, including any reclassification in connection with a consolidation or merger in which we are the continuing or surviving corporation.

     No adjustment to the purchase price will be required until cumulative adjustments require an adjustment of at least one percent to the purchase price. Upon the exercise of a right, we will not be required to issue fractional junior preferred shares or fractional shares of our common stock, other than fractions in multiples of one one-thousandths of a junior preferred share, and, in lieu thereof, an adjustment in cash may be made based on the market price of the junior preferred shares or our common stock on the last trading date prior to the date of exercise.

     At any time prior to the time any person becomes an acquiring person, our board of directors may redeem all but not less than all of the then outstanding rights at a price of $0.00001 per right. The redemption of the rights may be made effective at the time, on the basis and with the conditions as our board of directors in its sole discretion may establish. Immediately upon the action of our board of directors ordering redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the $0.00001 redemption price.

     Until a right is exercised, the holder of the right will not have any rights as a stockholder, based on ownership of the right, including the right to vote or to receive dividends. While the distribution of the rights will not be taxable to stockholders or to us, stockholders may, depending upon the circumstances, recognize taxable income in the event that any of the rights are exercised for our common stock, or other consideration, or for common stock or other securities of an acquiring company as described above.

     The terms of the rights may be amended or supplemented by our board of directors without the consent of the holders of the rights, including an amendment to extend the expiration date of the rights, and, provided that it is not a time when the rights are not redeemable, to extend the period during which the rights may be redeemed. However, after any person becomes an acquiring person, no amendment or supplement may materially and adversely affect the interests of the holders of the rights other than an acquiring person or transferee of any acquiring person.

     The rights have several anti-takeover effects. The rights will cause substantial dilution to any person or group that attempts to acquire us without conditioning the offer on our redemption of the rights. The rights should not interfere with any merger or other business combination approved by our board of directors because the board of directors may, at its option, at any time prior to the time any person becomes an acquiring person or ten years after the adoption of the rights agreement, redeem all, but not less than all, of the then outstanding rights at $.00001 per right.

STATUTORY BUSINESS COMBINATION PROVISION

     We are a Delaware corporation and, upon completion of this offering, will be subject to Section 203 of the Delaware General Corporation Law. Generally,
Section 203 prohibits a publicly held Delaware corporation from engaging in a merger or other "business combination" with an "interested stockholder" for a period of three years after the time such stockholder became an interested stockholder, unless, as described below, specified conditions are satisfied. This may make it more difficult for someone to effect a change in our control or management. The prohibitions in Section 203 do not apply if:

     - prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

     - upon the consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, subject to exclusions; or

     - at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

     Under Section 203 of the Delaware General Corporation Law, an "interested stockholder" generally is defined to include:

     - any person that owns 15% or more of the outstanding voting stock of the corporation;

     - any person that is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period prior to the date on which it is sought to be determined whether such person is an interested stockholder; and

     - the affiliates or associates of any such person.

     The provisions of Section 203 of the Delaware General Corporation Law described above could have the following effects, among others:

     - delaying, deferring or preventing a change in our control;

     - delaying, deferring or preventing the removal of our existing management;

     - deterring potential acquirers from making an offer to our stockholders;
       and

     - limiting any opportunity of our stockholders to realize premiums over prevailing market prices of our common stock in connection with offers by potential acquirers.

This could be the case even if a majority of our stockholders might benefit from a change of control or offer.

LISTING ON THE NASDAQ NATIONAL MARKET

     We have applied to have our common stock approved for quotation on The Nasdaq National Market under the symbol "SMBI."

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock will be SunTrust Bank, N.A.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect the market price of our common stock. After this offering is completed, the number of shares available for future sale into the public markets will be subject to legal and contractual restrictions, some of which are described below. The lapsing of these restrictions will permit sales of substantial amounts of our common stock in the public market or could create the perception that these sales could occur, which could adversely affect the market price for our common stock. These factors could also make it more difficult to raise funds through future offerings of common stock.

     After this offering,        shares of common stock will be outstanding, or
       shares if the underwriters' exercise their over-allotment option in full. Of these shares:

     - the        shares sold in this offering, plus any shares issued upon
       exercise of the underwriters over-allotment option, will be freely tradable without restriction under the Securities Act, unless purchased by our "affiliates" as that term is defined in Rule 144 under the Securities Act; and

     - the remaining           shares of common stock that will be outstanding
       after this offering are "restricted securities" within the meaning of Rule 144.

     Upon completion of this offering, we intend to file one or more registration statements under the Securities Act to register the shares of common stock to be issued under our stock incentive plans, our director stock option plan and our employee stock purchase plan and, as a result, all shares of common stock acquired upon exercise of stock options and other equity-based awards granted under these plans will also be freely tradable under the Securities Act unless purchased by our affiliates. Restricted securities generally may be sold only if they are registered under the Securities Act or are sold under an exemption from registration, including the exemptions provided by Rules 144 and 701 under the Securities Act, which are summarized below. Subject to the lock-up agreements described in "Underwriting," shares held by our affiliates that are not restricted securities may be sold subject to compliance with Rule 144 of the Securities Act without regard to the prescribed holding period under Rule 144.

     Our officers, directors and certain other stockholders, who together own
about            shares of our common stock, have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse First Boston Corporation for a period of 180 days following the date of this prospectus.

     As a result of these "lock-up" agreements and the rules under the Securities Act, the restricted shares will be available for sale in the public market, subject in most cases to volume and other restrictions, as follows:

                                        NUMBER OF
                                         SHARES
DAYS AFTER THE EFFECTIVE DATE       ELIGIBLE FOR SALE                COMMENT
-----------------------------       -----------------                -------
Upon effectiveness................                         Shares sold in this offering
90 days...........................                      Shares not locked up and eligible
                                                         for sale under Rule 144 or Rule
                                                                       701
180 days..........................                      Lock-up released; shares eligible
                                                         for sale under Rule 144 or Rule
                                                                       701

     At various times thereafter upon the expiration of the applicable holding periods, the remaining restricted shares will become eligible for sale under Rule 144.

     Some of our securityholders have the right to require us to register shares of common stock for resale in some circumstances. See "Description of Capital Stock -- Registration Rights."

     In general, under Rule 144 as currently in effect, any person or persons whose shares are aggregated, including an affiliate, who has beneficially owned restricted securities for a period of at least one year is entitled to sell, within any three-month period commencing 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

     - 1% of the then outstanding shares of common stock, which will equal about shares immediately after this offering; or

     - the average weekly trading volume in our common stock on The Nasdaq National Market during the four calendar weeks preceding the date on which the notice of the sale is filed with the Securities and Exchange Commission.

     Sales under Rule 144 are also subject to provisions relating to notice and manner of sale and the availability of current public information about us.

     Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale, and who has beneficially owned the shares for at least two years, including the holding period of any prior owner other than an "affiliate," is entitled to sell the shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

     Subject to limitations on the aggregate offering price of a transaction and other conditions, Rule 701 under the Securities Act may be relied upon for the resale of our common stock originally issued by us before the date of this prospectus to our employees, directors, officers, consultants or advisers under written compensatory benefit plans, including our stock option plans, or contracts relating to the compensation of these persons. Shares of our common stock issued in reliance on Rule 701 are "restricted securities" and, beginning 90 days after the date of this prospectus, may be sold by non-affiliates subject only to the manner of sale provisions of Rule 144 and by affiliates under Rule 144 without compliance with the one-year holding period, in each case subject to the lock-up agreements described in "Underwriting."

                        MATERIAL U.S. FEDERAL INCOME AND
                 ESTATE TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

     The following is a general discussion of the material U.S. federal income and estate tax considerations of the ownership and disposition of our common stock by a non-U.S. holder that acquires our common stock in this offering. This discussion is limited to non-U.S. holders that hold our common stock as a capital asset (generally, property held for investment). As used in this discussion, the term "non-U.S. holder" means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes:

     - an individual who is a citizen or resident of the United States;

     - a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any political subdivision of the United States;

     - an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

     - a trust, in general, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust.

     An individual may be treated as a resident of the United States in any calendar year for U.S. federal income tax purposes, instead of a nonresident, by, among other ways, being present in the United States on at least 31 days in that calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. For purposes of this calculation, you would count all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year. Residents are taxed for U.S. federal income purposes in the same manner as U.S. citizens.

     This discussion does not consider:

     - U.S. state and local or non-U.S. tax consequences;

     - specific facts and circumstances that may be relevant to a particular non-U.S. holder's tax position, including, if the non-U.S. holder is a partnership, that the U.S. tax consequences of holding and disposing of our common stock may be affected by certain determinations made at the partner level;

     - the tax consequences for the stockholders, partners or beneficiaries of a non-U.S. holder;

     - special tax rules that may apply to particular non-U.S. holders, such as financial institutions, insurance companies, tax-exempt organizations, certain former citizens or former long-term residents of the United States, broker-dealers, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, and traders in securities; or

     - special tax rules that may apply to a non-U.S. holder that holds our common stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment.

     The following discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, applicable U.S. Treasury regulations and administrative and judicial interpretations, all as in effect and generally available as of the date hereof, and all of which are subject to change, retroactively or prospectively.

     PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSIDERATIONS WITH RESPECT TO ACQUIRING, OWNING AND DISPOSING OF SHARES OF OUR COMMON STOCK.

DIVIDENDS

     As previously discussed, we do not anticipate paying any dividends on our common stock in the foreseeable future. See "Dividend Policy." In the event, however, that we pay dividends on our common stock that are not effectively connected with a non-U.S. holder's conduct of a trade or business in the United States, we generally will have to withhold U.S. federal income tax at a rate of 30%, or a lower rate under an applicable income tax treaty, from the gross amount of the dividends paid to such non-U.S. holder. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

     Under applicable U.S. Treasury regulations, for purposes of the withholding discussed above and for purposes of determining the applicability of a tax treaty rate, in the case of common stock held by a foreign trust, the certification requirement will generally be applied to the trust or the beneficial owners of the trust depending on whether the trust is a "foreign complex trust," "foreign simple trust," or "foreign grantor trust" as defined in the U.S. Treasury regulations. Look-through rules will apply for "foreign simple trusts" and "foreign grantor trusts."

     Dividends that are effectively connected with a non-U.S. holder's conduct of a trade or business in the United States and, if an income tax treaty applies, attributable to a permanent establishment in the United States, are taxed on a net income basis at the regular graduated U.S. federal income tax rates in much the same manner as if the non-U.S. holder were a resident of the United States. In such cases, the dividends will not be subject to any U.S. federal withholding tax if the non-U.S. holder complies with applicable certification and disclosure requirements. A "branch profits tax" may be imposed at a 30% rate, or a lower rate under an applicable income tax treaty, on dividends received by a corporate non-U.S. holder that are effectively connected with the conduct of a trade or business in the United States.

     In order to claim the benefit of an income tax treaty or to claim exemption from withholding because the income is effectively connected with the conduct of a trade or business in the United States, the non-U.S. holder must provide a properly executed IRS Form W-8BEN, for treaty benefits, or W-8ECI, for effectively connected income (or such successor forms as the IRS designates), respectively, prior to the payment of dividends. These forms must be periodically updated.

     A non-U.S. holder that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund together with the required information with the IRS.

GAIN ON DISPOSITION OF COMMON STOCK

     A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax with respect to any gain realized on a sale or other disposition of our common stock unless one of the following applies:

     - the gain is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States (and, if required by an income tax treaty, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); in these cases, the non-U.S. holder will generally be taxed on its net gain derived from the disposition at the regular graduated U.S. federal income tax rates and in the manner applicable to U.S. persons and, if the non-U.S. holder is a foreign corporation, the "branch profits tax" described above may also apply;

     - the non-U.S. holder is an individual who holds our common stock as a capital asset, is present in the United States for 183 days or more in the taxable year of the disposition and meets certain other requirements; in that case, the non-U.S. holder will be subject to a flat 30% tax on its net gain, if any, from the sale or other disposition of all such non-U.S. holder's capital assets sold or otherwise disposed of during the taxable year; or

     - we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes at any time during the shorter of the five year period ending on the date of such disposition or the period that the non-U.S. holder held our common stock. Generally, a corporation is a "United States real property holding corporation" if the fair market value of its "United States real property interests" equals or exceeds 50% of the sum of the fair market value of its worldwide property interests plus its other assets used or held for use in a trade or business. If we are, or were to become, a United States real property holding corporation, gain realized upon a disposition of our common stock by a non-U.S. holder that did not directly or indirectly own more than 5% of our common stock during the shorter of the five year period ending on the date of disposition or the period that the non-U.S. holder held our common stock generally would not be subject to U.S. federal income tax, provided that our common stock is "regularly traded on an established securities market" within the meaning of the Section 897(c)(3) of the Internal Revenue Code. If we are, or were to become, a U.S. real property holding corporation and a non-U.S. holder owned directly or indirectly more than 5% of our common stock during the period described above or our common stock is not "regularly traded on an established securities market," then a non-U.S. holder would generally be subject to U.S. federal income tax on its net gain derived from the disposition of our common stock as though the non-U.S. holder was engaged in a business in the United States and the gain was effectively connected with such business.

FEDERAL ESTATE TAX

     Common stock owned or treated as owned by an individual who is not a citizen or resident of the United States at the time of death will be included in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise and, therefore, may be subject to U.S. federal estate tax. Estates of decedents who are not citizens or residents of the United States are generally allowed a statutory credit that has the effect of offsetting the U.S. federal estate tax imposed on the first $60,000 of the taxable estate.

INFORMATION REPORTING AND BACKUP WITHHOLDING TAX

     We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to that holder and the amount of tax, if any, withheld from those dividends. These information reporting requirements apply even if withholding was not required because the dividends were effectively connected dividends or withholding was reduced or eliminated by an applicable income tax treaty. Copies of the information returns reporting those dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.

     Under some circumstances, U.S. Treasury regulations require additional information reporting and backup withholding on reportable payments on common stock. Generally, information reporting and backup withholding of U.S. federal income tax (currently imposed at a rate of 30%) may apply to dividends made by us or our paying agents, in their capacities as such, to non-U.S. holders if the payee fails to make the appropriate certification that the holder is a not a U.S. person.

     The payment of the proceeds of the sale or other disposition of our common stock by a non-U.S. holder to or through the U.S. office of any broker, U.S. or non-U.S., generally will be reported to the IRS and reduced by backup withholding, unless the non-U.S. holder certifies its status as a non-U.S. holder under penalties of perjury or otherwise establishes an exemption. The payment of the proceeds of the sale or other disposition of our common stock by a non-U.S. holder to or through a non-U.S. office of a non-U.S. broker will not be reduced by backup withholding or reported to the IRS, unless the non-U.S. broker has certain enumerated connections with the United States. In general, the payment of proceeds from the sale or other disposition of our common stock by or through a non-U.S. office of a broker that is a U.S. person or has certain enumerated connections with the United States will be subject to information reporting, but not backup withholding, unless the broker has documentary evidence in its files that the holder is a non-U.S. holder and other conditions are met or the non-U.S. holder otherwise establishes an exemption.

     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder's U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner. These backup withholding and information reporting rules are complex and non-U.S. holders are urged to consult their own tax advisors regarding the application of these rules to them.

     THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH PROSPECTIVE NON-U.S. HOLDER SHOULD CONSULT THAT HOLDER'S OWN TAX ADVISER WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

                                  UNDERWRITING

     Under the terms and subject to the conditions contained in an underwriting
agreement dated           , 2002, we have agreed to sell to the underwriters
named below, for whom Credit Suisse First Boston Corporation, Lehman Brothers Inc., Banc of America Securities LLC, U.S. Bancorp Piper Jaffray Inc. and Raymond James & Associates, Inc. are acting as representatives, the following respective numbers of shares of common stock:

                                                                NUMBER
                        UNDERWRITER                           OF SHARES
                        -----------                           ----------
Credit Suisse First Boston Corporation......................
Lehman Brothers Inc. .......................................
Banc of America Securities LLC..............................
U.S. Bancorp Piper Jaffray Inc. ............................
Raymond James & Associates, Inc. ...........................
                                                              ----------

          Total.............................................
                                                              ==========

     The underwriting agreement provides that the underwriters are obligated to purchase all of the shares of common stock in the offering if any are purchased, other than those shares covered by the over-allotment option described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

     We have granted to the underwriters a 30-day option to purchase on a pro
rata basis up to        additional shares at the initial public offering price
less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of common stock.

     The underwriters propose to offer the shares of common stock initially at the public offering price on the cover page of this prospectus and to selling
group members at that price less a selling concession of $          per share.
The underwriters and selling group members may allow a discount of
$          per share on sales to other broker/dealers. After the initial public offering the representatives may change the public offering price and concession and discount to broker/dealers.

     The following table summarizes the compensation and estimated expenses we will pay:

                                       PER SHARE                               TOTAL
                            --------------------------------      --------------------------------
                               WITHOUT             WITH              WITHOUT             WITH
                            OVER-ALLOTMENT    OVER-ALLOTMENT      OVER-ALLOTMENT    OVER-ALLOTMENT
                            --------------    --------------      --------------    --------------
Underwriting Discounts and
  Commissions paid by
  us......................       $                 $                   $                 $
Expenses payable by us....       $                 $                   $                 $

     We intend to use more than 10% of the net proceeds from the sale of the common stock to repay indebtedness owed by us to Bank of America, N.A., an affiliate of Banc of America Securities LLC. Accordingly, the offering is being made in compliance with the requirements of Rule 2710(c)(8) of the National Association of Securities Dealers, Inc. Conduct Rules. This rule provides generally that if more than 10% of the net proceeds from the sale of stock, not including underwriting compensation, is paid to the underwriters or their affiliates, the initial public offering price of the stock may not be higher than that recommended by a "qualified independent underwriter" meeting certain standards. Accordingly, Credit Suisse First Boston Corporation is assuming the responsibilities of acting as the qualified independent underwriter in pricing the offering and conducting due diligence. The initial public offering price of the shares of common stock is no higher than the price recommended by Credit Suisse First Boston Corporation.

     The representatives have informed us that the underwriters do not expect discretionary sales to exceed 5% of the shares of common stock being offered.

     We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse First Boston Corporation, for a period of 180 days after the date of this prospectus.

     Our officers and directors have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse First Boston Corporation, for a period of 180 days after the date of this prospectus.

     The underwriters have reserved for sale at the initial public offering
price up to                shares of the common stock for employees, directors
and other persons associated with us who have expressed an interest in purchasing common stock in the offering. The number of shares available for sale to the general public in the offering will be reduced to the extent these persons purchase the reserved shares. Any reserved shares not so purchased will be offered by the underwriters to the general public on the same terms as the other shares.

     We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

     We have applied to list the shares of common stock on The Nasdaq National Market, under the symbol "SMBI."


     Some of the underwriters and their affiliates have provided and may in the future provide services and engage in commercial and investment banking transactions with us for which they have been, and will be, paid customary fees and commissions. We expect that Banc of America Securities LLC will be the sole lead arranger and sole book manager for our proposed credit facility. In addition, Bank of America, N.A., an affiliate of Banc of America Securities LLC, will be the administrative agent and issuing bank and Credit Suisse First Boston, New York Branch, an affiliate of Credit Suisse First Boston Corporation, will be the syndication agent for the facility. We expect that Bank of America, N.A. and affiliates of Credit Suisse First Boston Corporation, Lehman Brothers Inc., U.S. Bancorp Piper Jaffray Inc. and Raymond James & Associates, Inc. will be lenders under the facility.


     Certain affiliates of Credit Suisse First Boston Corporation beneficially own 328,989 shares of our common stock through their interest in an investment partnership that owns shares of our common stock and ownership of currently exercisable warrants to purchase 250,000 shares of our common stock. An affiliate of Banc of America Securities LLC is the beneficial owner of 302,323 shares of our common stock through its interests in investment partnerships that own shares of our common stock. In addition, U.S. Bancorp Piper Jaffray Inc. is the beneficial owner of 142,180 shares of our common stock through an employee benefit fund and an affiliate of Raymond James & Associates, Inc. beneficially owns 56,311 shares of our common stock through its interest in an investment partnership that owns shares of our common stock.

     Prior to this offering, there has been no established market for our common stock. The initial public offering price for the shares of our common stock offered by this prospectus will be determined by negotiation between us and the representatives. The principal factors in determining the initial public offering price will include:

     - the information presented in this prospectus and otherwise available to the representatives;

     - the history of and the prospects for our industry;

     - the abilities of our management;

     - our past and present operations;

     - our historical results of operations;

     - our prospects for future operational results;

     - the recent market prices of, and the demand for, publicly traded common stock of generally comparable companies;

     - market conditions for initial public offerings; and

     - the general condition of the securities markets at the time of this offering.

     We cannot be sure that the initial public offering price will correspond to the price at which the common stock will trade in the public market following this offering or that an active trading market for the common stock will develop and continue after this offering.

     In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934.

     - Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

     - Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

     - Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

     - Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on The Nasdaq National Market or otherwise and, if commenced, may be discontinued at any time.

     A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make Internet distributions on the same basis as other allocations.

                          NOTICE TO CANADIAN RESIDENTS

RESALE RESTRICTIONS

     The distribution of the common stock in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of common stock are made. Any resale of the common stock in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the common stock.

REPRESENTATIONS OF PURCHASERS

     By purchasing common stock in Canada and accepting a purchase confirmation a purchaser is representing to us and the dealer from whom the purchase confirmation is received that

     - the purchaser is entitled under applicable provincial securities laws to purchase the common stock without the benefit of a prospectus qualified under those securities laws,

     - where required by law, that the purchaser is purchasing as principal and not as agent, and

     - the purchaser has reviewed the text above under Resale Restrictions.

RIGHTS OF ACTION -- ONTARIO PURCHASERS ONLY

     Under Ontario securities legislation, a purchaser who purchases a security offered by this prospectus during the period of distribution will have a statutory right of action for damages or, while still the owner of the shares, for rescission against us in the event that this prospectus contains a misrepresentation. A purchaser will be deemed to have relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the shares. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the shares. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which the shares were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the shares as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

ENFORCEMENT OF LEGAL RIGHTS

     All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

TAXATION AND ELIGIBILITY FOR INVESTMENT

     Canadian purchasers of common stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in the common stock in their particular circumstances and about the eligibility of the common stock for investment by the purchaser under relevant Canadian legislation.

RELATIONSHIP WITH AFFILIATES OF CERTAIN UNDERWRITERS


     We are in compliance with the terms of the indebtedness owed by us to Bank of America, N.A., an affiliate of Banc of America Securities LLC. We expect that Banc of America Securities LLC will be the sole lead arranger and sole book manager for our proposed credit facility. In addition, Bank of America, N.A. will be the administrative agent and issuing bank and Credit Suisse First Boston, New York Branch, will be the syndication agent for the facility. We expect that Bank of America, N.A. and affiliates of Credit Suisse First Boston Corporation, Lehman Brothers Inc., U.S. Bancorp Piper Jaffray Inc. and Raymond James & Associates, Inc., will be lenders under the credit facility. The decision of Credit Suisse First Boston Corporation, Lehman Brothers Inc., Banc of America Securities LLC, U.S. Bancorp Piper Jaffray Inc. and Raymond James & Associates, Inc. to distribute our common stock was not influenced by their affiliates and their affiliates had no involvement in determining whether or when we would sell our common stock or the terms of this offering. Credit Suisse First Boston Corporation, Lehman Brothers Inc., Banc of America Securities LLC, U.S. Bancorp Piper Jaffray Inc. and Raymond James & Associates, Inc. will not receive any benefit from this offering other than the underwriting discounts and commissions paid by us.

                                 LEGAL MATTERS

     The legality of the shares of common stock issued in this offering will be passed upon for us by Waller Lansden Dortch & Davis, A Professional Limited Liability Company, Nashville, Tennessee. Various legal matters related to the sale of the common stock issued in this offering will be passed upon for the underwriters by Dewey Ballantine LLP, New York, New York.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements at December 31, 2000 and 2001, and for each of the three years in the period ended December 31, 2001, as set forth in their report. We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     Ernst & Young LLP, independent auditors, have audited the consolidated financial statements of Physicians Surgical Care, Inc. at December 31, 2000 and 2001, and for each of the three years in the period ended December 31, 2001, as set forth in their report. We have included the financial statements of Physicians Surgical Care, Inc. in this prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     Ernst & Young LLP, independent auditors, have audited the financial statements of Physicians Surgery Center, LLC (d/b/a Lee Island Coast Surgery Center) for the seven months ended July 31, 2001, as set forth in their report. We have included the financial statements of Physicians Surgery Center, LLC in this prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement on Form S-1 under the Securities Act for the registration of the common stock we are offering. This prospectus, which is part of the registration statement, does not contain all the information included in the registration statement because we have omitted certain parts of the registration statement as permitted by SEC rules and regulations. For further information about us and our common stock, you should refer to the registration statement. Statements contained in this prospectus as to any contract, agreement or other document referred to are not necessarily complete. Where the contract or other document is an exhibit to the registration statement, each statement is qualified by the provisions of that exhibit.

     When we complete this offering, we will be required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You can obtain our SEC filings, including the registration statement, over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0300 for further information on the operation of the public reference facilities.

                         INDEX TO FINANCIAL STATEMENTS


                                                              PAGE
                                                              ----
SYMBION, INC.:
Report of Independent Auditors..............................   F-2
Consolidated Balance Sheets as of December 31, 2000 and
  2001, and as of June 30, 2002 (unaudited).................   F-3
Consolidated Statements of Operations for the years ended
  December 31, 1999, 2000 and 2001, and for the six months
  ended June 30, 2001 and 2002 (unaudited)..................   F-4
Consolidated Statements of Shareholders' Equity for the
  years ended December 31, 1999, 2000 and 2001, and for the
  six months ended June 30, 2002 (unaudited)................   F-5
Consolidated Statements of Cash Flows for the years ended
  December 31, 1999, 2000 and 2001, and for the six months
  ended June 30, 2001 and 2002 (unaudited)..................   F-6
Notes to Consolidated Financial Statements..................   F-8

PHYSICIANS SURGICAL CARE, INC.:
Report of Independent Auditors..............................  F-28
Consolidated Balance Sheets as of December 31, 2000 and
  2001, and as of March 31, 2002 (unaudited)................  F-29
Consolidated Statements of Operations for the years ended
  December 31, 1999, 2000 and 2001, and for the three months ended March 31, 2001 and 2002 (unaudited).................  F-30
Consolidated Statements of Shareholders' Equity for the
  years ended December 31, 1999, 2000 and 2001, and for the
  three months ended March 31, 2002 (unaudited).............  F-31
Consolidated Statements of Cash Flows for the years ended
  December 31, 1999, 2000 and 2001, and for the three months ended March 31, 2001 and 2002 (unaudited).................  F-32
Notes to Consolidated Financial Statements..................  F-33

PHYSICIANS SURGERY CENTER, LLC D/B/A LEE ISLAND COAST
  SURGERY CENTER:
Report of Independent Auditors..............................  F-53
Statement of Operations for the seven months ended July 31,
  2001......................................................  F-54
Statement of Changes in Members' Equity for the seven months ended July 31, 2001.......................................  F-55
Statement of Cash Flows for the seven months ended July 31,
  2001......................................................  F-56
Notes to Financial Statements...............................  F-57

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders
Symbion, Inc.

     We have audited the accompanying consolidated balance sheet of Symbion, Inc. as of December 31, 2000 and 2001, and the related consolidated statement of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Symbion, Inc. at December 31, 2000 and 2001, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

     As discussed in Note 2 to the consolidated financial statements, in 2001 the Company changed its method of accounting for business combinations.

                                          /s/ Ernst & Young LLP

Nashville, Tennessee
March 1, 2002, except as to the first
paragraph of Note 6, which is as of

March 21, 2002 and the last six paragraphs


of Note 12, which are as of April 1, 2002

                                 SYMBION, INC.


                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)


                                                                  DECEMBER 31,
                                                              --------------------     JUNE 30,
                                                                2000        2001         2002
                                                              --------    --------    -----------
                                                                                      (UNAUDITED)
                           ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 16,041    $ 15,235     $ 18,342
  Restricted cash...........................................       500         500        1,500
  Accounts receivable, less allowances of $3,944, $4,778 and
    $9,146 at December 31, 2000 and 2001 and June 30, 2002
    (unaudited), respectively...............................    17,686       9,334       19,931
  Inventories...............................................     1,890       2,149        3,871
  Prepaid expenses and other current assets.................     2,825       1,621        3,144
  Net assets held for sale..................................     7,348       4,585           --
                                                              --------    --------     --------
Total current assets........................................    46,290      33,424       46,788
Property and equipment:
  Land......................................................     1,462       1,174        1,377
  Buildings and improvements................................     9,671      14,045       21,003
  Furniture and equipment...................................    23,668      23,756       33,037
  Computers and software....................................     6,694       4,804        5,959
                                                              --------    --------     --------
                                                                41,495      43,779       61,376
Less accumulated depreciation...............................   (12,193)    (10,939)     (13,773)
                                                              --------    --------     --------
Property and equipment, net.................................    29,302      32,840       47,603
Goodwill....................................................    23,636      31,204       73,305
Service agreement rights, net...............................     3,351       1,164        1,128
Investments in and advances to affiliates...................       300         710        2,532
Other assets................................................       880       1,457        7,333
                                                              --------    --------     --------
Total assets................................................  $103,759    $100,799     $178,689
                                                              ========    ========     ========
            LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $  1,621    $  1,850     $  3,296
  Accrued payroll and benefits..............................     4,561       3,060        3,967
  Other accrued expenses....................................     2,662       4,073        6,861
  Current maturities of long-term debt......................     2,099       2,735        7,518
                                                              --------    --------     --------
Total current liabilities...................................    10,943      11,718       21,642
Long-term debt, less current maturities.....................    47,986      39,983       60,837
Deferred revenue............................................       116         173          206
Other liabilities...........................................       780          --           --
Convertible debentures......................................        --          --        3,171
Minority interests..........................................     5,610       7,315       13,849
Redeemable common stock; 680,912 shares issued and
  outstanding at December 31, 2000..........................     1,197          --           --
Shareholders' equity:
  Preferred stock, $.01 par value; no shares authorized at
    December 31, 2000 and 2001 and 16,946,322 shares
    authorized at June 30, 2002 (unaudited):
    Series A convertible preferred stock, 4,341,726 shares
      designated at June 30, 2002 (unaudited); 4,341,726
      shares issued and outstanding at June 30, 2002
      (unaudited)...........................................        --          --       13,590
    Series B convertible preferred stock, 2,604,590 shares
      designated at June 30, 2002 (unaudited); 2,604,590
      shares issued and outstanding at June 30, 2002
      (unaudited)...........................................        --          --        8,152
  Common stock, no par value; 60,000,000 shares authorized
    at December 31, 2000 and 2001 and 225,000,000 shares
    authorized at June 30, 2002 (unaudited); 44,010,427,
    43,912,409 and 46,779,010 shares issued and outstanding
    at December 31, 2000 and 2001 and June 30, 2002
    (unaudited), respectively...............................    51,320      51,107       62,086
    Shareholder notes receivable............................      (404)       (397)        (372)
    Retained deficit........................................   (13,789)     (9,100)      (4,472)
                                                              --------    --------     --------
Total shareholders' equity..................................    37,127      41,610       78,984
                                                              --------    --------     --------
Total liabilities and shareholders' equity..................  $103,759    $100,799     $178,689
                                                              ========    ========     ========


                            See accompanying notes.

                                 SYMBION, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                            SIX MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                 JUNE 30,
                                                  ------------------------------------   -----------------------
                                                     1999         2000         2001         2001         2002
                                                  ----------   ----------   ----------   ----------   ----------
                                                                                               (UNAUDITED)
Revenues........................................  $   58,120   $  126,942   $  104,704   $   55,553   $   64,516
Operating expenses:
  Salaries and benefits.........................      24,139       48,920       34,131       19,048       16,637
  Supplies......................................       8,764       18,051       18,161        8,772       12,865
  Professional and medical fees.................       4,613       11,380        5,559        2,846        3,166
  Rent and lease expense........................       5,922       12,207        8,162        4,322        4,190
  Other operating expenses......................       5,343       11,235        9,770        4,988        4,973
  General and administrative expense............       8,097       11,454       12,407        5,987        7,513
  Depreciation and amortization.................       3,351        7,503        7,743        3,594        3,853
  Bad debt expense..............................         482        1,717        1,055          189        1,644
  Loss (income) on equity investment............          55          466          192          189         (375)
  Impairment of long-lived assets...............          --        6,043          385           --           --
  Gain on sale of long-lived assets.............          --           --       (2,346)      (2,346)          --
                                                  ----------   ----------   ----------   ----------   ----------
                                                      60,766      128,976       95,219       47,589       54,466
                                                  ----------   ----------   ----------   ----------   ----------
Income (loss) before minority interest and
  interest......................................      (2,646)      (2,034)       9,485        7,964       10,050
  Minority interest in (income) loss of
    consolidated subsidiaries...................         647          526       (1,909)      (1,438)      (3,515)
  Interest expense, net.........................      (1,189)      (3,234)      (2,600)      (1,336)      (1,729)
                                                  ----------   ----------   ----------   ----------   ----------
Income (loss) before income taxes...............      (3,188)      (4,742)       4,976        5,190        4,806
Income taxes....................................          72          135          287           84          178
                                                  ----------   ----------   ----------   ----------   ----------
Net income (loss)...............................  $   (3,260)  $   (4,877)  $    4,689   $    5,106   $    4,628
                                                  ==========   ==========   ==========   ==========   ==========
Net income (loss) per share:
  Basic:........................................  $    (0.14)  $    (0.11)  $     0.11   $     0.12   $     0.10
  Diluted:......................................  $    (0.14)  $    (0.11)  $     0.10   $     0.11   $     0.09
Weighted average number of common shares
  outstanding and common equivalent shares:
  Basic:........................................  22,982,064   43,914,680   43,897,395   44,006,274   45,155,503
  Diluted:......................................  22,982,064   43,914,680   45,814,112   45,678,580   51,299,865


                            See accompanying notes.

                                 SYMBION, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                             (DOLLARS IN THOUSANDS)

                                                               AMBULATORY
                                                                RESOURCE
                                     AMBULATORY RESOURCE     CENTRES, INC.        SYMBION, INC.          SYMBION, INC.
                                    CENTRES, INC. COMMON    COMMON STOCK --    SERIES A CONVERTIBLE   SERIES B CONVERTIBLE
                                            STOCK               CLASS A          PREFERRED STOCK        PREFERRED STOCK
                                    ---------------------   ----------------   --------------------   --------------------
                                      SHARES      AMOUNT    SHARES    AMOUNT     SHARES     AMOUNT      SHARES     AMOUNT
                                    ----------   --------   -------   ------   ----------   -------   ----------   -------
Balance at January 1, 1999........   2,359,822   $ 23,340    52,057   $ 250            --   $    --          --    $   --
 Proceeds from ARC Common Stock
   subscriptions receivable.......          --         --        --      --            --        --          --        --
 ARC Common Stock issued upon
   conversion of 7 1/2%
   Convertible Note...............      75,388        603        --      --            --        --          --        --
 Noncash compensation expense.....          --        565        --      --            --        --          --        --
 Exchange of ARC Common Stock and
   Common Stock -- Class A for
   Symbion, Inc. Common Stock.....  (2,435,210)   (24,508)  (52,057)   (250)           --        --          --        --
 Issuance of Symbion, Inc. Common
   Stock in acquisition of
   UniPhy.........................          --         --        --      --            --        --          --        --
 Issuance of Symbion, Inc. Common
   Stock, net of recorded costs...          --         --        --      --            --        --          --        --
 Increase in redemption value of
   Redeemable Common Stock........          --         --        --      --            --        --          --        --
 Net loss.........................          --         --        --      --            --        --          --        --
                                    ----------   --------   -------   -----    ----------   -------   ---------    ------
Balance at December 31, 1999......          --         --        --      --            --        --          --        --
 Issuance of Symbion, Inc. Common
   Stock..........................          --         --        --      --            --        --          --        --
 Increase in redemption value of
   Redeemable Common Stock........          --         --        --      --            --        --          --        --
 Expiration of redemption feature
   of Redeemable Common Stock.....          --         --        --      --            --        --          --        --
 Net loss.........................          --         --        --      --            --        --          --        --
                                    ----------   --------   -------   -----    ----------   -------   ---------    ------
Balance at December 31, 2000......          --         --        --      --            --        --          --        --
 Issuance of Symbion, Inc. Common
   Stock..........................          --         --        --      --            --        --          --        --
 Stock received from disposition
   of physician networks..........          --         --        --      --            --        --          --        --
 Expiration of redemption feature
   of Redeemable Common Stock.....          --         --        --      --            --        --          --        --
 Net income.......................          --         --        --      --            --        --          --        --
                                    ----------   --------   -------   -----    ----------   -------   ---------    ------
Balance at December 31, 2001......          --         --        --      --            --        --          --        --
 Issuance of Symbion, Inc. Common
   Stock in acquisition of
   Physicians Surgical Care, Inc.
   (unaudited)....................          --         --        --      --            --        --          --        --
 Issuance of Series A convertible
   preferred stock in acquisition
   of Physicians Surgical Care,
   Inc. (unaudited)...............          --         --        --      --     4,341,726    13,590          --        --
 Issuance of Series B convertible
   preferred stock in acquisition
   of Physicians Surgical Care,
   Inc. (unaudited)...............          --         --        --      --            --        --   2,604,590     8,152
 Issuance of Symbion, Inc.
   warrants and stock options in
   acquisition of Physicians
   Surgical Care, Inc. ...........          --         --        --      --            --        --          --        --
 Issuance of Symbion, Inc. Common
   Stock (unaudited)..............          --         --        --      --            --        --          --        --
 Net income (unaudited)...........          --         --        --      --            --        --          --        --
                                    ----------   --------   -------   -----    ----------   -------   ---------    ------
Balance at June 30, 2002
 (unaudited)......................          --   $     --        --   $  --     4,341,726   $13,590   2,604,590    $8,152
                                    ==========   ========   =======   =====    ==========   =======   =========    ======


                                       SYMBION, INC.
                                        COMMON STOCK       SHAREHOLDER                  TOTAL
                                    --------------------      NOTES      RETAINED   SHAREHOLDERS'
                                      SHARES     AMOUNT    RECEIVABLE    DEFICIT       EQUITY
                                    ----------   -------   -----------   --------   -------------
Balance at January 1, 1999........          --   $    --    $(11,000)    $ (5,652)     $ 6,938
 Proceeds from ARC Common Stock
   subscriptions receivable.......          --        --      11,000           --       11,000
 ARC Common Stock issued upon
   conversion of 7 1/2%
   Convertible Note...............          --        --          --           --          603
 Noncash compensation expense.....          --        --          --           --          565
 Exchange of ARC Common Stock and
   Common Stock -- Class A for
   Symbion, Inc. Common Stock.....  16,266,726    24,758          --           --           --
 Issuance of Symbion, Inc. Common
   Stock in acquisition of
   UniPhy.........................  18,535,146     9,908        (108)          --        9,800
 Issuance of Symbion, Inc. Common
   Stock, net of recorded costs...   8,763,425    16,535        (265)          --       16,270
 Increase in redemption value of
   Redeemable Common Stock........          --      (182)         --           --         (182)
 Net loss.........................          --        --          --       (3,260)      (3,260)
                                    ----------   -------    --------     --------      -------
Balance at December 31, 1999......  43,565,297    51,019        (373)      (8,912)      41,734
 Issuance of Symbion, Inc. Common
   Stock..........................     104,677        74         (31)          --           43
 Increase in redemption value of
   Redeemable Common Stock........          --      (366)         --           --         (366)
 Expiration of redemption feature
   of Redeemable Common Stock.....     340,453       593          --           --          593
 Net loss.........................          --        --          --       (4,877)      (4,877)
                                    ----------   -------    --------     --------      -------
Balance at December 31, 2000......  44,010,427    51,320        (404)     (13,789)      37,127
 Issuance of Symbion, Inc. Common
   Stock..........................     237,994       484           7           --          491
 Stock received from disposition
   of physician networks..........  (1,016,924)   (1,894)         --           --       (1,894)
 Expiration of redemption feature
   of Redeemable Common Stock.....     680,912     1,197          --           --        1,197
 Net income.......................          --        --          --        4,689        4,689
                                    ----------   -------    --------     --------      -------
Balance at December 31, 2001......  43,912,409    51,107        (397)      (9,100)      41,610
 Issuance of Symbion, Inc. Common
   Stock in acquisition of
   Physicians Surgical Care, Inc.
   (unaudited)....................   2,770,748     8,672          --           --        8,672
 Issuance of Series A convertible
   preferred stock in acquisition
   of Physicians Surgical Care,
   Inc. (unaudited)...............          --        --          --           --       13,590
 Issuance of Series B convertible
   preferred stock in acquisition
   of Physicians Surgical Care,
   Inc. (unaudited)...............          --        --          --           --        8,152
 Issuance of Symbion, Inc.
   warrants and stock options in
   acquisition of Physicians
   Surgical Care, Inc. ...........          --     2,274          --           --        2,274
 Issuance of Symbion, Inc. Common
   Stock (unaudited)..............      95,853        33          25           --           58
 Net income (unaudited)...........          --        --          --        4,628        4,628
                                    ----------   -------    --------     --------      -------
Balance at June 30, 2002
 (unaudited)......................  46,779,010   $62,086    $   (372)    $ (4,472)     $78,984
                                    ==========   =======    ========     ========      =======


                            See accompanying notes.

                                 SYMBION, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)


                                                                                  SIX MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,            JUNE 30,
                                                ------------------------------   ------------------
                                                  1999       2000       2001      2001       2002
                                                --------   --------   --------   -------   --------
                                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss).............................  $ (3,260)  $ (4,877)  $  4,689   $ 5,106   $  4,628
Adjustments to reconcile net income (loss) to
  net cash provided by (used in) operating
  activities:
  Depreciation and amortization...............     3,351      7,503      7,743     3,594      3,853
  Impairment of long-lived assets.............        --      6,043        385        --         --
  Gain on sale of long-lived assets...........        --         --     (2,346)   (2,346)        --
  Minority interests..........................      (647)      (526)     1,909     1,438      3,515
  Distributions to minority partners..........      (348)      (511)    (2,186)   (1,400)    (2,520)
  Loss (income) on equity investments.........        55        466        192       189       (375)
  Noncash compensation expense................       565         --         --        --         --
  Provision for bad debts.....................       482      1,717      1,055       189      1,644
  Changes in operating assets and liabilities,
    net of effects of acquisitions:
    Accounts receivable.......................    (2,867)    (2,887)    (1,052)   (4,363)    (3,694)
    Other current assets......................        21       (568)    (2,424)     (570)        16
    Accounts payable and accrued expenses.....    (1,657)       474        473    (1,387)     2,587
                                                --------   --------   --------   -------   --------
Net cash provided by (used in) operating
  activities..................................    (4,305)     6,834      8,438       450      9,654
                                                --------   --------   --------   -------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for acquisitions, net of cash
  acquired....................................   (14,698)    (7,089)   (10,940)     (285)   (13,169)
Purchases of property and equipment, net......    (9,330)   (10,368)   (11,668)   (7,840)    (1,233)
Cash paid for contingent consideration........       (87)      (208)       (89)       --         --
Proceeds from sale of clinic operations.......        --         --     17,473    17,473      4,585
Increase in other assets......................      (232)      (694)      (597)     (333)    (2,010)
                                                --------   --------   --------   -------   --------
Net cash provided by (used in) investing
  activities..................................   (24,347)   (18,359)    (5,821)    9,015    (11,827)
                                                --------   --------   --------   -------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt..........    (3,282)    (5,316)   (19,819)  (17,578)    (3,409)
Proceeds from debt issuances..................    13,697     15,291     16,221     6,783      8,601
Proceeds from capital contributions by
  minority partners...........................     1,295      2,313        133        --         --
Proceeds from common stock subscription.......    11,000         --         --        --         --
Change in other long-term liabilities.........       235       (664)       (76)     (816)        30
Net proceeds from issuance of common stock....    16,171         30        118        54         58
                                                --------   --------   --------   -------   --------
Net cash provided by (used in) financing
  activities..................................    39,116     11,654     (3,423)  (11,557)     5,280
                                                --------   --------   --------   -------   --------
Net increase (decrease) in cash and cash
  equivalents.................................    10,464        129       (806)   (2,092)     3,107
Cash and cash equivalents at beginning of
  period......................................     5,448     15,912     16,041    16,041     15,235
                                                --------   --------   --------   -------   --------
Cash and cash equivalents at end of period....  $ 15,912   $ 16,041   $ 15,235   $13,949   $ 18,342
                                                ========   ========   ========   =======   ========
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest........................  $  1,736   $  4,737   $  3,468   $ 1,793   $  1,932


                            See accompanying notes.

NON-CASH FINANCING ACTIVITIES:

     During 1999, the Company issued 138,500 shares of Common Stock valued at $265 to employees in exchange for promissory notes from such employees.

     During 1999, the holder of the Company's $603 subordinated convertible note due May 27, 1999 surrendered the Note for conversion into 75,388 shares of the Company's Common Stock.

     During 2001, shares of Common Stock and related shareholder notes receivable valued at $12 were forfeited as a result of employee terminations.

     During 1999, 2000 and 2001, the Company issued 21,195 shares, 5,000 shares and 30,054 shares, respectively, of Common Stock valued at approximately $99, $13 and $35, respectively, as contingent consideration for previous years' acquisitions.

                                 SYMBION, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2001
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

1. ORGANIZATION

     Symbion, Inc. (the "Company"), through its wholly-owned subsidiaries, owns interests in limited partnerships and limited liability companies ("LLCs") which own and operate outpatient surgical centers in joint-ownership with physicians and physician groups, hospitals and hospital networks. In addition, the Company operates a diagnostic center and provides development and management services on a contract basis to non-affiliated surgery centers and manages physician networks. As of December 31, 2001, the Company operated and managed 24 outpatient surgery centers and managed four physician networks, one of which was held for sale.

     Ambulatory Resource Centres, Inc. ("ARC") was incorporated in February 1995 in the State of Tennessee. As more fully discussed in Note 3, on June 25, 1999, ARC merged with UniPhy Healthcare, Inc. ("UniPhy") in a transaction in which UniPhy issued common stock in exchange for all of the outstanding common stock, Class A common stock, and redeemable Class A common stock of ARC. UniPhy was the surviving legal entity in the merger and changed its name to Symbion, Inc. on the date of the merger. ARC, however, is considered the acquiring company for financial reporting purposes and the transaction was accounted for as a reverse acquisition.

2. SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

PRINCIPLES OF CONSOLIDATION


     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, as well as its interest in limited partnerships and limited liability companies controlled by the Company through ownership of a majority voting interest or other rights granted to the Company by contract as the sole general partner to manage and control the ordinary course of the affiliate's business. The limited partner or minority member responsibilities are to supervise the delivery of medical services with their rights being restricted to those that protect their financial interests. Under certain of the partnership and operating agreements governing these limited partnerships and limited liability companies, the Company could be removed as the sole general partner or managing member for certain events such as material breach, gross negligence or bankruptcy. These protective rights do not preclude consolidation of the respective limited partnerships and limited liability companies. All significant intercompany balances and transactions are eliminated in consolidation.


UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS


     The accompanying unaudited consolidated balance sheet as of June 30, 2002 and the related unaudited consolidated statements of operations and cash flows for the six months ended June 30, 2001 and June 30, 2002, and the unaudited consolidated statements of shareholders' equity for the six months ended June 30, 2002 (interim financial statements) have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the interim results have been included.



     The unaudited interim consolidated financial statements should be read in conjunction with the audited December 31, 2001 consolidated financial statements appearing herein. The results of the six months ended June 30, 2002 may not be indicative of operating results for the full year.

                                 SYMBION, INC.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The Company maintains its cash and cash equivalent balances at high credit quality financial institutions.


     The Company had $500 of restricted cash equivalents related to long-term obligations as of December 31, 2001. See Note 6 for further discussion.


ACCOUNTS RECEIVABLE


     Accounts receivable consist of receivables from federal and state agencies (under the Medicare and Medicaid programs), managed care health plans, commercial insurance companies, employers and patients. The Company recognizes that revenues and receivables from government agencies are significant to its operations, but it does not believe that there are significant credit risks associated with these government agencies. Accounts receivable are recorded net of allowances for bad debts to reflect accounts receivable at net realizable value. Accounts receivable are as follows:


                                                      DECEMBER 31,
                                                    -----------------
                                                     2000       2001
                                                    -------    ------
Surgery centers...................................  $ 7,443    $9,162
Physician networks................................   10,243       172
                                                    -------    ------
                                                    $17,686    $9,334
                                                    =======    ======

ALLOWANCE FOR DOUBTFUL ACCOUNTS


     Changes in the allowance for doubtful accounts and the amounts charged to revenues, costs and expenses were as follows:



                                            ALLOWANCE     CHARGED TO
                                            BALANCE AT    REVENUES,    CHARGED TO                   ALLOWANCE
                                           BEGINNING OF   COSTS AND       OTHER                    BALANCE AT
                                              PERIOD       EXPENSES    ACCOUNTS(1)   WRITE-OFFS   END OF PERIOD
                                           ------------   ----------   -----------   ----------   -------------
Year ended December 31:
  1999...................................     $  388        $  482        $955          $ 47         $1,778
  2000...................................      1,778         2,248(2)       20           102          3,944
  2001...................................      3,944         1,055         748           969          4,778


---------------

(1) Relates to allowances for doubtful accounts recorded under the purchase method of accounting for acquired entities.

(2) Charged to costs and expenses was $1,717 to bad debt expense, $325 to contractual deductions and $206 to other operating expenses.

INVENTORIES

     Inventories are stated at the lower of cost or market value. Cost is determined using the first-in, first-out method.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost or, if obtained through acquisition, at fair value determined on the date of acquisition, and depreciated on a straight-line basis over the useful lives of the assets, generally three to five years for computers and software and five to seven years for furniture and equipment. Leasehold improvements are depreciated on a straight-line basis over the shorter of the lease term or the estimated useful life of the assets. Routine maintenance and repairs are charged to expenses as incurred, while expenditures that increase capacities or extend useful lives are capitalized.

                                 SYMBION, INC.

     Depreciation expense, including the amortization of assets under capital leases, was approximately $2,222, $5,495 and $6,172 for the years ended December 31, 1999, 2000 and 2001, respectively.

GOODWILL

     Goodwill represents costs in excess of the fair value of identifiable net assets of acquired surgery centers or other operations and is amortized using the straight-line method over a period of 20 years. The amount reported is net of accumulated amortization of approximately $1,824 and $3,315 at December 31, 2000 and 2001, respectively. Goodwill resulting from acquisitions in 1999, 2000, and 2001 is deductible for tax purposes over a 15-year period.

     When events, circumstances, and operating results indicate that the carrying values of certain long-lived assets and the related identifiable intangible assets might be impaired, the Company would assess, at the subsidiary level, whether the carrying value of the assets will be recovered through undiscounted future cash flows expected to be generated from the use of the assets and their eventual disposition. If the assessment indicated that the recorded cost would not be recoverable, such cost would be reduced to estimated fair value. For the year ended December 31, 2001, using this methodology, the Company identified and recorded impairment charges to goodwill of $130 related to three surgery centers. As of December 31, 2001, in the opinion of management, there has been no other impairment.

SERVICE AGREEMENT RIGHTS

     After taking into effect the disposition activity discussed in Note 4, the Company had one remaining service agreement with a physician network at December 31, 2001. The amount reported is net of accumulated amortization of approximately $1,487 and $206 at December 31, 2000 and 2001, respectively. The service agreement represents the exclusive right to operate the physician network during the 20-year term of the agreement. The service agreement right is amortized over 20 years. See Note 4 regarding dispositions and impairment of service agreement rights.

MINORITY INTERESTS

     The consolidated financial statements include all assets, liabilities, revenues and expenses of controlled surgery centers. Accordingly, the Company has recorded minority interests in the earnings (losses) of such surgery centers.

INVESTMENTS IN AND ADVANCES TO AFFILIATES

     The Company holds non-controlling interests in certain surgery centers where it exercises significant influence. Accordingly, the Company accounts for such investments under the equity method.

REVENUES

     Revenues consist of the following for the years ended December 31:


                                                       1999        2000        2001
                                                      -------    --------    --------
Patient service revenues............................  $19,141    $ 43,592    $ 62,807
Physician service revenues..........................   37,276      80,992      34,498
Other service revenues..............................    1,703       2,358       7,399
                                                      -------    --------    --------
  Total Revenues....................................  $58,120    $126,942    $104,704
                                                      =======    ========    ========

                                 SYMBION, INC.

  Patient Service Revenues



     Patient service revenues are recorded at the time health care services are provided at estimated amounts due from patients and third-party payors. A fee is charged for surgical procedures performed in each of the Company's surgery centers. The fee varies depending on the procedure, but usually includes all charges for usage of an operating room, a recovery room, special equipment, supplies, nursing staff and medications. The fee does not include professional fees charged by the patient's surgeon, anesthesiologist or other attending physician, which are billed directly by such physicians to the patient or third-party payor. The Medicare program and most other payors pay surgery centers in accordance with a fee schedule that is prospectively determined. Accordingly, there is no retroactive cost report settlement process. Revenues from surgery centers are recognized on the date of service, net of estimated contractual adjustments and discounts from third party payors including Medicare and Medicaid. Changes in estimated contractual adjustments and discounts are recorded in the period of change. During the years ended December 31, 1999, 2000 and 2001, 26%, 23% and 20%, respectively, of the Company's patient service revenues were derived from the provision of services to patients covered under Medicare and Medicaid. Concentration of credit risk with respect to other payors is limited due to the large number of such payors.



  Physician Service Revenues



     The Company derives all of its physician service revenues from physician networks with which it has service agreements. Physician service revenues from physician networks consist of reimbursed expenses, plus participation in the excess of revenue over expenses of the physician networks, as defined in the service agreements. Reimbursed expenses include the costs of our personnel, supplies and other expenses incurred to provide the management services to the physician networks. The Company recognizes physician service revenues in the period in which reimbursable expenses are incurred and in the period in which the Company has rights to a percentage of the amount by which a physician network's revenues exceed its expenses. Physician service revenues are based on net billings with any changes in estimated contractual adjustments and bad debts reflected in service revenues in the subsequent period. Our physician service revenues would be impacted by changes in estimated contractual adjustments and bad debts recorded by the physician networks. As required by the service agreements, the Company purchases patient accounts receivable on a monthly basis from the physician networks at estimated net realizable value (i.e., net of estimated contractual adjustments and bad debts) to provide liquidity to the physician networks and collects amounts from the responsible payor as described under Accounts Receivable in Note 2. As of January 2002, the Company had such an obligation to only one group of three physicians included in one of the three physician networks the Company manages (see Note 4). Such activity is reflected as cash flows from operating activities on the Statement of Cash Flows. Accounts receivable are a function of clinic revenue generated by the physician networks, rather than physician service revenues of the Company.



     Physician service revenues consist of the following amounts for the years ended December 31:



                                                       1999        2000        2001
                                                     --------    --------    --------
Professional services revenues.....................  $ 88,324    $187,776    $ 83,212
Contractual adjustments and bad debt expense.......   (32,521)    (67,505)    (32,342)
                                                     --------    --------    --------
Clinic revenue.....................................    55,803     120,271      50,870
Medical group retainage............................   (18,527)    (39,279)    (16,372)
                                                     --------    --------    --------
Physician service revenues.........................  $ 37,276    $ 80,992    $ 34,498
                                                     ========    ========    ========

                                 SYMBION, INC.

     The following sets forth the percentage of revenues generated under management agreements accounting for more than 10% of the Company's revenues for the years ended December 31:

ENTITY'S LOCATION                                             1999    2000    2001
-----------------                                             ----    ----    ----
Eugene, Oregon..............................................  16.9%   18.6%    7.1%
Fredericksburg, Virginia....................................  13.4%   13.1%   17.4%
Johnson City, Tennessee.....................................  12.2%   12.6%    5.3%
Portland, Maine.............................................  12.3%   11.5%    1.3%

STOCK-BASED COMPENSATION

     The Company has elected to record stock options in accordance with Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations thereof and, accordingly, recognizes no compensation expense for options granted when the exercise price equals, or is greater than, the market price of the underlying stock on the date of grant.

INCOME TAXES

     Income taxes are computed based on the liability method of accounting whereby deferred tax assets and liabilities are determined based upon differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the accompanying consolidated financial statements and notes. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by the Company in estimating its fair value disclosures for the following financial instruments:

     For cash, accounts receivable and accounts payable, the carrying amounts reported in the consolidated balance sheets approximate fair value. For long-term debt and capitalized leases, the carrying amount reported in the consolidated balance sheets approximates fair value based upon the borrowing rates available to the Company.

RECLASSIFICATIONS

     Certain reclassifications have been made to the prior year financial statements to conform to the 2001 presentation.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

  Business Combinations and Intangible Assets


     In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations,("SFAS No. 141") and SFAS No. 142, Goodwill and Other Intangible Assets, ("SFAS No. 142"). SFAS No. 141 requires that the purchase method of accounting be used for business combinations initiated after June 30, 2001 and prohibits the use of the pooling-of-interests method of accounting for those business combinations. SFAS

                                 SYMBION, INC.

No. 142 eliminates the amortization of goodwill and intangible assets with indefinite lives. Under SFAS No. 142, the carrying amount of goodwill and intangible assets with indefinite lives must be tested for impairment at least annually at the reporting unit level and will be reduced only if they are found to be impaired or are associated with assets sold or otherwise disposed of. Other long-lived assets will continue to be amortized over their useful lives and reviewed for impairment in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed Of," and SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," issued in August 2001. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. The Company adopted these standards on January 1, 2002. The adoption of SFAS No. 141 resulted in goodwill of approximately $9.8 million relating to acquisitions after June 30, 2001 that were not amortized in 2001. If the Company had adopted these non-amortization provisions as of January 1, 2001, it would have resulted in an increase to net income of approximately $1.3 million during 2001. During the second quarter of 2002, the Company completed the transitional test for goodwill impairment, and no impairment was identified as of January 1, 2002.


     In accordance with SFAS No. 142, the Company discontinued the amortization of goodwill effective January 1, 2002. A reconciliation of previously reported net income to the pro forma amounts adjusted for the exclusion of goodwill amortization net of the related income tax effect follows:


                                                                       SIX MONTHS ENDED
                                           YEAR ENDED DECEMBER 31,         JUNE 30,
                                          --------------------------   -----------------
                                           1999      2000      2001     2001      2002
                                          -------   -------   ------   -------   -------
                                                                          (UNAUDITED)
Reported net income (loss)..............  $(3,260)  $(4,877)  $4,689   $5,106    $4,628
Add: goodwill amortization..............      856     1,246    1,271      637        --
                                          -------   -------   ------   ------    ------
Pro forma adjusted net (income) loss....  $(2,404)  $(3,631)  $5,960   $5,743    $4,628
                                          =======   =======   ======   ======    ======
Reported basic earnings per share.......  $ (0.14)  $ (0.11)  $ 0.11   $ 0.12    $ 0.10
Add: goodwill amortization..............     0.04      0.03     0.03     0.01        --
                                          -------   -------   ------   ------    ------
Pro forma adjusted basic earnings per
  share.................................  $ (0.10)  $ (0.08)  $ 0.14   $ 0.13    $ 0.10
                                          =======   =======   ======   ======    ======
Reported diluted earnings per share.....  $ (0.14)  $ (0.11)  $ 0.10   $ 0.11    $ 0.09
Add: goodwill amortization..............     0.04      0.03     0.03     0.01        --
                                          -------   -------   ------   ------    ------
Pro forma adjusted diluted earnings per
  share.................................  $ (0.10)  $ (0.08)  $ 0.13   $ 0.12    $ 0.09
                                          =======   =======   ======   ======    ======


     Changes in the carrying amount of goodwill are as follows:


Balance at December 31, 1999................................  $21,445
Purchase price allocations..................................    3,437
Amortization during the period..............................   (1,246)
                                                              -------
Balance at December 31, 2000................................   23,636
Purchase price allocations..................................    9,916
Amortization during the period..............................   (1,271)
Impairment charges..........................................     (130)
Finalized purchase price allocations........................     (947)
                                                              -------
Balance at December 31, 2001................................   31,204
Purchase price allocations (unaudited)......................   42,101
                                                              -------
Balance at June 30, 2002 (unaudited)........................  $73,305
                                                              =======

                                 SYMBION, INC.

     Information regarding the Company's other intangible assets is as follows:


                                                             GROSS CARRYING   ACCUMULATED
                                                                 AMOUNT       AMORTIZATION
                                                             --------------   ------------
Amortized intangible assets:
As of December 31, 2000
Service agreement rights...................................      $4,838         $(1,487)

As of December 31, 2001
Service agreement rights...................................       1,370            (206)

As of June 30, 2002 (unaudited)
Service agreement rights...................................       1,370            (242)



     Amortization expense for the six months ended June 30, 2002 was approximately $36 (unaudited). Estimated amortization expense for each of the succeeding five fiscal years is $72.


  Impairment or Disposal of Long-Lived Assets


     In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS No. 144"), which supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of ("SFAS No. 121"), and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. SFAS No. 144 removes goodwill from its scope and clarifies other implementation issues related to SFAS No. 121. SFAS No. 144 also provides a single framework for evaluating long-lived assets to be disposed of by sale. The provisions of this statement were effective January 1, 2002. The adoption of SFAS No. 144 did not have a material impact on results of operations or financial position.


3. ACQUISITIONS

     The Company, through wholly-owned subsidiaries and in separate transactions, acquired a majority interest in three surgery centers during each year ended 1999, 2000 and 2001. The following table summarizes the allocation of the aggregate purchase price of the surgery center acquisitions for the years ended December 31:

                                                         1999       2000       2001
                                                        -------    -------    -------
Fair value of assets acquired.........................  $18,127    $10,801    $14,404
Liabilities assumed...................................   (1,721)    (3,712)    (3,114)
Common Stock issued...................................       --         --       (350)
                                                        -------    -------    -------
Net cash used for acquisitions........................  $16,406    $ 7,089    $10,940
                                                        =======    =======    =======

     The cash for the acquisitions was funded primarily through bank loans with the remainder funded from the operations of the Company.

     These acquisitions were accounted for under the purchase method of accounting and, accordingly, the results of operations of the acquired businesses are included in the accompanying consolidated financial statements from their respective dates of acquisitions.

     The Company paid approximately $87, $208 and $89 in contingent consideration related to financial performance for previous years' acquisitions in 1999, 2000 and 2001, respectively, which are reflected as additions to goodwill in the Company's consolidated balance sheets as of the end of each such period.

     Included in the acquisitions discussed above were the following individually significant transactions:

                                 SYMBION, INC.

  1999 Significant Activity

   Surgery Centers

     On May 1, 1999, the Company acquired a 100% interest in Bellingham Surgery Center, LP, an outpatient surgery center located in Bellingham, Washington. The interest in the surgery center was acquired for consideration of $2,000 in cash.

     On May 24, 1999, the Company acquired a 100% interest in Wilmington SurgCare, LP, an outpatient surgery center located in Wilmington, North Carolina. The interest in the surgery center was acquired for consideration of $13,268 in cash.

     The fair value of assets acquired, liabilities assumed, and common stock issued as a result of the above 1999 significant acquisitions consisted of the following:

Assets acquired:
  Accounts receivable, net..................................  $ 1,738
  Other current assets......................................      338
  Property and equipment, net...............................      953
  Excess of purchase price over net assets acquired.........   13,133
  Other assets..............................................      509
                                                              -------
                                                               16,671
Liabilities assumed:
  Accounts payable and accrued expenses.....................    1,403
                                                              -------
Net assets acquired.........................................  $15,268
                                                              =======

   UniPhy Reverse Purchase

     On June 25, 1999, ARC merged with UniPhy. UniPhy was engaged in the business of operating and managing physician networks in various geographical areas. The ARC shareholders received 17,288,091 shares of UniPhy common stock in exchange for their 2,435,210 shares of common stock, 52,057 shares of Class A common stock, and 156,172 shares of redeemable Class A common stock. Additionally, holders of the 2,562,504 shares of UniPhy Series A preferred stock and 1,066,667 shares of UniPhy Series B preferred stock exchanged those shares for 10,250,016 and 1,066,667 shares of the Company's common stock, respectively. The acquisition was accounted for as a reverse acquisition under the purchase method of accounting and, for financial reporting purposes, ARC was considered as having acquired UniPhy, the legal surviving entity. Upon the acquisition, the historical financial statements of ARC became the historical financial statements of the combined entity, and the net assets of UniPhy were recorded at fair value.

     Concurrent with the merger, 300,000 outstanding options to purchase common stock of ARC became fully vested and were converted into 1,962,000 fully vested options to purchase common stock of the Company. The Company recorded approximately $565 in compensation expense for these options for which the fair value of the underlying stock exceeded the exercise price. Warrants outstanding to purchase 95,500 shares of ARC common stock were converted into similar warrants to purchase 624,570 shares of the Company's common stock for exercise prices ranging from $1.53 per share to $2.60 per share.

     The consolidated financial statements of the Company include the results of operations of UniPhy from the date of the merger.

                                 SYMBION, INC.

     The following net assets of UniPhy were recorded at the time of the acquisition:

Assets acquired:
  Cash and cash equivalents.................................  $ 1,708
  Other current assets......................................   19,457
  Property and equipment, net...............................    8,725
  Service agreement rights, net.............................   11,656
  Other assets..............................................      402
                                                              -------
                                                               41,948
Liabilities assumed:
  Current liabilities.......................................   12,195
  Long-term obligations, less current maturities............   19,525
  Other liabilities.........................................      320
                                                              -------
                                                               32,040
                                                              -------
Net assets acquired.........................................  $ 9,908
                                                              =======

  2000 Significant Activity

     There were no individually significant acquisitions during 2000.

  2001 Significant Activity

     On July 31, 2001, the Company through a wholly-owned subsidiary acquired a 51% interest in Physicians Surgery Center, LLC, an outpatient surgery center located in Fort Myers, Florida. This is the Company's first facility in Fort Myers. The interest in the surgery center was acquired for consideration of $10,222 in cash and 126,811 shares of Company common stock, valued at $350. The acquisition resulted in the following purchase allocation:

Assets acquired:
  Cash......................................................  $   220
  Accounts receivable, less allowances......................    1,050
  Inventories...............................................      104
  Property and equipment, net...............................      690
  Excess of purchase price over net assets acquired.........    9,654
  Other assets..............................................       13
                                                              -------
                                                               11,731
Liabilities assumed:
  Accounts payable and other accrued expenses...............      278
  Minority interest.........................................      881
                                                              -------
                                                                1,159
                                                              -------
Net assets acquired.........................................  $10,572
                                                              =======

                                 SYMBION, INC.

OTHER INFORMATION

  Pro Forma Results

     The following represents the unaudited pro forma results of consolidated operations as if the acquisitions discussed above had occurred at the beginning of the immediately preceding period, after giving effect to certain pro forma adjustments, for the years ended December 31:

                                                         1999       2000       2001
                                                        -------   --------   --------
Revenues..............................................  $95,251   $134,189   $109,931
Income (loss) before income taxes.....................   (1,096)    (3,973)     5,657
Earnings per share:
  Basic...............................................  $ (0.03)  $  (0.09)  $   0.13
  Diluted.............................................    (0.03)     (0.09)      0.12

     The pro forma results of operations do not purport to be indicative of what the Company's results of operations would have been if the acquisitions or merger had in fact occurred at the beginning of the periods presented, and is not intended to be a projection of the impact on future results or trends.

4. DISPOSITIONS

     In 2000, the Company reviewed the carrying value of service agreement rights of its physician networks, consistent with Statement of Financial Accounting Standard No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The review in 2000 indicated that service agreement rights of five of the Company's physician networks would not be recoverable based on the estimated future undiscounted cash flows of the entity. The Company recorded a charge to earnings in 2000 of approximately $6,043 to reduce the Company's carrying value of the service agreement rights to the estimated fair value based on anticipated sales value.

     During the first and second quarters of 2001, the Company terminated its management agreements with two of its physician networks ("Terminated Physician Networks") and transferred its related assets and liabilities to the networks. In addition, the Company amended its management agreements with two additional physician networks ("Restructured Physician Networks") to delete provisions that required the Company to provide the networks with capital and additional assets, in addition to management services, and transferred certain related accounts receivable, prepaid expenses and liabilities to the networks. The Company also agreed to transfer to the Restructured Physician Networks its existing equipment and other assets relating to the networks for no additional consideration, on an annual basis beginning in January 2006, for one of the networks, and September 2007, for the other network, as the assets become fully depreciated.

     For 2001, the Terminated Physician Networks had generated the following results prior to their disposition:

Revenues....................................................    $ 8,786
Operating expenses..........................................     (7,426)
Depreciation and amortization...............................       (410)
Interest expense............................................         (5)
                                                                -------
Income before income taxes..................................    $   945
                                                                =======

     In conjunction with the Restructured Physician Networks and one of the Terminated Physician Networks, the Company received consideration approximating the net carrying value of the assets disposed of and recorded as held for sale at December 31, 2000. In conjunction with the disposition of the other

                                 SYMBION, INC.

Terminated Physician Network, the Company received consideration of $2,346 in excess of the carrying amount of the related net assets. The gain on termination is included in impairment of (gain on) long-lived assets in the accompanying Consolidated Statement of Operations for the year ended December 31, 2001.


     In the fourth quarter of 2001, the Company initiated a plan to terminate its management agreement with another physician network and to transfer its related assets and liabilities to the network, which comprise net assets held for sale in the accompanying Consolidated Balance Sheet at December 31, 2001. The Company recorded an impairment charge for these assets of $255. The net assets held were sold in January 2002.


     At December 31, 2000 and 2001, net assets held for sale of certain clinic operations totaled approximately $7,348 and $4,585, respectively. These net assets consisted of current assets, property and equipment, intangible assets, other assets and liabilities. All net assets held for sale at December 31, 2000 were sold in 2001.

     The results of operations derived from net assets held for sale at December 31, 2000 and 2001 were as follows for the years ended December 31:

                                                               2000       2001
                                                              -------    -------
Revenues....................................................  $36,407    $18,246
Net income..................................................      159      1,439

5. LEASES

     The Company has entered into operating leases for surgery centers, office space and various equipment, including surgery centers under development. The lease agreements generally require the lessee to pay all maintenance, property taxes, utilities, and insurance costs.

     The future minimum lease payments under noncancelable operating leases at December 31, 2001 are approximately as follows:

2002........................................................  $ 5,899
2003........................................................    6,153
2004........................................................    6,114
2005........................................................    5,933
2006........................................................    3,095
Thereafter..................................................   36,445
                                                              -------
Total minimum lease payments................................  $63,639
                                                              =======

     Total rent and lease expense was approximately $6,212, $12,756 and $8,738 for the years ended December 31, 1999, 2000 and 2001, respectively. The Company incurred rental expense of approximately $1,767, $1,875 and $1,377 under operating leases with physician investors and other related parties for the years ended December 31, 1999, 2000 and 2001, respectively.

                                 SYMBION, INC.

6. LONG-TERM DEBT

     The Company's long-term debt is summarized as follows at December 31:

                                                               2000       2001
                                                              -------    -------
Notes payable to banks......................................  $17,810    $29,134
1998 Credit Agreement.......................................   15,955         --
Secured term loans, net of unamortized discount of $0 and
  $26, respectively.........................................    9,996     11,868
Capital lease obligations...................................    2,591      1,169
Other.......................................................    3,733        547
                                                              -------    -------
                                                               50,085     42,718
Less current maturities.....................................    2,099      2,735
                                                              -------    -------
                                                              $47,986    $39,983
                                                              =======    =======

NOTES PAYABLE TO BANKS

     The Company has notes outstanding with Bank of America, used to acquire or develop certain surgery centers, maturing in 2002 and carrying interest at LIBOR plus 2.5%. Each loan and security agreement (collectively, the "Loan Agreements") with Bank of America contains various financial covenants applicable to specific surgery centers and the Company, as the guarantor, which include a fixed charge coverage ratio, minimum shareholders' equity and cash balances and a maximum funded indebtedness to adjusted EBITDA ratio (all as defined in the Loan Agreements). At December 31, 2001, the Company was in compliance with all such covenants and had an outstanding principal balance of $16,662 and $27,993 at December 31, 2000 and 2001, respectively. On March 21, 2002, the Company received a binding commitment from Bank of America to refinance the Company's existing indebtedness, up to $35.5 million, based on prevailing market terms and conditions for a term extending beyond January 1, 2003. Accordingly, the principal balances under the Loan Agreements have been excluded from current maturities of long-term debt at December 31, 2001.


     Each Loan Agreement is collateralized by a security interest in the accounts receivable and equipment of the borrower or the Company's ownership interest in the related surgery center. One of these agreements is further collateralized by a $500 certificate of deposit on deposit with Bank of America which is classified as restricted cash in the accompanying balance sheets.


     The Company had additional outstanding principal balances on notes payable to other banks of $1,148 and $1,141 at December 31, 2000 and 2001, respectively. These notes include promissory notes and a line of credit, with interest rates ranging from 7.5% to 8.0% and maturity dates ranging from 2002 through 2010.

1998 CREDIT AGREEMENT

     On January 12, 1998, the Company entered into a $25 million credit agreement (the "1998 Credit Agreement") with Bank of America maturing, as modified, on January 14, 2002. The outstanding balance at December 31, 2000 was $15,955. The Company paid the outstanding balance of the 1998 Credit Agreement in conjunction with its disposal of two physician networks on April 30, 2001.

SECURED TERM LOANS

     During 2001 and 2000, the Company entered into five loan and security agreements with DVI Financial Services Inc. ("DVI"). The proceeds of the loans were used to finance tenant improvements,

                                 SYMBION, INC.

medical, surgical and office equipment, and working capital. The notes bear interest ranging from 9.17% to 10.40%, with maturity dates ranging from 2005 through 2008, and have an outstanding principal balance of $8,629 and $11,868 at December 31, 2000 and 2001, respectively.

     The Company had additional principal balances on secured term loans of $1,367 at December 31, 2000.

CAPITAL LEASE OBLIGATIONS

     The Company is liable to various vendors for equipment leases, with interest rates from 7% to 12%, payable in installments through 2004. The carrying value of property and equipment under capital leases at December 31, 2000 and 2001 was approximately $2,773 and $1,242, respectively.

OTHER LONG-TERM DEBT INFORMATION

     Scheduled maturities of obligations as of December 31, 2001 are as follows:

                                                    LONG-TERM    CAPITAL LEASE
                                                      DEBT        OBLIGATIONS      TOTAL
                                                    ---------    -------------    -------
2002..............................................   $ 2,261        $  558        $ 2,819
2003..............................................    27,416           417         27,833
2004..............................................     5,310           231          5,541
2005..............................................     2,422           103          2,525
2006..............................................     2,483            29          2,512
Thereafter........................................     1,657            --          1,657
                                                     -------        ------        -------
                                                      41,549         1,338         42,887
Less current maturities...........................    (2,261)         (474)        (2,735)
Amounts representing interest.....................        --          (169)          (169)
                                                     -------        ------        -------
                                                     $39,288        $  695        $39,983
                                                     =======        ======        =======

7. SHAREHOLDERS' EQUITY

CAPITAL

     The authorized capital stock of the Company consists of 60,000,000 shares of common stock, no par value; and 7,042,738 shares of preferred stock, no par value, of which 2,571,429 shares are designated as Series A Preferred Stock, and 1,866,667 shares are designated as Series B Preferred Stock.

     During 2000 and 2001, the redemption feature associated with 340,453 and 680,912 shares, respectively, of Redeemable Common Stock expired. Accordingly, such shares valued at $593 and $1,197 were reclassified to common stock during 2000 and 2001, respectively.

     The holders of common stock are entitled to one vote per share on all matters on which shareholders are entitled to vote and do not have cumulative voting rights. The holders of common stock have no preemptive, conversion, redemption or sinking fund rights.

     The Company has outstanding warrants to purchase 970,070 shares of common stock of the Company at exercise prices ranging from $1.53 to $2.60 per share. As of December 31, 2001, the warrants remained issued and outstanding and are currently exercisable.

                                 SYMBION, INC.

  Unaudited Shareholders' Equity Information

     In March 2002, the Board of Directors approved the Amended and Restated Charter of Symbion, Inc., increasing authorized capital stock to 225,000,000 shares of common stock, no par value; and 16,946,322 shares of preferred stock, $0.01 par value, of which 4,341,726 shares are designated as Series A Convertible Preferred Stock, 2,604,590 shares are designated as Series B Convertible Preferred Stock, and 10,000,000 shares are undesignated.

STOCK OPTIONS

     Under the Company's three stock option plans, the maximum number of shares of Common Stock reserved for the grant of options under the plans is 5,562,001. All options have been granted at exercise prices which equal the fair value and vest over a four year period. However, for employees who were with the Company as of the UniPhy and ARC merger date, there was immediate vesting ranging from 25% to 100%. The exercise period ranges from ten to fifteen years.

     The following is a summary of option transactions:


                                                                              WEIGHTED
                                                              NUMBER OF       AVERAGE
                                                               SHARES      EXERCISE PRICE
                                                              ---------    --------------
December 31, 1998...........................................  1,824,458        $0.69
  Granted...................................................    137,543         0.12
  Exercised.................................................    (65,400)        1.22
                                                              ---------        -----
December 31, 1999...........................................  1,896,601         0.76
  Granted...................................................  1,610,625         1.88
  Exercised.................................................    (67,326)        0.33
  Expired...................................................   (198,109)        1.46
                                                              ---------        -----
December 31, 2000...........................................  3,241,791         1.23
  Exercised.................................................   (126,537)        1.39
  Expired...................................................   (191,204)        1.87
                                                              ---------        -----
December 31, 2001...........................................  2,924,050        $1.24
                                                              =========        =====


     At December 31, 2001, the Company had options to purchase approximately 2,177,483 shares of common stock available for grant.

     At December 31, 1999, 2000 and 2001, options to purchase approximately 1,896,601 shares, 1,995,729 shares and 2,195,842 shares of common stock, respectively, were exercisable.

     The following table summarizes information regarding the options outstanding at December 31, 2001:

                   OPTIONS OUTSTANDING                         OPTIONS EXERCISABLE
----------------------------------------------------------   ------------------------
                                    WEIGHTED-
                    OUTSTANDING      AVERAGE     WEIGHTED-   EXERCISABLE    WEIGHTED-
                       AS OF        REMAINING     AVERAGE       AS OF        AVERAGE
    RANGE OF        DECEMBER 31,   CONTRACTUAL   EXERCISE    DECEMBER 31,   EXERCISE
 EXERCISE PRICES        2001          LIFE         PRICE         2001         PRICE
-----------------   ------------   -----------   ---------   ------------   ---------
$0.0000 - $0.1880    1,026,577         5.5         $0.12      1,026,576       $0.12
$1.1281 - $1.8800    1,897,473         8.0          1.85      1,169,266        1.82
                     ---------                                ---------
                     2,924,050         7.1          1.24      2,195,842        1.03
                     =========                                =========

                                 SYMBION, INC.

     The estimated weighted average fair values of the options at the date of grant using the Black-Scholes option pricing model as promulgated by SFAS No. 123 in 1999, 2000 and 2001 were $0.49, $0.88 and $0.88 per share, respectively.
In applying the Black-Scholes model, the Company assumed no dividends, an expected life for the options of seven years and a forfeiture rate of 3% in 1999, 2000 and 2001 and an average risk free interest rate of 5.2%, 6.7% and 4.8% in 1999, 2000 and 2001, respectively. The Company also assumed a volatility rate of 60%, 70% and 70% in 1999, 2000 and 2001, respectively. For purposes of pro forma disclosure, the estimated fair value of the options is amortized to expense over the option's vesting period. Had the Company used the Black-Scholes estimates to determine compensation expense for the options granted in the years ended December 31, 1999, 2000 and 2001, net earnings and net earnings per share attributable to common shareholders would have been reduced to the following pro forma amounts (in thousands, except per share amounts):

                                                          1999       2000       2001
                                                         -------    -------    ------
Net earnings:
  As reported..........................................  $(3,260)   $(4,877)   $4,689
  Pro forma............................................   (3,442)    (5,287)    4,099
Basic earnings per share:
  As reported..........................................  $ (0.14)   $ (0.11)   $ 0.11
  Pro forma............................................    (0.15)     (0.12)     0.09
Diluted earnings per share:
  As reported..........................................  $ (0.14)   $ (0.11)   $ 0.10
  Pro forma............................................    (0.15)     (0.12)     0.09

     The effect of applying SFAS No. 123 for providing pro forma disclosure is not likely to be representative of the effect on reported net income for future years.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                                 SYMBION, INC.

8. EARNINGS PER SHARE

     Basic and diluted income (loss) per share are based on the weighted average number of common shares outstanding and the dilutive impact of outstanding options and warrants to purchase shares.


                                                                            SIX MONTHS ENDED
                                      YEAR ENDED DECEMBER 31,                   JUNE 30,
                              ---------------------------------------   -------------------------
                                 1999          2000          2001          2001          2002
                              -----------   -----------   -----------   -----------   -----------
                                                                               (UNAUDITED)
Numerator for basic and
  diluted income per share:
  Net income................  $    (3,260)  $    (4,877)  $     4,689   $     5,106   $     4,628
                              ===========   ===========   ===========   ===========   ===========
Denominator:
  Denominator for basic
     income per share -
     weighted-average shares
     outstanding............   22,982,064    43,914,680    43,897,395    44,006,274    45,155,503
  Effect of dilutive
     securities:
     Employee stock
       options..............           --            --     1,342,059     1,132,405     1,788,281
     Warrants...............           --            --       574,658       539,901       744,396
     Preferred stock........           --            --            --            --     3,473,158
     Common stock held in
       escrow...............           --            --            --            --       138,527
                              -----------   -----------   -----------   -----------   -----------
  Denominator for diluted
     income per share -
     adjusted
     weighted-average shares
     outstanding............   22,982,064    43,914,680    45,814,112    45,678,580    51,299,865
                              ===========   ===========   ===========   ===========   ===========
Basic net income (loss) per
  share.....................  $     (0.14)  $     (0.11)  $      0.11   $      0.12   $      0.10
Diluted net income (loss)
  per share.................  $     (0.14)  $     (0.11)  $      0.10   $      0.11   $      0.09


     The effects of 874,581, 874,581 and 49,050 warrants for 1999, 2000 and
2001, respectively, and 1,896,601 and 3,241,791 employee stock options for 1999 and 2000, respectively, were not included in the computation of diluted earnings per share because their effects would have been anti-dilutive.

9. INCOME TAXES

     The Company and its subsidiaries file a consolidated federal income tax return. The limited partnerships and limited liability companies file separate income tax returns. The Company's allocable portion of each partnership's and limited liability company's income or loss is included in the taxable income of the Company. The remaining income or loss of each partnership and limited liability company is allocated to the limited partners.

                                 SYMBION, INC.

     Income tax expense is comprised of the following for the years ended December 31:

                                                              1999    2000    2001
                                                              ----    ----    ----
Current:
  Federal...................................................  $ --    $ --    $ --
  State.....................................................    72     135     287
Deferred....................................................    --      --      --
                                                              ----    ----    ----
  Income tax expense........................................  $ 72    $135    $287
                                                              ====    ====    ====

     The effective income tax rate differed from the federal statutory rate as follows for the years ended December 31:

                                                         1999       2000       2001
                                                        -------    -------    -------
Tax (benefit) at U.S. statutory rates.................  $(1,115)   $(1,615)   $ 1,692
State income taxes, net of federal tax benefit........       72        135        287
Change in valuation allowance.........................    1,134      1,210     (2,054)
Other.................................................      (19)       405        362
                                                        -------    -------    -------
                                                        $    72    $   135    $   287
                                                        =======    =======    =======

     The components of temporary differences and the approximate tax effects that give rise to the Company's net deferred tax asset are as follows at December 31:

                                                                2000        2001
                                                              --------    --------
Deferred tax assets:
  Amortization..............................................  $  9,040    $  2,107
  Accrued vacation..........................................       389         513
  Net operating loss carryforward...........................     3,878       8,884
  Deferred project costs....................................        30          37
  Deferred revenue..........................................        38          38
  Deferred compensation.....................................       257         257
  Excess book over tax basis of accounts payable and accrued
     expenses...............................................        42          56
  Other.....................................................       466         204
                                                              --------    --------
Total gross deferred tax assets.............................    14,140      12,096
Less: Valuation allowance...................................   (13,415)    (11,361)
                                                              --------    --------
Total deferred tax assets...................................       725         735
Deferred tax liabilities:
  Depreciation and fixed assets basis differences...........      (725)       (735)
                                                              --------    --------
Net deferred tax asset (liability)..........................  $     --    $     --
                                                              ========    ========

     The Company has net operating losses of approximately $23,227 at December 31, 2001. These losses expire from December 31, 2011 through 2021. Because of the uncertainty of the ultimate realization of the net deferred tax asset, the Company has established a valuation allowance for the entire amount of the asset. The change in the valuation allowance for 2001 was a decrease of $2,054.

                                 SYMBION, INC.

10. EMPLOYEE BENEFIT PLANS

401(k) RETIREMENT PLAN -- ARC

     The 401(k) Plan is a defined contribution plan whereby employees who have completed one year of service in which they have worked a minimum of 1,000 hours and are age 21 or older are eligible to participate. The 401(k) Plan allows eligible employees to make contributions of 2% to 15% of their annual compensation. Eligible employees may or may not receive a match of their contributions. The match varies by surgery center and is determined prior to the start of each plan year. Generally employer contributions vest 20% after three years of service and continue vesting at 20% per year until fully vested. The Company's matching expense for 1999, 2000 and 2001 was approximately $53, $83 and $118, respectively.

401(k) RETIREMENT PLAN -- UNIPHY

     The UniPhy Healthcare, Inc. 401(k) Retirement Plan is a defined contribution plan covering substantially all employees. Company contributions are based on specific percentages of employee compensation. The Company funds contributions as accrued. The 401(k) Plan provides employee participation after 6 months of service and a five-year graduated vesting schedule. In connection with certain of the Company's acquisitions, the Company has agreed to continue to support the defined contribution and 401(k) profit sharing employee retirement plans previously sponsored solely by the physician groups. The Company has recognized as expense its contributions to the plans of $1,299, $1,327 and $697 at December 31, 1999, 2000 and 2001, respectively.

     Effective January 1, 2002, the ARC and UniPhy plans were merged to form the Symbion, Inc. 401(k) Plan.

11. COMMITMENTS AND CONTINGENCIES

DEBT AND LEASE GUARANTY ON UNCONSOLIDATED ENTITIES

     The Company has guaranteed $600 of long-term debt incurred by an unconsolidated surgery center in which the Company has a 39% ownership interest. The proceeds from this debt were used to construct and equip the center. This debt is payable in monthly installments of principal and interest over a period of seven years, and matures on dates ranging from 2006 to 2007. The debt is secured by substantially all of the assets of the surgery center.

     The Company has also guaranteed $2,002 of operating lease payments of this 39% owned surgery center. The lease is related to the facility and is for a term through 2010.

LITIGATION

     The Company is subject to various claims and legal actions which arise in the ordinary course of business. The Company has professional liability insurance to protect against such claims or legal actions. In the opinion of management, the ultimate resolution of such matters will be adequately covered by the insurance and will not have a material adverse effect on the Company's financial position or results of operations.

ESTIMATED MEDICAL PROFESSIONAL LIABILITY CLAIMS

     The Company and its partnerships and LLCs are insured with respect to medical malpractice risk on a claims made basis. The Company believes that its liability, if any, for malpractice claims is adequately covered by insurance or is adequately provided for in its consolidated financial statements. As manager of the operations of the partnership, the Company has the ability to limit its potential liabilities by curtailing operations or taking other operating actions.

                                 SYMBION, INC.

CURRENT OPERATIONS

     Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. Management believes that the Company is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare, Medicaid, and other federal health care programs.

ACQUIRED CENTERS

     The Company, through its wholly-owned subsidiaries or controlled partnerships and limited liability companies, has acquired and will continue to acquire surgical and diagnostic centers with prior operating histories. Such centers may have unknown or contingent liabilities, including liabilities for failure to comply with healthcare laws and regulations, such as billing and reimbursement, fraud and abuse and similar anti-referral laws. Although the Company attempts to assure itself that no such liabilities exist and obtains indemnification from prospective sellers covering such matters and institutes policies designed to conform centers to its standards following completion of acquisitions, there can be no assurance that the Company will not become liable for past activities that may later be asserted to be improper by private plaintiffs or government agencies. There can be no assurance that any such matter will be covered by indemnification or, if covered, that the liability sustained will not exceed contractual limits or the financial capacity of the indemnifying party.

     The Company cannot predict whether federal or state statutory or regulatory provisions will be enacted that would prohibit or otherwise regulate relationships which the Company has established or may establish with other health care providers or have materially adverse effects on its business or revenues arising from such future actions. The Company believes, however, that it will be able to adjust its operations so as to be in compliance with any regulatory or statutory provision as may be applicable.

POTENTIAL PHYSICIAN INVESTOR LIABILITY

     Each physician investor carries general and professional liability on a claims-made basis. However, each investee may be liable for damages to persons or property arising from occurrences at the surgery centers. Although the various physician investors and other surgeons are required to obtain general and professional liability insurance with tail coverage, such individual may not be able to obtain coverage in amounts sufficient to cover all potential liability. Since most insurance policies contain exclusions, the physician investor will not be insured against all possible occurrences. In the event of an uninsured or underinsured loss, the value of an investment in the partnership interests or LLC membership units and the amount of distributions could be adversely affected.

12. SUBSEQUENT EVENTS

     In January 2002, the Company terminated its management service agreement and sold certain assets and liabilities associated with a physician network in exchange for consideration of $4,585.

     During the first quarter of 2002, the Company purchased interests ranging from 51% to 69% in three outpatient surgery centers. The Company acquired the ownership interest and assets for approximately $12,600 funded with $6,200 in debt and $6,400 in cash.


     On March 7, 2002, the Company entered into an agreement and plan of merger with Physicians Surgical Care, Inc. ("PSC"), pursuant to which a subsidiary of the Company was to merge with and into PSC in a stock-for-stock merger. The merger was approved by the respective shareholders of the Company and PSC on March 28, 2002 and was effective April 1, 2002. The merger was accounted for as an

                                 SYMBION, INC.

acquisition under the purchase method with the Company considered as the acquiror for accounting purposes. In the merger, the outstanding shares of PSC's capital stock converted into shares of the Company's capital stock, and all options, warrants or other rights to acquire shares of PSC's capital stock converted into comparable rights to acquire shares of the Company's capital stock, with the number of shares and rights representing, in the aggregate, 19.1% of the Company's capital stock on a fully diluted basis, subject to certain adjustments specified in the merger agreement. Under the terms of the merger agreement with PSC, the Company issued 2,770,748 shares of its common stock, 4,341,726 shares of its Series A convertible preferred stock, 2,604,590 shares of its Series B convertible preferred stock, options to purchase 283,887 shares of its common stock and warrants to purchase 128,470 shares of its common stock to PSC stockholders. In conjunction with the merger, the Company acquired additional ownership interests and certain physician owners terminated their rights to acquire additional interests in certain PSC surgery centers. The Company issued warrants to purchase 1,112,984 shares of common stock, paid $2.1 million in cash, issued convertible debentures in the aggregate principal amount of $3.2 million and issued promissory notes in the aggregate principal amount of $0.6 million as consideration.



     The purchase price, comprised of common and preferred stock, stock options and warrants issued ($32,688), cash, notes payable and convertible debentures issued ($5,888) and acquisition costs incurred ($3,346), allocated to the acquired assets and liabilities assumed at April 1, 2002 is as follows:



      Working capital.............................................   $  6,675
      Property and equipment......................................     16,472
      Goodwill....................................................     31,012
      Other long-term assets......................................      5,992
      Long-term debt..............................................    (13,302)
      Minority interest...........................................     (4,927)
                                                                     --------
      Total purchase price........................................   $ 41,922
                                                                     ========



     All options and warrants issued were recorded as purchase price at their fair value, which was calculated using the Black-Scholes option-pricing model.



     The holders of the Series A convertible preferred stock and Series B convertible preferred stock issued by the Company in the PSC merger (a) have the same voting rights as holders of the Company's common stock on the same basis as if the preferred stock had been converted to common stock; (b) may convert each of their shares of convertible preferred stock at any time into one share of common stock, and each of their shares of convertible preferred stock would automatically convert into a share of the Company's common stock and the right to receive a cash payment upon certain events such as an initial public offering; (c) have the same liquidation rights as the holders of the Company's common stock on the same basis as if the preferred stock had been converted to common stock; and (d) have the same dividend rights as holders of the Company's common stock on the same basis as if the preferred stock had been converted to common stock.



     The Series A convertible preferred stock and Series B convertible preferred stock automatically convert into shares of common stock upon the completion of an initial public offering. When converted, each share of Series A convertible preferred stock and Series B convertible preferred stock will entitle the holder to receive one share of common stock and a cash payment of $4.20 for the Series A holders and $5.22 for the Series B holders, for a total cash payment of $31,800. This amount will be reflected as additional purchase price and recorded as an addition to goodwill.



     In addition, the Company agreed to issue up to an additional 2,189,887 shares of its common stock, which would be recorded as an addition to goodwill, to the former stockholders of PSC based on the 2003 financial results of one of the PSC surgery centers.

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of
Physicians Surgical Care, Inc.

     We have audited the accompanying consolidated balance sheets of Physicians Surgical Care, Inc. as of December 31, 2000 and 2001, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Physicians Surgical Care, Inc. as of December 31, 2000 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

     The accompanying consolidated financial statements as of December 31, 2000 and 2001 and for each of the three years in the period ended December 31, 2001 have been restated as discussed in Note 3 for Physicians Surgical Care, Inc.

                                          /s/ Ernst & Young LLP

Nashville, Tennessee
June 28, 2002

                         PHYSICIANS SURGICAL CARE, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                           DECEMBER 31,
                                                   ----------------------------      MARCH 31,
                                                       2000            2001            2002
                                                   ------------    ------------    -------------
                                                                                   (RESTATED AND
                                                    (RESTATED)      (RESTATED)      UNAUDITED)
                     ASSETS
Current assets:
  Cash and cash equivalents......................  $  3,818,179    $  3,728,001    $  4,336,056
  Restricted cash equivalents....................            --       2,500,000       2,500,000
  Accounts receivable, less allowance for bad
     debts of $2,568,525, $3,136,860 and
     $3,390,206 at December 31, 2000 and 2001,
     and March 31, 2002 (unaudited)..............     6,825,834       8,259,374       8,084,187
  Inventories....................................     1,234,704       1,479,586       1,494,007
  Prepaid expenses and other current assets......       558,360         615,407         624,061
                                                   ------------    ------------    ------------
Total current assets.............................    12,437,077      16,582,368      17,038,311
Property and equipment, net......................    18,242,952      16,501,750      16,472,189
Other assets:
  Goodwill, net..................................    14,067,360      13,222,531      13,222,531
  Other intangibles, net.........................     2,422,616       1,677,196       1,490,841
  Investment in unconsolidated affiliate.........            --       1,365,632       1,535,595
  Development fee receivable.....................       544,459       3,433,501       3,962,678
  Other, net.....................................        94,386         222,995         225,668
                                                   ------------    ------------    ------------
Total assets.....................................  $ 47,808,850    $ 53,005,973    $ 53,947,813
                                                   ============    ============    ============
      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses..........  $  3,367,363    $  5,075,255    $  4,081,317
  Current portion of long-term debt..............     3,567,786       4,365,788       3,212,444
  Current portion of capital lease obligations...       469,465       1,320,463       1,651,737
                                                   ------------    ------------    ------------
Total current liabilities........................     7,404,614      10,761,506       8,945,498
Long-term debt, net of current portion...........     8,895,565       7,382,420       8,929,773
Capital lease obligations, net of current
  portion........................................     1,608,916       5,580,854       5,872,599
Redeemable warrants..............................       286,000         429,000              --
Minority interests...............................     4,913,718       5,258,684       6,071,004
Shareholders' equity:
  Convertible preferred stock, in series, $.001
     par value; 18,314,097 shares authorized,
     16,236,427 shares issued and outstanding at
     December 31, 2000 and 2001, and March 31,
     2002 (unaudited)............................        16,236          16,236          16,236
  Additional paid-in capital on convertible
     preferred stock.............................    35,152,632      37,727,860      38,369,012
  Common stock, $.001 par value; 50,000,000
     shares authorized, 5,911,521 shares,
     6,283,646 shares and 6,685,841 shares issued
     and outstanding at December 2000, 2001 and
     March 31, 2002 (unaudited), respectively....         5,911           6,284           6,686
  Additional paid-in capital on common stock.....     1,496,408       1,968,122       2,173,470
  Accumulated deficit............................   (11,971,150)    (16,124,993)    (16,436,465)
                                                   ------------    ------------    ------------
Total shareholders' equity.......................    24,700,037      23,593,509      24,128,939
                                                   ------------    ------------    ------------
Total liabilities and shareholders' equity.......  $ 47,808,850    $ 53,005,973    $ 53,947,813
                                                   ============    ============    ============

                            See accompanying notes.

                         PHYSICIANS SURGICAL CARE, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                             THREE MONTHS ENDED
                                     YEAR ENDED DECEMBER 31,                     MARCH 31,
                            -----------------------------------------    --------------------------
                               1999           2000           2001           2001           2002
                            -----------    -----------    -----------    -----------    -----------
                            (RESTATED)     (RESTATED)     (RESTATED)      (RESTATED AND UNAUDITED)
Net revenues..............  $21,136,238    $29,107,771    $41,240,110    $ 7,801,751    $12,303,490
Costs and expenses:
  Center salaries and
     benefits.............    5,333,362      7,438,148     10,433,439      2,196,590      3,051,232
  Center operating
     expenses.............    7,533,544     10,239,054     14,138,174      3,118,249      4,383,479
  Rent expense............      164,978      1,352,679      2,196,088        350,187        799,292
  Bad debt expense........      430,900        647,657      1,334,075        265,544        421,730
  Corporate general and
     administrative.......    3,079,886      4,749,915      5,097,476        821,358      1,049,034
  Loss on sale of member
     and partner
     interests............      968,451             --        257,108             --             --
  Depreciation and
     amortization.........    2,707,763      3,606,261      3,980,123        936,379        822,590
                            -----------    -----------    -----------    -----------    -----------
  Total costs and
     expenses.............   20,218,884     28,033,714     37,436,483      7,688,307     10,527,357
                            -----------    -----------    -----------    -----------    -----------
Income from operations....      917,354      1,074,057      3,803,627        113,444      1,776,133
Interest income...........       79,265        199,271         90,132         11,537         13,794
Interest expense..........   (2,039,994)    (1,388,063)    (1,759,232)      (497,173)    (1,069,558)
Other expense.............     (280,463)      (351,101)      (552,640)            --             --
                            -----------    -----------    -----------    -----------    -----------
Income/(loss) before
  minority interests......   (1,323,838)      (465,836)     1,581,887       (372,192)       720,369
Minority interests in
  income of consolidated
  subsidiaries............   (1,814,084)    (2,272,771)    (3,135,502)      (371,857)      (819,689)
                            -----------    -----------    -----------    -----------    -----------
Net loss..................   (3,137,922)    (2,738,607)    (1,553,615)      (744,049)       (99,320)
  Preferred dividends.....    1,649,554      2,548,688      2,600,228        637,172        641,152
                            -----------    -----------    -----------    -----------    -----------
Net loss available to
  common shareholders.....  $(4,787,476)   $(5,287,295)   $(4,153,843)   $(1,381,221)   $  (740,472)
                            ===========    ===========    ===========    ===========    ===========


                            See accompanying notes.

                         PHYSICIANS SURGICAL CARE, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                   (RESTATED)

                                                          CONVERTIBLE PREFERRED STOCK
                                     ---------------------------------------------------------------------
                                                  CLASS A                             CLASS B
                                     ----------------------------------   --------------------------------
                                                            ADDITIONAL                         ADDITIONAL
                                                              PAID-IN                            PAID-IN
                                       SHARES     AMOUNT      CAPITAL      SHARES     AMOUNT     CAPITAL
                                     ----------   -------   -----------   ---------   ------   -----------
Balance at January 1, 1999.........          --   $    --   $        --          --   $  --    $        --
 Issuance of common stock for cash
   and services, net of offering
   costs of $7,089.................          --        --            --          --      --             --
 Amortization of deferred
   compensation....................          --        --            --          --      --             --
 Issuance of convertible preferred
   stock, net of offering costs of
   $1,277,792......................  10,148,419    10,148    16,783,014   2,966,102   2,966      6,997,035
 Dividend on convertible preferred
   stock...........................          --        --     1,369,469          --      --        280,085
 Net loss..........................          --        --            --          --      --             --
                                     ----------   -------   -----------   ---------   ------   -----------
Balance at December 31, 1999.......  10,148,419    10,148    18,152,483   2,966,102   2,966      7,277,120
 Exchange of common for preferred
   stock...........................          --        --            --      40,974      41         96,658
 Purchase and retirement of common
   stock for cash..................          --        --            --          --      --             --
 Issuance of common stock on
   exercise of stock option........          --        --            --          --      --             --
 Amortization of deferred stock
   compensation....................          --        --            --          --      --             --
 Issuance of convertible preferred
   stock, net of offering costs of
   $191,005........................          --        --            --   3,080,932   3,081      7,077,683
 Dividend on convertible preferred
   stock...........................          --        --     1,450,451          --      --      1,098,237
 Net loss..........................          --        --            --          --      --             --
                                     ----------   -------   -----------   ---------   ------   -----------
Balance at December 31, 2000.......  10,148,419    10,148    19,602,934   6,088,008   6,088     15,549,698
 Issuance of common stock..........          --        --            --          --      --             --
 Issuance of restricted common
   stock...........................          --        --            --          --      --             --
 Issuance of common stock on
   exercise of stock option........          --        --            --          --      --             --
 Amortization of deferred stock
   compensation....................          --        --            --          --      --             --
 Dividend on convertible preferred
   stock...........................          --        --     1,450,454          --      --      1,149,774
 Net loss..........................          --        --            --          --      --             --
 Other.............................          --        --       (25,000)         --      --             --
                                     ----------   -------   -----------   ---------   ------   -----------
Balance at December 31, 2001.......  10,148,419    10,148    21,028,388   6,088,008   6,088     16,699,472
 Issuance of common stock
   (unaudited).....................          --        --            --          --      --             --
 Amortization of deferred stock
   compensation (unaudited)........          --        --            --          --      --             --
 Dividend on convertible preferred
   stock (unaudited)...............          --        --       353,708          --      --        287,444
 Net loss (unaudited)..............          --        --            --          --      --             --
                                     ----------   -------   -----------   ---------   ------   -----------
Balance at March 31, 2002
 (unaudited).......................  10,148,419   $10,148   $21,382,096   6,088,008   $6,088   $16,986,916
                                     ==========   =======   ===========   =========   ======   ===========


                                              COMMON STOCK
                                     -------------------------------
                                                          ADDITIONAL
                                                           PAID-IN     ACCUMULATED
                                      SHARES     AMOUNT    CAPITAL       DEFICIT         TOTAL
                                     ---------   ------   ----------   ------------   -----------
Balance at January 1, 1999.........  6,046,831   $6,047   $1,497,415   $ (1,896,379)  $  (392,917)
 Issuance of common stock for cash
   and services, net of offering
   costs of $7,089.................     46,974      47       104,563             --       104,610
 Amortization of deferred
   compensation....................         --      --        53,230             --        53,230
 Issuance of convertible preferred
   stock, net of offering costs of
   $1,277,792......................         --      --            --             --    23,793,163
 Dividend on convertible preferred
   stock...........................         --      --            --     (1,649,554)           --
 Net loss..........................         --      --            --     (3,137,922)   (3,137,922)
                                     ---------   ------   ----------   ------------   -----------
Balance at December 31, 1999.......  6,093,805   6,094     1,655,208     (6,683,855)   20,420,164
 Exchange of common for preferred
   stock...........................    (40,974)    (41)      (96,658)            --            --
 Purchase and retirement of common
   stock for cash..................   (150,000)   (150)     (149,850)            --      (150,000)
 Issuance of common stock on
   exercise of stock option........      8,690       8        10,859             --        10,867
 Amortization of deferred stock
   compensation....................         --      --        76,849             --        76,849
 Issuance of convertible preferred
   stock, net of offering costs of
   $191,005........................         --      --            --             --     7,080,764
 Dividend on convertible preferred
   stock...........................         --      --            --     (2,548,688)           --
 Net loss..........................         --      --            --     (2,738,607)   (2,738,607)
                                     ---------   ------   ----------   ------------   -----------
Balance at December 31, 2000.......  5,911,521   5,911     1,496,408    (11,971,150)   24,700,037
 Issuance of common stock..........     15,000      15        14,985             --        15,000
 Issuance of restricted common
   stock...........................    321,250     321            --             --           321
 Issuance of common stock on
   exercise of stock option........     35,875      37         2,497             --         2,534
 Amortization of deferred stock
   compensation....................         --      --       454,232             --       454,232
 Dividend on convertible preferred
   stock...........................         --      --            --     (2,600,228)           --
 Net loss..........................         --      --            --     (1,553,615)   (1,553,615)
 Other.............................         --      --            --             --       (25,000)
                                     ---------   ------   ----------   ------------   -----------
Balance at December 31, 2001.......  6,283,646   6,284     1,968,122    (16,124,993)   23,593,509
 Issuance of common stock
   (unaudited).....................    402,195     402         3,620        429,000       433,022
 Amortization of deferred stock
   compensation (unaudited)........         --      --       201,728             --       201,728
 Dividend on convertible preferred
   stock (unaudited)...............         --      --            --       (641,152)           --
 Net loss (unaudited)..............         --      --            --        (99,320)      (99,320)
                                     ---------   ------   ----------   ------------   -----------
Balance at March 31, 2002
 (unaudited).......................  6,685,841   $6,686   $2,173,470   $(16,436,465)  $24,128,939
                                     =========   ======   ==========   ============   ===========


                            See accompanying notes.

                         PHYSICIANS SURGICAL CARE, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                     THREE MONTHS ENDED
                                                               YEAR ENDED DECEMBER 31,                    MARCH 31,
                                                       ----------------------------------------   -------------------------
                                                           1999          2000          2001          2001          2002
                                                       ------------   -----------   -----------   -----------   -----------
                                                        (RESTATED)    (RESTATED)    (RESTATED)    (RESTATED AND UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss...........................................  $ (3,137,922)  $(2,738,607)  $(1,553,615)  $  (744,049)  $   (99,320)
  Adjustments to reconcile net loss to net cash
    provided by operating activities:
    Depreciation and amortization....................     2,707,763     3,606,261     3,980,123       936,379       822,590
    Noncash expense related to common stock
      transactions...................................       119,240        76,849       454,232       256,622       216,796
    Accretion (depreciation) of redeemable
      warrants.......................................       120,690       (87,172)      143,000            --            --
    Loss on disposal of fixed assets.................        17,064        23,190            --            --         9,968
    Loss on sale of member and partner interests.....       968,451            --       257,108            --            --
    Minority interests...............................     1,814,084     2,272,771     3,135,502       371,857       819,689
  Changes in assets and liabilities, net of effects
    of acquisitions:
    Accounts receivable, net.........................    (2,343,608)     (465,990)   (1,433,540)      580,436       175,187
    Inventories......................................      (393,127)      (40,286)     (244,882)      161,976       (14,421)
    Prepaid expenses and other current assets........      (256,680)     (237,903)      (57,047)       27,392        (8,654)
    Other assets, net................................      (309,369)       30,343      (347,647)      (53,435)      145,361
    Accounts payable and accrued expenses............     1,561,105       634,038     1,707,892        78,378      (993,938)
                                                       ------------   -----------   -----------   -----------   -----------
  Net cash provided by operating activities..........       867,691     3,073,494     6,041,126     1,615,556     1,073,258
                                                       ------------   -----------   -----------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale and leaseback...................            --            --     3,073,486            --            --
  Acquisition of businesses..........................   (22,935,059)           --            --            --            --
  Purchase of property and equipment.................    (5,719,350)   (3,463,095)   (4,135,300)   (1,065,423)     (602,721)
  Increase in development fee receivable.............            --      (544,459)   (2,889,042)      (15,157)     (529,853)
  Investment in unconsolidated affiliate.............            --            --    (1,381,471)           --            --
  Other..............................................         4,906            --       (25,000)       75,524            --
                                                       ------------   -----------   -----------   -----------   -----------
  Net cash used in investing activities..............   (28,649,503)   (4,007,554)   (5,357,327)   (1,005,056)   (1,132,574)
                                                       ------------   -----------   -----------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from debt borrowings......................    14,573,241     6,872,186     7,589,215       441,179     1,779,361
  Payments on debt...................................    (3,126,358)   (5,794,879)   (3,609,450)     (419,554)     (872,407)
  Payments on capital lease obligations..............      (835,350)   (1,396,089)     (524,475)     (177,177)     (389,926)
  Decrease/(Increase) in restricted cash
    equivalents......................................            --            --    (2,500,000)   (1,500,000)           --
  Proceeds from sale of minority interests...........     2,730,450       620,000       240,488        30,000            --
  Distributions to minority interests................    (1,440,774)   (2,317,247)   (3,031,024)     (508,539)       (8,303)
  Receipt of tenant improvement allowance............            --            --     1,027,575            --            --
  Distribution received from unconsolidated
    affiliate........................................            --            --        15,839            --       153,374
  Proceeds from issuance of common stock, net of
    offering costs...................................        36,035        10,867        17,855           321         5,272
  Proceeds from issuance of convertible preferred
    stock, net of offering costs.....................    16,793,162     4,830,764            --            --            --
  Purchase and retirement of common stock............            --      (150,000)           --            --            --
                                                       ------------   -----------   -----------   -----------   -----------
  Net cash provided by (used in) financing
    activities.......................................    28,730,406     2,675,602      (773,977)   (2,133,770)      667,371
                                                       ------------   -----------   -----------   -----------   -----------
  Net increase (decrease) in cash....................       948,594     1,741,542       (90,178)   (1,523,270)      608,055
  Cash, beginning of year............................     1,128,043     2,076,637     3,818,179     3,818,179     3,728,001
                                                       ------------   -----------   -----------   -----------   -----------
  Cash, end of year..................................  $  2,076,637   $ 3,818,179   $ 3,728,001   $ 2,294,909   $ 4,336,056
                                                       ============   ===========   ===========   ===========   ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest.............................  $  1,465,619   $ 1,437,070   $ 1,606,422   $   359,262   $   156,376
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING
  TRANSACTIONS:
  Conversion of Bridge Loan to convertible preferred
    stock............................................     7,000,000     2,250,000            --        73,224            --
  Property and equipment obtained under capital
    lease............................................            --            --     5,349,198            --            --
  Deferred loss related to sale and leaseback........            --            --        65,383            --            --


                            See accompanying notes.

                         PHYSICIANS SURGICAL CARE, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 2001

1. ORGANIZATION

     Physicians Surgical Care, Inc. ("PSC" or collectively with its subsidiaries, the "Company"), was incorporated on October 10, 1996, as a C Corporation under the laws of the state of Delaware to develop, acquire and manage outpatient surgery centers and specialty surgical hospitals (referred to herein as "Surgery Centers"). During 1999, the Company acquired an interest in three Surgery Centers and opened an additional Surgery Center. During 2001, the Company acquired an interest in an unconsolidated Surgery Center and opened an additional Surgery Center. As of December 31, 2001, the Company manages and owns interests in six Surgery Centers and a specialty surgical hospital. Additionally, the Company has an agreement to develop and construct an outpatient surgery center. Once completed, the Company will provide comprehensive administrative and management services for this outpatient surgery center.

     The Company focuses on operating Surgery Centers in conjunction with leading orthopedic surgeons and on structuring its Surgery Centers to best meet the clinical, operational and financial objectives of its physician partners. Typical Surgery Centers provide operating room space, nursing staff and other medical services to enable physicians to perform surgical procedures on their patients. Procedures performed in an outpatient surgery center are generally of a less critical and more routine nature than those performed at a hospital. Patients of the Company's Surgery Centers are usually discharged within 24 hours from the time the surgery is performed.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation


     The consolidated financial statements include the accounts and operations of the Company and its subsidiaries. Certain of the Company's wholly-owned subsidiaries are sole general partners in limited partnerships which own and operate the related Surgery Centers. As these subsidiaries have controlling interests in the partnerships, the partnerships' accounts and operations are included in the consolidated financial statements even if PSC owns less than a majority of the equity interests in a partnership. The limited partner or minority member responsibilities are to supervise the delivery of medical services with their rights being restricted to those that protect their financial interests. Under certain of the partnership and operating agreements governing the limited partnerships and limited liability companies that own and/or operate Surgery Centers, the Company could be removed as the sole general partner or managing member for certain events such as material breach, gross negligence or bankruptcy. These protective rights do not preclude consolidation of the respective limited partnerships and limited liability companies. All significant intercompany balances and transactions have been eliminated.


     The Company's investment in its unconsolidated affiliate is accounted for using the equity method as the Company exerts significant influence over the affiliate even though the Company owns less than a 20 percent interest. In this case, the Company exerts significant influence through board of manager representation, contractual participation rights in financial and operational decisions as well as through its agreement to manage the affiliate's day-to-day operations.

  Unaudited Interim Consolidated Financial Statements

     The accompanying unaudited consolidated balance sheet as of March 31, 2002 and the related unaudited consolidated statements of operations and cash flows for the three months ended March 31, 2001 and 2002 (interim financial statements) have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes

                         PHYSICIANS SURGICAL CARE, INC.

required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the interim results have been included.

     The unaudited interim consolidated financial statements should be read in conjunction with the audited December 31, 2001 consolidated financial statements appearing herein. The results of the three months ended March 31, 2002 may not be indicative of operating results for the full year.

  Fair Value of Financial Instruments

     The Company believes that the fair values of its financial instruments approximate their carrying amounts. Financial instruments of the Company consist primarily of long-term debt and redeemable warrants.

  Cash Equivalents

     The Company considers all investments with an original maturity of three months or less to be cash equivalents.

     The Company has $2,500,000 of restricted cash equivalents related to long-term obligations (see Note 8 and Note 12).

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, insurers, government programs and other third-party payors for medical services provided to patients. Such amounts are reduced by an allowance for contractual adjustments and other uncollectible amounts. Contractual adjustments result from the differences between the rates charged by the Company for services provided and the amounts allowed by Medicare and Medicaid as well as other governmental and private insurers.

  Inventories

     Inventories consist of medical and surgical supplies and are valued at the lower of cost or estimated market value (which is determined using the first-in, first-out method).

  Intangible Assets

     Intangible assets consist primarily of goodwill and other identifiable intangible assets acquired. Goodwill represents the excess of the aggregate purchase price paid by the Company for businesses acquired over the fair value of the tangible and identifiable intangible net assets acquired. Goodwill and other intangibles are amortized on a straight-line basis over periods ranging from five to 20 years. Amortization expense related to goodwill charged to operations totaled approximately $750,000, $820,000 and $827,000 for the years ended December 31, 1999, 2000 and 2001, respectively.

     Goodwill and other identifiable intangibles consist of the following:

                                                                   DECEMBER 31,
                                                            --------------------------
                                                               2000           2001
                                                            -----------    -----------
Goodwill..................................................  $15,633,529    $15,615,485
Noncompete agreements.....................................    3,727,102      3,727,102
                                                            -----------    -----------
          Total...........................................   19,360,631     19,342,587
Less accumulated amortization.............................   (2,870,655)    (4,442,860)
                                                            -----------    -----------
Net intangibles...........................................  $16,489,976    $14,899,727
                                                            ===========    ===========

                         PHYSICIANS SURGICAL CARE, INC.

     The Company reviews long-lived and intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. In the opinion of management, no impairment existed at December 31, 2001.

  Pre-opening Costs and Costs of Acquisitions

     The Company incurs certain pre-opening costs related to Surgery Centers developed. It is the Company's policy to expense these pre-opening costs as incurred. The pre-opening costs predominantly consist of the salaries and benefits of the employees hired prior to commencement of operations as well as the lease costs of the facilities. The Company incurred pre-opening costs totaling approximately $265,000, $187,000 and $297,000 in 1999, 2000 and 2001,
respectively, which are reflected as either Center Salaries and Benefits or Center Operating Expenses in the accompanying Consolidation Statements of Operations.

     The Company incurs certain acquisition-related costs pertaining to potential acquisitions. It is the Company's policy to capitalize and defer acquisition-related costs until the acquisition is consummated (at which time the costs are considered as purchase price) or negotiations are terminated (at which time the costs are expensed). Acquisition-related costs consist of direct, external costs related to proposed acquisitions, such as legal, accounting and travel expenses. The Company incurred acquisition-related costs totaling $354,000 in 2000, which were subsequently expensed in the third quarter of 2001, as management decided to terminate the acquisition negotiations. The $354,000 expense is reflected as a component of Corporate General and Administrative Expenses in the accompanying Consolidated Statements of Operations.

  Revenue Recognition

     Net revenues are accounted for in the period the services are provided and consist of charges by the Company's Surgery Centers for usage of operating rooms, medical equipment, recovery rooms and overnight stay facilities, as well as supplies and medications. Net revenues also include professional anesthesia charges. The revenues are reported at the estimated realizable amounts from patients, third-party payors and others. Provisions for third-party payor adjustments are estimated in the period the related services are provided. Medicare and other governmental programs reimburse the Company's Surgery Centers based on fee schedules that are determined by the related governmental agency. Additionally, the Company's Surgery Centers participate in agreements with managed-care organizations to provide services at negotiated rates.

  Minority Interests

     Minority interests represent the equity interests of the minority investor in the Company's Surgery Centers. The amount of the minority interests is adjusted for the minority investor's share of the subsidiaries' income or loss and is decreased by distributions paid to such minority investors. Minority interests in income (loss) of consolidated subsidiaries reflect the minority investors' respective share of the income (loss) of the respective Surgery Centers.

  Income Taxes

     The Company accounts for income taxes under Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to

                         PHYSICIANS SURGICAL CARE, INC.

apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on the deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  Accounting for Stock-Based Compensation

     The Company accounts for stock-based compensation under SFAS No. 123, "Accounting for Stock-Based Compensation." Under SFAS No. 123, companies which have stock-based compensation arrangements with employees are allowed to adopt a fair value basis of accounting for stock options and other equity instruments or to continue to apply the existing accounting rules under Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," but with additional financial statement disclosure. The Company has elected to account for stock-based compensation expense related to employee plans under APB Opinion No. 25 and make the required pro forma disclosures for compensation expense.

  Government Regulation

     Through its Surgery Centers, the Company provides medical care to certain patients under government-sponsored programs for which payment is based on predetermined fee schedules. These programs represented approximately 14 percent, 15 percent and 15 percent of net revenues during the years ended December 31, 1999, 2000 and 2001. As a participant in such government-sponsored programs, the Company's Surgery Centers are subject to potential changes in the laws and regulations or interpretations of existing laws and regulations, which could impact the level of reimbursement received as well as their organizational structure.

     The healthcare industry is subject to numerous laws and regulations of federal, state and local governments. These laws and regulations include, but are not necessarily limited to, matters such as licensure, accreditation, government healthcare program participation requirements, reimbursement for patient services, and Medicare and Medicaid fraud and abuse. Management believes that the Company's Surgery Centers are in compliance with fraud and abuse statutes as well as other applicable government laws and regulations. While no regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as regulatory actions unknown or unasserted at this time.

  Concentration of Credit Risk

     Through its Surgery Centers, the Company extends credit in the normal course of business to patients covered by governmental programs, private insurers and individual patients. The Company manages collection risk with these payors, and allowances for bad debts have been recorded for potential losses, where appropriate.

     During the years ended December 31, 1999, 2000 and 2001, the Company had no individual private payor representing over 10 percent of its net revenues.

  Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period as well as the carrying value of assets and liabilities. Actual results could differ from those estimates.

                         PHYSICIANS SURGICAL CARE, INC.

  New Accounting Pronouncements


     In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 addresses financial accounting and reporting for goodwill and other intangible assets acquired in a business combination at acquisition. SFAS No. 141 requires the purchase method of accounting to be used for all business combinations initiated after June 30, 2001, establishes specific criteria for the recognition of intangible assets separately from goodwill and requires unallocated negative goodwill to be written off immediately as an extraordinary gain (instead of being deferred and amortized).


     SFAS No. 142 provides that goodwill and intangible assets which have indefinite useful lives will not be amortized but rather will be tested at least annually for impairment. It also provides that intangible assets that have finite useful lives will continue to be amortized over their useful lives, but those lives will no longer be limited to 40 years. The Company is required to adopt SFAS No. 142 effective January 1, 2002. Application of the nonamortization provisions of SFAS No. 142 is expected to result in an increase in net income of approximately $827,000 per year.

     In accordance with SFAS No. 142, the Company discontinued the amortization of goodwill effective January 1, 2002. A reconciliation of previously reported net income to the pro forma amounts adjusted for the exclusion of goodwill amortization net of the related income tax effect follows:

                                                                         THREE MONTHS ENDED
                                      YEAR ENDED DECEMBER 31,                MARCH 31,
                              ---------------------------------------   --------------------
                                 1999          2000          2001         2001        2002
                              -----------   -----------   -----------   ---------   --------
                                                                            (UNAUDITED)
Reported net loss...........  $(3,017,232)  $(2,825,779)  $(1,410,615)  $(744,049)  $(99,320)
Add: goodwill amortization,
  net of tax................      750,000       819,650       826,785     207,000         --
                              -----------   -----------   -----------   ---------   --------
Pro forma adjusted net
  loss......................  $(2,267,232)  $(2,006,129)  $  (583,830)  $(537,049)  $(99,320)
                              ===========   ===========   ===========   =========   ========

     Changes in the carrying amount of goodwill are as follows:

Balance at December 31, 1999................................    $14,760,296
Finalized purchase price allocation of acquisitions.........        126,714
Amortization during the period..............................       (819,650)
                                                                -----------
Balance at December 31, 2000................................     14,067,360
Finalized purchase price allocation of acquisitions.........        (18,044)
Amortization during the period..............................       (826,785)
                                                                -----------
Balance at December 31, 2001................................     13,222,531
Goodwill acquired during the period.........................             --
                                                                -----------
Balance at March 31, 2002 (unaudited).......................    $13,222,531
                                                                ===========

                         PHYSICIANS SURGICAL CARE, INC.

     Information regarding the Company's other intangible assets follows:

                                                           GROSS CARRYING    ACCUMULATED
                                                               AMOUNT        AMORTIZATION
                                                           --------------    ------------
Amortized intangible assets:
As of December 31, 2000:
Noncompete agreement.....................................    $3,727,102      $(1,304,486)
As of December 31, 2001:
Noncompete agreement.....................................    $3,727,102      $(2,049,906)
As of March 31, 2002 (unaudited):
Noncompete agreement.....................................    $3,727,102      $(2,236,261)

     Amortization expense for the three months ended March 31, 2002 was approximately $186,000 (unaudited). Estimated amortization expense for each of the succeeding fiscal years is $745,000 for 2002, $745,000 for 2003 and $186,000 for 2004.

     In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 establishes a single accounting model for long-lived assets to be disposed of by sale. The provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001.

  Reclassifications

     Certain reclassifications have been made to prior-year balances to conform to current-year presentation.

3. RESTATEMENT


     Because Symbion, Inc. (Note 16) was unable to obtain a consent from Arthur Andersen LLP for use of its report on the Company's previously issued financial statements included in the Symbion, Inc. Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission, the Company engaged new independent auditors to reaudit its financial statements. The Company restated its audited financial statements as of December 31, 2000 and 2001 and for the years ended December 31, 1999, 2000 and 2001, as well as its unaudited interim financial statements as of March 31, 2002 and for the quarters ended March 31, 2001 and 2002, primarily to restate the amortization of intangible assets, record compensation expense for options issued below fair value, record losses on sales of membership units and limited partnership interests, expense deferred costs and inducement costs associated with the conversion of debt to equity, record expense or income related to the increase or decrease in value of the redeemable warrants, revise the recording of the beneficial conversion feature of preferred stock, reclassify certain expenses and revenues and record other expenses required to be booked. After discussion with the Company's new independent auditors, Ernst & Young LLP, the Company reconsidered its previous accounting treatment of these items and has determined that restatement is appropriate. Following is a summary of selected financial data affected by the restatement of the Company's financial statements as of December 31, 2000 and 2001 and for the years ended December 31, 1999, 2000 and 2001, as well as its

                         PHYSICIANS SURGICAL CARE, INC.

unaudited interim financial statements as of March 31, 2002 and for the quarters ended March 31, 2001 and 2002:

                                DECEMBER 31, 2000             DECEMBER 31, 2001              MARCH 31, 2002
                           ---------------------------   ---------------------------   ---------------------------
                           AS PREVIOUSLY                 AS PREVIOUSLY                 AS PREVIOUSLY
                             REPORTED      AS RESTATED     REPORTED      AS RESTATED     REPORTED      AS RESTATED
                           -------------   -----------   -------------   -----------   -------------   -----------
Current assets...........   $12,437,077    $12,437,077    $17,138,191    $16,582,368    $17,038,311    $17,038,311
Property and equipment,
  net....................    18,242,952     18,242,952     16,501,750     16,501,750     16,472,189     16,472,189
Other assets.............    19,297,344     17,128,821     22,397,148     19,921,855     23,654,784     20,437,313
                            -----------    -----------    -----------    -----------    -----------    -----------
Total assets.............   $49,977,373    $47,808,850    $56,037,089    $53,005,973    $57,165,284    $53,947,813
                            ===========    ===========    ===========    ===========    ===========    ===========
Current liabilities......   $ 7,404,614    $ 7,404,614    $10,596,028    $10,761,506    $ 8,780,020    $ 8,945,498
Long-term debt...........     8,895,565      8,895,565      7,382,420      7,382,420      8,929,773      8,929,773
Other liabilities........     6,808,634      6,808,634     11,268,538     11,268,538     11,943,603     11,943,603
Shareholders' equity.....    26,868,560     24,700,037     26,790,103     23,593,509     27,511,888     24,128,939
                            -----------    -----------    -----------    -----------    -----------    -----------
Total liabilities and
  shareholders' equity...   $49,977,373    $47,808,850    $56,037,089    $53,005,973    $57,165,284    $53,947,813
                            ===========    ===========    ===========    ===========    ===========    ===========


                                YEAR ENDED DECEMBER 31, 1999    YEAR ENDED DECEMBER 31, 2000    YEAR ENDED DECEMBER 31, 2001
                                -----------------------------   -----------------------------   -----------------------------
                                AS PREVIOUSLY                   AS PREVIOUSLY                   AS PREVIOUSLY
                                   REPORTED      AS RESTATED       REPORTED      AS RESTATED       REPORTED      AS RESTATED
                                --------------   ------------   --------------   ------------   --------------   ------------
Net revenues..................   $21,136,238     $21,136,238     $29,107,771     $29,107,771     $41,095,502     $41,240,110
Center salaries and
  benefits....................     5,333,362       5,333,362       7,438,148       7,438,148      10,433,439      10,433,439
Center operating expenses.....     8,129,422       7,533,544      10,239,054      10,239,054      15,309,127      14,138,174
Rent expense..................            --         164,978       1,352,679       1,352,679       2,128,080       2,196,088
Bad debt expense..............            --         430,900         647,657         647,657       1,334,075       1,334,075
Corporate general and
  administrative..............     2,972,688       2,960,646       4,613,896       4,673,066       3,466,052       4,643,244
Non-cash compensation
  expense.....................            --         119,240              --          76,849              --         454,232
Loss on sale of member and
  partner interests...........            --         968,451              --              --              --         257,108
Depreciation and
  amortization................     2,291,857       2,707,763       3,065,312       3,606,261       3,444,818       3,980,123
                                 -----------     -----------     -----------     -----------     -----------     -----------
Total costs and expenses......    18,727,329      20,218,884      27,356,746      28,033,714      36,115,591      37,436,483
                                 -----------     -----------     -----------     -----------     -----------     -----------
Income from operations........     2,408,909         917,354       1,751,025       1,074,057       4,979,911       3,803,627
Interest expense, net.........     1,387,053       1,960,729       1,275,964       1,188,792       1,526,100       1,669,100
All other expenses............     2,094,547       2,094,547       2,623,872       2,623,872       3,688,142       3,688,142
                                 -----------     -----------     -----------     -----------     -----------     -----------
Net loss......................    (1,072,691)     (3,137,922)     (2,148,811)     (2,738,607)       (234,331)     (1,553,615)
Preferred dividends...........            --       1,649,554              --       2,548,688              --       2,600,228
                                 -----------     -----------     -----------     -----------     -----------     -----------
Net loss available to common
  shareholders................   $(1,072,691)    $(4,787,476)    $(2,148,811)    $(5,287,295)    $  (234,331)    $(4,153,843)
                                 ===========     ===========     ===========     ===========     ===========     ===========

                         PHYSICIANS SURGICAL CARE, INC.

                                    QUARTER ENDED                       QUARTER ENDED
                                    MARCH 31, 2001    QUARTER ENDED     MARCH 31, 2002    QUARTER ENDED
                                    --------------    MARCH 31, 2001    --------------    MARCH 31, 2002
                                    AS PREVIOUSLY     --------------    AS PREVIOUSLY     --------------
                                       REPORTED        AS RESTATED         REPORTED        AS RESTATED
                                    --------------    --------------    --------------    --------------
Net revenues......................    $7,801,751       $ 7,801,751       $12,303,490       $12,303,490
Center salaries and benefits......     2,196,590         2,196,590         3,051,232         3,051,232
Center operating expenses.........     3,118,249         3,118,249         4,383,479         4,383,479
Rent expense......................       333,185           350,187           799,292           799,292
Bad debt expense..................       265,544           265,544           421,730           421,730
Corporate general and
  administrative..................       645,828           821,358         1,049,034         1,049,034
Loss on sale of member and partner
  interests.......................            --                --                --                --
Depreciation and amortization.....       802,553           936,379           636,235           822,590
                                      ----------       -----------       -----------       -----------
Total costs and expenses..........     7,361,949         7,688,307        10,341,002        10,527,357
                                      ----------       -----------       -----------       -----------
Income from operations............       439,802           113,444         1,962,488         1,776,133
Interest expense, net.............       485,636           485,636         1,055,764         1,055,764
All other expenses................       371,857           371,857           819,689           819,689
                                      ----------       -----------       -----------       -----------
Net loss..........................      (417,691)         (744,049)           87,035           (99,320)
Preferred dividends...............            --           637,172                --           641,152
                                      ----------       -----------       -----------       -----------
Net loss available to common
  shareholders....................    $ (417,691)      $(1,381,221)      $    87,035       $  (740,472)
                                      ==========       ===========       ===========       ===========


4. PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Property and equipment under capital lease is recorded at the lower of the present value of the future minimum lease payments or the fair value of the related equipment. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the related assets (ranging from three to 39 years). Lease amortization is included in depreciation expense. Routine maintenance and repairs are charged to expense as incurred, while costs of improvements are capitalized. Interest incurred during an asset's construction period is capitalized as part of the asset's cost.

     Property and equipment consist of the following:

                                                                   DECEMBER 31,
                                                            --------------------------
                                                               2000           2001
                                                            -----------    -----------
Land......................................................  $   552,842    $   202,842
Building..................................................    7,272,200      4,202,893
Leasehold improvements....................................    2,499,206      4,222,246
Medical equipment.........................................    8,182,556     11,145,598
Furniture and fixtures....................................    1,401,174      1,775,444
Office equipment and software.............................      732,182        698,080
Construction in process...................................    1,307,625         23,927
                                                            -----------    -----------
                                                             21,947,785     22,271,030
Less accumulated depreciation.............................   (3,704,833)    (5,769,280)
                                                            -----------    -----------
Property and equipment, net...............................  $18,242,952    $16,501,750
                                                            ===========    ===========

                         PHYSICIANS SURGICAL CARE, INC.

     During the year ended December 31, 2001, the Company capitalized interest in the amount of $18,000 in connection with construction projects. None was capitalized in 2000.

5. ACQUISITIONS

     In January 1999, PSC acquired a 70 percent membership interest in a Surgery Center located in Houma, Louisiana, for a cash payment of $11,709,000 (including acquisition costs of $259,000). Immediately subsequent to the purchase, PSC sold 10 percent of its membership interest to new investors for aggregate consideration of $702,000.

     In March 1999, PSC acquired 100 percent of a Surgery Center in Texarkana, Texas, for a cash payment of $4,080,000 (including acquisition costs of $280,000). Immediately subsequent to the purchase, the Company contributed the net assets of the Surgery Center to a newly formed limited partnership in exchange for a 65 percent of general partnership interest. The remaining 35 percent interest in the limited partnership was issued to the former shareholders of the Surgery Center for a nominal cash consideration. For accounting purposes, this 35 percent interest was valued at an amount equal to 35 percent of the book value of the acquired net assets. Further, as a result of the formation of the new limited partnership, the income tax liability resulting from the differences between the financial statement basis and income tax basis of the acquired net asset was assumed by the general and limited partner on a pro rata basis. Following the purchase, PSC sold a 5 percent interest in the Texarkana Surgery Center to certain new investors for cash in the amount of $225,000.

     In connection with the Houma and Texarkana transactions, the Company recorded a loss on the sales of the membership and limited partnership interests of approximately $970,000 reflecting the difference between the proceeds received by the Company and the Company's pro rata investment in the entities.

     In conjunction with the purchase of the Surgery Center in Texarkana, PSC also entered into noncompete agreements with certain third parties affiliated with the former shareholders of this Surgery Center under the terms of which such parties agreed not to compete with the Surgery Center. A cash payment of approximately $3,700,000 was made in conjunction with obtaining such noncompete agreements.

     In May 1999, PSC acquired a 60 percent membership interest in an Surgery Center in Jefferson City, Missouri, for cash consideration of $3,211,000 (including acquisition costs of $211,000).

     Each of the above acquisitions was accounted for as a purchase transaction and, accordingly, the various assets acquired have been recorded at their respective fair values to the extent of ownership change as of the acquisition dates. The excess of the aggregate purchase consideration (consisting of the purchase price, assumed liabilities and related acquisition costs) over the fair value of the identified net tangible and intangible assets acquired was approximately $15,940,000 and is recorded as goodwill. The results of operations of the acquired business have been included in the consolidated statements of operations since their respective purchase dates.

     The following unaudited pro forma summary of consolidated results of operations for the year ended December 31, 1999, has been prepared as if each of the above acquisitions had occurred on January 1, 1999 (unaudited):

Net revenues................................................  $23,210,947
Net loss....................................................   (3,369,722)

     These pro forma results do not purport to be indicative of the results that would have actually been obtained if the respective businesses had been acquired as of January 1, 1999, or the results, which may occur in the future.

                         PHYSICIANS SURGICAL CARE, INC.

6. INVESTMENT IN UNCONSOLIDATED AFFILIATE

     In October 2001, PSC acquired a 10 percent membership interest in a Surgery Center located in Mountainside, New Jersey. In addition to its equity interest, PSC also entered into a 15-year agreement to manage the day-to-day operations of the center for a fee based on the center's net revenues. Management fees are reflected as a component of net revenues and totaled $145,000 for the year ended December 31, 2001. PSC also has an option, callable on March 31, 2003, to acquire an additional 20 percent interest from the other members, at a price to be determined based on a prenegotiated formula. PSC paid $1,381,000 in cash as consideration for its investment.

     The physician members of this Surgery Center have the right on March 31, 2003, to require the Company to purchase up to an additional 40 percent ownership in this center at a purchase price to be determined based upon a prenegotiated formula. Further, if on March 31, 2004, the Company owns less than a 50 percent interest in the center, the physician members have the right to require the Company to purchase an additional ownership percentage that will bring the Company's ownership to a 50 percent interest at a purchase price to be determined based on a prenegotiated formula. The Company's rights and obligations to purchase additional interests in this Surgery Center are based on a prenegotiated formula that represents fair value of the interests at the proposed transaction date. Consequently, these amounts are not reflected on the financial statements as there is no obligation to purchase additional interests at other than fair value. If the Company should default on either of these obligations, the physician members have the right to repurchase the Company's then-existing ownership interest at a 30 percent discount from its original purchase price. If it becomes probable that the Company will default, the discount will be reflected as a charge to earnings.

     The Company has guaranteed $4,600,000 of this Surgery Center's outstanding long-term debt. These guarantees are not reflected in the Company's financial statements as the Surgery Center has the intent and ability to make the scheduled debt payments. This debt is due in monthly payments over a six-year period, and the proceeds were used to construct and equip the center. This debt is also secured by substantially all the Surgery Center's assets. To date, the Company has not made any loans to this Surgery Center.

7. DEVELOPMENT FEE RECEIVABLE


     South Shore Operating Company, LLC ("SSOC"), a 57 percent owned subsidiary of the Company, is party to a development agreement with South Shore Ambulatory Surgery Center, LLC ("SSASC"). The state of New York requires that naturalized persons be the shareholders of corporations licensed to operate Surgery Centers. SSASC is owned by three physicians who also own a combined 15 percent interest in SSOC. Under the term of the development agreement, SSOC is assisting SSASC in the construction and equipping of a Surgery Center located in Lynbrook, New York. As of December 31, 2001, SSOC has advanced SSASC $2,877,678 which represents the development, construction and equipment costs (the "Development Costs") incurred to date. SSOC presently anticipates the center to open in the second quarter of 2002, and the remaining development costs are anticipated to be approximately $3,433,501. SSOC is primarily financing the Development Costs under a loan agreement with a financing institution, which provides total financing of $4,375,000. As of December 31, 2001, SSOC has $2,828,000 available for future borrowings under this loan agreement. The development agreement provides that all the Development Costs incurred by SSOC will be repaid by SSASC under a payment schedule which matches SSOC's debt payments under its loan agreement. SSASC's obligations to repay the Development Costs are secured by a pledge of SSASC's nongovernment accounts receivable and by a pledge of the membership interest in SSASC held by the three physicians.



     Upon opening of the Surgery Center, SSOC will also assist SSASC in the operation of the Surgery Center under the term of a 15-year consulting and administration service agreement (the "Services

                         PHYSICIANS SURGICAL CARE, INC.

Agreement"). As compensation for its performance under the Services Agreement, SSOC will be paid a monthly fee of $358,000 for the first 12 months of operations (increasing in future periods).


     SSOC has also agreed to advance SSASC up to $1,500,000 for general working capital purposes.

8. LONG-TERM OBLIGATIONS

  Long-Term Debt

     Long-term debt consists of the following:

                                                                    DECEMBER 31,
                                                              -------------------------
                                                                 2000          2001
                                                              -----------   -----------
Physicians Surgical Care, Inc.:
  Note payable to a bank, bearing interest at the prime rate
     (5% at December 31, 2001). Payment of interest due
     monthly until the note matures in March 2003. The note
     is collateralized by a certificate of deposit in the
     amount of $1,500,000...................................  $        --   $   785,000
Surgery Centers:
  Notes payable to a financial institution, bearing interest at rates ranging from 10.5% to 11.0%. Payments of
     principal and interest are due monthly, and the notes
     mature in December 2004. The notes are collateralized
     by substantially all of the assets of Houston PSC,
     L.P., and are guaranteed by PSC........................    1,568,671     1,006,222
  Notes payable to a financial institution, bearing interest at rates ranging from 11.3% to 12.0%. Payments of
     principal and interest are due monthly until the notes
     mature in periods ranging from May 2004 through
     November 2007. The notes are collateralized by
     substantially all of the assets of Village SurgiCenter,
     L.P., and are guaranteed by PSC........................  $ 3,483,142   $ 3,045,050
  Mortgage note payable to a bank, bearing interest at
     9.15%. Payments of principal and interest due monthly,
     with remaining unpaid principal balance due upon
     maturity in October 2005. The note is collateralized by
     real estate owned by Physicians Surgical Specialty
     Hospital, LLC..........................................    3,266,195     3,051,194
  Notes payable to a bank, bearing interest at prime plus
     0.5%. Payments of principal and interest due monthly
     until the notes mature in March 2003. The notes are
     collateralized by substantially all the assets of
     Physicians Surgical Specialty Hospital, LLC, and are
     guaranteed by PSC......................................    1,350,000     1,225,000
  Note payable to a bank, repaid in 2001. This note was an
     obligation of Texarkana Surgery Center, LP.............    1,695,343            --
  Note payable to a bank, bearing interest at prime plus
     0.5%. Payments of principal and interest due monthly,
     with remaining unpaid principal balance due upon
     maturity in March 2003. The note is collateralized by
     substantially all of the assets of Texarkana Surgery
     Center, L.P., and is guaranteed by PSC.................      641,667       501,667
  Note payable to a bank, bearing interest at prime plus
     0.5%. Payments of principal and interest are due
     monthly until the notes mature in March 2003. The note
     is collateralized by substantially all the assets of
     CMMP Surgical Center, L.L.C., and is guaranteed by
     PSC....................................................      458,333       358,333

                         PHYSICIANS SURGICAL CARE, INC.

                                                                    DECEMBER 31,
                                                              -------------------------
                                                                 2000          2001
                                                              -----------   -----------
  Notes payable to a bank, bearing interest of 6.75%,
     payments of principal and interest due monthly,
     maturing in periods ranging from August 2004 to October
     2004. These notes are secured by certain equipment of
     Northstar Surgical Center, LP..........................           --       228,744
  Notes payable to a financial institution, bearing interest of 11.5% payments of principal and interest are due
     monthly, and the notes mature in periods ranging from
     May 2007 to May 2009. The notes are collateralized by
     substantially all the assets of South Shore Operating
     Company, LLC, and are partially guaranteed by PSC......           --     1,546,998
                                                              -----------   -----------
Total debt..................................................   12,463,351    11,748,208
  Less -- current portion...................................   (3,567,786)   (4,365,788)
                                                              -----------   -----------
Long-term debt, net of current portion......................  $ 8,895,565   $ 7,382,420
                                                              ===========   ===========

     At December 31, 2001, PSC has available for future borrowings up to $715,000 under the term of a $1,500,000 line-of-credit arrangement with a bank. Subsequent to year-end, the Company borrowed the remaining $715,000 under this line of credit. PSC has collateralized the letter of credit with the pledge of a certificate of deposit in the amount of $1,500,000.

     As of December 31, 2001, the aggregate amounts of annual principal maturities of long-term debt are as follows:

Year ending December 31,
  2002......................................................  $ 4,365,788
  2003......................................................    2,122,592
  2004......................................................    2,111,424
  2005......................................................    2,732,306
  2006......................................................      377,338
  Thereafter................................................       38,760
                                                              -----------
Total.......................................................  $11,748,208
                                                              ===========

     Certain of the debt agreements of the Company's Surgery Centers outstanding at December 31, 2001, contain restrictive covenants which, among other things, require the applicable Surgery Center to maintain certain financial ratios and also restrict encumbrance of assets, creation of indebtedness, disposition of assets, investing activities and payment of distributions. At December 31, 2001, the Company's Surgery Centers were in compliance with these covenants, as amended.

     During January 2000, PSC exchanged a $2,250,000, 12 percent senior promissory note payable to a preferred shareholder for 953,390 shares of Series B convertible preferred stock.

     During March 2002, certain of the Company's Surgery Centers received extensions on the maturity dates of certain loan agreements. However, the bank lender made their consent to the merger discussed in Note 16 conditioned on the repayment of amounts due such lender within 90 days of the merger closing. Accordingly, the accompanying balance sheet reflects all amounts due this lender as a current liability.

  Redeemable Warrants

     In May 1998, PSC issued warrants to a financial institution, in connection with a loan, which was repaid in January 1999, to purchase 286,000 shares of PSC's common stock at $.01 per share. Under the

                         PHYSICIANS SURGICAL CARE, INC.

terms of the warrant agreement, the number of shares shall be subject to adjustment in the event of a change in the number of shares outstanding or valuation of PSC's common stock. The warrants expire on June 29, 2003.


     The terms of the warrant agreement also provide for a redemption feature at the discretion of the warrant holder during the 30-day period prior to expiration of the warrants. Under the terms of the redemption feature, PSC would be required to redeem the shares subject to the warrants at fair market value at the redemption date. At December 31, 2001 and 2000, the recorded value of the warrants equals the Company's estimate of the warrants' fair market value. The annual accretion (depreciation) of the recorded value of the warrants to adjust the recorded amount to fair market value is charged to interest expense in the related period.


9. SHAREHOLDERS' EQUITY

  Preferred Stock


     The authorized preferred stock of 40,296,838 shares has been designated as follows: (a) 10,148,419 shares of Series A convertible preferred stock ("Series A Preferred"), (b) 10,148,419 shares of redeemable preferred stock, (c) 8,165,678 shares of Series B convertible preferred stock ("Series B Preferred"),
(d) 8,165,678 shares of Series B redeemable preferred stock and (e) the remaining 3,668,644 shares are undesignated. Each designation of preferred stock has a par value of $.001 per share.



     During January 1999, PSC issued 10,148,419 shares of Series A Preferred for cash proceeds of $16,793,162 (net of issuance costs of $1,277,792) (the "Series A Offering"). During June 1999, PSC issued 2,966,102 shares of Series B Preferred in exchange for a 12 percent promissory note in the amount of $7,000,000. In January 2000, PSC issued 3,080,932 shares of Series B Preferred in exchange for $4,829,995 (net of offering costs of $191,005) in cash and the exchange of a 12 percent senior promissory note in the amount of $2,250,000. In December 2000, PSC issued an additional 40,974 shares of Series B Preferred in exchange for 40,974 shares of common stock.


     The holders of the Series A Preferred and Series B Preferred have the following rights and preferences:

     Voting -- In addition to their voting rights as preferred shareholders, the Series A and Series B Preferred holders are entitled to vote with the common shareholders based on the number of shares they would receive upon conversion.


     Conversion -- The Series A and Series B Preferred holders may convert their shares at any time. Each share of Series A and Series B Preferred is convertible into one conversion unit. A conversion unit consists of (a) one share of common stock, subject to certain antidilution adjustments and (b) one share of redeemable preferred stock for the Series A Preferred holders and one share of Series B redeemable preferred stock for the Series B Preferred holders (collectively, the "Converted Securities"). The Series A and Series B Preferred shares automatically convert upon the occurrence of an initial public offering resulting in net proceeds to PSC of $40,000,000 and a minimum price of $4.72 per share, or a sale of the Company, resulting in gross proceeds to the shareholders of at least $104,500,000 ("Automatic Conversion Event").


     Liquidation -- In the event of liquidation, dissolution or winding up of PSC, the Series A and Series B Preferred holders are entitled to an amount equal to the greater of (a) the liquidation preference per share ($1.79 per share for the Series A Preferred and $2.36 per share for the Series B Preferred, subject to antidilution adjustments), plus an amount equal to all accrued and unpaid dividends or (b) the amounts the Series A and Series B Preferred holders would be entitled to have received if all the shares of Series A and Series B Preferred had been converted immediately prior to liquidation, dissolution or winding up.

                         PHYSICIANS SURGICAL CARE, INC.

     Dividends -- The Series A and Series B Preferred holders shall be entitled to receive dividends if and when declared by the Board of Directors. Dividends payable of the Series A and Series B Preferred accrue and are cumulative at an annual rate of 8 percent based upon the respective liquidation preference per share described above.


     The redeemable preferred stock (the "Redeemable Preferred") and Series B redeemable preferred stock (Series B Redeemable Preferred) (collectively, the "Redeemable Preferred Stock"), if issued, would have the following rights and preferences:


     Voting -- Future holders of the Redeemable Preferred Stock would have no voting rights unless required by law.


     Redemption -- Upon the occurrence of an Automatic Conversion Event, all the then outstanding shares would be automatically redeemable at a redemption price of $13,593,750 for the Redeemable Preferred and $10,778,774 for the Series B Redeemable Preferred (each amount being referred to as the "Redemption Price") plus accrued and unpaid dividends on the Redeemable Preferred Stock as well as any accrued and unpaid dividends on the Series A and Series B Preferred (the aggregate amount referred to as the "Redemption Liquidation Preference"). Due to the significant uncertainty of the future occurrence of the Redemption Liquidation Preference, the Company determined that the fair value at issuance of the beneficial conversion feature of this instrument was not material. If the Series A Preferred and Series B Preferred are converted, the Redemption Liquidation Preference will be recorded at the Automatic Conversion Event.


     Liquidation -- In the event of liquidation, dissolution or winding up of PSC, the Redeemable Preferred Stock holders would be entitled to receive an amount equal to the Redemption Liquidation Preference as described above.

     Dividends -- The future holders of Redeemable Preferred Stock would be entitled to receive dividends if and when declared by the Board of Directors. Dividends payable on the Redeemable Preferred Stock would accrue and would be cumulative at a rate of 10.67 percent based upon the respective Redemption Price as described above.

     In conjunction with the Series A and B Offerings, PSC and certain of its common and preferred shareholders entered into a separate shareholders agreement. Under the terms of this shareholders agreement, a preferred shareholder is entitled to nominate two members to PSC's Board of Directors. Additionally, such preferred shareholder has special approval rights with respect to their approval of certain transactions or events including, among other things, future acquisitions which would fall outside certain financial parameters; a sale or merger of PSC's which would result in a change of control; amendments to PSC's articles of incorporation or bylaws; subsequent changes in PSC's capital structure, total indebtedness or annual capital expenditures in excess of specified amounts, as well as consent to liquidation, or any distributions or redemptions of capital stock.

  Warrants

     During 1997, PSC issued warrants to certain consultants to purchase 100,000 shares of common stock at an exercise price of $1.00 per share. These warrants expire in 2007.

     In January 1999, PSC issued warrants to purchase an aggregate of 200,000 shares of common stock at a purchase price of $1.79 per share. The warrants were issued to an investment banking firm as consideration for arranging a financing transaction, are immediately exercisable and expire in January 2004.

     Both sets of warrants were recorded at their estimated fair value at issuance.

                         PHYSICIANS SURGICAL CARE, INC.

  Stock Option Plans


     The Company has a stock plan (the "Plan") which provides for the issuance of options for up to 2,368,218 shares of common stock to eligible employees, officers, directors and medical advisory committee members of PSC and its subsidiaries. The specific provisions of individual options are determined at the discretion of the Company's compensation committee but generally provided for an exercise price per share near or at its then-estimated fair market value, vesting terms of three to four years and expiration dates of 10 years from date of grant.


     A summary of PSC's stock options and warrants at December 31, 2001 and 2000, and changes during the years then ended are presented below:


                                              NUMBER OF SHARES                           WEIGHTED
                                            ---------------------      EXERCISE          AVERAGE
                                             OPTIONS     WARRANTS        PRICE        EXERCISE PRICE
                                            ---------    --------    -------------    --------------
Outstanding, December 31, 1999............  1,657,778    596,000     $0.01 - $3.00        $1.89
  Granted.................................    583,000         --      1.00 -  2.36         1.13
  Exercised...............................     (7,500)        --      1.00 -  2.36         1.45
  Canceled................................   (820,118)        --      1.79 -  3.00         2.80
                                            ---------    -------
Outstanding, December 31, 2000............  1,413,160    596,000      0.01 -  3.00         1.30
  Granted.................................    384,625         --     0.001 -  1.00         0.16
  Exercised...............................   (355,875)        --     0.001 -  1.00         0.10
  Canceled................................    (25,625)        --      1.00 -  1.00         1.00
                                            ---------    -------
Outstanding, December 31, 2001............  1,416,285    596,000      0.01 -  3.00         1.30
                                            ---------    -------
Exercisable, December 31, 2001............    678,005    596,000
                                            ---------    -------


     Total compensation expense of approximately $119,000, $77,000 and $454,000 was recorded for the years ended December 31, 1999, 2000 and 2001, respectively, in connection with option grants in 1999, 2000 and 2001. As of December 31, 2001, options covering 396,058 shares of common stock are available for future grants.

     The Company accounts for grants to employees and directors under the provisions of APB Opinion No. 25. Had compensation expense for the stock options been determined consistent with SFAS No. 123, the net loss would have increased as indicated in the following pro forma amounts:


                                                       YEAR ENDED DECEMBER 31,
                                              -----------------------------------------
                                                 1999           2000           2001
                                              -----------    -----------    -----------
Net loss:
  As reported...............................  $(3,137,922)   $(2,738,607)   $(1,553,615)
  Pro forma.................................   (3,395,013)    (3,049,351)    (1,764,370)


     The fair value of each option and warrant grant was estimated on the date of grant using the minimum value approach. The following assumptions were used for the grants in the years ended December 31, 1999, 2000 and 2001: risk-free interest rates ranging from 4.4 percent to 7.03 percent, dividend rates of zero and expected lives of five to 10 years. The options and warrants outstanding at December 31, 2001, have a remaining contractual life of approximately seven years.

     The minimum value option valuation model and other existing models were developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of, and are highly sensitive to, subjective assumptions.

                         PHYSICIANS SURGICAL CARE, INC.

PSC's stock options have characteristics significantly different from those of traded options, and changes in the subjective input assumptions can materially affect the fair value estimate.

  Common Stock Reserved

     PSC has reserved 20,713,690 shares of its common stock for issuance in connection with the potential conversion of the outstanding Series A and Series B Preferred as well as the exercise of options and warrants.

  Special Conversion Option

     PSC has granted a special conversion option to the partners of certain of its Surgery Centers. Under the terms of this conversion option, the partners may exchange up to a specified percentage of their current ownership interest in the related Surgery Center for shares of PSC's common stock in the event of (a) an initial public offering of PSC's common stock or (b) the merger or sale of PSC. The exchange ratio is to be determined upon the date of exchange in a manner that is neither accretive nor dilutive to the existing shareholders of PSC.

10. INCOME TAXES

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets (liabilities) are as follows:

                                                     DECEMBER 31,
                                              --------------------------     MARCH 31,
                                                 2000           2001           2002
                                              -----------    -----------    -----------
Deferred tax assets:
Net operating loss carryforwards............  $ 2,717,809    $ 2,959,098    $ 2,974,647
Allowance for bad debts.....................      175,209        283,718        295,692
Other.......................................      339,281        234,252        238,526
                                              -----------    -----------    -----------
Total gross deferred tax assets.............    3,232,299      3,477,068      3,508,865
Less: Valuation allowance...................   (2,436,126)    (2,742,461)    (2,775,084)
                                              -----------    -----------    -----------
Net deferred tax assets.....................      796,173        734,607        733,781
Deferred tax liabilities:
Depreciation................................     (702,831)      (646,211)      (631,944)
Other.......................................      (59,050)       (54,027)       (66,189)
Amortization of intangible assets...........      (34,292)       (34,369)       (35,648)
                                              -----------    -----------    -----------
Total gross deferred tax liabilities........     (796,173)      (734,607)      (733,781)
                                              -----------    -----------    -----------
Net deferred tax asset (liability)..........  $        --    $        --    $        --
                                              ===========    ===========    ===========

     SFAS 109 requires the Company to record a valuation allowance when it is "more likely than not that some portion or all of the deferred tax assets will not be realized." It further states "forming a conclusion that a valuation allowance is not needed is difficult when there is negative evidence such as cumulative losses in recent years." A 100% valuation allowance has been recorded equal to the deferred tax assets after considering deferred tax assets that can be realized through offsets to existing taxable temporary differences. Assuming the Company achieves sufficient profitability in future years to realize the deferred income tax assets, the valuation allowance will be reduced in future years through a credit to income tax expense. As of December 31, 2001, the valuation allowance is approximately $2,742,000, which represents an increase of approximately $306,000 from December 31, 2000.

                         PHYSICIANS SURGICAL CARE, INC.

     At December 31, 2001, the Company has federal and state net operating loss carryforwards of approximately $7,686,000, which expire at various dates through 2021.

                                                                            THREE MONTHS ENDED
                                          YEAR ENDED DECEMBER 31,               MARCH 31,
                                    ------------------------------------   --------------------
                                       1999          2000        2001        2001        2002
                                    -----------   ----------   ---------   ---------   --------
Tax at U.S. statutory rate........  $(1,025,859)  $ (960,765)  $(479,609)  $(252,977)  $(33,769)
State income tax, net of federal
  benefit.........................      (89,572)     (92,989)    (24,610)    (21,769)    (2,621)
Permanent differences.............          453       11,948     197,883       3,767      3,767
Other.............................           --     (115,708)         --          --         --
Change in valuation allowance.....    1,114,978    1,157,514     306,336     270,979     32,623
                                    -----------   ----------   ---------   ---------   --------
Total income tax expense..........  $        --   $       --   $      --   $      --   $     --
                                    ===========   ==========   =========   =========   ========

11. EMPLOYEE BENEFIT PLANS

     The Company maintains a defined contribution 401(k) savings plan covering substantially all employees. Under the 401(k) savings plan, participants may contribute up to 12 percent of their pretax earnings, subject to the Internal Revenue Service annual contribution limit. The Company pays all general and administrative expenses of the 401(k) savings plan. In addition, the Company may make discretionary contributions to the plan. Participants are fully vested for employee contributions and are vested for employer contributions after one year of active service. Contribution expense related to the plan totaled approximately $101,000, $143,000 and $178,000 for the years ended December 31, 1999, 2000 and 2001, respectively.

12. COMMITMENTS AND CONTINGENCIES

  Lease Commitments

     The Company leases certain equipment, certain of the facilities in which its Surgery Centers operate as well as its executive offices. The facility and executive office leases generally provide for the payment of minimum annual rents (increasing at various rates over the lease term) in addition to insurance, operating costs and property taxes. Rent expense as reported by the Company excludes common area maintenance and other charges related to the facility leases. Commitments for minimum rentals under noncancelable leases are as follows:

                                                             CAPITALIZED     OPERATING
                                                               LEASES         LEASES
                                                             -----------    -----------
Year ending December 31:
  2002.....................................................  $2,037,934     $ 2,274,873
  2003.....................................................   1,973,332       2,082,788
  2004.....................................................   1,844,026       1,933,564
  2005.....................................................   1,334,576       1,502,221
  2006.....................................................   1,210,172       1,526,537
  Thereafter...............................................     601,936      12,192,894
                                                             ----------     -----------
Total minimum lease payments...............................   9,001,976     $21,512,877
                                                                            ===========
Less- Amount representing interest.........................  (2,100,659)
                                                             ----------
  Present value of net minimum lease payments, including
     current portion of $1,320,463.........................  $6,901,317
                                                             ==========

                         PHYSICIANS SURGICAL CARE, INC.

     Certain of the capital lease agreements of the Company's Surgery Centers contain restrictive covenants which, among other things, require the Surgery Centers to maintain certain financial ratios and also restrict encumbrances of assets, creation of indebtedness as well as the disposition of assets. At December 31, 2001, the Company's Surgery Centers were in compliance with these covenants, as amended.


     In connection with a capital lease agreement between a financial institution and Northstar Surgical Center, LP ("Northstar"), Northstar obtained a letter of credit (issued by a bank) in the amount of $1,000,000 to secure its obligations under the lease. Northstar has collateralized the letter of credit with the pledge of a certificate of deposit in the amount of $1,000,000.


     PSC has provided financial guarantees related to the Surgery Center's capital lease obligations in the principal amount of approximately $6,908,000. Additionally, PSC has guaranteed certain of its Surgery Center's facility leases. The future minimum lease payments on these leases amount to approximately $5,000,000 at December 31, 2001.

     One of the Company's Surgery Centers leases certain equipment under the terms of an agreement, which provides for the Surgery Center to pay a monthly rental based on the usage of the equipment. The agreement expires upon the attainment of a specified minimum usage level. The Surgery Center's total commitment under this agreement is $437,000, and the minimum annual payment is $116,490. During 2001, the Surgery Center expensed approximately $81,000 related to equipment usage under this agreement. PSC has guaranteed the Surgery Center's payment obligations under this agreement.

     Property and equipment include the following amounts for capital lease assets:

                                                              YEAR ENDED DECEMBER 31,
                                                             -------------------------
                                                                2000          2001
                                                             ----------    -----------
Leasehold improvements.....................................  $  496,663    $ 2,040,829
Furniture and fixtures.....................................     581,852        924,116
Medical equipment..........................................   1,914,535      3,961,010
                                                             ----------    -----------
                                                              2,993,050      6,925,955
Less accumulated depreciation..............................    (871,596)    (1,456,352)
                                                             ----------    -----------
                                                             $2,121,454    $ 5,469,603
                                                             ==========    ===========

  Litigation

     The Company, from time to time, is involved in legal actions and claims arising in the normal course of business. While the potential outcome of such matters cannot be predicted with certainty, management is presently not aware of any matters, which would have a material adverse effect on the Company's consolidated financial position or results of operations.

  Insurance

     PSC and its Surgery Centers are insured with respect to medical malpractice risks on a claims-made basis. Presently, management is unaware of any claims against it or its Surgery Centers which might have a material impact on the Company's consolidated financial position or results of operations. However, it is possible that claims from unknown incidents could be asserted in the future.

  Self Insurance

     The Company and its Surgery Centers are self-insured for employee healthcare coverage up to predetermined amounts for both individual claims and aggregate claims above which third-party insurance

                         PHYSICIANS SURGICAL CARE, INC.

applies. Accruals have been established at December 31, 2000 and 2001, which were estimated based on actual employee health claims experienced, as well as the predetermined claim limits, to adequately provide for the Company's exposure under this arrangement.

13. SEVERANCE AND OTHER EXPENSES

     In December 2000, PSC terminated the employment of three of its executive officers. As a result of such terminations, PSC accrued severance and related termination costs of $647,000 (included as a component of corporate general and administrative expenses). Of this amount, $347,000 was paid in 2001, and the remaining amount was paid in January 2002.

     In October 2000, PSC settled a lawsuit filed against PSC by a former executive officer who was dismissed by the Company in 1999. Under the terms of this settlement, PSC paid to this former executive officer certain severance benefits and legal costs as well as repurchased 150,000 shares of common stock owned by this former executive officer. As a result of this settlement, PSC incurred a loss of $302,000. Such loss is included in the consolidated statement of operations for 2000 as corporate general and administrative expenses.

14. SALE AND LEASEBACK TRANSACTION

     In April 2001, an affiliate completed the sale and leaseback of its land and building to an unrelated third party. The net proceeds of approximately $3,073,000 were partially used to repay the outstanding mortgage on the facility with the remaining net proceeds being distributed to the Surgery Center's partners. For financial statement purposes, the loss of approximately $65,000 incurred on the sale has been deferred and is being amortized over the 15-year lease term.

15. RELATED PARTY TRANSACTIONS

     One of the Company's Surgery Centers leases certain equipment from a company controlled by one of PSC's executive officers who is also a significant PSC shareholder. This lease expired in October 2001, and the surgery center made payments during 2001 of $75,000 under this lease.

     Three of the Company's Surgery Centers lease their facilities from entities that are controlled by certain of the Surgery Center's physician partners. Total lease payments on these leases amounted to $614,000 and $969,000 for the years ended December 31, 2000 and 2001, respectively.

16. SUBSEQUENT EVENTS


     On March 7, 2002, the Company entered into a merger agreement with Symbion, Inc. ("Symbion"), a Nashville, Tennessee-based owner/operator of outpatient surgery centers and related healthcare businesses under which the Company's outstanding shares of common stock and preferred stock would be exchanged for common stock and preferred stock of Symbion (the "Merger"). On the same day, shareholders of the Company representing a majority of the outstanding voting securities of the Company signed a voting agreement agreeing to cast their vote in favor of the Merger. Likewise, shareholders of Symbion representing a majority of Symbion's outstanding voting securities also signed a voting agreement agreeing to cast their vote in favor of the Merger. The respective shareholders of the Company and Symbion approved the Merger on March 28, 2002 and the Merger closed on April 1, 2002.


     Prior to the execution of the Merger agreement, PSC obtained the agreement of certain owners of its Surgery Centers to amend their respective governance documents to provide, among other things, for the elimination of certain conversion rights held by such owners as well as to address certain governance provisions. In exchange for these amendments, PSC agreed to issue to certain owners cash of up to $925,000 or warrants to purchase up to 2,693,403 shares of PSC common stock. Further, in exchange for

                         PHYSICIANS SURGICAL CARE, INC.

the purchase of all or a portion of certain of the physicians' ownership interests in the related Surgery Centers, Symbion has offered cash, subordinated convertible debentures and promissory notes in the amount of $6,598,474.

     Further, on March 7, 2002, the Company amended the terms of certain previously awarded stock option grants thereby reducing the number of shares granted under the affected options from 669,660 shares to 150,855 shares. Additionally, the Company agreed to lower the exercise price on the amended options to $.01 per share. As a result of these amendments, the Company incurred a compensation charge of approximately $196,000. Additionally, the Company agreed to pay a former executive officer (who was terminated in 2000) a lump-sum payment of $118,000 in order for such ex-officer to sign a noncompetition agreement required to be executed as part of the Merger closing conditions.

     The accompanying consolidated financials statements do not reflect any adjustments related to the pending merger with Symbion, such as reflecting assets and liabilities at fair values.

                         REPORT OF INDEPENDENT AUDITORS

Members
Physicians Surgery Center, LLC d/b/a Lee Island Coast Surgery Center

     We have audited the accompanying statements of operations, change in members' equity and cash flows of Physicians Surgery Center, LLC d/b/a Lee Island Coast Surgery Center, for the seven months ended July 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Physicians Surgery Center, LLC d/b/a Lee Island Coast Surgery Center, for the seven months ended July 31, 2001 in conformity with accounting principles generally accepted in the United States.

                                          /s/ Ernst & Young LLP

Nashville, Tennessee
October 18, 2001

                         PHYSICIANS SURGERY CENTER, LLC
                     D/B/A LEE ISLAND COAST SURGERY CENTER

                            STATEMENT OF OPERATIONS

                        SEVEN MONTHS ENDED JULY 31, 2001

Patient revenues............................................  $5,227,526
Operating expenses:
  Salaries and benefits.....................................   1,016,289
  Surgical supplies.........................................     823,827
  Professional services.....................................     276,443
  General and administrative................................     457,724
  Provision for doubtful accounts...........................     531,652
  Depreciation..............................................     184,995
  Interest expense, net.....................................       1,266
                                                              ----------
Total operating expenses....................................   3,292,196
                                                              ----------
Net income..................................................  $1,935,330
                                                              ==========

                            See accompanying notes.

                         PHYSICIANS SURGERY CENTER, LLC
                     D/B/A LEE ISLAND COAST SURGERY CENTER

                    STATEMENT OF CHANGES IN MEMBERS' EQUITY

                        SEVEN MONTHS ENDED JULY 31, 2001

                                               GENERAL      LIMITED                     TOTAL
                                               PARTNER      PARTNER      MEMBERS'     MEMBERS'
                                               EQUITY        EQUITY       EQUITY       EQUITY
                                             -----------   ----------   ----------   -----------
Balance at December 31, 2000...............  $ 1,778,169   $1,045,276   $       --   $ 2,823,445
  Partner distributions....................   (1,105,122)    (719,878)          --    (1,825,000)
  Repurchase of limited partnership
     interest..............................           --      (30,000)          --       (30,000)
  Conversion of partnership interests into
     membership interests..................     (673,047)    (295,398)     968,445            --
  Net income...............................           --           --    1,935,330     1,935,330
                                             -----------   ----------   ----------   -----------
Balance at July 31, 2001...................  $        --   $       --   $2,903,775   $ 2,903,775
                                             ===========   ==========   ==========   ===========

                            See accompanying notes.

                         PHYSICIANS SURGERY CENTER, LLC
                     D/B/A LEE ISLAND COAST SURGERY CENTER

                            STATEMENT OF CASH FLOWS

                        SEVEN MONTHS ENDED JULY 31, 2001

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................................  $ 1,935,330
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Provision for doubtful accounts...........................      531,652
  Depreciation..............................................      184,995
  Changes in operating assets and liabilities:
     Accounts receivable....................................     (284,873)
     Accounts payable and accrued expenses..................      (67,656)
                                                              -----------
Net cash provided by operating activities...................    2,299,448
                                                              -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment.........................     (122,075)
                                                              -----------
Net cash used in investing activities.......................     (122,075)
                                                              -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt........................     (163,662)
Distributions to partners...................................   (1,825,000)
Repurchase of partnership interest..........................      (30,000)
                                                              -----------
Net cash used in financing activities.......................   (2,018,662)
                                                              -----------
Net increase in cash and cash equivalents...................      158,711
Cash and cash equivalents at beginning of period............       15,895
                                                              -----------
Cash and cash equivalents at end of period..................  $   174,606
                                                              ===========
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest......................................  $     7,916
                                                              ===========

                            See accompanying notes.

                         PHYSICIANS SURGERY CENTER, LLC
                     D/B/A LEE ISLAND COAST SURGERY CENTER

                         NOTES TO FINANCIAL STATEMENTS
                        SEVEN MONTHS ENDED JULY 31, 2001

1. DESCRIPTION OF BUSINESS

     Physicians Surgery Center, LLC (the "Company") operates a outpatient surgery center (hereinafter referred to as the "surgery center") in joint ownership with physicians and physician groups. Lee Outpatient Surgical Team, Inc. owns a controlling membership interest in the Company.

     The Company was originally organized as a limited partnership in October 1988. The limited partnership agreement was amended and restated on December 27, 1988 and September 1, 1999. On July 31, 2001, the limited partnership, Physicians Surgery Center, Ltd., was merged with and into a limited liability company, known as Physicians Surgery Center, LLC. The operations of Physician's Surgery Center, Ltd. were unchanged after the merger into the Company.

     Effective August 1, 2001, Symbion, Inc. acquired certain operating assets and assumed certain liabilities of the Company for total consideration of approximately $10.5 million.

2. SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the accompanying financial statements and notes. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include all highly liquid investments with a remaining maturity of three months or less.

PROPERTY AND EQUIPMENT

     Property and equipment is stated on the basis of cost, net of accumulated depreciation. Depreciation is computed using the straight line method over the estimated useful lives of the respective assets. Depreciation expense was $184,995 for the seven months ended July 31, 2001.

PATIENT REVENUES

     A fee is charged for surgical procedures performed at the surgery center. The fee varies depending on the procedure, but usually includes all charges for usage of an operating room, a recovery room, special equipment, supplies, nursing staff and medications. The fee does not include professional fees charges by the patient's surgeon, anesthesiologist or other attending physician, which are billed directly by such physicians to the patient or third party payer. The Medicare program and certain other payers presently pay surgery centers in accordance with a fee schedule that is prospectively determined. Accordingly, there is no retroactive settlement process.

     Revenues from the surgery center are recognized on the date of service, net of estimated contractual allowances from third party payers including Medicare and Medicaid.

     The Company receives payment for services rendered from federal and state agencies (under the Medicare and Medicaid programs), managed care health plans, commercial insurance companies, and patients. During the seven months ended July 31, 2001, approximately 38% of the Company's revenues were derived from patients participating in the Medicare program. Laws and regulations governing the

                         PHYSICIANS SURGERY CENTER, LLC
                     D/B/A LEE ISLAND COAST SURGERY CENTER

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

Medicare and Medicaid programs are complex and subject to interpretation. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare, Medicaid, and other federal health care programs.

INCOME TAXES

     The Company is a limited liability company and accordingly its income is treated as taxable income by its members on their respective tax returns.

3. CONCENTRATION OF CREDIT RISK

     The Company recognizes that revenues and receivables from government agencies are significant to its operations, but it does not believe that there are significant credit risks associated with these government agencies. The Company does not believe that there are any other significant concentrations of revenues from any particular payer that would subject it to significant credit risks in the collection of its accounts receivable. Accounts receivable is recorded net of allowances, which consist of estimated contractual adjustments and bad debts.

4. RELATED PARTY TRANSACTION

     The Company paid the spouse of a physician investor approximately $50,000 in 2001 for legal services provided to the Company.

5. COMMITMENTS AND CONTINGENCIES

LITIGATION

     The Company is subject to various claims and legal actions, which arise in the ordinary course of business. The Company has professional liability insurance to protect against such claims or legal actions. In the opinion of management, the ultimate resolution of such matters will be adequately covered by the insurance and will not have a material adverse effect on the Company's financial position or results of operations.

ESTIMATED MEDICAL PROFESSIONAL LIABILITY CLAIMS

     The Company is insured for medical professional liability claims through claims made commercial insurance. Management is not aware of any claims against the Company, which might have a material impact on the Company's financial position. In the event of an adverse or underinsured loss, earnings will be decreased, and accordingly, the LLC membership units and the amount of distributions could be adversely affected.

                              (SYMBION, INC. LOGO)

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses payable by us in connection with the offering (excluding underwriting discounts and commissions):

NATURE OF EXPENSE                                                AMOUNT
-----------------                                             ------------
SEC registration fee........................................  $  10,580
NASD filing fee.............................................     12,000
Nasdaq Stock Market listing fee.............................       *
Accounting fees and expenses................................       *
Legal fees and expenses.....................................       *
Printing expenses...........................................       *
Blue sky qualification fees and expenses....................       *
Transfer agent and registrar's fees and expenses............       *
Miscellaneous...............................................       *
                                                              ------------
          Total.............................................       *
                                                              ============

---------------

     * To be completed by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, provided the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A similar standard of care is applicable in the case of actions by or in the right of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action was brought determines that, despite the adjudication of liability but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the Delaware Court of Chancery or other court shall deem proper.

     Our certificate of incorporation and bylaws provide that we will indemnify and advance expenses to our directors, officers and employees to the fullest extent permitted by Delaware law in connection with any threatened, pending or completed action, suit or proceeding to which such person was or is a party or is threatened to be made a party by reason of the fact that he or she is or was our director, officer or employee, or is or was serving at our request as a director, officer, employee or agent of another corporation or enterprise.

     We maintain a directors' and officers' liability insurance policy to insure our directors and officers against liability for actions or omissions occurring in their capacity as a director or officer, subject to certain exclusions and limitations.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     In the three years preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act. Each of the transactions described below was conducted in reliance upon the exemptions from registration provided in Sections 3(b) and 4(2) of the Securities Act and Regulation D and the other rules and regulations promulgated thereunder. Each of these sales was made without the use of an underwriter, and the certificates and other documentation evidencing the securities issued in connection with these transactions bear a restrictive legend permitting transfer of the securities only upon registration under the Securities Act or pursuant to an exemption from registration.

          On June 25, 1999, we issued 11,316,683 shares of our common stock to the following holders of our preferred stock in connection with the conversion of their preferred stock to common stock: LKG Trust, ABS Capital Partners, PVG Associates, L.P., Pacific Venture Group, L.P. and 11 employees.

          On June 25, 1999, we issued 17,284,824 shares of our common stock to the stockholders of Ambulatory Resource Centres, Inc. in connection with the merger of our wholly-owned subsidiary with and into Ambulatory Resource Centres, Inc.

          On July 6, 1999, we issued 5,412,241 shares of our common stock to the following investors for an aggregate amount of $10,175,013: ABS Capital Partners, L.P., Richland Ventures II, L.P., First Avenue Partners, L.P., HLM Partners VII, L.P., HLM/CB Fund, L.P., Arthur S. DeMoss Foundation, Pacific Venture Group, L.P., PVG Associates, L.P., South Atlantic Private Equity Fund (QP), L.P., South Atlantic Private Equity Fund IV, L.P. and five employees.

          On August 11, 1999, we issued 3,191,480 shares of our common stock to Richland Ventures III, L.P. for an aggregate amount of $5,999,999.

          On September 14, 1999 and July 25, 2000, we issued an aggregate of 10,000 shares of our common stock to John F. Albritton, M.D. as deferred consideration pursuant to an asset purchase agreement dated as of July 8, 1997.

          On October 31, 1999, we issued an aggregate of 138,500 shares of our common stock to 13 of our employees for an aggregate amount of $260,380.

          In November 1999 and on March 15, 2001 and November 5, 2001, we issued an aggregate of 43,582 shares of our common stock to TPI Services, Inc. as deferred consideration pursuant to an asset purchase agreement dated as of October 8, 1998.

          In 1999, we issued warrants to purchase 250,000 shares of our common stock to Credit Suisse First Boston Corporation at an exercise price of $1.88 per share.

          In 1999, we issued warrants to purchase 549,371 shares of our common stock to 27 individuals who each held an ownership interest in Wilmington SurgCare in consideration for each individual's ownership interest in the surgery center.

          On April 24, 2000, we issued 5,000 shares of our common stock to Southwind Medical Specialists as deferred consideration pursuant to an asset purchase agreement dated as of November 1, 1999.

          On May 11, 2000, we granted options to purchase an aggregate of 1,610,250 shares of our common stock under one of our stock option plans to various employees at an exercise price of $1.88 per share.

          During 2000, we issued an aggregate of 128,427 shares of our common stock to former employees in connection with the exercise of their stock options granted under our stock option plans for an aggregate amount of $142,092.

          During 2001, we issued 94,705 shares of our common stock to former employees in connection with the exercise of their stock options granted under our stock option plans for an aggregate amount of $137,141.

          On October 24, 2001, we issued 20,000 shares of our common stock to the State of Franklin Healthcare Association, PLLC in consideration of the modification of its practice management relationship with one of our subsidiaries.

          On October 5, 2001, we issued 114,379 shares of our common stock to Lee Outpatient Surgical Team, Inc. in consideration of the cancellation of a promissory note dated July 31, 2001 in the principal amount of $315,686.

          On October 5, 2001, we issued 12,432 shares of our common stock to Lee Health Ventures, Inc. in consideration of the cancellation of a promissory note dated July 31, 2001 in the principal amount of $34,314.

          In connection with our acquisition of Physicians Surgical Care, Inc. on April 1, 2002, we issued 2,770,748 shares of our common stock, 4,341,726 shares of our Series A convertible preferred stock, 2,604,590 shares of our Series B convertible preferred stock, options to purchase 283,887 shares of our common stock, and warrants to purchase 128,470 shares of our common stock to stockholders of Physicians Surgical Care, Inc.

          On April 1, 2002, we issued warrants to purchase 1,112,894 shares of our common stock to 71 individuals who each held an ownership interest in certain of our surgery centers in consideration for each individual agreeing to amend the governing documents of the surgery centers.

          On April 1, 2002, we issued subordinated convertible debentures in the aggregate principal amount of $3,170,800, which are convertible into shares of our common stock, to 41 individuals who each held an ownership interest in certain of our surgery centers in consideration for a portion of each individual's ownership interest in the surgery centers.

          On May 16, 2002, we granted options to purchase an aggregate of 3,054,000 shares of our common stock under one of our stock option plans to employees at an exercise price equal to the initial public offering price.

          On May 16, 2002, we granted options to purchase an aggregate of 320,000 shares of our common stock under one of our stock option plans to non-employee directors at an exercise price equal to the initial public offering price.

          During May and June 2002, we issued 122,698 shares of our common stock to three of our employees for an aggregate of $156,564.


          On May 22, 2002, we issued an aggregate of 15,318 shares of our common stock to former employees of Physicians Surgical Care for an aggregate of $12,840 in connection with the exercise of their stock options granted under Physicians Surgical Care's stock option plans.


          On June 7, 2002, we issued 31,878 shares of our common stock to Kevin Crawford upon the conversion of a convertible debenture.


          On July 1, 2002, we issued 1,450 shares of our common stock to a former employee of Physicians Surgical Care for an aggregate of $3,499 in connection with the exercise of stock options granted under Physicians Surgical Care's stock option plans.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

 NO.          DESCRIPTION
 ---          -----------
 1.1+     --  Form of Underwriting Agreement
 2.1*     --  Agreement and Plan of Merger, dated as of March 7, 2002, among Symbion, Inc., Symbion Acquisition Sub, Inc. and
              Physicians Surgical Care, Inc.
 3.1*     --  Amended and Restated Charter
 3.2*     --  Amended and Restated Bylaws
 4.1+     --  Form of Common Stock Certificate
 4.2*     --  Amended and Restated Investors' Rights Agreement, dated as of June 25, 1999, among Symbion, Inc. and the security
              holders named therein
 4.3*     --  Amendment No. 1 to Amended and Restated Investors' Rights
              Agreement, dated as of August 11, 1999, among Symbion, Inc.
              and the security holders named therein
 4.4*     --  Amendment No. 2 to Amended and Restated Investors' Rights
              Agreement, dated as of April 1, 2002, among Symbion, Inc.
              and the security holders named therein
 4.5*     --  Amended and Restated Voting Agreement, dated as of June 25,
              1999, among Symbion, Inc. and the security holders named
              therein
 4.6*     --  Amendment No. 1 to Amended and Restated Voting Agreement,
              dated as of August 11, 1999, among Symbion, Inc. and the
              security holders named therein
 4.7*     --  Amendment No. 2 to Amended and Restated Voting Agreement,
              dated as of April 1, 2002, among Symbion, Inc. and the
              security holders named therein
 4.8*     --  Amended and Restated Right of First Refusal and Co-Sale
              Agreement, dated as of June 25, 1999, among Symbion, Inc.
              and the security holders named therein
 4.9*     --  Amendment No. 1 to Amended and Restated Right of First
              Refusal and Co-sale Agreement, dated as of August 11, 1999, among Symbion, Inc. and the security holders named therein
 4.10*    --  Form of 4% Subordinated Convertible Debenture
 4.11*    --  Form of Warrant for the purchase of shares of Symbion, Inc.
              common stock
 4.12+    --  Form of Rights Agreement between Symbion, Inc. and Rights
              Agent
 4.13*    --  Director Nomination Agreement, dated as of April 1, 2002, among Symbion, Inc., J. H. Whitney III, L.P., J. H. Whitney
              IV, L.P. and Whitney Strategic Partners III, L.P.
 5.1+     --  Opinion of Waller Lansden Dortch & Davis, A Professional
              Limited Liability Company
10.1*     --  Amended and Restated Executive Employment Agreement, dated
              May 16, 2002, between Symbion, Inc. and Richard E. Francis,
              Jr.
10.2*     --  Amended and Restated Executive Employment Agreement, dated
              May 16, 2002, between Symbion, Inc. and Clifford G. Adlerz
10.3*     --  Amended and Restated Executive Employment Agreement, dated
              May 16, 2002, between Symbion, Inc. and William V. B. Webb
10.4*     --  Employee Stock Purchase Agreement, dated as of March 13,
              1996, between Symbion, Inc. and Richard E. Francis, Jr.
10.5*     --  Employee Stock Purchase Agreement, dated as of December 30,
              1996, between Symbion, Inc. and Richard E. Francis, Jr.
10.6*     --  Employee Stock Purchase Agreement, dated as of March 13,
              1996, between Symbion, Inc. and Clifford G. Adlerz
10.7*     --  Employee Stock Purchase Agreement, dated as of December 30,
              1996, between Symbion, Inc. and Clifford G. Adlerz

 NO.          DESCRIPTION
 ---          -----------
10.8*     --  Employee Stock Purchase Agreement, dated as of March 13,
              1996, between Symbion, Inc. and Kenneth C. Mitchell
10.9*     --  Employee Stock Purchase Agreement, dated as of December 30,
              1996, between Symbion, Inc. and R. Dale Kennedy
10.10*    --  Employee Stock Purchase Agreement, dated as of March 13,
              1996, between Symbion, Inc. and R. Dale Kennedy
10.11*    --  Employee Stock Purchase Agreement, dated as of June 1, 1999, between Symbion, Inc. and R. Dale Kennedy
10.12*    --  Loan and Security Agreement, dated as of May 24, 1999, among
              Bank of America, N.A. (as successor-in-interest to
              NationsBank, N.A.), Wilmington Surgery Center, L.P. and
              Ambulatory Resource Centres, Inc. (now known as Symbion
              Ambulatory Resource Centres, Inc.)
10.13*    --  Amendment to Loan and Security Agreement, dated as of June
              25, 1999, among Bank of America, N.A. (as
              successor-in-interest to NationsBank, N.A.), Wilmington
              Surgery Center, L.P., Ambulatory Resource Centres, Inc. (now
              known as Symbion Ambulatory Resource Centres, Inc.) and ARC
              Kentucky, LLC
10.14*    --  Second Amendment to Loan and Security Agreement, dated as of
              April 12, 2000, among Bank of America, N.A., Wilmington
              Surgery Center, L.P. and Symbion Ambulatory Resource
              Centres, Inc.
10.15*    --  Third Amendment to Loan and Security Agreement, dated as of
              March 29, 2001, among Bank of America, N.A., Wilmington
              Surgery Center, L.P. and Symbion Ambulatory Resource
              Centres, Inc.
10.16*    --  Fourth Amendment to Loan and Security Agreement, dated as of
              June 21, 2002, among U.S. Bank National Association (as
              successor-in-interest to Bank of America, N.A.), Wilmington
              Surgery Center, L.P. and Symbion Ambulatory Resources
              Centres, Inc.
10.17*    --  Guaranty and Suretyship Agreement, dated as of May 24, 1999, by Ambulatory Resource Centres, Inc. (now known as Symbion
              Ambulatory Resource Centres, Inc.) in connection with
              Wilmington Surgery Center, L.P.
10.18*    --  Guaranty and Suretyship Agreement, dated as of June 21,
              2002, by Symbion, Inc. in connection with Wilmington Surgery
              Center, L.P.
10.19*    --  Loan and Security Agreement, dated as of November 16, 1998, among Bank of America, N.A. (as successor-in-interest to
              NationsBank of Tennessee, N.A.), ARC Kentucky, LLC and
              Ambulatory Resource Centres, Inc. (now known as Symbion
              Ambulatory Resource Centres, Inc.)
10.20*    --  Amendment to Loan Agreement, dated as of May 24, 1999, among
              Bank of America, N.A. (as successor-in-interest to
              NationsBank of Tennessee, N.A.), ARC Kentucky, LLC and
              Ambulatory Resource Centres, Inc. (now known as Symbion
              Ambulatory Resource Centres, Inc.)
10.21*    --  Guaranty and Suretyship Agreement, dated as of November 16,
              1998, by Ambulatory Resource Centres, Inc. (now known as
              Symbion Ambulatory Resource Centres, Inc.) in connection
              with ARC Kentucky, LLC
10.22*    --  Loan and Security Agreement, dated as of September 7, 1999, among Bank of America, N.A., ARC of Bellingham, L.P. and
              Symbion Ambulatory Resource Centres, Inc.
10.23*    --  First Amendment to Loan and Security Agreement, dated as of
              April 12, 2000, among Bank of America, N.A., ARC of
              Bellingham, L.P. and Symbion Ambulatory Resource Centres,
              Inc.
10.24*    --  Guaranty and Suretyship Agreement, dated September 7, 1999, by Symbion Ambulatory Resource Centres, Inc. in connection with ARC of Bellingham, L.P.
10.25*    --  Guaranty and Suretyship Agreement, dated September 7, 1999, by Symbion, Inc. in connection with ARC of Bellingham, L.P.
10.26*    --  Second Amendment to Loan and Security Agreement, dated as of
              March 29, 2001, among Bank of America, N.A., ARC of
              Bellingham, L.P. and Symbion Ambulatory Resource Centres,
              Inc.

 NO.          DESCRIPTION
 ---          -----------
10.27*    --  Third Amendment to Loan and Security Agreement, dated June
              21, 2002, among U.S. Bank National Association (as
              success-in-interest to Bank of America, N.A.), ARC of
              Bellingham, L.P. and Symbion Ambulatory Resource Centres,
              Inc.
10.28*    --  Loan and Security Agreement, dated as of November 9, 1999, among Bank of America, N.A., ARC Worcester Center, L.P. and
              Symbion Ambulatory Resource Centres, Inc.
10.29*    --  First Amendment to Loan and Security Agreement, dated as of
              April 12, 2000, among Bank of America, N.A., ARC Worcester
              Center, L.P. and Symbion Ambulatory Resource Centres, Inc.
10.30*    --  Second Amendment to Loan and Security Agreement, dated as of
              March 29, 2001, among Bank of America, N.A., ARC Worcester
              Center, L.P. and Symbion Ambulatory Resource Centres, Inc.
10.31*    --  Guaranty and Suretyship Agreement, dated November 9, 1999, by Symbion Ambulatory Resource Centres, Inc. in connection with ARC Worcester Center, L.P.
10.32*    --  Guaranty and Suretyship Agreement, dated November 9, 1999, by Symbion, Inc. in connection with ARC Worcester Center,
              L.P.
10.33*    --  Loan Agreement, dated as of January 31, 2002, among Bank of
              America, N.A., Symbion, Inc. and Symbion Ambulatory Resource
              Centres, Inc. in connection with East Houston Surgery
              Center, Ltd.
10.34*    --  Guaranty and Suretyship Agreement, dated as of January 31,
              2002, by Symbion Ambulatory Resource Centres, Inc. in
              connection with East Houston Surgery Center, Ltd.
10.35*    --  Guaranty and Suretyship Agreement, dated as of March 30,
              2001, by Symbion Ambulatory Resource Centres, Inc. in
              connection with SRE/Asheville Land Company, LLC
10.36*    --  Guaranty and Suretyship Agreement, dated as of March 30,
              2001, by Symbion, Inc. in connection with SRE/Asheville Land
              Company, LLC
10.37*    --  Loan and Security Agreement, dated as of June 15, 2001, among Bank of America, N.A., Jacksonville Beach Surgery
              Center, L.P. and Symbion Ambulatory Resource Centres, Inc.
10.38*    --  First Amendment to Loan and Security Agreement, dated as of
              December 31, 2001, among Bank of America, N.A., Jacksonville
              Beach Surgery Center, L.P. and Symbion Ambulatory Resource
              Centres, Inc.
10.39*    --  Guaranty and Suretyship Agreement, dated as of June 15,
              2001, by Symbion Ambulatory Resource Centres, Inc. in
              connection with Jacksonville Beach Surgery Center, L.P.
10.40*    --  Guaranty and Suretyship Agreement, dated as of June 15,
              2001, by Symbion, Inc. in connection with Jacksonville Beach
              Surgery Center, L.P.
10.41*    --  Loan Agreement, dated as of July 31, 2001, among Bank of
              America, N.A., Symbion, Inc. and Symbion Ambulatory Resource
              Centres, Inc. in connection with Lee Island Coast Surgery
              Center
10.42*    --  Guaranty and Suretyship Agreement, dated as of July 31,
              2001, by Symbion Ambulatory Resource Centres, Inc. in
              connection with Lee Island Coast Surgery Center
10.43*    --  Guaranty and Suretyship Agreement, dated as of July 31,
              2001, by SARC/Ft. Myers, Inc. in connection with Physician
              Surgery Center, LLC
10.44*    --  Loan Agreement, dated as of December 31, 2001, among Bank of
              America, N.A., Symbion, Inc. and Symbion Ambulatory Resource
              Centres, Inc. in connection with Northeast Baptist Surgery
              Center, L.L.C.
10.45*    --  Guaranty and Suretyship Agreement, dated as of December 21,
              2001, by Symbion Ambulatory Resource Centres, Inc. in
              connection with Northeast Baptist Surgery Center, L.L.C.
10.46*    --  Loan Agreement, dated as of January 2, 2002, among Bank of
              America, N.A., Symbion, Inc. and Symbion Ambulatory Resource
              Centres, Inc. in connection with Townsend Pelias, Ltd.
10.47*    --  Guaranty and Suretyship Agreement, dated as of January 2,
              2002, by Symbion Ambulatory Resource Centres, Inc. in
              connection with Townsend Pelias, Ltd.

 NO.          DESCRIPTION
 ---          -----------
10.48*    --  Loan Agreement, dated as of January 2, 2002, among Bank of
              America, N.A., Symbion, Inc. and Symbion Ambulatory Resource
              Centres, Inc. in connection with Largo Surgery, LLC
10.49*    --  Guaranty and Suretyship Agreement, dated as of January 2,
              2002, by Symbion Ambulatory Resource Centres, Inc. in
              connection with Largo Surgery, LLC
10.50*    --  Loan Agreement, dated as of January 16, 2002, among Bank of
              America, N.A., Symbion, Inc. and Symbion Ambulatory Resource
              Centres, Inc. in connection with Orthopaedic Surgery Center of Asheville, L.P.
10.51*    --  Guaranty and Suretyship Agreement, dated as of January 2,
              2002, by Symbion Ambulatory Resource Centres, Inc. in
              connection with Orthopaedic Surgery Center of Asheville,
              L.P.
10.52*    --  Loan Agreement, dated October 3, 2000, among Bank of
              America, N.A. and Deland Surgery Center, Ltd. and Symbion
              Ambulatory Resource Centres, Inc.
10.53*    --  First Amendment to Loan and Security Agreement, dated March
              29, 2001, among Bank of America, N.A., Deland Surgery
              Center, Ltd. and Symbion Ambulatory Resource Centres, Inc.
10.54*    --  Second Amendment to Loan and Security Agreement, dated March
              30, 2001, among Bank of America, N.A., Deland Surgery
              Center, Ltd. and Symbion Ambulatory Resource Centres, Inc.
10.55*    --  Guaranty and Suretyship Agreement, dated as of October 3,
              2000, by Symbion Ambulatory Resource Centres, Inc. in
              connection with Deland Surgery Center, Ltd.
10.56*    --  Guaranty and Suretyship Agreement, dated as of October 3,
              2000, by Symbion, Inc. in connection with Deland Surgery
              Center, Ltd.
10.57*    --  Limited Guaranty and Suretyship Agreement, dated as of
              September 13, 2001, by Physicians Surgical Care, Inc. to and
              for the benefit of DVI Financial Services Inc.
10.58*    --  Limited Guaranty and Suretyship Agreement, dated as of
              November 15, 2001, by Physicians Surgical Care, Inc. to and
              for the benefit of DVI Financial Services Inc.
10.59*    --  Limited Guaranty and Suretyship Agreement, dated as of July
              24, 2001, by PSC Development Company, L.L.C. to and for the
              benefit of DVI Financial Services Inc.
10.60*    --  Limited Guaranty and Suretyship Agreement, dated as of July
              24, 2001 by PSC of New York, L.L.C. to and for the benefit of DVI Financial Services Inc.
10.61*    --  Lease Agreement, dated March 31, 1996 between UniPhy
              Healthcare, Inc. (now known as Symbion, Inc.) and 3401
              Associates, L.P.
10.62*    --  Amendment No. 1 to Lease Agreement, dated March 31, 1996, between UniPhy Healthcare, Inc. (now known as Symbion, Inc.)
              and 3401 Associates, L.P.
10.63*    --  Amendment No. 2 to Lease Agreement, dated August 13, 1996, between Highwoods/Forsyth Limited Partnership (successor in interest to 3401 Associates, L.P.) and UniPhy Healthcare,
              Inc. (now known as Symbion, Inc.)
10.64*    --  Amendment No. 3 to Lease Agreement, dated May 9, 1997, between Highwoods/Forsyth Limited Partnership and UniPhy
              Healthcare, Inc. (now known as Symbion, Inc.)
10.65*    --  Amendment No. 4 to Lease Agreement, dated November 1, 1999, between W. Fred Williams, Trustee for the Benefit of
              Highwoods/Tennessee Holdings, L.P. and Symbion, Inc.
10.66*    --  Lease Agreement, dated June 26, 2001, between Burton Hills
              IV Partners and Symbion, Inc.
10.67*    --  Lease Agreement, dated June 6, 1997, between Physicians
              Surgical Care, Inc. and San Felipe Plaza, Ltd.
10.68*    --  Escrow Agreement, dated as of March 7, 2002, among Symbion,
              Inc., Physicians Surgical Care, Inc., J. H. Whitney Equity
              Partners III, L.L.C., Bank of America, N.A. and the
              stockholders named therein
10.69*    --  Amended and Restated Ambulatory Resource Centres, Inc. 1997
              Stock Option Plan
10.70*    --  Ambulatory Resource Centres, Inc. Nonqualified Initial
              Option Plan

 NO.          DESCRIPTION
 ---          -----------
10.71*    --  Symbion, Inc. Stock Incentive Plan
10.72*    --  Symbion, Inc. Non-Employee Directors Stock Option Plan
10.73*    --  Symbion, Inc. Employee Stock Purchase Plan
10.74*    --  First Amendment to Symbion, Inc. Employee Stock Purchase
              Plan
10.75*    --  Executive Change in Control and Severance Plan, dated
              December 11, 1997, among Symbion, Inc. and the employees
              named therein
21.1*     --  Subsidiaries of Registrant
23.1      --  Consent of Ernst & Young LLP
23.2+     --  Consent of Waller Lansden Dortch & Davis, A Professional
              Limited Liability Company (included in Exhibit 5.1)
24.1*     --  Power of Attorney


---------------

* Previously filed.

+ To be filed by amendment.

     (b) Financial Statement Schedules

     All schedules have been omitted because they are not required or because the required information is given in the financial statements or the notes to those statements.

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on August 9, 2002.


                                          SYMBION, INC.

                                          By:  /s/ RICHARD E. FRANCIS, JR.
                                            ------------------------------------
                                                  Richard E. Francis, Jr.
                                                   Chairman of the Board
                                                and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                                   TITLE                      DATE
                  ---------                                   -----                      ----



         /s/ RICHARD E. FRANCIS, JR.              Chairman of the Board, Chief      August 9, 2002
---------------------------------------------      Executive Officer, Director
           Richard E. Francis, Jr.                (principal executive officer)




                      *                           Chief Financial Officer, Vice     August 9, 2002
---------------------------------------------    President of Finance (principal
             Kenneth C. Mitchell                financial and accounting officer)




                      *                            President, Chief Operating       August 9, 2002
---------------------------------------------           Officer, Director
             Clifford G. Adlerz




                      *                            Chief Development Officer,       August 9, 2002
---------------------------------------------               Director
             William V. B. Webb




                      *                                     Director                August 9, 2002
---------------------------------------------
             Frederick L. Bryant




                      *                                     Director                August 9, 2002
---------------------------------------------
              Donald W. Burton




                      *                                     Director                August 9, 2002
---------------------------------------------
                Eve M. Kurtin




                      *                                     Director                August 9, 2002
---------------------------------------------
           Charles N. Martin, Jr.




                      *                                     Director                August 9, 2002
---------------------------------------------
                Jack Tyrrell

                  SIGNATURE                                   TITLE                      DATE
                  ---------                                   -----                      ----





                      *                                     Director                August 9, 2002
---------------------------------------------
               David M. Wilds




                      *                                     Director                August 9, 2002
---------------------------------------------
            Jeffrey R. Jay, M.D.




                      *                                     Director                August 9, 2002
---------------------------------------------
              Steven E. Rodgers




      *By: /s/ RICHARD E. FRANCIS, JR.
 ------------------------------------------
           Richard E. Francis, Jr.
             As Attorney-in-fact

                                 EXHIBIT INDEX

 NO.          DESCRIPTION
 ---          -----------
 1.1+     --  Form of Underwriting Agreement
 2.1*     --  Agreement and Plan of Merger, dated as of March 7, 2002, among Symbion, Inc., Symbion Acquisition Sub, Inc. and
              Physicians Surgical Care, Inc.
 3.1*     --  Amended and Restated Charter
 3.2*     --  Amended and Restated Bylaws
 4.1+     --  Form of Common Stock Certificate
 4.2*     --  Amended and Restated Investors' Rights Agreement, dated as of June 25, 1999, among Symbion, Inc. and the security
              holders named therein
 4.3*     --  Amendment No. 1 to Amended and Restated Investors' Rights
              Agreement, dated as of August 11, 1999, among Symbion, Inc.
              and the security holders named therein
 4.4*     --  Amendment No. 2 to Amended and Restated Investors' Rights
              Agreement, dated as of April 1, 2002, among Symbion, Inc.
              and the security holders named therein
 4.5*     --  Amended and Restated Voting Agreement, dated as of June 25,
              1999, among Symbion, Inc. and the security holders named
              therein
 4.6*     --  Amendment No. 1 to Amended and Restated Voting Agreement,
              dated as of August 11, 1999, among Symbion, Inc. and the
              security holders named therein
 4.7*     --  Amendment No. 2 to Amended and Restated Voting Agreement,
              dated as of April 1, 2002, among Symbion, Inc. and the
              security holders named therein
 4.8*     --  Amended and Restated Right of First Refusal and Co-Sale
              Agreement, dated as of June 25, 1999, among Symbion, Inc.
              and the security holders named therein
 4.9*     --  Amendment No. 1 to Amended and Restated Right of First
              Refusal and Co-sale Agreement, dated as of August 11, 1999, among Symbion, Inc. and the security holders named therein
 4.10*    --  Form of 4% Subordinated Convertible Debenture
 4.11*    --  Form of Warrant for the purchase of shares of Symbion, Inc.
              common stock
 4.12+    --  Form of Rights Agreement between Symbion, Inc. and Rights
              Agent
 4.13*    --  Director Nomination Agreement, dated as of April 1, 2002, among Symbion, Inc., J. H. Whitney III, L.P., J. H. Whitney
              IV, L.P. and Whitney Strategic Partners III, L.P.
 5.1+     --  Opinion of Waller Lansden Dortch & Davis, A Professional
              Limited Liability Company
10.1*     --  Amended and Restated Executive Employment Agreement, dated
              May 16, 2002, between Symbion, Inc. and Richard E. Francis,
              Jr.
10.2*     --  Amended and Restated Executive Employment Agreement, dated
              May 16, 2002, between Symbion, Inc. and Clifford G. Adlerz
10.3*     --  Amended and Restated Executive Employment Agreement, dated
              May 16, 2002, between Symbion, Inc. and William V. B. Webb
10.4*     --  Employee Stock Purchase Agreement, dated as of March 13,
              1996, between Symbion, Inc. and Richard E. Francis, Jr.
10.5*     --  Employee Stock Purchase Agreement, dated as of December 30,
              1996, between Symbion, Inc. and Richard E. Francis, Jr.
10.6*     --  Employee Stock Purchase Agreement, dated as of March 13,
              1996, between Symbion, Inc. and Clifford G. Adlerz
10.7*     --  Employee Stock Purchase Agreement, dated as of December 30,
              1996, between Symbion, Inc. and Clifford G. Adlerz
10.8*     --  Employee Stock Purchase Agreement, dated as of March 13,
              1996, between Symbion, Inc. and Kenneth C. Mitchell

 NO.          DESCRIPTION
 ---          -----------
10.9*     --  Employee Stock Purchase Agreement, dated as of December 30,
              1996, between Symbion, Inc. and R. Dale Kennedy
10.10*    --  Employee Stock Purchase Agreement, dated as of March 13,
              1996, between Symbion, Inc. and R. Dale Kennedy
10.11*    --  Employee Stock Purchase Agreement, dated as of June 1, 1999, between Symbion, Inc. and R. Dale Kennedy
10.12*    --  Loan and Security Agreement, dated as of May 24, 1999, among
              Bank of America, N.A. (as successor-in-interest to
              NationsBank, N.A.), Wilmington Surgery Center, L.P. and
              Ambulatory Resource Centres, Inc. (now known as Symbion
              Ambulatory Resource Centres, Inc.)
10.13*    --  Amendment to Loan and Security Agreement, dated as of June
              25, 1999, among Bank of America, N.A. (as
              successor-in-interest to NationsBank, N.A.), Wilmington
              Surgery Center, L.P., Ambulatory Resource Centres, Inc. (now
              known as Symbion Ambulatory Resource Centres, Inc.) and ARC
              Kentucky, LLC
10.14*    --  Second Amendment to Loan and Security Agreement, dated as of
              April 12, 2000, among Bank of America, N.A., Wilmington
              Surgery Center, L.P. and Symbion Ambulatory Resource
              Centres, Inc.
10.15*    --  Third Amendment to Loan and Security Agreement, dated as of
              March 29, 2001, among Bank of America, N.A., Wilmington
              Surgery Center, L.P. and Symbion Ambulatory Resource
              Centres, Inc.
10.16*    --  Fourth Amendment to Loan and Security Agreement, dated as of
              June 21, 2002, among U.S. Bank National Association (as
              successor-in-interest to Bank of America, N.A.), Wilmington
              Surgery Center, L.P. and Symbion Ambulatory Resources
              Centres, Inc.
10.17*    --  Guaranty and Suretyship Agreement, dated as of May 24, 1999, by Ambulatory Resource Centres, Inc. (now known as Symbion
              Ambulatory Resource Centres, Inc.) in connection with
              Wilmington Surgery Center, L.P.
10.18*    --  Guaranty and Suretyship Agreement, dated as of June 21,
              2002, by Symbion, Inc. in connection with Wilmington Surgery
              Center, L.P.
10.19*    --  Loan and Security Agreement, dated as of November 16, 1998, among Bank of America, N.A. (as successor-in-interest to
              NationsBank of Tennessee, N.A.), ARC Kentucky, LLC and
              Ambulatory Resource Centres, Inc. (now known as Symbion
              Ambulatory Resource Centres, Inc.)
10.20*    --  Amendment to Loan Agreement, dated as of May 24, 1999, among
              Bank of America, N.A. (as successor-in-interest to
              NationsBank of Tennessee, N.A.), ARC Kentucky, LLC and
              Ambulatory Resource Centres, Inc. (now known as Symbion
              Ambulatory Resource Centres, Inc.)
10.21*    --  Guaranty and Suretyship Agreement, dated as of November 16,
              1998, by Ambulatory Resource Centres, Inc. (now known as
              Symbion Ambulatory Resource Centres, Inc.) in connection
              with ARC Kentucky, LLC
10.22*    --  Loan and Security Agreement, dated as of September 7, 1999, among Bank of America, N.A., ARC of Bellingham, L.P. and
              Symbion Ambulatory Resource Centres, Inc.
10.23*    --  First Amendment to Loan and Security Agreement, dated as of
              April 12, 2000, among Bank of America, N.A., ARC of
              Bellingham, L.P. and Symbion Ambulatory Resource Centres,
              Inc.
10.24*    --  Guaranty and Suretyship Agreement, dated September 7, 1999, by Symbion Ambulatory Resource Centres, Inc. in connection with ARC of Bellingham, L.P.
10.25*    --  Guaranty and Suretyship Agreement, dated September 7, 1999, by Symbion, Inc. in connection with ARC of Bellingham, L.P.
10.26*    --  Second Amendment to Loan and Security Agreement, dated as of
              March 29, 2001, among Bank of America, N.A., ARC of
              Bellingham, L.P. and Symbion Ambulatory Resource Centres,
              Inc.
10.27*    --  Third Amendment to Loan and Security Agreement, dated June
              21, 2002, among U.S. Bank National Association (as
              success-in-interest to Bank of America, N.A.), ARC of
              Bellingham, L.P. and Symbion Ambulatory Resource Centres,
              Inc.

 NO.          DESCRIPTION
 ---          -----------
10.28*    --  Loan and Security Agreement, dated as of November 9, 1999, among Bank of America, N.A., ARC Worcester Center, L.P. and
              Symbion Ambulatory Resource Centres, Inc.
10.29*    --  First Amendment to Loan and Security Agreement, dated as of
              April 12, 2000, among Bank of America, N.A., ARC Worcester
              Center, L.P. and Symbion Ambulatory Resource Centres, Inc.
10.30*    --  Second Amendment to Loan and Security Agreement, dated as of
              March 29, 2001, among Bank of America, N.A., ARC Worcester
              Center, L.P. and Symbion Ambulatory Resource Centres, Inc.
10.31*    --  Guaranty and Suretyship Agreement, dated November 9, 1999, by Symbion Ambulatory Resource Centres, Inc. in connection with ARC Worcester Center, L.P.
10.32*    --  Guaranty and Suretyship Agreement, dated November 9, 1999, by Symbion, Inc. in connection with ARC Worcester Center,
              L.P.
10.33*    --  Loan Agreement, dated as of January 31, 2002, among Bank of
              America, N.A., Symbion, Inc. and Symbion Ambulatory Resource
              Centres, Inc. in connection with East Houston Surgery
              Center, Ltd.
10.34*    --  Guaranty and Suretyship Agreement, dated as of January 31,
              2002, by Symbion Ambulatory Resource Centres, Inc. in
              connection with East Houston Surgery Center, Ltd.
10.35*    --  Guaranty and Suretyship Agreement, dated as of March 30,
              2001, by Symbion Ambulatory Resource Centres, Inc. in
              connection with SRE/Asheville Land Company, LLC
10.36*    --  Guaranty and Suretyship Agreement, dated as of March 30,
              2001, by Symbion, Inc. in connection with SRE/Asheville Land
              Company, LLC
10.37*    --  Loan and Security Agreement, dated as of June 15, 2001, among Bank of America, N.A., Jacksonville Beach Surgery
              Center, L.P. and Symbion Ambulatory Resource Centres, Inc.
10.38*    --  First Amendment to Loan and Security Agreement, dated as of
              December 31, 2001, among Bank of America, N.A., Jacksonville
              Beach Surgery Center, L.P. and Symbion Ambulatory Resource
              Centres, Inc.
10.39*    --  Guaranty and Suretyship Agreement, dated as of June 15,
              2001, by Symbion Ambulatory Resource Centres, Inc. in
              connection with Jacksonville Beach Surgery Center, L.P.
10.40*    --  Guaranty and Suretyship Agreement, dated as of June 15,
              2001, by Symbion, Inc. in connection with Jacksonville Beach
              Surgery Center, L.P.
10.41*    --  Loan Agreement, dated as of July 31, 2001, among Bank of
              America, N.A., Symbion, Inc. and Symbion Ambulatory Resource
              Centres, Inc. in connection with Lee Island Coast Surgery
              Center
10.42*    --  Guaranty and Suretyship Agreement, dated as of July 31,
              2001, by Symbion Ambulatory Resource Centres, Inc. in
              connection with Lee Island Coast Surgery Center
10.43*    --  Guaranty and Suretyship Agreement, dated as of July 31,
              2001, by SARC/Ft. Myers, Inc. in connection with Physician
              Surgery Center, LLC
10.44*    --  Loan Agreement, dated as of December 31, 2001, among Bank of
              America, N.A., Symbion, Inc. and Symbion Ambulatory Resource
              Centres, Inc. in connection with Northeast Baptist Surgery
              Center, L.L.C.
10.45*    --  Guaranty and Suretyship Agreement, dated as of December 21,
              2001, by Symbion Ambulatory Resource Centres, Inc. in
              connection with Northeast Baptist Surgery Center, L.L.C.
10.46*    --  Loan Agreement, dated as of January 2, 2002, among Bank of
              America, N.A., Symbion, Inc. and Symbion Ambulatory Resource
              Centres, Inc. in connection with Townsend Pelias, Ltd.
10.47*    --  Guaranty and Suretyship Agreement, dated as of January 2,
              2002, by Symbion Ambulatory Resource Centres, Inc. in
              connection with Townsend Pelias, Ltd.
10.48*    --  Loan Agreement, dated as of January 2, 2002, among Bank of
              America, N.A., Symbion, Inc. and Symbion Ambulatory Resource
              Centres, Inc. in connection with Largo Surgery, LLC
10.49*    --  Guaranty and Suretyship Agreement, dated as of January 2,
              2002, by Symbion Ambulatory Resource Centres, Inc. in
              connection with Largo Surgery, LLC

 NO.          DESCRIPTION
 ---          -----------
10.50*    --  Loan Agreement, dated as of January 16, 2002, among Bank of
              America, N.A., Symbion, Inc. and Symbion Ambulatory Resource
              Centres, Inc. in connection with Orthopaedic Surgery Center of Asheville, L.P.
10.51*    --  Guaranty and Suretyship Agreement, dated as of January 2,
              2002, by Symbion Ambulatory Resource Centres, Inc. in
              connection with Orthopaedic Surgery Center of Asheville,
              L.P.
10.52*    --  Loan Agreement, dated October 3, 2000, among Bank of
              America, N.A. and Deland Surgery Center, Ltd. and Symbion
              Ambulatory Resource Centres, Inc.
10.53*    --  First Amendment to Loan and Security Agreement, dated March
              29, 2001, among Bank of America, N.A., Deland Surgery
              Center, Ltd. and Symbion Ambulatory Resource Centres, Inc.
10.54*    --  Second Amendment to Loan and Security Agreement, dated March
              30, 2001, among Bank of America, N.A., Deland Surgery
              Center, Ltd. and Symbion Ambulatory Resource Centres, Inc.
10.55*    --  Guaranty and Suretyship Agreement, dated as of October 3,
              2000, by Symbion Ambulatory Resource Centres, Inc. in
              connection with Deland Surgery Center, Ltd.
10.56*    --  Guaranty and Suretyship Agreement, dated as of October 3,
              2000, by Symbion, Inc. in connection with Deland Surgery
              Center, Ltd.
10.57*    --  Limited Guaranty and Suretyship Agreement, dated as of
              September 13, 2001, by Physicians Surgical Care, Inc. to and
              for the benefit of DVI Financial Services Inc.
10.58*    --  Limited Guaranty and Suretyship Agreement, dated as of
              November 15, 2001, by Physicians Surgical Care, Inc. to and
              for the benefit of DVI Financial Services Inc.
10.59*    --  Limited Guaranty and Suretyship Agreement, dated as of July
              24, 2001, by PSC Development Company, L.L.C. to and for the
              benefit of DVI Financial Services Inc.
10.60*    --  Limited Guaranty and Suretyship Agreement, dated as of July
              24, 2001 by PSC of New York, L.L.C. to and for the benefit of DVI Financial Services Inc.
10.61*    --  Lease Agreement, dated March 31, 1996 between UniPhy
              Healthcare, Inc. (now known as Symbion, Inc.) and 3401
              Associates, L.P.
10.62*    --  Amendment No. 1 to Lease Agreement, dated March 31, 1996, between UniPhy Healthcare, Inc. (now known as Symbion, Inc.)
              and 3401 Associates, L.P.
10.63*    --  Amendment No. 2 to Lease Agreement, dated August 13, 1996, between Highwoods/Forsyth Limited Partnership (successor in interest to 3401 Associates, L.P.) and UniPhy Healthcare,
              Inc. (now known as Symbion, Inc.)
10.64*    --  Amendment No. 3 to Lease Agreement, dated May 9, 1997, between Highwoods/Forsyth Limited Partnership and UniPhy
              Healthcare, Inc. (now known as Symbion, Inc.)
10.65*    --  Amendment No. 4 to Lease Agreement, dated November 1, 1999, between W. Fred Williams, Trustee for the Benefit of
              Highwoods/Tennessee Holdings, L.P. and Symbion, Inc.
10.66*    --  Lease Agreement, dated June 26, 2001, between Burton Hills
              IV Partners and Symbion, Inc.
10.67*    --  Lease Agreement, dated June 6, 1997, between Physicians
              Surgical Care, Inc. and San Felipe Plaza, Ltd.
10.68*    --  Escrow Agreement, dated as of March 7, 2002, among Symbion,
              Inc., Physicians Surgical Care, Inc., J. H. Whitney Equity
              Partners III, L.L.C., Bank of America, N.A. and the
              stockholders named therein
10.69*    --  Amended and Restated Ambulatory Resource Centres, Inc. 1997
              Stock Option Plan
10.70*    --  Ambulatory Resource Centres, Inc. Nonqualified Initial
              Option Plan
10.71*    --  Symbion, Inc. Stock Incentive Plan
10.72*    --  Symbion, Inc. Non-Employee Directors Stock Option Plan
10.73*    --  Symbion, Inc. Employee Stock Purchase Plan

 NO.          DESCRIPTION
 ---          -----------
10.74*    --  First Amendment to Symbion, Inc. Employee Stock Purchase
              Plan
10.75*    --  Executive Change in Control and Severance Plan, dated
              December 11, 1997, among Symbion, Inc. and the employees
              named therein
21.1*     --  Subsidiaries of Registrant
23.1      --  Consent of Ernst & Young LLP
23.2+     --  Consent of Waller Lansden Dortch & Davis, A Professional
              Limited Liability Company (included in Exhibit 5.1)
24.1*     --  Power of Attorney


---------------

* Previously filed.

+ To be filed by amendment.